As filed with the Securities and Exchange Commission on May 16, 1996


                                                  Registration No. 33-
- ----------------------------------------------------------------------------
                   SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C.  20549
                       -----------------------
                              FORM S-4
          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            WESBANCO, INC.
                            --------------
           (Exact Name of Registrant as Specified in its Charter)

West Virginia                    6711                      55-0571723
- ----------------       ----------------------------    -------------------
(State or other        (Primary Standard Industrial    (I.R.S. Employer
jurisdiction of         Classification Code Number)     Identification No.)
incorporation or
organization)
                                  Bank Plaza
                        Wheeling, West Virginia  26003
                                 (304) 234-9000
               -------------------------------------------------------
                 (Address, including Zip Code and Telephone Number,
               including Area Code of Registrant's Principal Executive
                       Offices) Edward M. George, President
                                  Wesbanco, Inc.
                                   Bank Plaza
                         Wheeling, West Virginia  26003
                                 (304) 234-9202
             ---------------------------------------------------------
             (Name, Address, including Zip Code, and Telephone Number,
                    including Area Code, of Agent for Service)

                                WITH COPIES TO:
                          James C. Gardill, Esquire
                   Phillips, Gardill, Kaiser, Boos & Altmeyer
                             61 Fourteenth Street
                        Wheeling, West Virginia  26003
                        -------------------------------
     Approximate date of commencement of the proposed sale of the securities to the public: As soon as practicable after the effective date of this Registration Statement.
     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: _____

                        CALCULATION OF REGISTRATION FEE
- ------------------------------------------------------------------------------
Title of           Amount to  Proposed Maximum  Proposed Maximum    Amount of
Securities         be Regis-  Offering Price    Aggregate Offering  Registra-
to be              tered      Per Unit          Price               tion Fee
Registered
- ------------------------------------------------------------------------------
Common Stock
$2.0833 Par Value   1,690,000(1)  $27.00(1)    $45,630,000.00(1)  $15,734.48(1)
- -------------------------------------------------------------------------------
     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration
Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Exhibit Index is on page 157.

(1) Estimated solely for purpose of computing the registration fee based upon the market value per share of the Wesbanco Common Stock, $2.0833 par value, to be exchanged for Bank of Weirton Common Stock, $100.00 par value. This number includes approximately 1,690,000 shares for the exchange, and zero shares for fractional share buy up elections since there will be no fractional shares.

                              WESBANCO, INC.
                          CROSS REFERENCE SHEET
                             BANK OF WEIRTON

(Pursuant to Rule 404 of Regulation C and Item 501 of Regulation S-K showing the location in the Proxy Statement/Prospectus of the answers to the Items of Part I of Form S-4.)

                                                     Caption or
Location Item Number                                 in Prospectus/Proxy
S-4                                                  Statement
- ---------------------                                ---------------------

A.   Information About the Transaction
     ---------------------------------
      1. Forepart of Registration Statement and Outside
         Front Cover Page of Prospectus              Front Cover Page; Cross
                                                     Reference Sheet;
                                                     Outside Front
                                                     Cover Page of
                                                     Prospectus

     2. Inside Front and Outside Back Cover Pages
        of Prospectus                                Available Information;
                                                     Table of Contents
     3. Risk Factors, Ratio of Earnings to Fixed
        Charges and Other Information                Summary Information;
                                                     Market Prices and
                                                     Selected Financial
                                                     Information;
                                                     Selected Pro Forma
                                                     Financial
                                                     Information;
                                                     Comparative Stock
                                                     Prices and
                                                     Dividends; Pro
                                                     Forma Data;
                                                     Government
                                                     Regulation

     4. Terms of the Transaction                     Summary Information; The
                                                     Merger;
                                                     Comparative Rights
                                                     of Shareholders

     5. Pro Forma Financial Information              Selected Pro Forma
                                                     Financial
                                                     Information; The
                                                     Merger - Accounting
                                                     Treatment; Pro
                                                     Forma Data

     6. Material Contacts with the Company Being
        Acquired                                    Introduction; The Merger -
                                                    Background of the
                                                    Merger
     7. Additional Information Required for
        Reoffering by Persons and Parties Deemed
        to be Underwriters                          *

     8. Interests of Named Experts and Counsel      Legal Matters; Experts

     9. Disclosure of Commission Position on
        Indemnification for Securities Act
        Liabilities                                 *

B.   Information About the Registrant
     --------------------------------
     10. Information with Respect to S-3
         Registrants                               Front Cover Page; Available
                                                   Information;
                                                   Market Prices and
                                                   Selected Financial
                                                   Information;
                                                   Information with
                                                   Respect to
                                                   Wesbanco; Index to
                                                   Financial Statements;
                                                   Government Regulation;
                                                   Incorporation of
                                                   Certain Documents
                                                   by Reference

     11. Incorporation of Certain Information by
         Reference                                 Incorporation of Certain
                                                   Documents by Reference;
                                                   Comparative Stock
                                                   Prices and
                                                   Dividends;
                                                   Information with
                                                   Respect to Wesbanco

     12. Information with Respect to S-2 or S-3
         Registrants                               *

     13. Incorporation of Certain Information by
         Reference                                 *

     14. Information with Respect to Registrants
         Other Than S-2 or S-3 Registrants         *

C.   Information About the Company Being Acquired
     --------------------------------------------
     15. Information with Respect to S-3 Companies  *

     16. Information with Respect to S-2 or S-3
         Companies                                  *

     17. Information with Respect to Companies
         Other Than S-2 or S-3 Companies            Front Cover; Market Prices;
                                                    Selected Financial
                                                    Information;
                                                    Comparative Stock
                                                    Prices and
                                                    Dividends -
                                                    Weirton Stock
                                                    Price Range and
                                                    Dividends, and
                                                    Weirton Dividend
                                                    Policy;
                                                    Information with
                                                    Respect to
                                                    Weirton; Government
                                                    Regulation; Index
                                                    to Financial
                                                    Statements - Bank
                                                    of Weirton;
                                                    Management
                                                    Discussion and
                                                    Analysis
D.   Voting and Management Information
     ---------------------------------
     18. Information if Proxies, Consents or
         Authorizations are to be Solicited
        (a)  (1)  Date, Time and Place
        Information                                Summary Information;
                                                   Voting Information

             (2)  Revocability of Proxy            Voting Information - Voting
                                                   and Revocation of Proxies

             (3)  Dissenters' Rights               The Merger - Rights of
                                                   Dissenting Shareholders

             (4)  Persons Making the Solicitation  Introduction; Voting
                                                   Information;
                                                   Solicitation of
                                                   Proxies; The
                                                   Merger - Expenses

             (5)  (i)  Interest of Certain Persons
                       in Matters to be Acted Upon The Merger - Interests of
                                                   Certain Persons in
                                                   the Merger;
                                                   Information with
                                                   Respect to Weirton

                 (ii) Voting Securities and
                      Principal Holders Thereof    Voting Information - Voting
                                                   and Revocation of
                                                   Proxies;
                                                   Comparative Rights
                                                   of Shareholders;
                                                   Information with
                                                   Respect to Weirton
                                                   Principal
                                                   Shareholders;
                                                   Information with
                                                   Respect to
                                                   Wesbanco -
                                                   Principal
                                                   Shareholders

               (6) Vote Required for Approval      Summary Information;
                                                   Voting Information
                                                   Voting and
                                                   Revocation of
                                                   Proxies; The
                                                   Merger - Wesbanco
                                                   and Wesbanco
                                                   Wheeling
                                                   Shareholder
                                                   Approval, and
                                                   Conditions and
                                                   Covenants
               (7)(i) Directors and Executive
                      Officers                     The Merger - Effects of the
                                                   Merger:  The Surviving
                                                   Corporation;
                                                   Information with
                                                   Respect to
                                                   Weirton;
                                                   Information with
                                                   Respect to Wesbanco -
                                                   Principal Shareholders;
                                                   Incorporation of
                                                   Certain Documents
                                                   by Reference

                    (ii) Executive Compensation    Incorporation of Certain
                                                   Documents by
                                                   Reference;
                                                   Information with
                                                   Respect to Weirton

                    (iii) Certain Relationships
                     and Related Transactions      Incorporation of Documents
                                                   by Reference;
                                                   Information with
                                                   Respect to Weirton

                    (iv) Relationship with
                    Independent Public Accountant    Pro Forma Data; Voting
                                                     Information Accountants;
                                                     Relationship with
                                                     Independent Accountants

                    (v) Incorporation by Reference   Incorporation of Certain
                                                     Documents by Reference
     19.  Information if Proxies, Consents or
          Authorizations are not to be Solicited
          or in an Exchange Offer                    *

     20.  Indemnification of Directors and
          Officers                                   Part II - Indemnification
                                                     of Directors and Officers
     21.  Exhibits and Financial Statement
          Schedules                                  Part II - Exhibits; Index
                                                     to Financial Statements

     22.  Undertakings                               Part II - Undertakings


     *    Indicates a negative response or item is not applicable.

                                BANK OF WEIRTON.
                                 333 PENCO ROAD
                         WEIRTON, WEST VIRGINIA  26062
                               (304) 797-8000
                  NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD AUGUST __, 1996

TO THE SHAREHOLDERS OF BANK OF WEIRTON:

     Notice is hereby given that a special meeting (the "Special Meeting") of the shareholders of Bank of Weirton ("Weirton") will be held on ___________, August ___, 1996, at 4:00 P.M., in the Board Room of Weirton, 333 Penco Road, Weirton, West Virginia, for the purpose of considering and voting on the following matters:

   1. Approval of the Agreement and Plan of Merger by and between Wesbanco, Inc., ("Wesbanco"), Weirton and Wesbanco Bank Wheeling ("Wesbanco Wheeling"), dated as of February 8, 1996 (the "Agreement and Plan of Merger"), in the form attached to the accompanying Proxy Statement/Prospectus as Appendix II, providing for (i) the Merger of Weirton with and into Wesbanco Wheeling, a wholly owned subsidiary of Wesbanco and (ii) the exchange of each share of common stock, par value $100.00 per share, of Weirton for 130 shares of common stock of Wesbanco, par value $2.0833 per share, all on the terms described in the Agreement and Plan of Merger and summarized in the Proxy Statement/Prospectus; and

   2. Such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

     Only shareholders of record at the close of business on July ___, 1996, will be entitled to notice of and to vote at the Special Meeting and any adjournment or postponement thereof.

   The vote of each shareholder, regardless of the number of shares held, is important. The failure of a holder of common stock to vote will constitute a vote against the proposed Merger. Accordingly, if you cannot attend the Special Meeting in person, please mark, sign and date the accompanying Proxy and return it promptly in the enclosed envelope, which requires no postage if mailed in the United States. It is important that proxies be mailed promptly. If the enclosed Proxy is executed and returned, it may be revoked at any time prior to the voting of the Proxy by written notice to the Secretary of Weirton, by a duly executed, later-dated Proxy or orally by the shareholder at the Special Meeting.

Dated:    July __, 1996
                              By Order of the Board of Directors
                              /s/ James G. Thompson
                              -----------------------------------
                                        Secretary




                        IMPORTANT
                        ---------
Whether you expect to attend the meeting or not, please mark, sign, date, and return the enclosed Proxy in the enclosed selfaddressed envelope as promptly as possible.

                      PROXY STATEMENT/PROSPECTUS
                           BANK OF WEIRTON
                           333 PENCO ROAD
                         WEIRTON, WV  26062

Special Meeting of the Shareholders to be held August ___, 1996.

     This Proxy Statement, which is also a Prospectus of Wesbanco, Inc. ("Wesbanco") (the "Proxy Statement/Prospectus") is being furnished to holders of common stock of Bank of Weirton, a West Virginia corporation ("Weirton"), in connection with the solicitation of proxies by the Board of Directors of Weirton for use at the Special Meeting of Shareholders to be held on August ___, 1996, and any adjournments or postponements thereof, to consider and take action upon the proposed merger of Weirton with Wesbanco Bank Wheeling ("Wesbanco Wheeling"), a wholly-owned subsidiary of Wesbanco (the "Merger") as described in this Proxy Statement/Prospectus. As used in this Proxy Statement/Prospectus, the terms "Weirton" and "Wesbanco" refer to such corporations, respectively, and where the context requires, such entities and their subsidiaries.

     All information contained in this Proxy
Statement/Prospectus with respect to Weirton has been supplied by Weirton, and all information with respect to Wesbanco and Wesbanco Wheeling has been supplied by Wesbanco. This Proxy Statement/Prospectus, the attached Notice and the enclosed Letter to Shareholders and Proxy are first being mailed to shareholders of Weirton on or about July ____, 1996.

     Wesbanco has filed a Registration Statement pursuant to the Securities Act of 1933, as amended, (the "1933 Act") covering a maximum of 1,690,000 shares of Common Stock (par value $2.0833) of Wesbanco to be issued in connection with the Merger (the "Registration Statement").

     No person is authorized to give any information or to make any representations not contained in this Proxy Statement/Prospectus, and, if given or made, such information or representation should not be relied upon as having been authorized. This Proxy Statement/Prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this Proxy Statement/Prospectus, or the solicitation of a Proxy, in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation of any offer or proxy solicitation in such jurisdiction. Neither the delivery of this Proxy Statement/Prospectus nor any distribution of the securities to which this Proxy Statement/Prospectus relates shall, under any circumstances, create any implication that there has been no change in the affairs of Weirton or Wesbanco since the date of this Proxy Statement/Prospectus.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Proxy Statement/Prospectus is July ______, 1996.

                          AVAILABLE INFORMATION

     Wesbanco is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Information, as of particular dates, concerning directors and officers of Wesbanco, their compensation, the principal holders of securities and any material interest of such persons in transactions with their respective companies is disclosed in proxy statements distributed to shareholders and filed with the Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C., 20549; and at the Commission's Regional offices at 7 World Trade Center, New York, New York, 10048, and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois, 60661. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C., 20549 at prescribed rates.
     Wesbanco's common stock is listed on the National Market System of NASDAQ and accordingly periodic reports, proxy and information statements concerning Wesbanco may be inspected at the offices of the NASDAQ National Market System, 1735 K Street, N.W., Washington, D.C. 20006

THIS PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE FILED BY WESBANCO WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE UPON REQUEST WITHOUT CHARGE TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER,
TO WHOM THIS PROXY STATEMENT/PROSPECTUS IS DELIVERED, UPON
WRITTEN OR ORAL REQUEST TO SHIRLEY A. BUCAN, SECRETARY,
WESBANCO, INC., BANK PLAZA, WHEELING, WEST VIRGINIA, 26003, (TELEPHONE (304) 234-9228). IN ORDER TO INSURE TIMELY DELIVERY
OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY AUGUST ____, 1996.

                           PROXY STATEMENT/PROSPECTUS
                           --------------------------

                              TABLE OF CONTENTS

                                                                PAGE
                                                                ----

AVAILABLE INFORMATION . . . . . . . . . . . . . . . . . . . . .    9
SUMMARY INFORMATION . . . . . . . . . . . . . . . . . . . . . .   13
MARKET PRICES AND SELECTED FINANCIAL INFORMATION  . . . . . . .   21
     Market Prices. . . . . . . . . . . . . . . . . . . . . . .   21
     Selected Financial Information . . . . . . . . . . . . . .   21
     Wesbanco and Weirton . . . . . . . . . . . . . . . . . . .   22
SELECTED PRO FORMA FINANCIAL INFORMATION  . . . . . . . . . . .   24
INTRODUCTION  . . . . . . . . . . . . . . . . . . . . . . . . .   25
VOTING INFORMATION. . . . . . . . . . . . . . . . . . . . . . .   25
     Date, Time and Place of the Special Meeting. . . . . . . .   25
     Voting and Revocation of Proxies . . . . . . . . . . . . .   25
     Solicitation of Proxies  . . . . . . . . . . . . . . . . .   26
     Accountants  . . . . . . . . . . . . . . . . . . . . . . .   27
     Date for Submission of Shareholder Proposals . . . . . . .   27
THE MERGER  . . . . . . . . . . . . . . . . . . . . . . . . . .   27
     General  . . . . . . . . . . . . . . . . . . . . . . . . .   27
     Background of the Merger . . . . . . . . . . . . . . . . .   28
     Recommendation of the Boards of Directors  . . . . . . . .   28
     Weirton Reasons for the Merger . . . . . . . . . . . . . .   29
     Wesbanco Reasons for the Merger  . . . . . . . . . . . . .   30
     Interest of Certain Persons in the Merger  . . . . . . . .   30
     Opinion of LSC Financial Services, Inc.  . . . . . . . . .   31
     Effective Time. . . . . . . . .  . . . . . . . . . . . . .   36
     Conversion of Weirton Common Stock . . . . . . . . . . . .   37
     Exchange of Certificates. . . . .  . . . . . . . . . . . .   37
     Wesbanco and Wesbanco Wheeling Shareholder Approval. . . .   38
     Effects of the Merger:  The Surviving Corporation  . . . .   38
     Conditions and Covenants . . . . . . . . . . . . . . . . .   39
     Approval by Weirton Shareholders . . . . . . . . . . . . .   39
     Government Approvals . . . . . . . . . . . . . . . . . . .   40
     Covenants. . . . . . . . . . . . . . . . . . . . . . . . .   41
     Other Conditions . . . . . . . . . . . . . . . . . . . . .   41
     Waiver and Amendment . . . . . . . . . . . . . . . . . . .   42
     Termination. . . . . . . . . . . . . . . . . . . . . . . .   43
     The Stockholder Agreement  . . . . . . . . . . . . . . . .   43
     Rights of Dissenting Shareholders .  . . . . . . . . . . .   43
     Resales of Wesbanco Common Stock.  . . . . . . . . . . . .   45
     Expenses   . . . . . . . . . . . . . . . . . . . . . . . .   46

           PROXY STATEMENT/PROSPECTUS
           --------------------------
                                  TABLE OF CONTENTS
                                     (Continued)

                                                                 PAGE
                                                                 ----

     Accounting Treatment . . . . . . . . . . . . . . . . . . .   46
     Certain Federal Income Tax Consequences of the  Merger . .   46
COMPARATIVE STOCK PRICES AND DIVIDENDS  . . . . . . . . . . . .   48
     Wesbanco Stock Prices and Dividends . . . . . . . . . . .    48
     Stock Price Range . . . . . . . . . . . . . . . . . . . .    49
     Dividends Paid. . . . . . . . . . . . . . . . . . . . . .    49
     Wesbanco Common Stock Dividend Policy . . . . . . . . . .    50
     Weirton Stock Price Range and Dividends . . . . . . . . .    50
     Weirton Dividend Policy. . . . . . . . . . . . . . . . . .   51
COMPARATIVE RIGHTS OF SHAREHOLDERS . . . . . . . . . . . . . .    52
     Description of Wesbanco Capital Stock . . . . . . . . . .    52
     Description of Weirton Capital Stock. . . . . . . . . . .    53
     Comparison of Rights of Wesbanco and Weirton Shareholders.   53
PRO FORMA DATA . . . . . . . . . . . . . . . . . . . . . . . .    56
     Notes to Pro Forma Financial Information . . . . . . . . .   56
COMPARATIVE PER SHARE DATA . . . . . . . . . . . . . . . . . .    62
INFORMATION WITH RESPECT TO WESBANCO . . . . . . . . . . . . .    63
     History. . . . . . . . . . . . . . . . . . . . . . . . . .   63
     Future Acquisitions . . . . . . . . . . . . . . . . . . .    64
     Operations . . . . . . . . . . . . . . . . . . . . . . . .   64
     Competition . . . . . . . . . . . . . . . . . . . . . . .    65
     Principal Shareholders . . . . . . . . . . . . . . . . . .   67
     Wesbanco KSOP. . . . . . . . . . . . . . . . . . . . . . .   68
     Changes in West Virginia Taxes. . . . . . . . . . . . . .    70
     Directors and Executive Officers . . . . . . . . . . . . .   70
     Executive Compensation. . . . . . . . . . . . . . . . . .    71
     Certain Relationships and Related Transactions  . . . . .    71
INFORMATION WITH RESPECT TO WEIRTON. . . . . . . . . . . . . .    72
     History . . . . . . . . . . . . . . . . . . . . . . . . .    72
     Banking Services . . . . . . . . . . . . . . . . . . . . .   72
     Competition . . . . . . . . . . . . . . . . . . . . . . .    72
     Economic Conditions . . . . . . . . . . . . . . . . . . .    73
     Properties of Weirton . . . . . . . . . . . . . . . . . .    73
     Monetary Policies  . . . . . . . . . . . . . . . . . . . .   74
     Legal Proceedings  . . . . . . . . . . . . . . . . . . . .   74
     Principal Shareholders. . . . . . . . . . . . . . . . . .    74
     Directors . . . . . . . . . . . . . . . . . . . . . . . .    75
     Executive Officers  . . . . . . . . . . . . . . . . . . .    76

                        PROXY STATEMENT/PROSPECTUS
                        --------------------------

                            TABLE OF CONTENTS
                              (Continued)

                                                                 PAGE
                                                                 ----


     Compensation of Executive Officers . . . . . . . . . . . .   76
     Pension Plan Benefits. . . . . . . . . . . . . . . . . . .   77
     Description of Bonus Plan . . . . . . . . . . . . . . . .    78
     Meetings of the Board of Directors and Compensation of
        Members . . . . . . . . . . . . . . . . . . . . . . . .   78
     Ownership of Securities by Directors and Officers . . . .    78
     Certain Relationships and Related Transactions . . . .  .    79
GOVERNMENT REGULATION   . . . . . . . . . . . . . . . . . . . .   79
     Holding Company Structure  . . . . . . . . . . . . . . . .   79
     Dividend Restrictions. . . . . . . . . . . . . . . . . . .   81
     FDIC Insurance. . . . . . . . . . . . . . . . . . . . . .    81
     Capital Requirements . . . . . . . . . . . . . . . . . . .   82
     Federal Deposit Insurance Corporation Improvement
       Act of 1991. . . . . . . . . . . . . . . . . . . . . . .   84
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE . . . .           88
RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS . . . . . . . . . . .   89
LEGAL MATTERS. . . . . . . . . . . . . . . . . . . . . . . . .    89
EXPERTS . . . . . . . . . . . . . . . . . . . . . . . . . . . .   89
LEGAL PROCEEDINGS. . . . . . . . . . . . . . . . . . . . . . .    89
INDEX TO FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . .   90
APPENDICES . . . . . . . . . . . . . . . . . . . . . . . . . .
     I.   Statutory Excerpts Concerning Dissenters' Rights
          of Appraisal. . . . . . . . . . . . . . . . . . . . .  142
     II.  Agreement and Plan of Merger . . . . . . . . . . . .   161
     III. Stockholders Agreement . . . . . . . . . . . . . . .   241

                       SUMMARY INFORMATION

     The following is a brief summary of certain information with respect to matters to be considered at the Special Meeting of Shareholders of Weirton. This summary is necessarily incomplete and is qualified in its entirety by the more detailed information and financial statements contained in this Proxy Statement/Prospectus and in the Agreement and Plan of Merger and the Stockholders Agreement attached as Appendices II and III, respectively, to this Proxy Statement/Prospectus.

Date, Time, and Place of the
     Special Meeting. . . . . . . . .     The meeting of the shareholders
                                          of Weirton will be
                                          held on ___________, August
                                          _____, 1996, at 4:00 P.M. Eastern
                                          Standard Time in the 2nd Floor
                                          Board Room of Weirton at 333
                                          Penco Road, Weirton,
                                          West Virginia, 26062.  See
                                          "Voting Information".

Purpose of the Special Meeting.  . . . .  Weirton's meeting will be to consider and vote
                                          upon the Agreement and Plan of
                                          Merger dated as of February 8,
                                          1996, (the "Agreement"),
                                          providing for (i) the merger (the
                                          "Merger") of Weirton with and
                                          into Wesbanco Bank Wheeling
                                          ("Wesbanco Wheeling"), a wholly
                                          owned subsidiary of Wesbanco, and
                                          a West Virginia banking
                                          corporation, and (ii) the
                                          exchange of each outstanding
                                          share of common stock, par value
                                          $100.00 per share ("Weirton
                                          Common Stock") for 130 shares of
                                          Wesbanco common stock, par value
                                          $2.0833 per share ("Wesbanco
                                          Common Stock").  See "Voting
                                          Information" and "The Merger".

Parties to the Merger. . . . . . . . . .  Wesbanco is a multi-bank holding company incorporated under the laws
                                          of the State of West Virginia which
                                          conducts a general commercial
                                          banking and trust business
                                          through its bank subsidiaries.
                                          It owns six subsidiary banks
                                          located in West Virginia and
                                          Eastern Ohio with its principal
                                          subsidiary being Wesbanco
                                          Wheeling.  Its principal
                                          executive offices are located at
                                          Bank Plaza, Wheeling, West
                                          Virginia, 26003, telephone
                                          (304) 234-9000.  See "Information
                                          with Respect to Wesbanco".

Parties to the Merger (Continued).. .     Wesbanco Wheeling is a West Virginia
                                          banking corporation and is a wholly
                                          owned subsidiary of Wesbanco which
                                          operates banking facilities in
                                          Wheeling, Follansbee, Wellsburg,
                                          New Martinsville and Sistersville.

                                          Weirton is a state banking
                                          corporation incorporated
                                          under the law of the State of
                                          West Virginia which conducts a
                                          general commercial banking
                                          business.  It operates two
                                          banking facilities in the City of
                                          Weirton.  Its principal executive
                                          offices are located at 333 Penco
                                          Road, Weirton, West Virginia,
                                          26062, telephone (304) 797-8000.
                                          See "Information with Respect to
                                          Weirton".

Anti-Takeover Provisions. . . . . . .     The Agreement provides for the
                                          exchange of each
                                          share of Weirton Common Stock for
                                          130 shares of Wesbanco Common
                                          Stock.  The Articles of
                                          Incorporation of Wesbanco contain
                                          certain anti-takeover provisions,
                                          including, among others, a super
                                          majority voting provision and a
                                          staggered Board of Directors
                                          provision as more fully explained
                                          herein.  Additionally, the
                                          Articles of Incorporation of
                                          Wesbanco provide that the Board
                                          of Directors of Wesbanco may
                                          issue, without shareholder
                                          approval, up to 1,000,000 shares
                                          of preferred stock in one or more
                                          series, with such preferences,
                                          voting rights, conversion rights
                                          and other special rights as the
                                          Board may determine. The rights
                                          of holders of Wesbanco Common
                                          Stock are subject to the rights
                                          and preferences of any preferred
                                          stock issued by the Wesbanco
                                          Board of Directors to the extent
                                          set forth in a resolution fixing
                                          such terms and conditions. Under
                                          certain circumstances, additional
                                          shares of Wesbanco Common Stock
                                          or shares of Wesbanco preferred
                                          stock which are authorized but
                                          not issued could be used to
                                          create voting impediments or to
                                          frustrate persons seeking to gain
                                          control of Wesbanco through
                                          acquisition of a substantial
                                          number of shares of Wesbanco
                                          Common Stock. See "Comparative
                                          Rights of Shareholders -
                                          Comparison Rights of Wesbanco and
                                          Weirton Shareholders". These anti-
                                          takeover provisions provide the

Anti-Takeover Provisions (Continued) .    continuity and stability of
                                          management that is
                                          considered essential to providing
                                          shareholders with long-term value
                                          on their investments, allow the
                                          Board greater flexibility, and
                                          permit the issuance of additional
                                          common and preferred shares
                                          without the expense and delay of
                                          a shareholders' meeting.  These
                                          provisions also constitute
                                          defensive measures
                                          which are designed, in part to
                                          discourage and insulate
                                          Wesbanco against certain hostile
                                          takeover efforts, which the
                                          Wesbanco Board might determine
                                          are not in Wesbanco's best
                                          interests and the best interests
                                          of its shareholders. The
                                          staggered board provision makes
                                          it more difficult to change the
                                          full Board of Directors of
                                          Wesbanco at any one time and
                                          makes it more difficult to amend
                                          the specific provisions of the
                                          Articles of Incorporation which
                                          deal with the classification of
                                          directors.  The
                                          staggered board provision reduces
                                          the number of directors to be
                                          elected at each annual meeting,
                                          so that minority shareholders may
                                          be in a less favorable position
                                          to elect directors through
                                          cumulative voting.  Such
                                          provisions may also be beneficial
                                          to management in a hostile
                                          takeover attempt and adversely
                                          affect shareholders who might
                                          wish to participate in such a
                                          takeover.  See "Comparative
                                          Rights of Shareholders".

Vote Required for Merger. . . . . . .     Approval of the
                                          Merger requires the affirmative
                                          vote of the holders of a majority
                                          of the outstanding shares of
                                          Weirton Common Stock entitled to
                                          vote as of July ____, 1996, the
                                          record date for the Special
                                          Meeting.  As of the record date,
                                          the directors and officers of
                                          Weirton beneficially owned 1,907
                                          shares of Weirton Common Stock
                                          representing 14.66% of the
                                          outstanding shares.  See
                                          "Information with Respect to
                                          Weirton - Principal Shareholders"
                                          and "Voting Information - Voting
                                          and Revocation of Proxies".

                                          Approval of the Merger also
                                          requires the affirmative vote of
                                          the sole shareholder of Wesbanco
                                          Wheeling.

Vote Required for Merger:
(Continued). . . . . . . . . . . . . .    The authorization for the issuance
                                          of additional Wesbanco Common Stock
                                          requires the affirmative vote of the
                                          Board of Directors of Wesbanco.  See
                                          "The Merger - Wesbanco and
                                          Wesbanco Wheeling Shareholder
                                          Approval".

Terms of the Merger  .  . . . . . . .     Upon the effective date of the
                                          Merger, each out-
                                          standing share of Weirton Common
                                          Stock will be converted into one
                                          hundred thirty (130) shares of
                                          Wesbanco Common Stock.  Cash will
                                          be paid in lieu of issuing
                                          fractional shares of Wesbanco
                                          Common Stock in connection with
                                          the Merger based on a whole share
                                          value of $27.00 per share, or
                                          at the election of each
                                          shareholder, such shareholder
                                          may elect to purchase the remaining
                                          fraction of such share, at
                                          the aforesaid value.  For additional
                                          information concerning the
                                          treatment of Weirton shares in the
                                          Merger, and the effect of
                                          the Merger upon Weirton shareholders,
                                          see "The Merger".  It is
                                          contemplated that Weirton will be
                                          merged with a wholly owned
                                          subsidiary of Wesbanco, Wesbanco
                                          Wheeling, with Wesbanco Wheeling
                                          being the surviving corporation
                                          under the Articles of
                                          Incorporation of Wesbanco
                                          Wheeling.  Wesbanco Wheeling will
                                          maintain its separate identity
                                          and continue its operations as an
                                          affiliate of Wesbanco.  If the
                                          Merger had been concluded on
                                          March 31, 1996, Weirton would
                                          have constituted 11.2% of
                                          deposits, 10.6% of assets, 17.9%
                                          of equity, and the former
                                          shareholders of Weirton would
                                          hold 16.3% of the total
                                          outstanding shares of Wesbanco on
                                          a consolidated pro forma basis.
                                          In addition, Weirton would have
                                          contributed 8.3% of net interest
                                          and 8.7% of net income of
                                          Wesbanco on a consolidated pro
                                          forma basis as of March 31, 1996.
                                          See "The Merger - Effects of the
                                          Merger: The Surviving
                                          Corporation" and "Selected Pro
                                          Forma Financial Information".

Dissenters' Rights. .. . . . . . . . . .  Any holder of Weirton Common Stock who files written objection to the
                                          proposed Merger prior to or at the
                                          Special Meeting, does not vote in
                                          favor of the proposed Merger, makes
                                          written demand on Weirton within
                                          ten days following the Special

Dissenters' Rights (Continued)  . . . . . Meeting, and surrenders his certificates within
                                          twenty days after making the
                                          demand for notation thereon that
                                          such demand has been made, will
                                          be entitled to receive in cash
                                          the fair value of his shares
                                          determined as of the day prior to
                                          the date of the Special Meeting,
                                          without regard to any
                                          appreciation or depreciation in
                                          anticipation of the Merger, upon
                                          compliance with all statutory
                                          requirements.  Holders of
                                          Wesbanco Common Stock will not be
                                          entitled to
                                          dissenters' rights in the
                                          transaction.  See "The
                                          Merger - Rights of Dissenting
                                          Shareholders", and "Appendix I".
                                          It is a condition to the
                                          obligations of Wesbanco and Weirton
                                          to consummate the Merger
                                          that the holders of not more than
                                          10% of Weirton Common Stock
                                          exercise their dissenters' rights.
                                          See "The Merger -
                                          Conditions and Covenants".

Federal Income Tax Consequences. . . .    Consummation of the
                                          Merger is conditioned upon
                                          receipt of a ruling from the
                                          Internal Revenue Service, or an
                                          opinion of counsel, that, among
                                          other things, the Merger will be
                                          treated as a tax free
                                          reorganization for Federal Income
                                          Tax purposes upon consummation of
                                          the Merger except for dissenting
                                          shareholders and shareholders who
                                          receive cash for fractional
                                          shares. See "The Merger - Certain
                                          Federal Income Tax Consequences
                                          of the Merger".

Regulatory Approvals. . . .  . . . . . .  Notwithstanding approval by the shareholders of
                                          Weirton and Wesbanco Wheeling,
                                          the consummation of the Merger is
                                          subject to certain conditions,
                                          including approval of the Board
                                          of Governors of the Federal
                                          Reserve System, and the Board of
                                          Banking and Financial
                                          Institutions of the State of West
                                          Virginia. Applications for
                                          approval with the regulatory
                                          authorities have been filed, but
                                          there can be no assurance that
                                          the above identified agencies
                                          will approve the Merger. If the
                                          Merger is approved, there can be
                                          no assurance as to the date of
                                          such approvals or the conditions
                                          set forth therein.  See "The
                                          Merger - Conditions and
                                          Covenants" and "Termination".

Effective Date of Merger. . . . . . . .   The Effective Date of the Merger is
                                          anticipated to
                                          occur shortly after the Special
                                          Meeting upon receipt of all
                                          regulatory approvals and
                                          satisfaction of all conditions in
                                          the Agreement and such approvals.
                                          See "The Merger - Effective
                                          Time".

Shareholders Entitled to Vote. . .. . .   On July  ___, 1996, there were 13,000
                                          shares of Weirton Common Stock
                                          outstanding.
                                          Only holders of record of Weirton
                                          Common Stock at the close of
                                          business on July ___, 1996, are
                                          entitled to vote at the Special
                                          Meeting.  See "Voting
                                          Information".

Exchange of Certificates. . . . . . . .   As promptly as
                                          practicable after the Effective Date,
                                          instructions on how to effect the
                                          exchange of certificates of
                                          Weirton Common Stock for
                                          certificates of Wesbanco Common
                                          Stock will be sent to each
                                          Weirton shareholder of record as
                                          of the Effective Date.  See "The
                                          Merger - Exchange  of Certificates".
                                          Weirton shareholders should not send
                                          in stock certificates until they
                                          receive instructions to do so.

Wesbanco Common Stock . . .. . . . . .    Holders of Wesbanco Common Stock are
                                          entitled to one vote per share on all
                                          matters voted upon by
                                          shareholders, are entitled to
                                          cumulative voting rights in the
                                          election of directors and do not
                                          have preemptive rights for the
                                          purchase of additional shares of
                                          any class of Wesbanco Common
                                          Stock or preferred stock. Holders
                                          of Wesbanco Common Stock are
                                          entitled to receive such
                                          dividends as may be declared by
                                          Wesbanco's Board of Directors out
                                          of funds legally available
                                          therefor.  In the event of the
                                          liquidation or winding up of the
                                          affairs of Wesbanco, holders of
                                          Wesbanco Common Stock would be
                                          entitled to share ratably in all
                                          assets remaining after payment to
                                          creditors.  See "Comparative
                                          Rights of Shareholders".

Conditions to Consummation
Termination. . . . . . . .  . . . . .     Consummation of the Merger is subject
                                          to various conditions, including,
                                          among others, approvals by the above
                                          noted regulatory authorities, the
                                          holders of Weirton Common Stock,
                                          and receipt of the tax opinion or
                                          ruling mentioned above. Wesbanco and

Conditions to Consummation
Termination (Continued). . . . . . . .    Weirton have also reserved the right
                                          to terminate the Merger if the
                                          holders of more than 10% of
                                          Weirton Common Stock
                                          exercise dissenters' rights with
                                          respect to their stock.  Wesbanco
                                          has reserved the right to
                                          terminate the Merger in the event
                                          the transaction cannot be
                                          accounted for as a "pooling-of-
                                          interests" for accounting
                                          purposes, in addition to other
                                          conditions.  See "The Merger -
                                          Conditions and Covenants and
                                          Termination".

Interest of Certain Persons in the
Merger. . . . . . . . . . . . . . .      The Agreement provides that George M.
                                         Molnar and R. Peterson Chalfant will
                                         become directors of Wesbanco on
                                         the Effective Date, and further
                                         that Mr. Molnar will become a
                                         member of the Executive Committee
                                         of the Board of Directors of
                                         Wesbanco. Also, the Agreement
                                         provides that George M. Molnar
                                         and Donald R. Donell will become
                                         directors of Wesbanco Wheeling on
                                         the Effective
                                         Date, and further, that Mr.
                                         Molnar will become a member of
                                         the Executive Committee of the
                                         Board of Directors
                                         of Wesbanco Wheeling.  In
                                         addition, it is a condition to
                                         consummation of the Merger that
                                         George M. Molnar, President of
                                         Weirton, enter into an Employment
                                         Agreement with Weirton.  See "The
                                         Merger Interests of Certain
                                         Persons in the Merger".

Stockholder Agreement. . . . .  . . .    Certain Stockholders of Weirton
                                         entered into a Stockholder Agreement
                                         as of February 8, 1996, whereby each
                                         such stockholder agreed, among
                                         other things, not to sell,
                                         pledge, transfer or otherwise
                                         dispose of his shares of Weirton
                                         Common Stock prior to the Special
                                         Meeting of Shareholders and to
                                         vote such shares in favor of the
                                         Merger.  The shareholders signing
                                         the Agreement constitute the
                                         members of the Board of Directors
                                         and own individually and
                                         beneficially 14.66% of the
                                         outstanding Weirton Common Stock.

Financial Information. . . . . . . . .   Financial Statements for the interim
                                         period ended March 31, 1996, for
                                         Weirton and Wesbanco are included
                                         herein. See "Index to Financial
                                         Statements".

                                         For the three months ended March 31,
                                         1996, Wesbanco's net income
                                         was $4,905,000 or $.58 per share.
                                         Total assets were approximately
                                         $1,380,000,000 total deposits
                                         were approximately $1,118,000,000
                                         and total shareholders' equity
                                         was approximately $170,466,000.

                                         For the three months ended
                                         March 31, 1996,
                                         Weirton's net income was $468,000
                                         or $36 per share. Total assets
                                         were approximately $180,000,000
                                         total deposits were approximately
                                         $141,000,000 and total
                                         stockholders' equity was
                                         approximately $37,000,000.

                MARKET PRICES AND SELECTED FINANCIAL INFORMATION


Market Prices

     Wesbanco Common Stock is quoted in the over-the-counter market and is reported through the Nasdaq Stock Market on the National Market System. There is no established public trading market for Weirton Common Stock. The information set forth below for Weirton was obtained from various sources without adjustments for retail markups, markdowns, or commissions, as reported by management of Weirton, although no attempt has been made to verify or determine the accuracy of the information furnished to Weirton. These stock price ranges may not necessarily represent actual transactions. See "Comparative Stock Prices and Dividends".



Market Price Per Share:               Wesbanco                 Weirton
                                   ----------------         --------------
                                   Bid       Asked          Bid      Asked
                                   -------   ------         ------   -----

As of July ____, 1996              $_____    $_____         $_____    None
As of February 7, 1996 (1)         $26-3/4   $27-1/4        $2,400    None
Pro Forma Equivalent (2)                                    $3,510    None


(1) February 7, 1996, is the date immediately preceding public announcement of the proposed Merger.

(2) The pro forma equivalent was computed by multiplying the exchange ratio by the by the average of the bid and ask price of Wesbanco as of February 7, 1996. The exchange ratio is 130 shares of Wesbanco Common Stock for 1 share of Weirton Common Stock.

Selected Financial Information

     The following pages present selected financial information for the years ended December 31, 1991 through 1995, and for the three months ended March 31, 1995 and 1996, for Wesbanco and for Weirton.

     The information should be read in conjunction with the more detailed information in the financial statements contained or incorporated herein by reference, including the Notes thereto. See "Index to Financial Statements" and "Incorporation of Certain Documents by Reference".

                                           WESBANCO, INC.
                                   Selected Financial Information
                        (In thousands, except for share and per share data)


                                For the three months ended               For the years ended
                                          March 31,                           December 31,
                                  -------------------------   -------------------------------------------------
                                      1996          1995        1995      1994      1993      1992       1991
                                  ----------     ---------     -------   -------   -------   --------   -------
                                  (Unaudited)
Interest income                    $24,948       $23,612       $97,899   $92,024   $95,657   $101,770  $108,985
Interest expense                    10,581         9,883        41,870    35,628    39,383     48,082    59,322
                                  -------------------------   ------------------------------------------------
Net Interest income                 14,367        13,729        56,029    56,396    56,274     53,688    49,663
                                  -------------------------   ------------------------------------------------
Provision for loan losses              864           377         2,770     6,055     3,229      3,279     2,963
                                  -------------------------   ------------------------------------------------
Net interest income after
provision
for possible loan losses            13,503        13,352        53,259    50,341    53,045     50,409    46,700
Total other income                   2,957         2,860        11,098    10,750    10,095      9,861     9,167
Total other expense                  9,367         9,591        38,988    39,614    38,711     37,276    36,225
Income before income taxes       --------------------------   -------------------------------------------------
and effect of change in
accounting for post-
retirement benefits                  7,093         6,621        25,369    21,477    24,429     22,994    19,642
Provision for income taxes           2,188         1,963         7,180     5,780     6,587      6,523     5,239
Income before effect of          --------------------------   -------------------------------------------------
change in accounting for
postretirement benefits              4,905         4,658        18,189    15,697    17,842     16,471    14,403
Effect of change in
accounting for
postretirement benefits                                                                          (592)
                                 --------------------------   -------------------------------------------------
Net Income                          $4,905        $4,658       $18,189   $15,697   $17,842    $15,879   $14,403
                                 ==========================   =================================================

Earnings per share of common
stock: (1)
Net Income                           $0.58         $0.54         $2.13     $1.81     $2.04      $1.81     $1.64
Average shares outstanding       8,480,550     8,509,521     8,470,328 8,590,878 8,689,499  8,707,197 8,704,537

Preferred stock dividends
and discount accretion                   0           $46          $164      $183      $184       $184      $184

Total Assets                    $1,380,065     1,331,505     1,371,793 1,350,968 1,346,822  1,316,279 1,269,304

Total Deposits                   1,118,108     1,100,614     1,115,473 1,109,219 1,113,604  1,095,822 1,057,243

Total Equity                       170,466       161,391       170,040   156,630   157,516    147,452   137,848
Cash dividends declared per share     0.26          0.23          0.96      0.86     0.785       0.70     0.675
Book value per share                 20.12         18.97         20.01     18.41     18.16      16.96     16.22



(1) Per share information has been retroactively adjusted for the April 1993 two for one stock split.


                                          BANK OF WEIRTON
                                   Selected Financial Information
                         (In thousands, except for share and per share data)

                     For the three months ended             For the years ended
                               March 31,                        December 31,
                          -----------------    -----------------------------------------------
                          1996      1995       1995      1994      1993      1992      1991
                          ----      ----       ----      ----      ----      ----      -----
                            (Unaudited)                  -----------(Unaudited)---------------

Interest income           $2,528    $2,490     $10,183   $9,696    $9,611   $11,081   $12,501
Interest expense           1,229     1,097      4,700     4,032     4,343     5,579     7,380
                        --------------------  ------------------------------------------------
Net Interest income        1,299     1,393      5,483     5,664     5,268     5,502     5,121
                        --------------------  ------------------------------------------------
Provision for loan losses      5         4         18        18        18        18        13
                        --------------------  ------------------------------------------------
Net interest income
after provision
for possible loan losses   1,294     1,389      5,465     5,646     5,250     5,484     5,108

Total other income           105        98        269       278       272       411       289
Total other expense          753       830      3,143     3,226     3,162     3,334     3,420
                        --------------------  ------------------------------------------------
Income before income taxes   646       657      2,591     2,698     2,360     2,561     1,977

Provision for income taxes   178       129        476       503       484       521       370
                        --------------------  ------------------------------------------------
Net Income                  $468      $528     $2,115    $2,195    $1,876    $2,040    $1,607
                        ====================  ================================================

Earnings per share of
common stock:
Net Income                 $36.00    $40.68   $162.71   $168.87   $144.29   $156.93   $123.62
Average shares             13,000    13,000    13,000    13,000    13,000    13,000    13,000
outstanding
Total Assets             $180,356  $179,583   $177,226  $181,864  $187,279  $184,408 $179,293
Total Deposits            141,422   142,078    139,370   145,368   152,073   150,156  146,106
Total Equity               37,224    36,020     36,957    35,674    34,406    33,310   32,011
Cash dividends declared     15.50     14.00      64.00     62.00     60.00     57.00    53.00
per share
Book value per share     2,863.38  2,770.77   2,842.84  2,744.15  2,646.62  2,562.31 2,462.38






                                SELECTED PRO FORMA FINANCIAL INFORMATION

       The following information provides certain selected unaudited pro forma information for the periods indicated. This information, which reflects the application of the pooling-of-interests method of accounting, is based upon the pro forma financial data which appears elsewhere in this document (see "Pro
Forma Data") and should be read in conjunction with those statements. Pro forma per share data has been calculated using the number of outstanding shares of Wesbanco Common Stock after giving effect to the proposed acquisition of all the outstanding shares of the Bank of Weirton Common Stock.

PRO FORMA COMBINED     (In thousands,  except for share and per share amounts)
- ------------------

                                  March 31,                                 December 31,
                            -------------------      -------------------------------------------------------
                             1996        1995          1995       1994        1993       1992        1991
                            ------      -------      -------    ---------   ---------  ---------   ---------
Balance Sheet
                 (unaudited)
   (Balance as of:)
Total Assets              $1,560,421   $1,511,088  $1,549,019  $1,532,832  $1,534,101  $1,500,687  $1,448,597
Loans-Net                    886,587      809,242     880,480     798,414     759,318     726,114     706,243
Deposits                   1,259,530    1,242,692   1,254,843   1,254,587   1,265,677   1,245,978   1,203,349

Preferred Stock                 -           1,868       -           1,860       1,841       1,809       1,777
Stockholders' Equity         207,690      197,411     206,997     192,304     191,922     180,762     169,859
Book Value Per Share           20.44        19.35       20.32       18.85       18.52       17.40       16.67


                        For the three months ended                     For the Year Ended
                                  March 31,                               December 31,
                             1996          1995        1995      1994         1993         1992        1991
                          -----------------------   ----------------------------------------------------------
Income Statement
          (unaudited)

Net Interest Income       $   15,666   $   15,122   $  61,512   $  62,060   $  61,542   $  59,190   $  54,784
Provision for Loan Losses        869          381       2,788       6,073       3,247       3,297       2,976
Net Income                     5,373        5,186      20,304      17,892      19,718      17,919      16,010
Preferred stock dividends
and discount accretion             0           46         164         183         184         184         184


Net Income Per Share      $     0.53   $     0.50   $    1.98   $    1.72   $    1.88   $    1.71    $   1.52
Dividends Per Share             0.26         0.23        0.96        0.86       0.785        0.70       0.675
Average Shares
Outstanding               10,170,550   10,199,521  10,160,328  10,280,878  10,379,499  10,397,197  10,394,537


Equivalent Per Share Data:
Bank of Weirton

Net Income Per Share      $    68.90   $    65.00   $  257.40   $  223.60   $  244.40   $  222.30   $  197.60
Dividends Per
Common Share                   33.80        29.90      124.80      111.80      102.05       91.00       87.75


                           INTRODUCTION

     This Proxy Statement/Prospectus and the accompanying proxy are being mailed to the shareholders of Weirton on or about July __, 1996, in connection with the solicitation of proxies by the Board of Directors of Weirton of the holders of Weirton Common Stock to be voted at the Special Meeting of Weirton shareholders (the "Special Meeting") called, with respect to Weirton, to consider and vote upon the Agreement and Plan of Merger dated February 8, 1996, (the "Agreement") providing for
(i) the Merger of Weirton with and into Wesbanco Wheeling, a wholly owned subsidiary of Wesbanco, and (ii) the exchange of each outstanding share of Weirton Common Stock for 130 shares of Wesbanco Common Stock. The Boards of Directors of Weirton and Wesbanco unanimously have approved the Agreement, and the Board of Directors of Weirton recommends unanimously that its shareholders vote FOR approval thereof. For information concerning the background of, reasons for and terms and conditions of the Merger and the interests of certain persons, including members of the Board of Directors of Weirton in the Merger, see "THE MERGER", including "Background of the Merger", "Recommendation of the Boards of Directors", "Wesbanco Reasons for the Merger", "Weirton Reasons for the Merger", and "Interests of Certain Persons in the Merger."
     A copy of the Agreement is attached to this Proxy Statement/Prospectus as Appendix II and is incorporated by reference herein in its entirety. See also the following subheadings under "THE MERGER": "Conditions and Covenants," "Waiver and Amendment" and "Termination". All information concerning Weirton contained herein has been supplied by Weirton, and all information concerning Wesbanco contained herein has been supplied by Wesbanco.


                  VOTING INFORMATION
Date, Time and Place of the Special Meeting

     The Special Meeting of Weirton will be held on _________, August __, 1996, at 4:00 P.M., Eastern Standard Time, in the
2nd Floor Board Room of Weirton, at 333 Penco Road in Weirton,
West Virginia.

Voting and Revocation of Proxies

     Only holders of record of Weirton Common Stock on July
___, 1996, the record date, will be entitled to notice of and to vote at the Special Meeting of Weirton and any adjournments or postponements thereof. On the Record Date, there were outstanding and entitled to vote 13,000 shares of Weirton
Common Stock with each share entitled to one vote.  As of July
__, 1996, Weirton Common Stock was held by approximately 219 shareholders of record. As of July ___, 1996, Wesbanco Common
Stock was held by approximately _____ shareholders of record.
     The presence, in person or by proxy, of the holders of a majority of the 13,000 shares of Weirton Common Stock entitled to vote is necessary to constitute a quorum at the Special
Meeting. The affirmative vote of the holders of at least a majority of the outstanding 13,000 shares of Weirton Common Stock entitled to vote at the Special
Meeting, or 6,501 shares is required for approval of the Agreement and the Merger. With respect to the Weirton Common Stock, abstentions and broker non-votes will have the effect of a vote against approval of the Agreement and the Merger.

     As of the Record Date, the directors and officers of Weirton beneficially owned approximately, in the aggregate, _____ shares of Weirton Common Stock, constituting in the aggregate approximately _____% of the outstanding Weirton
Common Stock as of such date.

   As of July ___, 1996, Wesbanco held no shares of Weirton
Common Stock. Directors, executive officers and affiliates of Wesbanco owned no shares of Weirton Common Stock as of such date.

     All shares of Weirton Common Stock represented at the Special Meeting by properly executed proxies received prior to or at the Special Meeting, and not revoked, will be voted at the Special Meeting in accordance with the instructions on the proxies. If no instructions are indicated, properly executed proxies will be voted to approve the Agreement and authorize the issuance of Wesbanco Common Stock.

     The Boards of Directors of Weirton and Wesbanco do not know of any matters, other than as described in the Notice of Special Meeting, which are to come before the Special Meeting. If any other matters are properly presented at the Special Meeting for action, the persons named in the enclosed form of proxy and acting thereunder, both of whom are shareholders of Weirton, will have the authority to vote on such matters in their discretion.

     A shareholder giving a proxy has the right to revoke it at any time before it is voted by filing with the Secretary of Weirton a written notice of revocation or a duly executed later dated proxy, or orally at the Special Meeting.

Solicitation of Proxies

     Proxies are being solicited by the Board of Directors of Weirton for use at the Special Meeting. Weirton will bear the cost of the solicitation of proxies from the holders of its shareholders in connection with its Special Meeting, except that Wesbanco will bear substantially all the costs relating to the printing and mailing of the Proxy Statement/Prospectus. In addition to solicitation by use of the mails, proxies may be solicited by directors, officers and employees of Weirton in person or by telephone or telegram. Such directors, officers and employees will not be additionally compensated but may be reimbursed for out-of-pocket expenses they incur in connection with the solicitation. Arrangements will also be made with custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of Weirton Common Stock held of record by such persons, and Weirton may reimburse such custodians, nominees and fiduciaries for reasonable out-ofpocket expenses they incur in connection therewith.

Accountants

     Grant Thornton LLP, certified public accountants, have provided auditing services to Weirton since 1970. Grant Thornton had not been engaged to conduct a full scope audit of the year end financial statements of Weirton. They had performed only a balance sheet audit on a once a year basis. Pursuant to the pending Merger, Grant Thornton was engaged to audit the financial statements for the year ended December 31, 1995. Representatives of Grant Thornton are expected to be present at the Weirton Special Meeting. See "Relationship With Independent Accountants" and "Experts".

     Ernst & Young LLP serves as Wesbanco's independent accountant for the year 1996. It is expected that representatives of Ernst & Young will be present at the Special
Meeting. Such representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to questions.

Date for Submission of Shareholder Proposals

     In the event that the Merger has not been consummated by the date of the next Weirton annual meeting, shareholder proposals may be submitted to the attention of James G. Thompson, Secretary, Bank of Weirton, 333 Penco Road, Weirton, West Virginia, 26062. Such proposals are to be received by Weirton no later than the ____ day of ____________, 1996.

                      THE MERGER

     The following description of the terms of the Merger is qualified in its entirety by reference to the provisions of the Agreement and the Stockholder Agreement, which are attached hereto as Appendices II and III, respectively, and are incorporated herein by reference in their entirety. Shareholders of Weirton are strongly encouraged to read the Agreement and the Stockholder Agreement for a more complete description of the terms of the Merger.

General

     Pursuant to the Agreement, Weirton will merge with and into Wesbanco Wheeling, a wholly owned subsidiary of Wesbanco which will be the surviving corporation. Under the Agreement, each outstanding share of Weirton Common Stock will be converted into one hundred thirty (130) shares of Wesbanco Common Stock, with cash, or the opportunity to buy an additional fraction, sufficient to result in a whole share for any resulting fraction, except for shares held by Dissenting Weirton Shareholders. See "Rights of Dissenting Shareholders" below. The conversion is more fully described below. See "Conversion of Weirton Common Stock".

Background of the Merger

     Effective in June of 1982, the West Virginia banking laws were amended to permit West Virginia bank holding companies to own more than one West Virginia bank for the first time. Subsequent legislation, effective May 30, 1986, permitted nationwide reciprocal acquisition of banks and bank holding companies by West Virginia bank holding companies after December 31, 1987.

   Wesbanco has maintained a relationship with Weirton for a substantial number of years and representatives of the two institutions have held informal discussions concerning a possible merger over the last several years. These informal discussions did not result in a definitive agreement among the parties. However, in the summer of 1995 substantive discussions were initiated which resulted in the execution of a definitive Agreement and Plan of Merger on February 8, 1996.

     The negotiations were principally held between Edward M. George, President of Wesbanco, and George M. Molnar, President of Weirton. A number of private meetings were held between these parties beginning on June 11, 1993, including meetings on March 17, 1994, June 2, 1994, August 4, 1994, October 4, 1994 and
August 18, 1995. Final substantive discussions occurred during December, 1995 and January, 1996, at which the final proposals were resolved. Though the transaction was continuously structured as an exchange of stock, the proposed exchange ratio changed several times during the negotiations due in part to changes in the market price of Wesbanco Common Stock and the respective earnings and equity levels of the two corporations. The final Agreement and the Stockholders Agreement were approved by the Board of Directors of Weirton after consultation with LSC Financial Services, Inc. subject to receipt of the "fairness opinion" from LSC Financial Services, Inc. See "Opinion of LSC Financial Services, Inc.".
Preliminary due diligence reviews were conducted by representatives of both corporations during the negotiations which disclosed no material adverse conditions as that term is defined in the Agreement.

Recommendation of the Boards of Directors

     The Boards of Directors of Weirton and Wesbanco have approved the Agreement by unanimous vote of the directors of the respective corporations and recommend that the Weirton shareholders vote for approval of the Agreement and the exchange of stock. The Boards of Directors of Weirton and Wesbanco have determined that the Agreement is in the best interests of their respective companies, shareholders and employees, and that the Merger will enhance the ability of Wesbanco and Weirton to serve the financial needs of their respective customers.

     The Boards of Directors of Wesbanco and Weirton believe that the Merger will produce a stronger combined entity better able to compete with banks and a variety of non-bank institutions including securities companies, insurance companies, thrift institutions and retailers, in a financial services industry that has changed and is in the process of changing further.

Weirton Reasons for the Merger

    In making its determination, the Board of Directors of Weirton considered a number of factors, including (i) the operating history, financial and future prospects of Weirton and Wesbanco, (ii) pro forma financial information concerning the Merger, including, among other things, the pro forma book value, earnings and dividends per share to Weirton shareholders, (iii) a comparison of the price being paid in this Merger to other comparable bank mergers, based, among other things, on multiples of book value and earnings, (iv) the historical dividends on Wesbanco Common Stock as compared to the historical dividends on Weirton Common Stock, as well as prospects for future dividends, (v) the tax-free nature of the transaction (see, generally, "Certain Federal Income Tax Consequences of the Merger" below), (vi) the historical trading prices for Weirton Common Stock and Wesbanco Common Stock,
(vii) Weirton's alternatives to this Merger, including remaining independent or negotiating a business combination or transaction with another institution, and (viii) the provisions of the Agreement allowing Weirton to terminate the Agreement if certain conditions, including certain Wesbanco market price tests and the obtaining of a fairness opinion by Weirton are not met at the Closing (See "Conditions and Covenants", "Termination" and "Opinion of LSC Financial Services, Inc." below).

     In reviewing comparable bank mergers, the Board of Directors considered other transactions which had a variety of ranges in book value multiples and earnings multiples.

   The Board of Directors of Weirton also took into account that the Weirton shareholders would have the opportunity to participate in the future growth of Wesbanco by obtaining Wesbanco Common Stock in the Merger. The Board noted that Weirton, as part of a multi-bank holding company of greater size than Weirton and with a substantial trust department and other resources, should be able to provide its customers with a greater range of services and should become a stronger competitor in its existing markets. Since it is anticipated that Weirton's offices will continue to be operated, Weirton will be able to continue to be responsive to the needs of the local communities it serves. At the same time, Weirton and Wesbanco will each have the benefit of the resources and skills of the other institution, and Wesbanco's Board will be increased to include two Weirton directors, namely, George M. Molnar and R. Peterson Chalfant, with Mr. Molnar to also serve on Wesbanco's Executive Committee. (See "Effects of the Merger:
The Surviving Corporation" below). As shareholders of Wesbanco, the shareholders of Weirton (other than Dissenting Weirton Shareholders who would receive only cash in the proposed transaction) would continue to be able to participate in any future growth from the combination of Weirton and Wesbanco
(See "Effects of the Merger: The Surviving Corporation" below).

     After reviewing all relevant facts, the Weirton Board of Directors determined to approve the Agreement and recommend the Merger to the Weirton Shareholders. If any conditions to Closing are not met (see "Conditions and Covenants" and "Termination" below), the Weirton Board of Directors will make an independent determination, after consultation with counsel, where appropriate, as to whether or not to terminate the Agreement and abandon the Merger.

Wesbanco Reasons for the Merger

     Wesbanco's Board of Directors believes that the proposed Merger will allow Wesbanco to combine its resources with those of Weirton, thereby affording the resulting combined institution better opportunities to compete with other financial and nonfinancial institutions (including other commercial banks, thrift institutions, finance companies, credit unions, money market mutual funds, brokerage firms, investment companies, credit companies, insurance companies and retail stores that maintain their own credit operations) in the markets in which Weirton and Wesbanco's subsidiary banks conduct their business. The Merger will provide Wesbanco with a greater presence in the Northern Panhandle of West Virginia which will provide Wesbanco with an opportunity for future growth in that market which it does not presently have. Moreover, the affiliation should permit a greater investment in data processing systems, accounting and other support services, as well as provide greater economies of scale. Benefits to the combined entity will also be available through the elimination of duplicative expenses.

     Wesbanco will be able to offer a broader range of services than those currently available to Weirton customers, in particular trust services, and the combined entity will be able to offer a broader loan program and, through participations by the subsidiary banks, to service larger loan transactions. In summary, Wesbanco's Board of Directors believes that the Merger will enable both Weirton and Wesbanco's subsidiaries to better serve the financial needs of their communities, and that the Merger will enable Wesbanco to obtain these benefits at a cost that, under all the facts and circumstances, is reasonable.

Interest of Certain Persons in the Merger

     Directors and officers of Weirton, beneficially owned, in the aggregate, approximately 1,907 shares, or 14.66% of Weirton
Common Stock as of July ____, 1996.

     All of Weirton's directors and officers will, as a result of the Merger, obtain an equity interest in Wesbanco in exchange for their shares of Weirton Common Stock. Each of them will receive the same number of shares of Wesbanco Common Stock for each share of Weirton Common Stock owned by him or her as every other Weirton shareholder. Certain affiliates of Weirton will, however, be subject to certain restrictions on any resale of Wesbanco stock received by them pursuant to the Merger. See "Resales of Wesbanco Common Stock". The directors of Weirton do not own any shares of Wesbanco Common Stock.

     As a result of the Merger each five-percent shareholder of Weirton will receive, in exchange for the Weirton Common Stock beneficially owned by them, the amount and percentage of shares of Wesbanco Common Stock set forth in "Information With Respect to Weirton-Principal Shareholders".

     Under the Agreement, George M. Molnar and R. Peterson
Chalfant, directors of Weirton, will become directors of Wesbanco on the Effective Date, and Mr. Molnar will become a member of the Wesbanco Executive Committee. Also, George M.
Molnar and Donald R. Donell
will become directors of Wesbanco Wheeling on the Effective Date, and Mr. Molnar will become a member of the Wesbanco Wheeling
Executive Committee. See "Effects of the Merger: The Surviving Corporation" below. It is also a condition to Wesbanco's obligations to consummate the Merger that George M. Molnar, President of Weirton, enter into an employment agreement with Weirton, as described in the section entitled "Conditions and Covenants", below. There are no agreements that the other individuals who serve as directors and officers of Weirton will remain in their respective positions following the Merger. See "Effects of the Merger:
The Surviving Corporation" below.

     George M. Molnar does not presently have an Employment Agreement with Weirton. The proposed Employment Agreement for Mr. Molnar would have a revolving three year term commencing on the Effective Date of the Merger at a salary not less than the salary in effect for Mr. Molnar as of the Effective Date of the Merger. The contract also contains a "make whole" clause which protects Mr. Molnar against any loss of benefits currently provided Weirton. The Agreement also requires Weirton to provide the same benefits to Mr. Molnar which it provides to other executive employees, during the period of his employment. The Agreement contains a termination for cause provision and a termination on death clause. In the event of the death of the employee during the term of the Agreement, Weirton is required to pay to Mr. Molnar's spouse an amount equal to six months of his base salary at his then current base rate. In the event Weirton attempts to terminate Mr. Molnar's employment other than for cause, or due to the death of the employee, or by mutual consent with the employee, Mr. Molnar is entitled to receive an amount equal to the greater of six months base salary or the base salary payable under the remaining term of the Agreement. Wesbanco is a party to such contract and will unconditionally guarantee the performance of the bank thereunder.

   As of July ___, 1996, Wesbanco held no shares of Weirton
Common Stock. Directors, executive officers and affiliates of Wesbanco owned no shares of Weirton Common Stock as of such date. The Merger will have no effect on the positions of the present directors and officers of Wesbanco, and except for the stock ownership of Weirton described herein and for counsel fees paid to a director of Wesbanco in the ordinary course of business in connection with this transaction, no directors, officers or affiliates of Wesbanco have any special interest in the Merger or are receiving any special consideration or compensation as a result of the Merger.

     It is not anticipated that any outstanding transactions between Weirton or Wesbanco and their respective affiliates, and any directors, officers, or principal shareholders of Weirton or Wesbanco or their respective associates, including any outstanding loans or trust relationships, will be affected by the Merger.

Opinion of LSC Financial Services, Inc.

     As described in more detail under "Recommendation of the Boards of Directors" and "Weirton Reasons for the Merger" above, in its role as an advisor, LSC Financial Services, Inc. ("LSC Financial") gave the Board its preliminary advice as of February 21, 1996, based on the information then available, that the terms of the Merger were fair, from a financial point of view, to Weirton and its shareholders. On July ___, 1996, LSC Financial rendered its definitive written opinion to that effect. In the event the closing of the Merger is held more than five days after the Weirton Special Meeting, Weirton may request LSC Financial to update its opinion. The full text of LSC Financial's opinion, which sets forth the assumptions made, matters considered and limitations on the review undertaken in connection with such opinion, is set forth below and should be read in its entirety.

LSC FINANCIAL SERVICES, INC.
Consultants to Financial Institutions

February 21, 1996


The Board of Directors
Bank of Weirton
333 Penco Road
Weirton, WV 26062

Members of the Board:

You have requested our opinion as to the fairness, from a financial point of view, to the shareholders of Bank of Weirton (Weirton) of the Agreement and Plan of Merger (the Agreement) between Weirton, Wesbanco, Inc., and its wholly owned subsidiary, Wesbanco Bank Wheeling. Under the terms of the Agreement, each outstanding share of Weirton common stock will be converted into 130 shares of Wesbanco common stock.

LSC Financial Services, Inc. as part of its investment banking and bank consulting business is regularly engaged in the valuation of financial institution securities in connection with various types of transactions, including mergers, acquisitions and valuations for various other purposes, and in determination of adequate consideration in such transactions.

For purposes of this opinion, we reviewed and analyzed information pertaining to the financial and operating condition of Weirton and Wesbanco. This review included, but was not limited to: (i) the Agreement and Plan of Merger; (ii) financial and other information which was publicly available or provided to us by Weirton and Wesbanco; (iii) certain financial information relating to the banking industry in general; (iv) the respective history of dividends paid by the two institutions;
(v) our evaluation of future prospects for the merged institution;
(vi) terms and conditions of comparable merger transactions and
(vii) such other financial reviews, analyses, and investigations as we deemed appropriate.

In rendering our opinion, we have relied on the accuracy of information and representations made to us by Weirton and Wesbanco and their officers, directors, counsel, and other agents. We have not independently verified the information reviewed by us, and in rendering this opinion have relied upon such information as being complete and accurate in all material respects. LSC was not requested to, and did not, solicit third party indications of interest in acquiring Weirton.

We have assumed that the allowances for loan losses indicated on the balance sheets of Weirton and Wesbanco as of December
31, 1995, are adequate to cover such losses. We have not reviewed the loan files of Weirton or Wesbanco.

We assumed that in the course of obtaining the necessary regulatory approvals for the Merger, no restrictions will be imposed on Wesbanco that would have a material adverse effect on the contemplated benefits of the Merger to Weirton. We further assumed that no change would occur in applicable law or regulation that would cause a material adverse change in the prospects or operations of Wesbanco after the Merger. We express no opinion as to the tax consequences of the merger to Weirton and its shareholders.

Based upon and subject to the foregoing, it is our opinion as of the date hereof, that the exchange is fair, from a financial point of view, to the shareholders of Bank of Weirton.

Sincerely,



LSC Financial Services, Inc.

      LSC Financial is a nationally recognized, regional investment banking firm headquartered in Valley Forge, Pennsylvania, and is regularly engaged in the valuation of banks and other financial institutions and their securities.

     LSC Financial was retained by the Board of Directors of Weirton on January 29, 1996, to advise and assist management in the analysis and evaluation of the acquisition proposal from Wesbanco, including a review of Weirton's current and prospective financial position and its current acquisition value, the evaluation of the financial terms of the proposal for the Board of Directors, and, the rendering of an opinion as to the fairness, from a financial point of view, of the terms of the proposed Merger to Weirton and its shareholders. See "Recommendation of the Boards of Directors" and "Weirton Reasons for the Merger" above for additional discussion of LSC Financial's role in advising the Weirton Board of Directors.

     The Board of Directors selected LSC after reviewing several candidates on the basis of its experience in the valuation of financial institutions and their securities and its familiarity with the commercial banking industry, bank securities and merger and acquisition transactions in the region and on the basis of cost. No limitations were imposed by Weirton or Wesbanco with respect to the opinion rendered by LSC Financial, or the scope of its investigation.

     The terms of the Merger were not determined by LSC
Financial, but instead were established by the respective boards of directors of Weirton and Wesbanco.

     LSC Financial arrived at its opinion after discussions with senior officers of Weirton and Wesbanco; a review of pertinent financial information concerning Weirton and Wesbanco; a review of the trading history of Weirton Common Stock and Wesbanco Common Stock; a review of the dividend record of Weirton and Wesbanco; a comparison of the financial terms of the Merger with the terms of other recent business combinations involving banks and bank holding companies; a comparison of financial and market information of selected banks and bank holding companies with that of Weirton and Wesbanco; a review of the Stockholder Agreement, the Agreement, and the Proxy Statement/Prospectus; and such other analyses, studies and investigations as LSC Financial deemed relevant.

     In rendering its opinion, LSC Financial assumed that in the course of obtaining the necessary regulatory approvals for the Merger, no restrictions will be imposed on Wesbanco that would have a material adverse effect on the contemplated benefits of the Merger to Weirton. LSC Financial also assumed that there would not occur any change in applicable law or regulation that would cause a material adverse change in the prospects or operations of Wesbanco after the Merger.

     LSC Financial did not independently verify the information used in arriving at its opinion, but assumed the accuracy and completeness of all such information. Also, LSC Financial did not make or obtain any independent appraisal of the assets or liabilities of Weirton or Wesbanco. LSC was not requested to, and did not, solicit third party indications of interest in acquiring Weirton.

    For its financial services, including rendering the opinion included herein, LSC Financial will receive a fee of $19,500, plus expenses, of which $13,000 has been paid and of which $6,500 will be paid upon consummation of the Merger. An additional fee will be payable for any update to LSC Financial's opinion. Weirton has also agreed to reimburse LSC Financial for its reasonable out-of-pocket expenses and to indemnify LSC Financial against certain liabilities, including liabilities arising under Federal Securities Laws, which may arise in connection with the performance of its services for Weirton. The amount of the consideration was determined as a result of negotiations between Weirton and LSC Financial.

   LSC Financial has had no other material relationship with Weirton, Wesbanco or any of their respective affiliates in the past two years.

     LSC FINANCIAL'S OPINION IS DIRECTED ONLY TO THE EXCHANGE RATIO IN THE MERGER AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY WEIRTON SHAREHOLDER AS TO HOW SUCH SHAREHOLDER SHOULD VOTE AT THE WEIRTON SPECIAL MEETING. THE SUMMARY OF THE OPINION OF LSC SET FORTH IN THIS PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

   LSC Financial's opinion was based solely upon information available to it and provided by Weirton and Wesbanco, the economic market and other conditions as they existed as of the date of its opinion was rendered.

Effective Time

     The Merger will become effective (the "Effective Time") on the effective date specified in the Certificate of Merger to be issued by the West Virginia Secretary of State, which will occur as soon as practicable after the closing (the "Closing"). It is anticipated that the Closing will be held and such Certificate will be issued on the date which is the latest of:
(i) the day of the meeting of the shareholders of Weirton at which the Agreement is approved; (ii) the fifteenth (15th) day after the approval of Wesbanco's acquisition of Weirton by the Federal Reserve Board; (iii) the day after any stay of the Federal Reserve Board's approval of the acquisition of Weirton shall be vacated or shall have expired or the day after any injunction against the closing of the Merger shall be lifted, discharged or dismissed; (iv) the day after the approval of the transaction by the West Virginia Department of Banking and Financial Institutions; (v) the date on which the conditions set forth in the Agreement are satisfied or waived; or (vi) such other date as shall be mutually agreed to by Wesbanco and Weirton. It is presently anticipated that if the shareholders of Weirton approve the Agreement at the Special Meeting and the regulatory approvals are obtained, the Department of Justice does not object to the Merger, and all other conditions to the Merger are satisfied or waived, the Merger will become effective by September __, 1996. See "Conditions and Covenants" and "Termination" below.

Conversion of Weirton Common Stock

     Each share of Weirton Common Stock issued and outstanding immediately prior to the Effective Time, other than shares held by dissenting Weirton Shareholders or shares held by Weirton or Wesbanco, other than in a fiduciary capacity, will, at the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, be converted into one hundred thirty (130) shares of Wesbanco Common Stock.

     All issued and outstanding shares of Wesbanco Wheeling will continue to be held by Wesbanco and will be the issued and outstanding shares of the Surviving Corporation.

     No certificates for fractional shares of Wesbanco Common Stock will be issued to any holder of Weirton Common Stock in the Merger. Wesbanco will pay cash in lieu of any fractional share to which any shareholder of Weirton Common Stock may otherwise be entitled in an amount based on a value of $27.00 per whole share of Wesbanco Common Stock or, at the option of such shareholder, such shareholder may purchase the remaining fraction of such share from Wesbanco at the same price and receive a whole share of Wesbanco Common Stock.

     For a discussion of the treatment of shares held by Weirton shareholders who elect to exercise their dissenters' rights, see "Rights of Dissenting Shareholders" below.

Exchange of Certificates

     As promptly as practicable after the Effective Time of the Merger, each holder of any outstanding certificate or certificates for Weirton Common Stock (other than Weirton shareholders who elect to exercise their dissenters' rights) upon surrender of their certificates, together with a duly executed letter of transmittal, to Wesbanco Wheeling, which is acting as Exchange Agent for Wesbanco, shall be entitled to receive in exchange therefor a certificate or certificates representing the number of whole shares of Wesbanco Common
Stock, into which the shares of outstanding Weirton Common
Stock theretofore represented by the certificate or certificates so surrendered shall have been converted, together with a check for cash in lieu of fractional shares of common stock or, if the proper amount of cash is submitted for the remaining fraction, an additional whole share of Wesbanco Common Stock. See
"Conversion of Weirton Common Stock" above.

     Whenever a dividend is declared by Wesbanco on Wesbanco Common Stock after the Effective Date, the dividend will apply to all shares of Wesbanco Common Stock into which shares of Weirton Common Stock have been converted by virtue of the Merger. See "Comparative Stock Prices and Dividends". No former Weirton shareholder will be entitled to receive such dividend, however, until he or she has exchanged the certificates representing his or her Weirton Common Stock for certificates representing Wesbanco Common Stock, upon which exchange he or she will be entitled to receive such dividend (without interest thereon and less the amount of taxes, if any, which may have been imposed or paid thereon).

     SHAREHOLDERS OF WEIRTON SHOULD NOT RETURN CERTIFICATES REPRESENTING WEIRTON COMMON STOCK WITH THE ENCLOSED PROXY CARD. Instructions for surrendering such certificates will be sent to shareholders of Weirton promptly after the Effective Time.

Wesbanco and Wesbanco Wheeling Shareholder Approval:

     Wesbanco shareholder approval of the Agreement is not required under West Virginia corporation law or the Articles of Incorporation of Wesbanco.

   The Boards of Directors of Wesbanco and Wesbanco Wheeling have approved the Agreement. Wesbanco has also agreed, as sole shareholder of Wesbanco Wheeling, to vote all of the outstanding shares of said corporation in favor of the Merger.

Effects of the Merger:  The Surviving Corporation

   At the Effective Time, the separate existence of Weirton will cease. Wesbanco Bank Wheeling will be the surviving corporation (sometimes referred to as the "Surviving Corporation"). The assets, liabilities, and capital of Weirton will be merged into Wesbanco Wheeling and these assets, liabilities, and capital will then constitute part of the assets, liabilities, and capital of Wesbanco Wheeling. Wesbanco Wheeling will operate under the Articles of Incorporation and Bylaws of Wesbanco Wheeling effective as of the day of the Merger.

     The Articles of Incorporation and Bylaws of Wesbanco will be unaffected by the Merger, and the individuals who served as directors and officers of Wesbanco immediately prior to the Merger will continue to serve as directors and officers of Wesbanco after the Effective Time, until their successors shall have been elected and qualified or until their resignation or removal according to law. For information concerning
Wesbanco's current management, see Wesbanco's Proxy Statement for its annual meeting of stockholders held on April 17, 1996, which has been incorporated by reference into this Proxy
Statement/Prospectus and a copy of which is being delivered herewith. See "Incorporation Of Certain Documents By
Reference." In addition, however, pursuant to the Agreement, Wesbanco will appoint as directors of Wesbanco, as of the Effective Date, George M. Molnar and R. Peterson Chalfant, or if they are unable or unwilling for any reason to serve, such successor appointees as may be designated in the Agreement or as otherwise designated by Weirton, and acceptable to Wesbanco, to serve until the next annual meeting of Wesbanco shareholders and will nominate for the position of Wesbanco director and solicit proxies for each such person from its shareholders until such person has served a full three year term as a Wesbanco director. Such persons will be appointed to different classes of Wesbanco's classified
Board of Directors to the extent feasible. Should either Mr.
Molnar or Mr. Chalfant be unable or unwilling to complete said terms as directors, a substitute, reasonably satisfactory to Wesbanco, will be designated by the Board of Directors of Weirton. Wesbanco has also agreed to appoint, effective as of the Effective Date, Mr. Molnar as a member of its Executive
Committee and will continue to appoint Mr. Molnar to its Executive Committee at least as long as one of the Weirton designees is a director of Wesbanco pursuant to the terms of the Agreement. Both of the above identified individuals are directors of Weirton. See "Information with Respect to Weirton
- - Principal Shareholders"

     Weirton will be merged with and into Wesbanco Wheeling, which is a wholly-owned subsidiary of Wesbanco. While Wesbanco has advised Weirton that the officers and employees of Weirton immediately after the Merger will be the same as the officers and employees now holding such positions, there are no agreements to that effect, except as noted in the employment contract. See "The Merger - Interest of Certain Persons in the Merger". The present executive officers of Weirton will also become executive officers of Wesbanco Wheeling. It is anticipated that after the Effective Date, there will be a close liaison and a high level of cooperation among all Wesbanco subsidiaries, which can be expected to result in improved services to their respective customers and greater efficiency.

     If the Merger had occurred as of March 31, 1996, Weirton would have, on a pro forma consolidated basis, constituted 11.2% of deposits, 10.6% of assets, 17.9% of equity, and its shareholders would have held 16.3% of the total outstanding shares of Wesbanco on a consolidated basis. In addition, for the three months ended March 31, 1996, Weirton would have contributed 8.3% of net interest income and 8.7% of net income to Wesbanco on a pro forma consolidated basis. These percentages reflect the relative size of Weirton as of March 31, 1996. These percentages may change with the normal variances in the rates of growth for deposits and loans for all Wesbanco affiliates. Additionally, it is contemplated that Wesbanco may combine with other financial institutions in the future and these mergers may affect the percentages shown above. However, Wesbanco is not presently involved in any other merger transactions for which definitive agreements or letters of intent have been executed.

Conditions and Covenants

     The Agreement provides that the Merger will not take place unless and until certain conditions are met, or, in some cases, waived.

     Approval by Weirton Shareholders
     --------------------------------

     Approval by the affirmative vote of the holders of at least a majority of the shares of Weirton Common Stock entitled to vote at the Special Meeting of Weirton, and approval by Wesbanco as sole shareholder of Wesbanco Wheeling (which approval Wesbanco has agreed to give) is required by law and must be obtained before the Merger can be consummated. As of the Record Date, July ___, 1996, the directors and officers of Weirton and its affiliates beneficially owned, in the aggregate, approximately 1,907 shares or 14.66% of the outstanding shares of Weirton Common Stock . See "Voting Information - Voting and Revocation of Proxies" and "The
Merger - Interest of Certain Persons in the Merger" above.

     Government Approvals
     --------------------

     The completion of the Merger is also conditioned upon the approval of the acquisition by the Federal Reserve Board and the West Virginia Department of Banking.

   The Merger is subject to approval by the Federal Reserve Board under the provisions of the Bank Holding Company Act of 1956, as amended. Applications for such approval were filed with the Federal Reserve Board on April 11, 1996, and were accepted for filing on April 25, 1996.

     Under the Bank Holding Company Act, the Federal Reserve Board must withhold approval of the Merger if it finds that the Merger would result in a monopoly or be in furtherance of any combination or conspiracy to monopolize or attempt to monopolize the business of banking in any geographical area.
In addition, the Federal Reserve Board may not approve the Merger if it finds that the effect of the Merger may be substantially to lessen competition or to tend to create a monopoly or would in any other manner be in restraint of trade, unless it finds that the anticompetitive effects of the proposed transaction are clearly outweighed in the public interest by the probable effects of the transaction in meeting the convenience and needs of the communities to be served. In ruling upon the application, the Federal Reserve Board must also take into consideration the financial and managerial resources and future prospects of Weirton and Wesbanco. See "Information With Respect To Weirton Principal Shareholders."

     Under the Bank Holding Company Act, the Merger may not be consummated before the fifteenth calendar day after the date of such approval by the Federal Reserve Board, during which time the Department of Justice of the United States may challenge the Merger under the antitrust laws.

     The Merger is also subject to the approval of the Board of Banking and Financial Institutions of the State of West Virginia under the provisions of Code 31A-8A-4. The Board of Banking and Financial Institutions may not approve the Merger if it finds that the effects of the Merger would be similar to those which require disapproval in accordance with the Bank Holding Company Act set forth above. In addition, under the state statute, the Merger may not be consummated for 120 days following the date of the submission to the Board of the application for approval, unless the Board otherwise provides in an order approving the Merger. Applications for approval were confirmed as filed with the West Virginia Board of Banking and Financial Institutions on the 3rd day of May, 1996. A hearing on the application will be held on June 10, 1996, before the West Virginia Board of Banking and Financial Institutions.

     The Merger cannot proceed in the absence of the requisite regulatory approvals. Although there is no assurance that these regulatory approvals will be obtained, the management of Wesbanco and Weirton believe that the required governmental approvals will be obtained, and that the Department of Justice will not object to the Merger.

     Covenants
     ---------

     In the Agreement, Weirton agrees to take certain actions and to refrain from taking certain actions in connection with its business from February 8, 1996, until the Effective Time or until the Agreement is terminated. Among other things, the Agreement generally requires Weirton to conduct its business only in the ordinary course and in a manner consistent with past practice and to keep Wesbanco advised of any material adverse changes in the financial condition, assets, business or operations of Weirton. The Agreement further prohibits Weirton from making certain distributions to its shareholders and engaging in certain corporate transactions or transactions with others outside of the ordinary course of its business operations without the consent of Wesbanco, including with certain exceptions, (i) issuing shares of its Common Stock, or warrants, options, convertible securities or the rights to purchase the same; (ii) issuing long-term debt; (iii) changing its authorized capital stock; (iv) purchasing or otherwise acquiring shares of its capital stock; (v) entering into or amending any employment, pension, retirement, stock option, profit sharing, deferred compensation or similar plan in respect of any of its directors, officers or employees or increasing its contribution to any such Plan except as provided in the Agreement; (vi) acquiring or merging with any other company; (vii) mortgaging, pledging or subjecting to a lien or disposing of any of its material assets; (viii) amending its Articles of Incorporation or Bylaws; or (ix) taking any action materially and adversely affecting the financial condition, business, properties or operations of Weirton.

     The Agreement also prohibits dividends or other distributions on Weirton Common Stock other than cash dividends in the amount of Sixty-six Dollars and Ten Cents ($66.10) per share per year, payable quarterly in such proportions as are consistent with past practices; provided such dividends cumulatively do not exceed 45% of the after-tax income of Weirton for the fiscal year in which the dividends are paid.

   Weirton further agrees in the Agreement that it will not, and will not permit any person acting on behalf of it, to directly or indirectly, take any action to support, encourage or accept any offer from any other person to acquire Weirton, or its assets. Weirton further agrees to notify Wesbanco if any such offer is made.

     Other Conditions
     ----------------

   The consummation of the Merger is subject to a number of further conditions which must be met or may be waived by the party or parties to be benefited thereby.

     The obligations of both Wesbanco and Weirton are subject to a number of conditions, including: (i) the effectiveness of the Registration Statement and compliance with applicable state securities laws; (ii) the receipt of all required consents and approvals and the expiration of any related delay periods;
(iii) holders of no more than 10% of the shares of Weirton Common Stock entitled to vote at its Special Meeting shall have filed written objections to the Merger as dissenting shareholders in compliance with West Virginia law and not voted in favor of the Agreement; (iv) the receipt of an opinion of counsel on certain tax consequences of the Merger

(See "Certain Federal Income Tax Consequences of the Merger" below);
(v) the absence of any action, proceeding, regulation or legislation to enjoin, restrain, prohibit, or to obtain substantial damages with respect to, the Agreement or the consummation of the transactions contemplated thereby; and (vi) the performance by the other party of its obligations under the Agreement.

     Wesbanco's obligations are also subject to other conditions to be met by Weirton including: (i) the accuracy of certain representations and warranties made by Weirton (including, among other things, representations as to organization, authority to enter into the Agreement, financial statements, absence of material litigation, capitalization, material contracts, ERISA and tax matters, adequacy of the loan loss reserve, and the absence of materially adverse changes in areas such as financial condition, results of operations, material assets, authorized, issued or outstanding capital stock, certain personnel expenses, and material expenditures for assets or other material obligations outside of the ordinary course of business) as of the Closing; (ii) opinions of counsel on such matters as organization, authority and stock issuances; (iii) an accounting opinion by Ernst & Young LLP related to the transaction; (iv) receipt, or best efforts of Weirton to cause the receipt of, letters from certain affiliates whose stock will be restricted (See "Resales of Wesbanco Common Stock" below); and (v) absence of any suit, action or proceeding against Weirton or its officers or directors in their capacity as such which, in the reasonable judgment of Wesbanco would, if successful, have a material adverse effect on the financial condition or operations of Weirton.

     Weirton's obligations are also subject to certain other conditions to be met, in part, by Wesbanco, including: (i) the accuracy of certain representations and warranties made by Wesbanco (including, among other things, representations as to organization, actions to be taken in connection with Wesbanco Wheeling, authority to enter into the Agreement and to issue shares in the Merger, financial statements, absence of material litigation, capitalization, material contracts, ERISA and tax matters, adequacy of loan loss reserves, and the absence of materially adverse changes in areas such as financial condition, results of operations, material assets, authorized, issued or outstanding capital stock, certain changes in Articles or Bylaws, and material expenditures for assets or other material obligations (outside of the ordinary course of business) as of the Closing; (ii) opinions of counsel on such matters as organization, authority, and the legality of the shares to be issued in the Merger; (iii), the absence of any suit, action or proceeding against Wesbanco, any of its subsidiaries, or their officers or directors in their capacities as such which, in the reasonable judgment of Weirton, would, if successful, have a material adverse effect on the financial condition or operations of Wesbanco or any of its subsidiaries; (iv) the furnishing of a fairness opinion by LSC Financial (See "Opinion of Investment Advisor" above), and at Weirton's option, an update of said opinion as of the closing if the closing is held more than five days after the Weirton Special Meeting; and (v) the absence of any change in control of Wesbanco since January 1, 1996.

Waiver and Amendment

     The Agreement provides that any of the terms or conditions thereof may be waived by action of the Board of Directors of the party which is, or the shareholders of which are, entitled to the benefits thereof. The parties may also amend or modify the Agreement in whole or in part at any time prior to Closing, provided that the conversion ratio for Weirton Common Stock in the Merger and any other material terms of the Merger cannot be amended after its Special Meeting, unless the amended terms are resubmitted to the shareholders of Weirton.

Termination

     The Agreement and the transactions contemplated thereby may be terminated at any time prior to the Effective Time by mutual consent of Weirton and Wesbanco or by either of them if:
(i) any of the conditions to that party's obligation to close have not been met or waived; (ii) the Merger would violate any nonappealable final order, decree or judgment of any court or governmental body having competent jurisdiction; (iii) the requisite vote of the shareholders is not obtained; or (iv) the Closing has not been held by February 8, 1997.

The Stockholder Agreement

     In conjunction with the Agreement, Wesbanco entered into a Stockholder Agreement dated as of February 8, 1996, with the directors and chief executive officer of Weirton. Each such director and the chief executive officer of Weirton, in his capacity as a shareholder of Weirton agreed, among other things, not to sell, pledge, transfer or otherwise dispose of his shares of Weirton stock prior to the Special Meeting of shareholders at which the Merger is considered and to vote such shares of stock in favor of the Merger.

Rights of Dissenting Shareholders

     Holders of Weirton Common Stock who object to the Merger and comply with Section 31-1-123 of the West Virginia Corporation Act (the "Act"), are entitled to payment of the fair value of their shares (each such shareholder, a "Dissenting Shareholder"). The fair value of the shares held by a Dissenting Shareholder is determined as of the day prior to the date on which the Weirton shareholder vote on the Agreement was taken without regard to any appreciation or depreciation in anticipation of such corporate action.

     The following is a brief summary of the steps necessary to be taken by a shareholder to perfect his or her rights under West Virginia law to be paid the fair value of his or her shares as a Dissenting Shareholder. This summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the provisions of Section 31-1-123 of the Act, which is reproduced in full as Appendix I to this Proxy Statement/Prospectus.

    1.   Written Objection to the Merger Must Be Filed.  A
         ----------------------------------------------
Dissenting Shareholder must file written objection to the proposed Merger with Weirton prior to or at the Special
Meeting.

     2.   Shares Must Not Be Voted in Favor of the Merger.  A
          -----------------------------------------------
Dissenting Shareholder must not vote his or her shares of Weirton Common Stock in favor of the Merger. It is not required that they be voted against the Merger; however, a vote in favor of the Merger will preclude the exercise of dissenters' rights.

     3.   Shareholders Must Make Written Demand for Fair Value.
          -----------------------------------------------------
A Dissenting Shareholder must make written demand on Weirton or the Surviving Corporation for payment of the fair value of his or her shares of Weirton Common Stock within 10 days after the vote is taken at the Special Meeting. Voting against the Merger does not constitute the demand for payment required by law. A Dissenting Shareholder who fails to make such written demand within the 10-day period shall be bound by the terms of the Agreement. The written demand may be addressed to George
M. Molnar, President and Chief Executive Officer, Bank of Weirton, 333 Penco Road, Weirton, West Virginia, 26062. Once the demand has been made, it cannot be withdrawn without the permission of Weirton or the Surviving Corporation.

   4.   Rights of a Dissenting Shareholder.  Any shareholder
        -----------------------------------
making such demand shall thereafter be entitled only to payment as a Dissenting Shareholder as provided by law and shall not be entitled to vote or to exercise any other rights of a shareholder. No such demand may be withdrawn without the consent of Weirton or the Surviving Corporation. If, however, such demand is withdrawn upon consent, or if the proposed Merger is abandoned or rescinded, or if the shareholders revoke the authority to effect the Merger, or if no demand or petition for the determination of fair value by a court of general civil jurisdiction has been made or filed within the time set forth under Paragraph 7 below, or if a court of general civil jurisdiction determines that such shareholder is not entitled to the relief as a Dissenting Shareholder, then the right of such shareholder to be paid the fair value of his or her shares ceases and his or her status as a shareholder shall be restored, without prejudice to any corporate proceedings which may have been taken during the interim.

     5.   Dissenting Shareholder Must Surrender Certificate(s).
          -----------------------------------------------------
A Dissenting Shareholder must surrender his or her stock certificates to Weirton within 20 days after demanding payment for his or her shares in order for Weirton to place a notation on the stock certificates that such demand has been made. A Dissenting Shareholder's failure to surrender his or her certificate shall, at Weirton's option, terminate his or her dissenters' rights unless a court, for good cause shown, directs otherwise.

     6.   Weirton Must Make Offer.  Within 10 days after the
          ------------------------
Effective Date of the Merger, the Surviving Corporation must give written notice thereof and make a written offer to each Dissenting Shareholder who has made written demand ( as set forth in Paragraph 3 above) to pay for the Dissenting Shareholder's shares at a specified price deemed by it to be the fair value thereof, accompanied by a balance sheet of Weirton as of the latest available date (not more than twelve months prior to the making of the offer) and a profit and loss statement of Weirton for the twelve month period ended on the date of such balance sheet. If within 30 days after the Effective Date, a Dissenting Shareholder and Weirton agree upon the fair value, the Dissenting Shareholder shall be entitled to receive the agreed payment for his or her shares within 90 days after the Effective Date upon surrender of such shares. Upon payment of the agreed value, the Dissenting Shareholder shall cease to have any interest in such shares.

     7.   Filing Suit.  If a Dissenting Shareholder and Weirton
          ------------
fail to agree upon the fair value within 30 days after the Effective Date, Weirton on its own initiative may, or upon written demand from the Dissenting Shareholder shall, within 30 days after receipt of such request, file a complaint in the Circuit Court of Hancock County, West Virginia, within 60 days after the Effective Date requesting that the fair value of such shares be found and determined. In the event of the failure of Weirton to institute such proceeding, the Dissenting
Shareholder may do so in the name of Weirton.

     The foregoing does not purport to be a complete statement of the procedures to be followed by shareholders desiring to exercise dissenters' rights. To exercise such rights, strict adherence to the provisions of those sections of the law of the State of West Virginia referred to above is required. EACH SHAREHOLDER WHO MAY DESIRE TO EXERCISE SUCH RIGHTS SHOULD
CONSULT SUCH LAWS AND ADHERE TO THE PROVISIONS THEREOF. As in all legal matters, you would be well advised to seek the guidance of an attorney at law.

     The receipt of cash for shares of Weirton Common Stock held by a Dissenting Shareholder will be a taxable transaction to the Dissenting Shareholder for Federal income tax purposes. The amount of gain or loss and its character as ordinary or capital gain or loss will be determined in accordance with Sections 302 and 1001 (and in certain cases, other provisions) of the Internal Revenue Code of 1986. Any Weirton shareholder contemplating the possible exercise of dissenters' rights is urged to consult a tax advisor as to the Federal (and any applicable state and local) income tax consequences resulting from such an election.

Resales of Wesbanco Common Stock

     The shares of Wesbanco Common Stock issuable upon the consummation of the Merger will be registered with the Commission under the Securities Act of 1933 (the "Securities Act"). Under current law, each holder of Weirton Common Stock who is not an affiliate of Wesbanco or Weirton within the meaning of Rule 144 or 145 under the Securities Act, may sell or transfer any shares of Wesbanco Common Stock such holder receives in the Merger without need of further registration under the Securities Act. This Proxy Statement/Prospectus does not cover and may not be used in connection with any resales of Wesbanco Common Stock by such affiliates.

     Shares of Wesbanco Common Stock issued to Weirton shareholders who may be deemed to be affiliates of Weirton before the Merger or affiliates of Wesbanco after the Merger may be resold only in transactions permitted by Rules 145 and 144 under the Securities Act, pursuant to an effective registration statement or in transactions exempt from registration. Generally a shareholder who is an executive officer, director or a principal shareholder or other control person of a company may be deemed to be an affiliate for these purposes, while other shareholders would not be deemed to be affiliates. Rules 144 and 145, insofar as relevant to shares acquired in the Merger, impose restrictions on the manner in which affiliates may make resales and also on the quantity of resales that such affiliates, and others with whom they might act in concert, may make within any three-month period.

     It is a condition to Wesbanco's obligation to consummate the Merger that Weirton (i) deliver to Wesbanco a schedule specifying the persons who may be deemed to be "affiliates" of

Weirton within the meaning of Rule 145 under the Securities Act ("Affiliates"); and (ii) use its best efforts to cause each Affiliate to deliver to Wesbanco, prior to Closing, a letter, substantially in the form of Exhibit A to the Agreement (which is set forth in Appendix II hereto) providing that the shares of Wesbanco Common Stock issued pursuant to the Merger in exchange for shares of Weirton Common Stock held by or for the benefit of such Affiliate (a) will not be sold or otherwise disposed of except in accordance with Rule 145 (where the Affiliate has given Wesbanco evidence of compliance with the Rule reasonably satisfactory to it) or pursuant to an effective registration statement under the Securities Act unless such person has furnished to Wesbanco a no-action or interpretive letter from the Commission or an opinion of counsel reasonably satisfactory to Wesbanco that such transaction is exempt from or otherwise complies with the registration requirements of the Securities Act; and (b) may be represented by certificates which bear an appropriate legend.

Expenses

     Wesbanco and Weirton will each bear and pay their respective costs and expenses incurred in connection with the Merger; however, all costs and expenses incurred in the printing and mailing of the Proxy Statement/Prospectus are being borne by Wesbanco. If the Merger is consummated, any expense incurred but not paid prior to the Effective Time will become the obligation of the Surviving Corporation by reason of the Merger.

Accounting Treatment

     The Merger will be accounted for as a "pooling-of-interests" by Wesbanco and Weirton. The results of this accounting treatment are shown in the summary unaudited combined pro forma financial data included elsewhere in this Proxy Statement/Prospectus. See "Pro Forma Data".

Certain Federal Income Tax Consequences of the Merger

     Kirkpatrick & Lockhart LLP, special counsel to Wesbanco, will render an opinion to Wesbanco as to the principal federal income tax consequences expected to result from the Merger.

     The following is a summary of such opinion. This summary is qualified in its entirety by reference to the full text of such opinion, including the assumptions upon which such opinion is based. Such opinion is included as an exhibit to the Registration Statement. Neither such opinion nor this summary address any tax considerations under foreign, state or local laws, or the tax considerations to shareholders other than individual United States citizens who hold their shares of Weirton Common Stock as a capital asset within the meaning of
Section 1221 of the Code.

     No rulings have been requested from the Internal Revenue Service as to the federal income tax consequences of the Merger. Weirton shareholders should be aware that the opinion of Kirkpatrick & Lockhart LLP is not binding on the Internal

Revenue Service and the Internal Revenue Service is not precluded from taking a different position. Weirton shareholders should also be aware that some of the tax consequences of the Merger are governed by provisions of the Code as to which there are no final regulations and little or no judicial or administrative guidance. The opinion of Kirkpatrick & Lockhart LLP is based upon the federal income tax laws as in effect on the date of such opinion and as those laws are currently interpreted. There can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements contained herein.

     The federal income tax consequences discussed below are conditioned upon, and the opinion of Kirkpatrick & Lockhart LLP is based upon, the accuracy, as of the date hereof and at, as of and after the effective time of the Merger, of certain assumptions, including, but not limited to, the following (taking into account for purposes hereof all events that are contemplated under the Merger Agreement): (A) that, pursuant to the Merger, the former shareholders of Weirton receive shares of Wesbanco Common Stock having a value on the date on which the effective time of the Merger occurs of not less than fifty percent (50%) of the value of Weirton Common Stock as of the same date; (B) that following the Merger, Wesbanco will continue the historic business of Weirton or use a significant portion of Weirton's historic business assets in a business; and (C) that a bona fide corporate business purpose exists for the Merger.

     Wesbanco and Weirton believe that all of the foregoing assumptions are accurate as of the date hereof, and will be accurate at, as of and after the effective time of the Merger. If either Wesbanco or Weirton learns before the effective time of the Merger that such assumptions are false and that its counsel therefore believes that the Merger is unlikely to be treated as a tax-free reorganization, then additional shareholder approval will be obtained before consummation of the Merger.

     Kirkpatrick & Lockhart LLP has rendered an opinion to Wesbanco and Weirton, based upon the assumptions set forth therein, that the Merger will have the following federal income tax consequences:

          (i)  No gain or loss will be recognized by
     Weirton or Wesbanco as a result of the Merger.

        (ii) No gain or loss will be recognized by any Weirton shareholder upon the exchange of that shareholder's shares of Weirton Common Stock for shares of Wesbanco Common Stock pursuant to the Merger.

          (iii)     The basis of the shares of
     Wesbanco Common Stock received by a Weirton shareholder (including any fractional shares) will be the same as the basis of the shares of Weirton Common Stock surrendered in exchange therefor reduced by any amount allocable to a fractional share interest for which cash is received.

          (iv) If shares of Weirton Common Stock were capital assets in the hands of a Weirton shareholder immediately prior to the Merger, the holding period of the shares of Common Stock received by that shareholder in the Merger will include the holding period of the shares of Weirton Common Stock surrendered in exchange therefor.
          (v)  A Weirton shareholder who dissents from
     the proposed Merger and receives solely cash in exchange for that shareholder's shares of Weirton
     Common Stock will be treated as having received that cash as a distribution in redemption of those shares subject to the provisions and limitations of Section 302 of the Code. If the distribution is eligible for treatment as a distribution in redemption of that shareholder's shares, that shareholder will recognize gain to the extent of the consideration received less that shareholder's adjusted basis in those shares.
          (vi) The receipt by a Weirton shareholder of cash in lieu of a fractional share of Wesbanco
     Common Stock will be treated as if that
     fractional share was issued to that holder in the Merger and thereafter redeemed by Wesbanco for cash. That receipt of cash by a Weirton shareholder will be treated as a distribution by Wesbanco in full payment in exchange for the fractional share as provided in Section 302(a) of the Code. If the distribution is eligible for treatment as a distribution in redemption of a Weirton shareholder's fractional share, that shareholder will recognize gain to the extent of the consideration received less that shareholder's allocable adjusted basis in that fractional share.










     BECAUSE CERTAIN TAX CONSEQUENCES OF THE MERGER MAY VARY DEPENDING UPON THE PARTICULAR CIRCUMSTANCES OF EACH SHAREHOLDER AND OTHER FACTORS, EACH SHAREHOLDER IS URGED TO CONSULT SUCH SHAREHOLDER'S OWN TAX ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES OF THE MERGER TO THAT SHAREHOLDER, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, OR FOREIGN INCOME, PROPERTY, TRANSFER AND OTHER TAX LAWS.


               COMPARATIVE STOCK PRICES AND DIVIDENDS

Wesbanco Stock Prices and Dividends

     On May 11, 1987, Wesbanco Common Stock became quoted on the Nasdaq Stock Market under the symbol WSBC. The following Wesbanco stock prices represent the range of published quotations by the Nasdaq Stock Market during each quarter. The most recent high and low prices on Wesbanco Common Stock were $_____ and $_____ as of July __, 1996.

Stock Price Range
                                          Wesbanco(1)
                                    -----------------------
                                    High               Low
                                   -------            ------
     1994: First Quarter           $29.50             $27.50
           Second Quarter          $28.25             $25.75
           Third Quarter           $29.00             $26.00
           Fourth Quarter          $29.25             $23.25

     1995: First Quarter           $25.75             $22.75
           Second Quarter          $26.50             $23.75
           Third Quarter           $29.50             $25.75
           Fourth Quarter          $30.00             $26.75

     1996: First Quarter           $28.75             $26.25

(1) On February 7, 1996, the date immediately preceding public announcement of the proposed Merger, the published high and low price reported by the Nasdaq Stock Market for Wesbanco stock was 27-1/4 and 26-3/4, respectively.

Dividends Paid

     The following table summarizes the quarterly cash dividends per share on Wesbanco Common Stock declared by Wesbanco.

                                          Wesbanco
                                          --------
     1994: First Quarter                    $  .21
           Second Quarter                      .21
           Third Quarter                       .22
           Fourth Quarter                      .22

     1995: First Quarter                      $.23
           Second Quarter                      .23
           Third Quarter                       .25
           Fourth Quarter                      .25

     1996: First Quarter                       .26

Wesbanco Common Stock Dividend Policy

     It has been the policy of Wesbanco to declare and pay cash dividends on a quarterly basis. However, declaration and payment of future dividends will depend upon the earnings of Wesbanco and its subsidiaries, their financial condition and other factors, including applicable governmental regulations and policies. The principal sources of Wesbanco's income are dividends from its subsidiary banks. For a description of parent company liquidity, see "Index to Financial Statements-Wesbanco."

     Dividends may be paid on Wesbanco Common Stock at the discretion of Wesbanco's Board of Directors out of any funds legally available therefor. Under the West Virginia Corporation Act, dividends may be paid out of unreserved and unrestricted earned surplus, and, additionally, in certain circumstances and with the affirmative vote of holders of a majority of its outstanding shares, out of capital surplus, provided, however, that in no event may dividends be paid if Wesbanco is at the time insolvent or would be insolvent after payment of such dividends. The amount and timing of any future dividends will depend upon the earnings of Wesbanco and its subsidiaries, their financial condition, and other relevant factors. See "Government Regulation - Dividend Restrictions".

Weirton Stock Price Range and Dividends

   There is no established public trading market for Weirton Common Stock; however, Weirton is aware of certain trades by private individuals or organizations in its stock. The information below is compiled from quotations furnished by various broker sources and actual trades that occurred during the period, with or without commissions, as reported to management of Weirton, although no attempt has been made to verify or determine the accuracy of the information furnished to Weirton. These stock price ranges may not necessarily represent actual transactions, and trades that may have taken place at higher or lower prices of which management is not aware.

     The following table sets forth the range of high and low bid and asked prices per share for Weirton Common Stock and the cash dividends declared per share for the periods indicated:

                                                              Cash
                                     Stock Price Range (1)    Dividends
                                     ---------------------    Paid Per
                                     High        Low          Share
                                     -----       -----        ---------
1994 First Quarter                  $1,700      $1,600        $14.00
     Second Quarter                 $1,700      $1,600        $14.00
     Third Quarter                  $1,900      $1,800        $14.00
     Fourth Quarter                 $1,900      $1,800        $20.00

                                                              Cash
                                    Stock Price Range (1)     Dividends
                                    ---------------------     Paid Per
                                    High         Low          Share
                                    -----        -----        ---------
1995 First Quarter                 $2,400       $2,000        $14.00
     Second Quarter                $2,400       $2,000        $14.00
     Third Quarter                 $2,400       $2,000        $14.00
     Fourth Quarter                $2,400       $2,000        $22.00

1996 First Quarter                 $2,400       $2,400        $15.50

(1) Quarterly cash dividends are normally paid to shareholders on or about the last business day of each calendar quarter except that the fourth quarter dividend and special year end dividend are usually paid on or about December 15 of each year.

     On February 7, 1996, the last business day immediately preceding public announcement of the proposed Merger, the range of bid and asked prices per share for Weirton Common Stock, reported as described above, was $2,400 bid and there was no asked price. On July ____, 1996, the range of bid and asked prices per share for Weirton Common Stock, reported as described above, was $_____ bid and there was no asked price. As of July ____, 1996, Weirton had approximately 219 shareholders of record of its common stock.

Weirton Dividend Policy

     It has been the policy of Weirton to pay cash dividends on Weirton Common Stock to holders of record of such stock on the last day of each March, June and September and on the 15th day of December. A special dividend is also paid with the dividend payable in December. However, the declaration and payment of future dividends will depend upon the earnings of Weirton, its financial condition, and other factors, including applicable governmental regulations and policies. The principal source of Weirton's income is from its banking operations. See "Index to Financial Statements - Weirton".

     Dividends may be paid on Weirton Common Stock at the discretion of Weirton's Board of Directors out of any funds legally available therefor. Under the West Virginia Corporation Act, dividends may be paid out of unreserved and unrestricted earned surplus, and, additionally, in certain circumstances and with the affirmative vote of the holders of a majority of its outstanding shares, out of capital surplus, provided, however, that in no event may dividends be paid if Weirton is at the time insolvent or would be insolvent after payment of such dividends. The amount and timing of any future dividends will depend upon the earnings of Weirton, its financial condition and other relevant factors. See "Government Regulation - Dividend Restrictions".

     The Agreement provides that Weirton may not pay or declare dividends or other distributions on Weirton Common Stock other than cash dividends in the amount of Sixty-six

Dollars and Ten Cents ($66.10) per share of Weirton Common Stock per year, payable quarterly, provided that such dividends may not cumulatively exceed 45% of the after-tax income of Weirton for the fiscal year in which the dividends are paid. See "The
Merger - Conditions and Covenants".

                 COMPARATIVE RIGHTS OF SHAREHOLDERS

Description of Wesbanco Capital Stock

     The authorized capital stock of Wesbanco consists of 25,000,000 shares of common stock of the par value of $2.0833 per share, and 1,000,000 shares of preferred stock without par value. The shares of Wesbanco Common Stock now outstanding are fully paid and nonassessable. As of July ___, 1996, there were approximately 3,853 holders of record of the common stock of Wesbanco. Of the 25,000,000 shares of authorized common stock, _________ shares were issued and outstanding as of July __, 1996. For a description of Wesbanco dividend rights, see "Comparative Stock Prices and Dividends - Wesbanco Common Stock Dividend Policy".

   As of January 1, 1996, there were no shares of preferred stock outstanding. Shares of preferred stock may be issued in one or more classes or series with such preferences, voting rights, full or limited, but not to exceed one vote per share, conversion rights and other special rights as the Board of Directors may fix in the resolution providing for the issuance of the shares. The issuance of shares of preferred stock could affect the relative rights of the common stock. Depending upon the exact terms, limitations and relative rights and preferences, if any, of the shares of preferred stock as determined by the Board of Directors at the time of issuance, the holders of preferred stock may be entitled to a higher dividend rate than that paid on the common stock, a prior claim on funds available for the payment of dividends, a fixed preferential payment in the event of liquidation and dissolution of the company, redemption rights, rights to convert their preferred stock into shares of common stock, and voting rights which would tend to dilute the voting control of the company by the holders of common stock.

     Subject to the above limitations, in the event of any liquidation, dissolution or winding up of Wesbanco, and subject to the application of state and federal laws, holders of Wesbanco Common Stock are entitled to share ratably in the assets available for distribution to stockholders remaining after payment of the corporation's obligations.

     Each share of Wesbanco Common Stock is entitled to one vote, and to cumulate votes in the election of directors. No holder of shares of Wesbanco Common Stock has any preemptive right to subscribe for or purchase any other securities of Wesbanco, and there are no conversion rights or redemption or sinking fund provisions applicable to Wesbanco Common Stock. However, Wesbanco elects directors on a staggered basis by class with terms of three years. This provision of its Articles of Incorporation requires a super majority vote of its shareholders to change. See "Comparison of Rights of Wesbanco and Weirton Shareholders".

Description of Weirton Capital Stock

     The authorized capital stock of Weirton consists of 13,000 shares of common stock, par value of $100.00 per share. The shares of Weirton Common Stock now outstanding are fully paid and nonassessable. As of July __, 1996, there were 219 shareholders of record of Weirton Common Stock with 13,000 shares issued and outstanding.

     Each share of Weirton Common Stock is entitled to one vote and to cumulate votes in the election of directors. No holder of shares of Weirton Common Stock has any preemptive right to subscribe for or purchase any other securities of Weirton, and there are no conversion rights or redemption or sinking fund provisions applicable to Weirton Common Stock.

     Dividends may be paid on Weirton Common Stock at the discretion of Weirton's Board of Directors out of any funds legally available therefore. For a discussion of Weirton's dividend policy and restrictions on the payment of dividends see "Comparative Stock Prices and Dividends - Weirton Dividend Policy."

     In the event of liquidation or dissolution of Weirton, either voluntary or involuntary, the holders of Weirton Common Stock are entitled to receive prorata, subject to the application of state and federal laws, such net assets of Weirton as are distributable to shareholders on the respective shares held by them after payment of all liabilities of the corporation.

     In the event of a dissolution of Weirton, the liquidation of its assets, or the winding up of its affairs, and subject to the application of state and federal laws, the holders of Weirton Common Stock will be entitled to share ratably in the assets of Weirton available for distributions to its shareholders remaining after payment of the corporation's obligations.

Comparison of Rights of Wesbanco and Weirton Shareholders

    The rights of the Weirton shareholders and the Wesbanco shareholders are governed by the respective Articles of Incorporation and Bylaws of each corporation and West Virginia law. In many respects, the rights of Weirton shareholders and Wesbanco shareholders are similar. Holders of common stock of each corporation are entitled to one vote for each share of common stock and to receive prorata any assets distributed to shareholders upon liquidation. The affirmative vote of the holders of the majority of the outstanding common stock of either corporation is required to approve major corporate transactions including mergers and consolidations. Cumulative voting is permitted in the election of directors for both corporations. Shareholders of neither corporation have preemptive rights to purchase their prorata shares of any additional stock issued. The shareholders of both corporations have the right under West Virginia law to dissent from certain corporate transactions and to elect dissenters' rights. See "Proposed Merger - Rights of Dissenting Shareholders".

     (i)  Differences in Rights:

     There are, however, a number of differences between the rights of Weirton shareholders and Wesbanco shareholders. For example, Wesbanco's Bylaws require that shareholders who intend to nominate candidates for election to the Board of Directors must give written notice of such intent at least 30 days prior to the date of any shareholders meeting called for such purpose. Weirton's Bylaws do not require prior written notice of shareholders nominations for directors.

     The Directors of Wesbanco are elected for staggered terms of three years, with no more than one-third of the Directors being elected in any one year. The Directors of Weirton, presently seven in number, are elected annually, each to serve for a term of one year. In addition, Wesbanco may issue preferred stock without approval of the stockholders which could affect the voting rights, funds available for dividends, redemption rights, conversion rights, or distribution of assets to the holders of the common stock of Wesbanco. Weirton has no class of preferred stock.

     Furthermore, Wesbanco's Articles of Incorporation contain certain "super majority provisions". These provisions provide that the affirmative vote of the holders of not less than 75% of the outstanding shares of the voting stock of the corporation will be required to amend or repeal the Articles of Incorporation provision dealing with the classification of the Directors into three separate classes, each to serve for staggered terms of three years. Weirton's Articles of Incorporation require only a majority vote of the shareholders to elect the directors of the corporation.

     (ii) Advantages of Wesbanco Anti-Takeover Provisions:

     The provisions constitute defensive measures which are designed in part, to discourage, and to insulate the corporation against, hostile takeover efforts, which the Wesbanco Board might determine are not in the best interests of Wesbanco and its shareholders. The provisions are designed as reasonable precautions to protect against, and to assure the opportunity to assess and evaluate such confrontations.

     (iii)     Disadvantages of Wesbanco Anti-Takeover Provisions:

     The classification of the Board makes it more difficult to change Directors since they are elected for terms of three years rather than one year, and at least two annual meetings instead of one are required to change a majority of the Board. Furthermore, due to the smaller number of Directors to be elected at each annual meeting, holders of a minority of the voting stock may be in a less favorable position to elect Directors through the use of cumulative voting. The super majority provision makes it more difficult for shareholders to effect changes in the classification of Directors. The ability of the Board of Directors to issue additional shares of common and preferred stock also permits the Board to authorize issuances of stock which may be dilutive and, in the case of preferred stock, which may affect the substantive rights of shareholders without requiring an additional shareholder vote. Collectively, the provisions may be beneficial to management in a hostile takeover attempt, making it more difficult to effect changes, and at the same time, adversely affecting shareholders who might wish to participate in such a takeover attempt.

     The foregoing identification of certain specific differences between the rights of Wesbanco and Weirton shareholders is not intended to indicate that other equally or more significant differences do not exist. This summary is qualified in its entirety by reference to the West Virginia Corporations Act and the articles and bylaws referred to above.

                           PRO FORMA DATA
               Certain Information about the Unaudited
                  Pro forma Combined Financial Data
              Notes to Pro forma Financial Information


     The following unaudited pro forma combined balance sheet as of March 31, 1996 and pro forma combined income statements for the three months ended March 31, 1996 and 1995 and years ended December 31, 1995, 1994 and 1993 are presented on the following pages and include pro forma combined data for WesBanco and the Bank of Weirton.

     This acquisition will be accounted for using the pooling-ofinterests accounting method. Under this method of accounting, the historical financial statements are combined for all periods presented. WesBanco will obtain an opinion from Ernst & Young LLP confirming the use of the pooling-of-interest method. The unaudited pro forma statements were prepared as if the combinations became effective on January 1 of the earliest year presented, January 1, 1993, are for informational purposes only. The pro forma financial information should be read in conjunction with the other financial information presented herein, incorporated by reference and with the separate historical and supplemental financial statements, including the notes thereto, of each institution.

     Expenses relating to the acquisition of Bank of Weirton are estimated within a range of $140,000 to $160,000.

Notes to Pro forma Financial Information
- ----------------------------------------

     An adjustment was made to the pro forma balance sheet which represents the issuance of 1,690,000 shares of WesBanco Common Stock at par value and the related transfer from capital surplus. There were no intercompany transactions or adjustments to the pro forma summary financial statements.

     WesBanco has recently agreed to purchase a mortgage company for a purchase price of approximately $800,000. The purchase price will be paid in WesBanco common stock to be issued from Treasury shares. Pro forma financials for this mortgage company have not been presented in this prospectus since the corporation has net assets of $296,686 and net income of $10,784, both of which are less than 1% of WesBanco's net assets and net income. The acquisition will be accounted for using the purchase accounting method.

   Per share information has been retroactively adjusted for WesBanco's April 1993 two for one stock split and the July 1992
10% stock dividend.

     Earnings per share was computed by dividing net income less preferred dividends and accretion, where applicable, by the weighted average number of shares outstanding during each period.






                                                     WESBANCO, INC.
                                                 PRO FORMA BALANCE SHEET
                                                     March 31, 1996
                                                (in thousands, Unaudited)


                                WESBANCO      BANK OF    PROFORMA     PRO FORMA
ASSETS                             INC.       WEIRTON   ADJUSTMENTS    COMBINED
                               ----------  -----------  -----------  -----------
Cash and due from banks         $48,186       $5,564                    $53,750
Interest-bearing deposits           297            0                        297
Federal funds sold                6,225       25,000                     31,225

Investment securities           432,368       98,446                    530,814

Loans (net of unearned          856,056       44,414                    900,470
income)
  Less: reserve for possible    (13,186)       (697)                    (13,883)
        loan losses            ----------  -----------  ------------  ---------

    Loans - net                 842,870      43,717                     886,587

Bank premises and equipment      23,327       5,302                      28,629

Other assets                     26,792       2,327                      29,119
                               ----------  -----------  -----------  ----------
TOTAL ASSETS                 $1,380,065    $180,356               0  $1,560,421
                             ===================================================
LIABILITIES
Deposits:
Non interest bearing           $123,800     $17,805                    $141,605
Interest bearing                994,308     123,617                   1,117,925
                             -----------   ----------  ------------  -----------
Total  deposits               1,118,108     141,422                   1,259,530
                                                                              0
Short-term borrowings            74,799           0                      74,799
Other liabilities                16,692       1,710                      18,402
                              ----------   ---------  -------------  -----------
TOTAL LIABILITIES             1,209,599     143,132                   1,352,731
                              ----------   ---------  -------------  -----------
SHAREHOLDERS' EQUITY
Preferred stock (no par value;
1,000,000 shares authorized)          0           0                           0
Common stock ($2.0833 par
value; 25,000,000
   shares authorized)            18,087        1,300         2,221       21,608
Capital surplus                  25,758        7,700        (2,221)      31,237
Capital reserves                  2,139            0                      2,139
Retained earnings               132,091       28,224                    160,315
Market value adjustment on
investments available
   for sale - net of tax           (725)           0                       (725)
effect
   Less: Treasury stock          (5,719)           0                     (5,719)
   Deferred benefits for
   directors and employees       (1,165)           0                     (1,165)
                              -----------   ---------   ------------  -----------
TOTAL SHAREHOLDERS' EQUITY      170,466       37,224             0      207,690
                              -----------   ---------   ------------  -----------
TOTAL LIABILITIES AND
SHAREHOLDERS' EQUITY         $1,380,065     $180,356            $0   $1,560,421
                             ====================================================



See Notes to Pro Forma Financial Information.


                                         WESBANCO, INC.
                               PRO FORMA SUMMARY INCOME STATEMENT
                    (in thousands, except for share and per share amounts)
                                      (Unaudited)


                                     FOR THE THREE MONTHS ENDED                      FOR THE THREE MONTHS ENDED
                                            March 31, 1996                                   March 31, 1995
                             ---------------------------------------------    -------------------------------------------
                              WESBANCO,   BANK OF   PRO FORMA   PRO FORMA     WESBANCO,  BANK OF   PROFORMA    PRO FORMA
                                INC.      WEIRTON   ADJUSTMENT   COMBINED        INC.    WEIRTON  ADJUSTMENTS   COMBINED
                              ---------  ---------  -----------  ---------    ---------  --------  ----------  ----------
INTEREST INCOME:
Interest and fees on loans      $18,684      $840           $0     $19,524     $16,704      $664           $0    $17,368
Interest on investment
securities                        6,020     1,359            0       7,379       6,610     1,454            0      8,064

Other interest income               244       329            0         573         298       372            0        670
                              ---------   -------   ------------  ---------    --------   --------  ----------  ---------
    Total interest income        24,948     2,528            0      27,476      23,612     2,490            0     26,102
                              ---------   -------   ------------  ---------    --------   --------  ----------  ---------
INTEREST EXPENSE:

Interest on deposits             9,680      1,229            0      10,909       9,137     1,097            0     10,234
Other borrowings                   901          0            0         901         746         0            0        746
                              --------   --------   ------------   --------    --------   --------  ----------  ---------
    Total interest expense      10,581      1,229            0      11,810       9,883     1,097            0     10,980
                              --------   --------   ------------   --------    --------   --------  ----------  ---------
Net interest income             14,367      1,299            0      15,666      13,729     1,393            0     15,122
   Provision for possible
   loan losses                     864          5            0         869         377         4            0        381
                              --------   --------   ------------   --------    --------   --------  ----------  ---------
Net interest income after provi-
  sion for possible loan loss   13,503      1,294            0      14,797      13,352     1,389            0     14,741

Total other income               2,957        105            0       3,062       2,860        98            0      2,958
Total other expense              9,367        753            0      10,120       9,591       830            0     10,421
                              --------   --------   ------------   --------    --------   --------  ----------  ---------
Income before income tax         7,093        646            0       7,739       6,621       657            0      7,278
Provision for income tax         2,188        178            0       2,366       1,963       129            0      2,092
                              --------   --------   ------------   --------    --------   --------  ----------  ---------
Net Income                      $4,905       $468           $0      $5,373      $4,658      $528            0     $5,186
                              =============================================    ==========================================

Earnings per share of common stock:

Net Income                       $0.58     $36.00                    $0.53       $0.54      $40.68                 $0.50
Average shares outstanding   8,480,550     13,000               10,170,550   8,509,521      13,000            10,199,521
Book value per share            $20.12  $2,863.38                   $20.44      $18.97   $2,770.77                $19.35
of common stock


See Notes to Pro Forma Financial Information.


                                      WESBANCO, INC.
                             PRO FORMA SUMMARY INCOME STATEMENT
                                   FOR THE YEAR ENDED
                                   December 31, 1995
                (in thousands, except for share and per share amounts)
                                      (Unaudited)


                                            WESBANCO    BANK OF    PROFORMA     PRO FORMA
                                               INC.     WEIRTON   ADJUSTMENTS   COMBINED
                                           ---------  ---------  -------------  ----------

INTEREST INCOME:
Interest and fees on loans                   $71,399     $3,053            $0    $74,452
Interest on investment securities             25,357      5,781             0     31,138
Other interest income                          1,143      1,349             0      2,492
                                            ---------  ---------  ------------  ---------
    Total interest income                     97,899     10,183             0    108,082
                                            ---------  ---------  ------------  ---------
INTEREST EXPENSE:

Interest on deposits                          38,702      4,700             0     43,402
Other borrowings                               3,168          0             0      3,168
                                            ---------  ---------  ------------  ---------
    Total interest expense                    41,870      4,700             0     46,570
                                            ---------  ---------  ------------  ---------
Net interest income                           56,029      5,483             0     61,512
    Provision for possible loan losses         2,770         18             0      2,788
                                            ---------  ---------  ------------  ---------

Net interest income after provision
   for possible loan losses                   53,259      5,465             0     58,724

Total other income                            11,098        269             0     11,367
Total other expense                           38,988      3,143             0     42,131
                                            ---------  ---------  ------------  ---------
Income before income taxes and effect
  of the change in accounting for post-
  retirement benefits                         25,369      2,591             0     27,960
Provision for income taxes                     7,180        476                    7,656
                                            ---------  ---------  -------------  --------
Net Income                                   $18,189     $2,115            $0    $20,304
                                            =============================================
Preferred stock dividends                       $164         $0                     $164
and discount accretion


Earnings per share of common stock:
Net Income                                     $2.13    $162.71                    $1.98
Average shares outstanding                 8,470,328     13,000               10,160,328
Book value per share of common stock          $20.01  $2,482.84                   $20.32



See Notes to Pro Forma Financial Information.



                                        WESBANCO, INC.
                               PRO FORMA SUMMARY INCOME STATEMENT
                                     FOR THE YEAR ENDED
                                      December 31, 1994
                    (in thousands, except for share and per share amounts)
                                      (Unaudited)


                                     WESBANCO,   BANK OF      PROFORMA      PRO FORMA
                                       INC.      WEIRTON     ADJUSTMENTS    COMBINED
                                    ----------  ----------  -------------   ----------
INTEREST INCOME:
Interest and fees on loans            $62,626     $2,280             $0      $64,906
Interest on investment securities      28,655      6,121              0       34,776
Other interest income                     743      1,295              0        2,038
                                    ----------  ----------  -------------   ----------
    Total interest income              92,024      9,696              0      101,720
                                    ----------  ----------  -------------   ----------
INTEREST EXPENSE:

Interest on deposits                   33,671      4,032              0       37,703
Other borrowings                        1,957          0              0        1,957
                                    ----------  ----------  -------------   ----------
    Total interest expense             35,628      4,032              0       39,660

Net interest income                    56,396      5,664              0       62,060
    Provision for possible loan losses  6,055         18              0        6,073
                                    ----------  ---------  --------------   ----------

Net interest income after
  provision for possible               50,341      5,646              0       55,987
loan losses

Total other income                     10,750        278              0       11,028
Total other expense                    39,614      3,226              0       42,840
                                    ----------  ---------  --------------   ----------

Income before provision for
      income taxes                     21,477      2,698              0       24,175

  Provision for income taxes            5,780        503              0        6,283
                                    ----------  ---------  --------------   ----------

Net Income                            $15,697      $2,195            $0      $17,892
                                    ==========  ==========  =============   ==========
Preferred stock dividends
    and discount accretion               $183          $0                       $183

Earnings per share of common stock:

Net Income                              $1.81      $168.87                     $1.72
Average shares outstanding          8,590,878       13,000                10,280,878
Book value per share of
       common stock                    $18.41    $2,744.15                    $18.85




See Notes to Pro Forma Financial Information.




                                        WESBANCO, INC.
                               PRO FORMA SUMMARY INCOME STATEMENT
                                       FOR THE YEAR ENDED
                                       December 31, 1993
                     (in thousands, except for share and per share amounts)
                                          (Unaudited)


                                   WESBANCO,      BANK OF    PROFORMA      PRO FORMA
                                     INC.         WEIRTON   ADJUSTMENTS    COMBINED
                                 ------------  -----------  ------------  -----------
INTEREST INCOME:
Interest and fees on loans          $63,716        $2,019           $0       $65,735
Interest on investment securities    31,094         6,264            0        37,358
Other interest income                   847         1,328            0         2,175
                                  ----------  -----------  -------------  -----------
    Total interest income            95,657         9,611            0       105,268
                                  ----------  -----------  -------------  -----------
INTEREST EXPENSE:

Interest on deposits                 37,435         4,343            0        41,778
Other borrowings                      1,948             0            0         1,948
                                  ----------  -----------  -------------  -----------
    Total interest expense           39,383         4,343            0        43,726
                                  ----------  -----------  -------------  -----------
Net interest income                  56,274         5,268            0        61,542
    Provision for possible            3,229            18            0         3,247
loan losses                       ----------  -----------  -------------  -----------

Net interest income after provision
      for possible loan losses       53,045         5,250            0        58,295


Total other income                   10,095           272            0        10,367
Total other expense                  38,711         3,162            0        41,873
                                  ----------  -----------  -------------  -----------

Income before provision
   for income taxes                  24,429         2,360            0        26,789
  Provision for income taxes          6,587           484            0         7,071

                                  ----------  -----------  -------------  -----------
Net Income                          $17,842        $1,876           $0       $19,718
                                  ===================================================

Preferred stock dividends
  and discount accretion               $184            $0                       $184

Earnings per share of common stock:

Net Income                            $2.04       $144.29                      $1.88

Average shares outstanding        8,689,499        13,000                 10,379,499

Book value per share of
    common stock                     $18.16     $2,646.62                     $18.52



See Notes to Pro Forma Financial Information.

                  COMPARATIVE PER SHARE DATA
                        (unaudited)


     The following table sets forth for WesBanco and Bank of Weirton certain historical per share financial information for the three month periods ended March 31, 1996 and 1995 and the years ended December 31, 1995, 1994 and 1993. The pro forma equivalent per share information for each company is computed, where applicable, using the WesBanco pro forma information and the applicable exchange ratio of WesBanco Common Stock for each share of the Bank of Weirton Common Stock. This information is not necessarily an indicator of future operations and should be read in conjunction with the historical, supplemental and unaudited pro forma financial statements which are furnished within this Prospectus or has been furnished separately. The exchange ratio for each share of Bank of Weirton Common Stock is 130 shares of WesBanco Common Stock. See "Pro Forma Data."


                              For the three months
                                Ended March 31,       Year Ended December 31,
                             ---------------------   -------------------------
                              1996      1995          1995     1994       1993
WesBanco Common Stock        ------    ------        ------   ------     ------
Net income per share
Historical                  $   .58   $   .54        $  2.13  $  1.81    $  2.04
  Pro forma                     .53       .50           1.98     1.72       1.88
Dividend per share
  Historical                    .26       .23            .96      .86       .785
Book value per share
  Historical                  20.12     18.97          20.01    18.41      18.16
  Pro forma
                              20.44     19.35          20.32    18.85      18.52

Bank of Weirton Common Stock

Net income per share
  Historical               $  36.00   $ 40.68        $162.71   $168.87   $144.29
  Pro forma equivalent
                              68.90     65.00         257.40    223.60    244.40
Dividend per share
  Historical                  15.50     14.00          64.00     62.00     60.00
  Pro forma equivalent        33.80     29.90         124.80    111.80    102.05
Book value per share
  Historical               2,863.38  2,770.77       2,842.85  2,744.15  2,646.62
  Pro forma equivalent     2,657.20  2,515.50       2,641.60  2,450.50  2,407.60





                   INFORMATION WITH RESPECT TO WESBANCO

History

     Wesbanco is a multi-bank holding company chartered under the laws of the State of West Virginia. As of July ___, 1996, Wesbanco had six banking affiliates located in Wheeling, Parkersburg, Charleston, Fairmont and Kingwood in West Virginia and Barnesville, Ohio. On a consolidated historical basis, as of March, 31, 1996, Wesbanco had total assets of $1,380,000 net loans of $842,870,000 deposits of $1,118,000 and shareholders equity of $170,466,000. As of July ____, 1996, Wesbanco had approximately 3,853 shareholders, and _________ shares of common stock outstanding. Wesbanco has no preferred stock issued and outstanding.

     Wesbanco had been inactive since its incorporation in 1968, but was activated on December 31, 1976, and exchanged its common stock on a share for share basis with the former holders of common stock of Wheeling Dollar Savings & Trust Co. During 1984, Wesbanco acquired three financial institutions with combined assets approximating $57,000,000 as of December 31, 1984. During 1985, Wesbanco acquired one financial institution with assets as of December 31, 1985, of approximately $41,000,000 and merged Wheeling Dollar Savings & Trust Co. with the Citizens National Bank of Follansbee, which was one of the banks acquired in 1984. The name of the resulting institution was changed to Wheeling Dollar Bank. During 1987, Wesbanco acquired four financial institutions with combined assets of approximately $215,567,000. During 1988, Wesbanco acquired one financial institution with assets as of the date of acquisition of approximately $68,280,000. During 1991 Wesbanco acquired one financial institution with assets as of the date of
acquisition of approximately $95,510,000.   During 1992,
Wesbanco acquired two financial institutions, one with assets of approximately $144,849,000 in assets, and one of approximately $18,127,000 in assets, as of the dates of acquisition. During 1994, Wesbanco acquired four banks, all affiliates of First Fidelity Bancorp, Inc. with approximate total assets of $309,911,000. Effective July 1, 1991, Wesbanco changed the name of its affiliate banks to Wesbanco Bank plus the name of the location of the Bank. Banks which have been acquired subsequent to that date have likewise changed their names.

     Wesbanco is a decentralized banking operation, with affiliates acting autonomously in day to day decisions. The principal role of the holding company is to provide management, leadership and access to specialized staff resources in areas such as: asset/liability management, regulations, lending policies, data processing, accounting, investment and budgeting.

     Dividends received from affiliates are Wesbanco's major source of income. Dividend payments by the banking affiliates depend primarily on their earnings and are limited by various regulatory restrictions. On March 31, 1996, the affiliates, without prior approval from the regulators, could have distributed dividends of approximately $2,461,000.00. Wesbanco has not issued debt securities as a source of funding for the assets of the affiliate banks.

     Wesbanco has reported to its stockholders that it may engage in other activities of a financial nature authorized by the Board of Governors of the Federal Reserve System either directly through a subsidiary or through acquisition of established companies, though no specific proposals are underway. As of March 31, 1996, neither the parent corporation nor any of the subsidiaries were engaged in any operation in foreign countries and have had no material transactions with customers in foreign countries.

Future Acquisitions

     Wesbanco continues to foster discussion with respect to additional acquisitions of banks, thrifts and thrift and bank holding companies. The tentative nature of such discussions, however, makes it impossible to predict the number or size of any future acquisitions.

Operations

     Wesbanco, through its subsidiaries, conducts a general banking, commercial and trust business. Its full service banks offer, among other things, retail banking services, such as demand, savings and time deposits; commercial, mortgage and consumer installment loans; credit card services through VISA and MasterCard; personal and corporate trust services; discount brokerage services; and travel services. Most affiliates are participating in or will be participating in local partnerships which operate banking machines in those local regions under the name of MAC. The banking machines are linked to CIRRUS, a nationwide banking network.

   The principal operations of Wesbanco are conducted at the main offices of Wesbanco and Wesbanco Bank Wheeling located at Bank Plaza, Wheeling, West Virginia. This facility was constructed in 1976, and consists of a modern eight story glass enclosed commercial building with a main lobby for banking operations and an integral four-lane drive-in facility with additional space for customer parking. The structure not only provides office space for Wesbanco and Wesbanco Bank Wheeling, but as well, certain additional commercial space which is leased to various commercial enterprises.

     Wesbanco Bank Wheeling (formerly Wheeling Dollar Bank), a state bank corporation is the largest banking subsidiary of Wesbanco and represents approximately 44.4% of the consolidated assets and 42.2% of the consolidated net income as of March 31, 1996. It is a full service bank offering a wide range of services to consumers, businesses and government bodies, including but not limited to, checking and savings accounts, certificates of deposit, consumer loans, mortgage loans, commercial loans, personal and corporate trusts, data processing and other banking services. The bank has approximately 365 fulltime equivalent employees. The bank's Trust Department is one of the largest in the State of West Virginia and offers a wide range of services as Executor, Trustee, Guardian and Agent. It serves as Transfer Agent and Registrar for corporations and performs fiduciary services for municipalities. Total market value of assets under management in the Trust Department was approximately $1.4 billion as of March 31, 1996. The Bank also operates ten branch offices, three of which are located in Wheeling, two of which are located in Follansbee, two in New Martinsville, one in Pine Grove, one in Sistersville, and one in Wellsburg, West Virginia. All branch offices of the bank also operate drive-in facilities.

     Wesbanco Bank South Hills (formerly South Hills Bank) is a state banking corporation located in Charleston, West Virginia. The bank also provides general banking services similar to the services provided by Wesbanco Bank Wheeling. The bank operates a drive-in facility which is located at its main banking facility and a full service facility with drive-in lanes in Sissonville. As of March 31, 1996, the bank had total assets of approximately $95,225,000, deposits of approximately $81,472,000 and 38 full time equivalent employees.

     Wesbanco Bank Parkersburg (formerly Mountain State Bank) is also a state banking corporation located in Parkersburg, West Virginia. The bank also provides general banking and trust services similar to the services provided by Wesbanco Bank Wheeling. The bank also operates a drive-in facility which is located at its main banking facility and two full service branches which are located at Mineral Wells and Elizabeth, West Virginia. As of March 31, 1996, the bank had approximately $113,635,000 in assets, $100,389,000 in deposits, and 61 full time equivalent employees.

     Wesbanco Bank Kingwood is a West Virginia banking corporation located in Kingwood, West Virginia. The bank also provides general banking and trust services similar to the services provided by Wesbanco Bank Wheeling. The bank operates two full service branch offices at Masontown and Bruceton Mills, West Virginia. As of March 31, 1996, the bank had approximately $102,908,000 in assets and, $87,981,000 in deposits, and 50 full time employees.

     Wesbanco Bank Barnesville is an Ohio banking corporation located in Barnesville, Ohio, the bank also provides general banking and trust services similar to the services provided by Wesbanco Bank Wheeling. The bank operates out of its principal office located at 101 E. Main Street, Barnesville, Ohio, and also operates branch facilities in Beallsville, Bethesda and Woodsfield, Ohio. As of March 31, 1996, the bank had approximately $139,988,000 in assets and $119,764,000 in deposits, and 62 full time employees.

     Wesbanco Bank Fairmont is a West Virginia banking corporation located in Fairmont, West Virginia. The bank also provides general banking and trust services. The bank operates out of its principal office located at 301 Adams Street, Fairmont, West Virginia, and also operates eleven branch offices in Monongalia, Marion and Harrison Counties, in West Virginia. As of March 31, 1996, the bank had approximately $310,383,000 in assets and $252,771,000 in deposits and 174 full-time employees.

Competition

     The 1980's was a period of significant legislative change in West Virginia for banks and bank holding companies. Prior to 1982, West Virginia was a unit banking State and prohibited multibank holding companies and branch banking. As a result of legislation enacted in 1982, banks were permitted to establish a limited number of branches by purchase, merger or consolidation with another banking institution and to establish an additional branch by the construction, lease or acquisition of branch facilities in the unbanked areas within the county of its principal office. In 1984, legislation further eased these restriction by removing the "unbanked area" limitation on county wide branching effective June 7, 1984, and by providing for the phased implementation of branch banking throughout the State beginning in 1987, with unlimited branch banking after 1991.

    As a result of legislation adopted in the 1986 session of the Legislature, West Virginia further eased or eliminated restrictions on branch banking and joined the growing number of states that permit interstate acquisitions of banks and bank holding companies on a reciprocal basis. Specifically, the new legislation permits West Virginia bank holding companies to acquire banks and bank holding companies in other states and out of-state bank holding companies to acquire West Virginia banks or bank holding companies on a reciprocal basis; however, the entry by out-of-state bank holding companies is permitted only by the acquisition of an existing institution which has operated in West Virginia for two years prior to acquisition. Similar provisions were enacted to allow reciprocal interstate acquisitions by thrift institutions such as savings and loan holding companies, savings and loan associations, savings banks, and building and loan associations.

     The new legislation also accelerated the effective date of state-wide unlimited branch banking from 1991 to January 1, 1987. Under the recent legislation, interstate banking activities were delayed until January 1, 1988, in order to permit West Virginia institutions one year to branch and make other acquisitions statewide before the advent of interstate banking. The recent legislation does not permit the chartering and formation of de novo banks in West Virginia by out-of-state bank holding companies nor does it permit West Virginia banks to establish branch banks across state lines (either de novo or by formation or merger).

     The BHC Act was amended by the interstate banking provisions of the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 (the "Interstate Banking Act"), which became effective on September 29, 1995. The Interstate Banking Act repealed the prior statutory restrictions on interstate acquisitions of banks by bank holding companies, such that Wesbanco and any other bank holding company located in West Virginia or another state may now acquire a bank located in any other state, and any bank holding company located outside West Virginia may lawfully acquire any West Virginia-based bank, regardless of state law to the contrary subject to certain deposit-percentage, aging requirements, and other restrictions. The Interstate Banking Act also generally provides that, after June 1, 1997, national and state-chartered banks may branch interstate through acquisitions of banks in other states. By adopting legislation prior to that date, a state has the ability either to "opt in" and accelerate the date after which interstate branching is permissible or "opt out" and prohibit interstate branching altogether.

     West Virginia adopted comprehensive legislation on this issue in 1996 with Senate Bill 280, signed by the Governor on April 1, 1996, and which goes into effect ninety (90) days from passage. The Bill conforms the interstate provisions of state law with the mandatory requirements of the Interstate Banking Act. Senate Bill 280 provides the full range of additional interstate branching opportunities permitted by the Interstate Banking Act, including de novo branching and interstate branch acquisitions. The interstate branching sections of the Bill are effective May 31, 1996. In addition, Senate Bill 280 revises elements of the law addressing the maximum level of insured deposits which any affiliated group may control within West Virginia. The new language defines the deposits included in the calculation and precludes an acquisition transaction which would result in the control of 25% or greater of such deposits.

     Each bank faces strong competition for local business in its respective market areas. Competition exists in efforts to obtain new deposits, in the scope and types of services offered, and the interest rates paid on time deposit and charged on loans, and in other aspects of banking. Banks encounter substantial competition not only from other commercial banks but also from other financial institutions. Savings banks, savings and loan associations, and credit unions actively compete for deposits. Such institutions, as well as consumer finance companies, brokerage firms, insurance companies and other enterprises, are important competitors for various types of business. In addition, personal and corporate trust services and investment counseling services are offered by insurance companies, investment counseling firms and other business firms and individuals.

Principal Shareholders

     To the best of management's knowledge, the Trust Department of Wesbanco Bank Wheeling, Bank Plaza, Wheeling, West Virginia, 26003, is the only holder or beneficial owner of more than 5% of the common stock of the Corporation. As of February 16, 1996, 849,869 shares of the common stock of the Corporation, representing 10.02% of the shares outstanding, were held in various capacities in the Trust Department. Of these shares, the Bank does not have voting control of 192,448 shares, representing 2.27% of the shares outstanding, has partial voting control of 29,707 shares, representing 0.35% of the shares outstanding, and sole voting control of 627,714 shares, representing 7.40% of the shares outstanding. In accordance with its general practice, shares of the common stock of the Corporation over which the Bank has sole voting control will be voted in accordance with the recommendations of management. Shares over which the Bank has partial voting control will be similarly voted if the Bank has the concurrence of the co-fiduciary or co-fiduciaries.

     The following table lists each stockholder known to Wesbanco to be the beneficial owner of more than 5% of Wesbanco's common stock as of February 16, 1996, as more fully described above:



                 Name &
                 Address of                Amount and Nature
Title            Beneficial                of Beneficial        Percent
Class            Owner                     Ownership            of Class
- -------          -------------------       ------------------   ----------
Common           Wesbanco Bank
                 Wheeling Trust Dept.
                 Bank Plaza
                 Wheeling, WV 26003           849,869*          10.02%

*Nature of beneficial ownership more fully described in text immediately preceding table.

     Holders of Wesbanco Common Stock will not experience a change in the number of Wesbanco shares held by them as a result of the Merger; however, their percentage ownership will decrease. Based on stock ownership as of July ___, 1996, and assuming a total of 10,166,572 shares of Wesbanco Common Stock outstanding immediately after the Merger, the Trust Department of Wesbanco Bank Wheeling would own 8.35%, with sole voting and investment power over 6.17%, and 0.29% with shared power. Directors and Officers, as a group, would beneficially hold 7.46% or more of the outstanding common stock of Wesbanco. For stock ownership of Wesbanco Directors and Officers see the Wesbanco Proxy Statement for the Annual Meeting of Shareholders for April 17, 1996, incorporated herein by reference and delivered herewith. See "Incorporation of Certain Documents by Reference."

Wesbanco KSOP

     The Wesbanco Employee Stock Ownership and 401(k) Plan (the "Plan") is a qualified non-contributory employee stock ownership plan with a deferred savings plan feature under
Section 401(k) of the Internal Revenue Code. The employee stock ownership feature of the Plan (the "ESOP") was adopted by the Corporation on December 31, 1986, and subsequently amended and restated effective January 1, 1996, to add 401(k) pre-tax savings features (the "KSOP"). All employees of Wesbanco, together with all employees of the subsidiary companies which adopt the Plan, are eligible to participate in the Plan upon completion of a year of service and attaining age 21. All affiliate banks are participants in the Plan. The Plan is administered by a Committee appointed by the Board of Directors of the Corporation.

     No contributions are made to the ESOP by the employees. All contributions are made by the Corporation, and the amount thereof is determined annually by the Board of Directors of the Corporation. The Trustee of the ESOP Trust is authorized to borrow funds upon terms and conditions not inconsistent with
Section 4975 of the Internal Revenue Code and the regulations thereunder, for the purpose of purchasing stock of the Corporation, from the Corporation or any shareholder. In the event that such a loan is obtained, the employer contributions must be made in an amount sufficient to amortize the loan. Otherwise, employer contributions may be paid in the form of cash or shares.

     At the present time, the ESOP Trust holds 105,936 shares of Wesbanco Common Stock. The ESOP Trustee has currently outstanding $777,405.00 borrowed from an affiliated financial institution. The loan originated in 1995 and is structured as a revolving line of credit, and the unpaid balance is amortized over a five-year period at an interest rate equal to the lender's base rate. Wesbanco is required to make annual payments to principal equal to 20% of the January 1st balance each year. Any balance due at maturity will be paid in full or refinanced. During 1995, the trust used proceeds of the loan to purchase 5,000 shares at $25.75 per share. The ESOP Trustee pledged the shares of employer securities purchased with the proceeds of the loan as security for the loan. Wesbanco guaranteed the loan issuing a contribution commitment letter. As such securities are allocated to the accounts of participating employees, and the loan balance paid down, they will be released by the secured party.

     Employer securities purchased with the proceeds of the loan are placed in a suspense account and released, prorata, from such suspense account under a formula which considers the amount of principal and interest paid for a given period over the amount of principal and interest anticipated to be paid for that period and all future periods. Shares released from the suspense account, employer contributions, if any, and forfeitures are each allocated, prorata, subject to limits imposed by the Code, to the accounts of individual participants under a format which considers the amount of the participant's compensation over the aggregate compensation of all participants.

     Participants become vested in their accounts upon retirement, death or disability or upon completion of five years of service from and after December 31, 1986, or, with respect to affiliate banks, five years from the date of initial participation. Distributions upon retirement, death or disability are normally made in the form of substantially equal annual installments over a period of 10 years commencing as soon as practicable after such retirement, death or disability. Distributions upon other separation from service are normally made in the form of installments commencing upon the earlier of the date the former employee attains age 65, his or her death, or after a one year break in service. With the consent of the Committee, distributions may be made in the form of a lump sum. Participants may demand distributions in the form of whole shares of employer securities. If demand is not timely made, however, distributions may be made in cash.

     The assets of the ESOP Trust will be invested and accounted for primarily in shares of employer securities.
However, from time to time, the ESOP Trustee may hold assets in other forms, either (i) as required for the proper administration of the ESOP or (ii) as directed by participants as set forth in Section 401(a)(28) of the Code.

     During the year 1995, Wesbanco contributed a total of $350,012 to the ESOP on behalf of its employees.

     The following table sets forth, with respect to those persons named in the Compensation Table, and for all executive officers as a group, the number of shares of the Corporation's common stock allocated to such individuals during 1995:

                                                       Value of
Name                      Shares Allocated        Allocated Shares
- ----------------          -----------------       ----------------
Edward M. George                181                   $  5,074
Paul M. Limbert                 166                   $  4,670
Dennis P. Yaeger                166                   $  4,669
Frank R. Kerekes                 96                   $  2,707
Jerome B. Schmitt               140                   $  3,922

Officers of the               1,615                   $ 45,220
Corporation (17 persons)
as a group

     The KSOP feature of the Plan permits participants to make pre-tax elective contributions through payroll deductions in increments of 1% of compensation up to a maximum of 15% of compensation, subject to certain maximum dollar limitations imposed by the Internal Revenue Code (i.e. for 1996 the maximum amount is $9,500.00). The Corporation provides matching contributions on a quarterly basis subject to certain limitations. The Corporation's matching contribution is 50% of the first 2% of compensation electively deferred, and 25% of the next 2% of compensation electively deferred. No matching contributions are made by the Corporation for elective deferrals in excess of 4% of compensation.

     Employees are 100% vested in all pre-tax elective deferrals, or contributions, to the Plan and likewise are 100% vested in all matching employer contributions. KSOP contributions are invested by the employee selecting the percentage of contributions to be invested among seven (7) different investment funds.

   No contributions were made under the KSOP feature by the Corporation for calendar year 1995.

Changes in West Virginia Taxes

   Recent West Virginia tax legislation, which was effective July 1, 1987, greatly changed the way banks and bank holding companies are taxed by the State. As of July 1, 1987, the gross receipts-based Business and Occupation ("B & O") Tax was repealed with regard to banking institutions and most other entities engaging in business in West Virginia. In place of the B & O Tax, the West Virginia Legislature broadened the Corporation Net Income Tax ("CNIT") and enacted a new Business Franchise Tax.

   The most significant state tax law change with respect to banks is that, for taxable period beginning after July 1, 1987, banks must pay CNIT. Banks and other financial institutions were exempt from the CNIT for taxable periods beginning prior to July 1, 1987. The CNIT rate applied to West Virginia taxable income was increased to 9.75% beginning July 1, 1987 (reduced by 0.15% annually for five successive years until it reached 9% on July 1, 1992).

     Also effective July 1, 1987, was the newly enacted Business Franchise Tax, imposed on the capital of partnerships and corporations at a rate of 0.55%. The Business Franchise Tax provides a mechanism for certain exclusions and credits, such as excluding from taxable capital certain obligations of the United States and the State of West Virginia and certain residential mortgage loans.

Directors and Executive Officers

     The information with respect to directors and executive officers of Wesbanco is set forth in the Wesbanco Annual Proxy
Statement for the Annual Meeting of Shareholders held on April
17, 1996, and is incorporated herein by reference.  See
"Incorporation of Certain Documents by Reference".

Executive Compensation

   The information with respect to executive compensation is set forth in the Wesbanco Annual Proxy Statement for the Annual
Meeting of Shareholders held on April 17, 1996, and is incorporated herein by reference. See "Incorporation of Certain Documents by Reference."

Certain Relationships and Related Transactions

   The information with respect to certain relationships and related transactions is set forth in the Wesbanco Annual Proxy
Statement for the Annual Meeting of Shareholders held on April
17, 1996, and is incorporated herein by reference.  See
"Incorporation of Certain Documents by Reference".

                 INFORMATION WITH RESPECT TO WEIRTON


History

     Weirton is a state banking corporation with its principal office and place of business located at 333 Penco Road, Weirton, Hancock County, West Virginia. Weirton was organized as a state banking corporation on June 16, 1911, and operated for a number of years at a downtown location located on Main Street until 1962 and then Pennsylvania Avenue, Weirton, West Virginia. In 1988 Weirton moved to its new principal offices located at 333 Penco Road where it continues to operate its main office facility. Weirton acquired the Peoples Bank of Weirton in 1984, the operations of which were then merged into the operations of Weirton through the establishment of a branch location on Main Street, in the City of Weirton.

     Weirton operates a general banking business with a full range of deposit and lending services to customers in its primary market area. The markets in which it operates are determined by the locations of its main facility and its branch location on Main Street in the City of Weirton.

     As of December 31, 1995, Weirton had a total of 39 employees, as compared with a total of 40 and 37 employees on December 31, 1994 and 1993, respectively. Management does not anticipate any material change in Weirton's work force prior to the merger. The branch office is located at 3425 Main Street, in the City of Weirton, Hancock County, West Virginia.

Banking Services

   Weirton is a full-service commercial bank offering those services associated with a bank, including demand and time deposit accounts, drive-in banking, participation in a (MAC) automated teller machine (ATM) network, individual and commercial loans, consumer installment loans for home improvement, automobiles, and other purposes. Although the Bank of Weirton has "trust powers", trust services are not currently offered.

     All services offered are available to customers/consumers at each office.

     Deposits are insured by the Federal Deposit Insurance
Corporation to the extent provided by law.

Competition

     Banking has been influenced locally by the branching and restructuring activities of banks, savings and loan, credit unions, and other non-bank competitors.

     Weirton is part of, and subject to, a highly competitive atmosphere in its market area. Weirton ranks fourth in the market in terms of total deposits among commercial banks and thrifts. There are three other commercial bank operations with branches, two savings bank operations with branches, four credit unions, some with branches, and numerous consumer finance companies in its market area.

    On-going revisions in state and federal law, along with reciprocal privileges, will continue to provide competitors the opportunity to expand operations geographically.

     Non-bank deposit takers and the advantage of less extensive regulation provides the basis for significant competitive activity and will continue to make difficult the response to that form of competition.

Economic Conditions

     Hancock and Brooke Counties, in which the City of Weirton is located, are situated in the upper-most northern section of the West Virginia Panhandle on the Ohio River between the States of Ohio and Pennsylvania.

     Weirton Steel Corporation is the largest commercial employer in West Virginia and maintains its operations and headquarters facilities in Weirton. This entity, founded in 1909, tends to stabilize economic conditions in the area. Various satellite industries are located within the City at the Half Moon Industrial Complex and plans are near fruition for the development of an additional "business park" in the Weirton Heights area.

     Other entities and activities with both direct and indirect economic development benefit to the Weirton area include a progressive Weirton Medical Center and the proximity of the Pittsburgh International Airport and their attendant impact on business and residential development activity within a wide radius.

     The Weirton branch of the West Virginia Northern Community College is actively pursuing its announced $3.5 million capital improvement project and is playing an increasingly important role in promoting a greater understanding and appreciation of the events that fuel economic development in the Weirton community.

Properties of Weirton

     The principal offices of Weirton are located at 333 Penco Road in the City of Weirton, Hancock County, West Virginia. This facility consists of a 40,000 square foot 3-story brick and glass building built by Weirton in 1988 on a parcel of real estate consisting of approximately 3-1/2 acres. The facility consists of a full service banking lobby, as well as office space for the various other banking services offered by Weirton. The facility contains six drive-in lanes and on-site customer parking.

     Weirton also operates its branch facility, which is located at 3425 Main Street in the City of Weirton, Hancock County, West Virginia. The branch facility consists of a 1-story brick building with approximately 14,000 square feet with a full basement located on Main Street in downtown Weirton. It has separate drive-in facilities with three drive-in lanes available. The facility also offers on-site parking and a full customer service lobby.

     The two properties are both owned by the bank.

Monetary Policies

     The commercial banking business is affected by the monetary and fiscal policies of various regulatory agencies, including the Federal Reserve Board. Among the techniques available to the Federal Reserve Board are open market purchases in United States Government securities; changing the reserve requirements applicable to member bank deposits and to certain borrowings by member banks and their affiliates; and restricting dividends. These policies influence to a significant extent the overall growth and distribution of bank loans, investments and deposits and the interest rates paid on savings and time deposits. The monetary policies of the Federal Reserve Board have had a significant effect on the operating results of commercial banks in the past and are expected to do so in the future. In view of the changing conditions in the national economy, as well as the effect of acts by monetary and fiscal authorities, including the Federal Reserve Board, no predictions can be made by Weirton as to future changes in interest rates, credit availability, or deposit levels.

Legal Proceedings

     There are no material legal proceedings against Weirton. Weirton, by the nature of its business, may have legal actions pending at any time to collect delinquent loan accounts; however, these are ordinary and incidental to their business.

Principal Shareholders

   The following table sets forth information regarding all persons known by Weirton to be the beneficial owners of 5% or more of Weirton Common Stock and information regarding the ownership of Wesbanco Common Stock by such person after consummation of the Merger as of March 31, 1996:




                                                                   Pro Forma
                                                                   Percent of
                             Amount and Nature                     Wesbanco
Name and Address of          of Beneficial          Percent of     Common
Beneficial Owner             Ownership              Class          Stock
- -------------------         -----------------       -----------    ------------
Clyde Chalfant (1)             700 Shares              5.39%          *
646 Ross Park Blvd.
Steubenville, OH 43952

Mary Peterson Chalfant (2)    1,040 Shares             8.00%         1.32%
646 Ross Park Blvd.
Steubenville, OH 43952

PNC-Pittsburgh Trust          2,393 Shares            18.40%         3.05%
Securities Department
5th & Wood Streets
Pittsburgh, PA 15265

(1)  Father of R. Peterson Chalfant, a director.
(2)  Wife of Clyde Chalfant and mother of R. Peterson Chalfant, a director.
*    Represents less than one percent (1%).

Directors

    The following is a listing of the names and ages of the directors of Weirton and the year each individual began continuous service as a director of Weirton. Also shown are their principal occupations at present and during the past five
(5) years, as well as any other directorship of publicly traded companies.






Name                   Age    Principal Occupation              Director Since
- -------------------    ---    --------------------              --------------
George M. Molnar       70     Chairman, President and Chief           1967
                              Executive Officer, Bank of Weirton

C.R. Cattrell          75     Retired, former President of Cattrell   1958
                              Motor Company

R. Peterson Chalfant   55     Lawyer, Partner, Chalfant, Henderson    1995
                              & Dondzila




Name                   Age    Principal Occupation              Director Since
- --------------------   ---    ---------------------             --------------
Donald R. Donell        66    President, Starvaggi Industries, Inc.    1979

Carl N. Frankovitch     48    Lawyer, Partner, Frankovitch &           1995
                              Anetakis

James White, Jr.        57    President, James White Construction      1984
                              Co.

James G. Thompson       40    Vice President and Secretary,            1994
                              Bank of Weirton


Executive Officers

     The following is a listing of the names and ages of the executive officers of Weirton and the year each individual began continuous services as an executive officer of Weirton. Also shown is their business experience during the past five years.

Name                   Age                    Business Experience
- ------------------     ---                    --------------------
George M. Molnar        70                    Chairman, President and
                                              Chief Executive Officer,
                                              Bank of Weirton

James G. Thompson       40                    Vice President, Secretary
                                              Bank of Weirton

Robert F. Petrulovich   55                    Cashier

Robert D. Bryant        51                    Assistant Vice President,
                                              Compliance Officer

Robert K. McGuffie      46                    Assistant Vice President,
                                              Branch Manager

Compensation of Executive Officers
- ----------------------------------
     The following table sets forth the total compensation paid by Weirton during the year 1995, to the five highest paid executive officers, whose total compensation exceeded
$100,000.00, together with the benefits payable to them from the Corporation's pension plan upon retirement.


                          SUMMARY COMPENSATION TABLE



                                                       Long Term Compensation
                                                       --------------------------
                             Annual  Compensation       Awards          Payouts
                            -----------------------    --------------------------
                                             Other
                                            Annual     Restricted   Options            All Other
                            Salary   Bonus    Comp.      Stock        SARS     LTIP   Compensation
Name and Position    Year    ($)      ($)     (1)        Awards        (#)    Payouts     ($)
- -----------------    ----  -------- ------- --------    ----------  -------   ------- ------------
George M. Molnar     1995  200,000  100,000  5,000           0          0         0        0
Chairman, Presi-     1994  200,000  100,000  5,720           0          0         0        0
dent & Chief         1993  200,000  100,000  6,000           0          0         0        0
Executive Officer



(1)  "Other Annual Compensation" includes Board fees for
George M. Molnar for 1995, 1994 and 1993.

   There was no other compensation paid to Mr. Molnar during 1995.

Pension Plan Benefits
- ----------------------

     Weirton maintains a defined benefit pension plan for its employees. Benefits under the plan are determined under the plan's benefit formula, utilizing an average final compensation method. Eligibility is age 65. The monthly benefit is equal to 1/2 of: 1.25% of average final compensation up to the integration level times service up to 35 years, plus 1.6% of average final compensation in excess of the integration level times service up to 35 years plus
1.25% of average final compensation times service over 35 years. The tax year ends December 31 of each year.


                           Pension Plan Benefits
          Estimated Annual Benefits Upon Retirement to Persons in
        Specified Remuneration and Years-of-Service Classifications


Remuneration      15        20        25        30       35
- ---------------------------------------------------------------
   50,000       10,639    14,186    17,732    21,278    24,825
   75,000       16,639    22,186    27,732    33,278    38,825
  100,000       22,639    30,186    37,732    45,278    52,825
  200,000       34,639    46,186    57,732    69,278    80,825
  300,000       34,639    46,186    57,732    69,278    80,825

Description of Bonus Plan

     Annually, the Executive Committee of Weirton makes a determination as to the amount and allocation among the executive officers of Weirton of a bonus payable to such officers. The amount and participants vary each year based on an assessment of profitability and merit as determined by the Committee. A total of $138,800.00 in cash was allocated and paid for such bonuses for the year 1995.

Meetings of the Board of Directors and Compensation of Members

    The Board of Directors of Weirton meets monthly and the Executive Committee of Weirton meets on call. Fees paid for attendance at Board meetings are $280.00, and $240.00 for meetings of the Executive Committee. During 1995, the Board held 12 meetings. Fees in the total amount of $28,960.00 were paid to Directors for attendance at meetings of the Board of Directors of Weirton and at meetings of all committees of Weirton during the year 1995. Weirton does not have a standing Compensation Committee. All Directors, except C. R. Cattrell, attended at least 75% of the meetings of the Board.

Ownership of Securities by Directors and Officers
- -------------------------------------------------
     The following table sets forth the number of shares of Weirton's common stock beneficially owned by the directors and officers of Weirton as a group as of July ___, 1996. There is no other class of voting securities issued and outstanding.

Name of                Sole Voting and         Shared Voting and/or
Beneficial Owner       Investment Authority    Investment Authority    Percent
- -----------------      ---------------------   ---------------------   -------
George M. Molnar               400 (1)                 ---              3.07%
C.R. Cattrell                   70 (2)                 ---                *
R. Peterson Chalfant            35                     ---                *
Donald R. Donell               320                     627 (3)          7.28%
Carl N. Frankovitch            209                     ---              1.60%
James White, Jr.                30 (4)                 208 (5)            *
James G. Thompson                8                     ---                *

All Directors and
Officers as a group
(7 persons)                  1,072                     835             14.66%

*Beneficial ownership does not exceed one percent (1%).

(1) Mr. Molnar's wife, Margaret A. Molnar, is the owner of an additional 100 shares.
(2) Mr. Cattrell's wife, Dorothy V. Cattrell, is the owner of an additional 100 shares.
(3) Mr. Donell is an officer and a director of Starvaggi Industries which owns 627 shares.
(4) Mr. White's wife, Pauline S. White, is the owner of an additional 10 shares.

(5)  Includes 118 shares owned by James White Construction Co.
of which Mr. White is an officer and director and in which he has a substantial stock interest. Also includes 90 shares held in the James White Construction Co. Profit Sharing Trust in which Mr. White has a substantial interest.

Certain Relationships and Related Transactions

     During 1995, Weirton and its subsidiaries had, and expect to have in the future, banking transactions with officers and directors of Weirton, their immediate families and entities in which they are principal owners (more than 10% interest). The transactions were in the ordinary course of business and on substantially the same terms, including interest rates and security, as those prevailing at the same time for comparable transactions with others and do not involve more than the normal risk of collectibility or present other unfavorable factors.

                      GOVERNMENT REGULATION

     As a registered bank holding company, Wesbanco is subject to the supervision of the Federal Reserve Board and is required to file with the Federal Reserve Board reports and other information regarding its business operations and the business operations of its subsidiaries. Wesbanco is also subject to examination by the Federal Reserve Board and required to obtain Federal
Reserve Board approval prior to acquiring, directly or indirectly, ownership or control of voting shares of any bank, if, after such acquisition, it would own or control more than 5% of the voting stock of such bank. In addition, pursuant to federal law and regulations promulgated by the Federal Reserve Board, Wesbanco may only engage in, or own or control companies that engage in, activities deemed by the Federal Reserve Board to be so closely related to banking as to be a proper incident thereto. Prior to engaging in most new business activities, Wesbanco must obtain approval from the Federal Reserve Board.

     Both Wesbanco's banking subsidiaries and Weirton have deposits insured by the Bank Insurance Fund ("BIF") of the Federal Deposit Insurance Corporation (the "FDIC"), and are subject to supervision, examination, and regulation by the state banking authorities and either the FDIC or the Federal Reserve Board. In addition to the impact of federal and state supervision and regulation, the banking and non-banking subsidiaries of Wesbanco and Weirton are affected significantly by the actions of the Federal Reserve Board as it attempts to control the money supply and credit availability in order to influence the economy.

    To the extent that the following information describes statutory or regulatory provisions, it is qualified in its entirety by reference to such statutory or regulatory provisions.

Holding Company Structure

     Both Wesbanco's depository institution subsidiaries and Weirton are subject to affiliate transaction restrictions under federal law which limit the transfer of funds by the subsidiary banks to their respective parents and any nonbanking subsidiaries, whether in the form of loans, extensions of credit, investments or asset purchases. Such transfers by any subsidiary bank to its parent corporation or to any nonbanking subsidiary are limited in amount to 10% of the institution's capital and surplus and, with respect to such parent and all such nonbanking subsidiaries, to an aggregate of 20% of any such institution's capital and surplus. Furthermore, such loans and extensions of credit are required to be secured in specified amounts. Under applicable regulation, at March 31, 1996, approximately $6 million was available for loans to Wesbanco from its subsidiary banks.

     The Federal Reserve Board has a policy to the effect that a bank holding company is expected to act as a source of financial and managerial strength to each of its subsidiary banks and to commit resources to support each such subsidiary bank. Under the source of strength doctrine, the Federal Reserve Board may require a bank holding company to make capital injections into a troubled subsidiary bank, and may charge the bank holding company with engaging in unsafe and unsound practices for failure to commit resources to such a subsidiary bank. This capital injection may be required at times when Wesbanco may not have the resources to provide it. Any capital loans by a holding company to any of the subsidiary banks are subordinate in right of payment to deposits and to certain other indebtedness of such subsidiary bank. Moreover, in the event of a bank holding company's bankruptcy, any commitment by such holding company to a federal bank regulatory agency to maintain the capital of a subsidiary bank will be assumed by the bankruptcy trustee and entitled to a priority of payment.

   In 1989, the United States Congress passed comprehensive financial institutions legislation known as the Financial Institution Reform, Recovery, and Enforcement Act ("FIRREA"). FIRREA established a new principle of liability on the part of depository institutions insured by the FDIC for any losses incurred by, or reasonably expected to be incurred by, the FDIC after August 9, 1989, in connection with (i) the default of a commonly controlled FDIC-insured depository institution, or
(ii) any assistance provided by the FDIC to a commonly controlled FDICinsured depository institution in danger of default. "Default"" is defined generally as the appointment of a conservator or receiver and "in danger of default" is defined generally as the existence of certain conditions indicating that a "default" is likely to occur in the absence of regulatory assistance. Accordingly, in the event that any insured bank subsidiary of Wesbanco causes a loss to the FDIC, other bank subsidiaries of that parent could be required to compensate the FDIC by reimbursing to it the amount of such loss.

     Federal law permits the OCC to order the pro rata assessment of shareholders of a national bank whose capital stock has become impaired, by losses or otherwise to relieve a deficiency in such national bank's capital stock. This statute also provides for the enforcement of any such pro rata assessment of shareholders of such national bank to cover such impairment of capital stock by sale, to the extent necessary, of the capital stock of any assessed shareholder failing to pay the assessment. Similarly, the laws of certain states provide for such assessment and sale with respect to the subsidiary banks chartered by such states.

Dividend Restrictions

     There are statutory limits on the amount of dividends Wesbanco's depository institution subsidiaries can pay to their respective parent corporations without regulatory approval. Under applicable federal regulations, appropriate bank regulatory agency approval is required if the total of all dividends declared by a bank in any calendar year exceeds the available retained earnings and exceeds the aggregate of the bank's net profits (as defined by regulatory agencies) for that year and its retained net profits for the preceding two years, less any required transfers to surplus or a fund for the retirement of any preferred stock.

   In addition, national banks may not pay a dividend in an amount greater than such bank's net profits after deducting its losses and bad debts. For this purpose, bad debts are defined to include, generally, loans which have matured and are in arrears with respect to interest by six months or more, other than such loans which are well secured and in the process of collection. Under these provisions and in accordance with the above-described formula, Wesbanco's subsidiary banks could, without regulatory approval, declare dividends as of March 31, 1996, of approximately $2,461,000 million.

     If, in the opinion of the applicable regulatory authority, a bank under its jurisdiction is engaged in or is about to engage in an unsafe or unsound practice (which, depending on the financial condition of the bank, could include the payment of dividends), such authority may require, after notice and hearing, that such bank cease and desist from such practice. The Federal Reserve Board, the OCC and the FDIC have issued policy statements which provide that insured banks and bank holding companies should generally only pay dividends out of current operating earnings.

FDIC Insurance

     Pursuant to FDICIA, the FDIC adopted a risk based assessment system for insured depository institutions that takes into account risks attributable to different categories and concentrations of assets and liabilities. An institution is assigned by the FDIC into one of three capital categories:
1 well capitalized; 2 - adequately capitalized; 3 undercapitalized. An institution is also assigned to one of three supervisory subgroups within each capital group. The supervisory subgroup is based on a supervisory evaluation provided by the primary federal regulator. An institution insurance assessment rate is then determined based upon capital and the supervisory category to which it is assigned.

    Under this risk based assessment system, there are nine assessment risk categories to which different assessment rates are applied. Assessment rates for the first half of 1995 ranged from .23% of deposits for institutions in the well capitalized category to .31% of deposits for institutions that are undercapitalized.

     The Federal Deposit Insurance Act required the Bank
Insurance Fund to be recapitalized until the reserves reached a designated ratio of at least 1.25% of deposits. That ratio was met during May 1995. In August 1995, the FDIC reduced the assessment rates for financial institutions which are subject to the requirements of the Bank Insurance Fund. Under the revised assessment schedule which was effective June 1, 1995, financial institutions pay assessments ranging from .04% of deposits to .31% of deposits, with an average assessment rate of .045%. Subsequently, on November 14, 1995, annual assessments were again reduced to the legal minimum of $2,000 per year for all banking institutions except those that were not well capitalized and were assigned to the higher supervisory risk category. Both Wesbanco and Weirton are considered to be in the well capitalized category requiring the minimum legal annual assessments as required by the FDIC.

     The FDIC recognizes that the disparity may have adverse consequences for such institutions in the higher risk categories including reduced earnings and impaired ability to raise funds on the capital markets and to attract deposits. It is not currently known whether institutions that are required to pay insurance premiums will be required to pay higher deposit insurance premiums in the future. It is impossible to predict whether future regulations will be enacted or if enactment will require financial institutions to contribute to the Savings Association Insurance Fund or if these regulations may require additional payments by Wesbanco into the Bank Insurance Fund.

Capital Requirements

    The Federal Reserve Board has issued risk-based capital guidelines for bank holding companies, such as Wesbanco. The guidelines establish a systematic analytical framework that makes regulatory capital requirements more sensitive to differences in risk profiles among banking organizations, takes off-balance sheet exposures into explicit account in assessing capital adequacy, and minimizes disincentives to holding liquid, low-risk assets. Under the guidelines and related policies, bank holding companies must maintain capital sufficient to meet both a riskbased asset ratio test and leverage ratio test on a consolidated basis. The risk-based ratio is determined by allocating assets and specified off-balance sheet commitments into four weighted categories, with higher levels of capital being required for categories perceived as representing greater risk. The leverage ratio is determined by relating core capital (as described below) to total assets adjusted as specified in the guidelines. All of Wesbanco's depository institution subsidiaries are subject to substantially similar capital requirements adopted by applicable regulatory agencies.

     Generally, under the applicable guidelines, the financial institution's capital is divided into two tiers. "Tier 1", or core capital, includes common equity, noncumulative perpetual preferred stock (excluding auction rate issues) and minority interests in equity accounts of consolidated subsidiaries, less goodwill. Bank holding companies, however, may include cumulative perpetual preferred stock in their Tier 1 capital, up to a limit of 25% of such Tier 1 capital. "Tier 2", or supplementary capital, includes, among other things, cumulative and limited-life preferred stock, hybrid capital instruments, mandatory convertible securities, qualifying subordinated debt, and the allowance for loan losses, subject to certain limitations, less required deductions. "Total capital" is the sum of Tier 1 and Tier 2 capital.

     Financial institutions are required to maintain a risk-based ratio of 8%, of which 4% must be Tier 1 capital. The appropriate regulatory authority may set higher capital requirements when an institution's particular circumstances warrant.

     Financial institutions that meet certain specified criteria, including excellent asset quality, high liquidity, low interest rate exposure and the highest regulatory rating, are required to maintain a minimum leverage ratio of 3%. Financial institutions not meeting these criteria are required to maintain a leverage ratio which exceeds 3% by a cushion of at least 100 to 200 basis points.

    The guidelines also provide that financial institutions experiencing internal growth or making acquisitions will be expected to maintain strong capital positions substantially above the minimum supervisory levels, without significant reliance on intangible assets. Furthermore, the Federal Reserve Board's guidelines indicate that the Federal Reserve Board will continue to consider a "tangible Tier 1 leverage ratio" in evaluating proposals for expansion or new activities. The tangible Tier 1 leverage ratio is the ratio of an institution's Tier 1 capital, less all intangibles, to total assets, less all intangibles.

     Failure to meet applicable capital guidelines could subject the financial institution to a variety of enforcement remedies available to the federal regulatory authorities, including limitations on the ability to pay dividends, the issuance by the regulatory authority of a capital directive to increase capital and the termination of deposit insurance by the FDIC, as well as to the measures described under "Federal Deposit Insurance Corporation Improvement Act of 1991" as applicable to undercapitalized institutions.

     As of March 31, 1996, the Tier 1 risk-based ratio, total risk-based ratio and total assets leverage ratio for Wesbanco and Weirton were as follows:

                     Regulatory            Wesbanco
                     Requirements   Historical   Pro Forma(1)  Weirton
                     ------------   -------------------------  --------
Tier 1 Risk-Based
     Ratio              4%              18.4%       21.2%        77.4%
Total Risk-Based
     Ratio              8%              19.6%       22.5%        78.6%
Total Assets
     Leverage Ratio     3%              12.4%       13.4%        20.9%

__________________
(1) Includes Wesbanco and Weirton on a pro forma combined basis as of March 31, 1996.

     As of March 31, 1996, all of Wesbanco's banking subsidiaries and Weirton had capital in excess of all applicable requirements.

     The Federal Reserve Board, as well as the FDIC and the OCC have adopted changes to their risk-based and leverage ratio requirements that require that all intangible assets, with certain exceptions, be deducted from Tier 1 capital. Under the Federal Reserve Board's rules, the only types of intangible assets that may be included in (i.e., not deducted from) a bank holding company's capital are readily marketable purchased mortgage servicing rights ("PMSRs") and purchased credit card relationships ("PCCRs"), provided that, in the aggregate, the total amount of PMSRs and PCCRs included in capital does not exceed 50% of Tier 1 capital. PCCRs are subject to a separate sublimit of 25% of Tier 1 capital. The amount of PMSRs and PCCRs that a bank holding company may include in its capital is limited to the lesser of (i) 90% of such assets' fair market value (as determined under the guidelines), or (ii) 100% of such assets' book value, each determined quarterly. Identifiable intangible assets (i.e., intangible assets other than goodwill) other than PMSRs and PCCRs, including core deposit intangibles, acquired on or before February 19, 1992 (the date the Federal Reserve Board issued its original proposal for public comment), generally will not be deducted from capital for supervisory purposes, although they will continue to be deducted for purposes of evaluating applications filed by bank holding companies. These revisions became effective for periods commencing after March 15, 1993, and are reflected in Wesbanco's and Weirton's capital ratios as of March 31, 1996.

Federal Deposit Insurance Corporation Improvement Act of 1991

     In December 1991, Congress enacted the Federal Deposit
Insurance Corporation Improvement Act of 1991 ("FDICIA"), which substantially revises the bank regulatory and funding provisions of the Federal Deposit Insurance Act and makes revisions to several other federal banking statutes.

     Among other things, FDICIA requires federal bank regulatory authorities to take "prompt corrective action" with respect to depository institutions that do not meet minimum capital requirements. For these purposes, FDICIA establishes five capital tiers: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized and critically under capitalized.

    The regulatory authorities have adopted regulations to implement the prompt corrective action provisions of FDICIA. Among other things, the regulations define the relevant capital measures for the five capital categories. An institution is deemed to be "well capitalized" if it has a total risk-based capital ratio of 10% or greater, a Tier 1 risk-based capital ratio of 6% or greater and a Tier 1 leverage ratio of 5% or greater and is not subject to a regulatory order, agreement or directive to meet and maintain a specific capital level for any capital measure. An institution is deemed to be "adequately capitalized" if it has a total risk-based capital ratio of 8% or greater, a Tier 1 risk-based capital ratio of 4% or greater and, generally, a Tier 1 leverage ratio of 4% or greater and the institution does not meet the definition of a "well capitalized" institution. An institution that does not meet one or more of the "adequately capitalized" tests is deemed to be "undercapitalized". If the institution has a total risk-based capital ratio that is less than 6% , a Tier 1 risk-based capital ratio that is less than 3%, or a leverage ratio that is less than 3%, it is deemed to be "significantly undercapitalized". Finally, an institution is deemed to be

"critically undercapitalized" if it has a ratio of tangible equity (as defined in the regulations) to total assets that is equal to or less than 2%.

     "Undercapitalized" institutions are subject to growth limitations and are required to submit a capital restoration plan. If an "undercapitalized" institution fails to submit an acceptable plan, it is treated as if it is significantly undercapitalized. "Significantly undercapitalized" institutions may be subject to a number of requirements and restrictions, including orders to sell sufficient voting stock to become adequately capitalized, requirements to reduce total assets and cessation of receipt of deposits from correspondent banks. "Critically undercapitalized" institutions may not, beginning 60 days after becoming "critically undercapitalized" make any payment of principal or interest on their subordinated debt. In addition, "critically undercapitalized" institutions are subject to appointment of a receiver or conservator.

   Under FDICIA, a depository institution that is not "well capitalized" is generally prohibited from accepting brokered deposits and offering interest rates on deposits higher than the prevailing rate in its market. All of Wesbanco's depository institution subsidiaries and Weirton currently meet the FDIC's definition of a "well capitalized" institution for purposes of accepting brokered deposits. For the purposes of the brokered deposit rules, a bank is defined to be "well capitalized" if it maintains a ratio of Tier 1 capital to risk-adjusted assets of at least 6%, a ratio of total capital to risk-adjusted assets of at least 10% and a Tier 1 leverage ratio of at least 5% and is not otherwise in a "troubled condition" as specified by its appropriate federal regulatory agency. On October 25, 1993, the FDIC published a final rule providing for purposes of its brokered deposit rules the definitions of "well capitalized", "adequately capitalized" and "undercapitalized" as previously adopted by the bank regulatory agencies under the prompt corrective action rules described above. Neither Wesbanco nor Weirton believes that adoption of the definition of capital levels under the prompt corrective action rules will adversely affect their ability to accept brokered deposits. Neither Wesbanco nor Weirton have any significant brokered deposits.

     The Federal Deposit Insurance Act, as amended by FDICIA and the Riegle Community Development and Regulatory Improvement
Act of 1994, requires the federal bank regulatory agencies to prescribe standards, by regulations or guidelines, relating to internal controls, information systems and internal audit systems, loan documentation, credit underwriting, interest rate risk exposure, asset growth, asset quality, earnings, stock valuation and compensation, fees and benefits and such other operational and managerial standards as the agencies deem appropriate. The federal bank regulatory agencies have adopted, effective August 9, 1995, a set of guidelines prescribing safety and soundness standards pursuant to FDICIA, as amended. The guidelines establish general standards relating to internal controls and information systems, internal audit systems, loan documentation, credit underwriting, interest rate exposure, asset growth and compensation, fees and benefits.
In general, the guidelines require, among other things, appropriate systems and practices to identify and manage the risks and exposures specified in the guidelines. The guidelines prohibit excessive compensation as an unsafe and unsound practice and describe compensation as excessive when the amounts paid are unreasonable or disproportionate to the services performed by an executive officer, employee, director or principal shareholders. The federal banking agencies determined that stock valuation standards were not appropriate. In addition, the agencies adopted regulations that authorize, but do not require, an agency to order an institution that has been given notice by an agency that it is not satisfying any of such safety and soundness standards to submit a compliance plan.
If, after being so notified, an institution fails to submit an acceptable compliance plan or fails in any material respect to implement an accepted compliance plan, the agency must issue an order directing action to correct the deficiency and may issue an order directing other actions of the types to which an undercapitalized association is subject under the "prompt correction action" provisions of FDICIA. If an institution fails to comply with such an order, the agency may seek to enforce such order in judicial proceedings and to impose civil money penalties. The federal bank regulatory agencies also proposed guidelines for asset quality and earnings standards.

     FDICIA also contains a variety of other provisions that may affect the operations of Wesbanco's depository institution subsidiaries and Weirton, including new reporting requirements, revised regulatory standards for real estate lending, "truth in savings" provisions and the requirements that a depository institution give 90 days' prior notice to customers and regulatory authorities before closing any branch.

     In addition to FDICIA, there have been proposed a number of legislative and regulatory proposals designed to strengthen the federal deposit insurance system and to improve the overall financial stability of the United States banking system. These include proposals to increase capital requirements above presently published guidelines, to place assessments on depository institutions to increase funds available to the FDIC and to allow national banks to branch on an interstate basis. It is impossible to predict whether or in what form these proposals may be adopted in the future and, if adopted, what their effect would be on Wesbanco. It is likewise impossible to predict what the competitive effect on Wesbanco's or First Fidelity's bank subsidiaries will be of the recent action taken by the Office of Thrift Supervision to allow certain thrift institutions to engage in interstate branching on a nationwide basis.

Environmental Issues

     As lenders, banks can be potentially liable under the Comprehensive Environmental Response, Compensation, and
Liability Act (CERCLA), 42 U.S.C. 9601 et seq., for cleanup of hazardous substances from property on which the bank forecloses or in which it has a security interest. CERCLA imposes liability for removal and remediation of hazardous substances on various types of parties, including "owners or operators" of a contaminated site. See 42 U.S.C. 9607(a). In the definition of "owners or operators," CERCLA exempts from liability those who, without participating in the management of a facility, hold indicia of ownership in the facility primarily to protect a security interest. See 42 U.S.C. 9601(2)(A). However,
CERCLA's secured creditor exemption from liability has been narrowed by recent judicial interpretation. In a recent decision, the United States Court of Appeals for the Eleventh Circuit held that a lender could be liable for cleanup costs if its involvement in the financial management of the facility was broad enough to support an inference that it could have affected hazardous waste disposal decisions. See United States v. Fleet Factors
Corp., 901 F.2d 1550 (11th Cir. 1990), cert. denied, 111 S.Ct.
752 (1991). A federal district court had earlier held that CERCLA's secured creditor exemption did not insulate from liability a mortgagee that had foreclosed and later acquired secured property. See United States v. Maryland Bank & Trust Co., 632 F. Supp. 573 (D. Md. 1986). More recently, however, the Ninth Circuit rejected the "capacity to influence" test of Fleet Factors and held that the mere unexercised power of a lender to get involved in a borrower's management was not enough to impose CERCLA liability on a secured lender. See
Bergsoe Metal v. East Asiatic Co., 910 F.2d 668 (9th Cir.
1990).  The United States Court of Appeals for the Fourth
Circuit, which has jurisdiction over Wesbanco, has also recently confirmed a lender exemption from liability under CERCLA pursuant to the security interest exemption. See United
States v. McLamb, 5 F.3d 69 (4th Cir. 1993), as amended
(October 18, 1993). The Court opined that because the lender took title to property at a foreclosure sale solely to protect its security interest and then acted reasonably promptly to divest itself of ownership, it met CERCLA's secured creditor exemption. Id. at 73. Wesbanco does attempt to screen loan applicants concerning environmental matters with respect to collateral pledged to it as security for loans. Wesbanco is not aware of any specific collateral pledged to it on which there are hazardous materials or potential liability under CERCLA.
However, there can be no assurances that liability under CERCLA or otherwise for cleanup of hazardous materials will not occur in the future. In the event that such liability occurs, it could have a material adverse effect on the financial position and results of operations of Wesbanco.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents or portions thereof filed by Wesbanco with the Commission under the Securities Exchange Act of 1934 (the "1934 Act") are hereby incorporated by reference in this Proxy Statement/Prospectus:

Wesbanco Documents (Commission File No. 0-8467):

        (1)  Pages 8 through 33 of the Wesbanco Annual
      Report to Shareholders for the year ended December 31, 1995.*

         (2)  Wesbanco Proxy Statement for the annual
     meeting of shareholders held on April 17, 1996.*

         (3) Wesbanco Annual Report on Form 10-K for the year ended December 31, 1995.*

        (4) Wesbanco's Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 1996.

          (5)  Wesbanco's Current Report on Form 8-K
     dated February 20, 1996.

          (6)  Wesbanco's Current Report on Form 8-K
     dated April 10, 1996.

     All documents filed by Wesbanco pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date hereof and prior to the Special Meeting are hereby incorporated by reference into this Joint Proxy Statement/Prospectus and shall be deemed a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

*Indicates the document is being delivered with this Proxy
Statement/Prospectus.

               RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

     The Board of Directors of Wesbanco, Inc. has retained Ernst & Young LLP to serve as the corporation's independent accountants for the year 1996. Price Waterhouse LLP served as the corporation's independent accountants for the year 1995. The services rendered by Price Waterhouse LLP during the year 1995 involved primarily auditing and accounting service and completion of the audit of the consolidated financial statements of the corporation for the year 1995. It is expected that a representative of the accounting firms will have the opportunity to make a statement if such representatives desire to do so and will be available to respond to appropriate questions from the stockholders who are present at the Special Meeting.

     The firm of Grant Thornton LLP, independent certified public accountants, audited the financial statements of Weirton for the year ended December 31, 1995. A representative of Grant Thornton will attend the special meeting and will be available to answer questions.

                       LEGAL MATTERS

     Certain matters will be passed upon for Wesbanco by its counsel, Phillips, Gardill, Kaiser & Altmeyer, 61 Fourteenth Street, Wheeling, WV, 26003. As of December 31, 1991, the members of Phillips, Gardill, Kaiser & Altmeyer participating in the preparation of this Proxy Statement/Prospectus owned an aggregate of 11,393 shares of Wesbanco Common Stock. James C. Gardill, a partner in said firm, serves as Chairman and as a director of Wesbanco, and as a director of its subsidiary, Wesbanco Bank Wheeling. Certain matters will be passed upon for Weirton by its counsel, Carl N. Frankovitch, Esq., 337 Penco Road, Weirton, WV, 26062.

                        EXPERTS

     The consolidated financial statements of Wesbanco, Inc. incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 1995, have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting. The financial statements of Bank of Weirton as of and for the year ended December 31, 1995, included in this Prospectus, have been so included in reliance on the report of Grant Thornton LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                      LEGAL PROCEEDINGS

     Wesbanco and its subsidiaries are defendants in various legal proceedings arising in the normal course of business.
In the opinion of management, based on the advice of legal counsel, the ultimate resolution of these proceedings will not have a material effect on the financial position of Wesbanco or its subsidiaries.

INDEX TO FINANCIAL STATEMENTS

                                                                  Page
                                                                 Number
                                                                 ------

WESBANCO, INC.

Consolidated Statement of Condition for March 31, 1996
  (unaudited) and December 31, 1995                                93

Consolidated Income Statement for the three months ending
  March 31, 1996 and 1995 (unaudited)                              94

Consolidated Statement of Changes in Shareholders' Equity
  for the three months ending March 31, 1996 and 1995
  (unaudited)                                                      95

Consolidated Statement of Cash Flows for the three months
  ending March 31, 1996 and 1995 (unaudited)                       96

Notes to Consolidated Financial Statements as of March 31,
1996 (unaudited)                                                   97

Management Discussion and Analysis for the three months
  ending March 31, 1996 (unaudited)                                99


BANK OF WEIRTON

Statement of Condition for March 31, 1996 and 1995
(unaudited)                                                       106

Statement of Income for the three months ended March 31,
  1996 and 1995 (unaudited)                                       107

Statement of Changes in Stockholders' Equity for the three
  months ended March 31, 1996 and 1995 (unaudited)                108

Statement of Cash Flows for the three months ended March 31,
  1996 and 1995 (unaudited)                                       109

Notes to Financial Statements as of March 31, 1996
(unaudited)                                                       110

Management Discussion and Analysis of Financial Condition
  and Results of Operations for the three months ended March
  31, 1996 and 1995 (unaudited)                                   111

                                                                  Page
                                                                 Number
                                                                 ------
Report of Independent Certified Public Accountant                 115

Statement of Condition for December 31, 1993, 1994 and 1995*      116

Statement of Income for the years ended December 31, 1993,
  1994 and 1995*                                                  117

Statement of Changes in Shareholders' Equity for the years
  ended December 31, 1993, 1994 and 1995*                         118

Statement of Cash Flows for the years ended December 31,
  1993, 1994 and 1995*                                            119

Notes to Financial Statements as of December 31, 1993,
  1994, and 1995*                                                 120

Management's Discussion and Analysis of Financial Condition
and Results of Operations for the three year period ended
  December 31, 1995                                               133


* Financial information for the years 1993 and 1994 are unaudited.

PART 1 - FINANCIAL INFORMATION
- ------------------------------
   Consolidated Balance Sheets at March 31, 1996 (unaudited) and December 31, 1995, Consolidated Statements of Income, Consolidated Statements of Changes in Shareholders' Equity and Consolidated Statements of Cash Flows for the three months ended March 31, 1996 and 1995 (unaudited) are set forth on the following pages. In the opinion of management of the Registrant, all adjustments, consisting of normal recurring accruals, necessary for a fair presentation of the financial information referred to above for such periods, have been made. The results of operations for the three months ended March 31, 1996 are not necessarily indicative of what results will be for the entire year. For further information, refer to the Annual Report to Shareholders which includes consolidated financial statements and footnotes thereto and WesBanco, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1995.

   Earnings per share for the three months ended March 31, 1996 and 1995 were computed by dividing net income less preferred stock dividends and discount accretion, where applicable, by the weighted average number of common shares outstanding during the period. Effective November 15, 1995 WesBanco redeemed its Series A 8% Cumulative Preferred stock. Prior to redemption, preferred stock dividends were cumulative and payable quarterly at an annual rate of $15.20 per share. The fully dilutive effect of preferred stock for the three months ended March 31, 1995 was less than 3%.

                                WESBANCO, INC.
                          CONSOLIDATED BALANCE SHEET
                            (dollars in thousands)

                                                  March 31,      December 31,
                                                    1996           1995
                                                ------------     ----------
                                                 (Unaudited)

     ASSETS

Cash and due from banks                         $   48,186        $   49,008
Due from banks - interest bearing                      297               301
Federal funds sold                                   6,225            14,230
Investment securities (Note 1)                     432,368           423,153
Loans-net (Notes 2 and 3)                          842,870           837,821
Bank premises and equipment - net                   23,327            23,026
Accrued interest receivable                         11,898            11,020
Other assets                                        14,894            13,234
                                                ----------         ---------
     TOTAL ASSETS                               $1,380,065        $1,371,793
                                                ==========        ==========

    LIABILITIES

Deposits:
  Non-interest bearing demand                   $  123,800        $ 127,168
  Interest bearing demand                          246,931          252,950
  Savings deposits                                 279,053          278,821
  Certificates of deposit                          468,324          456,534
                                                 ---------         --------
    Total deposits                               1,118,108        1,115,473
Federal funds purchased and repurchase
  agreements                                        67,837           70,457
Short-term borrowings                                6,962            1,402
Dividends payable                                    2,204            2,126
Accrued interest payable                             6,256            6,744
Other liabilities                                    8,232            5,551
                                                 ---------         --------
     TOTAL LIABILITIES                           1,209,599        1,201,753

     SHAREHOLDERS' EQUITY

Preferred stock, no par value, 1,000,000
  shares authorized; none outstanding                 ---             ---
Common stock, $2.0833 par value;
  25,000,000 shares authorized;
  8,682,103 shares issued                           18,087           18,087
Capital surplus                                     25,758           25,758
Market value adjustment on investments
  available for sale - net of tax effect              (725)             849
Retained earnings                                  134,230          131,527
Less:  Treasury stock at cost (211,031
       and 186,131 shares, respectively)            (5,719)          (5,038)
                                                  --------          -------
                                                   171,631          171,183

Deferred benefits for employees and directors       (1,165)          (1,143)
                                                  --------          --------
     TOTAL SHAREHOLDERS' EQUITY                    170,466          170,040
                                                  --------          --------
TOTAL LIABILITIES AND SHAREHOLDERS'
     EQUITY                                     $1,380,065       $1,371,793
                                                ==========       ==========


The accompanying Notes to Consolidated Financial Statements are an integral part of these financial statements.

                             WESBANCO, INC.
                     CONSOLIDATED STATEMENT OF INCOME
                               (Unaudited)
           (in thousands, except share and per share amounts)


                                                 For the three months
                                                     ended March 31,
                                                ------------------------
                                                  1996           1995
                                                ---------     ----------

INTEREST INCOME:
  Interest and fees on loans                    $  18,684     $  16,704
  Interest on investment securities                 6,020         6,610
  Other interest income                               244           298
                                                ---------     ---------
    Total interest income                          24,948        23,612
                                                ---------     ---------
INTEREST EXPENSE:
  Interest on deposits                              9,680         9,137
  Interest on other borrowings                        901           746
                                                ---------     ---------
    Total interest expense                         10,581         9,883
                                                ---------     ---------
    NET INTEREST INCOME                            14,367        13,729

Provision for possible loan losses                    864           377
                                                ---------     ---------
    NET INTEREST INCOME AFTER PROVISION
    FOR POSSIBLE LOAN LOSSES                       13,503        13,352
                                                ---------     ---------
OTHER INCOME:
  Trust fees                                        1,471         1,295
  Service charges and other income                  1,400         1,459
  Net securities transaction gains                     86           106
                                                ---------     ---------

    Total other income                              2,957         2,860
                                                ---------     ---------
OTHER EXPENSES:
  Salaries, wages and fringe benefits               5,205         5,284
  Premises and equipment - net                      1,309         1,173
  Other operating                                   2,853         3,134
                                                ---------     ---------
    Total other expenses                            9,367         9,591
                                                ---------     ---------
Income before provision for income taxes            7,093         6,621
  Provision for income taxes (Note 5)               2,188         1,963
                                                ---------     ---------
    NET INCOME                                  $   4,905     $   4,658
                                                =========     =========
Preferred stock dividends and discount
  accretion                                         ---       $      46
                                                              =========
Net income available to common
  shareholders                                  $   4,905     $   4,612
                                                =========     =========
Earnings per share of common stock              $     .58     $     .54
                                                =========     =========
Average outstanding shares of common
  stock                                         8,480,550     8,509,821
                                                =========     =========
Dividends declared per share of
  common stock                                  $     .26     $     .23
                                                =========     =========

The accompanying Notes to Consolidated Financial Statements are an integral part of these financial statements.

                                  WESBANCO, INC.
            CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
                                   (Unaudited)
                             (dollars in thousands)


                                              For the three months
                                                 ended March 31,
                                            -------------------------
                                                1996            1995
                                            -----------     ----------

Total Shareholders' Equity
Balance, beginning of period                 $170,040        $156,630
                                             --------         --------
Net Income                                      4,905           4,658

Cash dividends:
  Common                                       (2,203)         (1,957)
  Preferred                                                       (38)

Accretion of preferred stock                      ---              (8)

Net purchase of treasury shares                  (681)            (51)

Change in market value adjustment on
  investments available for sale-net
  of tax effect                                (1,574)          2,470
Change in deferred benefits for employees
  and directors                                   (21)           (312)
                                            ----------       ---------
Net change in Shareholders' Equity                426           4,762
                                            ----------       ---------
Total Shareholders' Equity
Balance, end of period                       $170,466        $161,392
                                            ==========       =========







The accompanying Notes to Consolidated Financial Statements are an integral part of these financial statements.

                                  WESBANCO, INC.
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                   (Unaudited)
                             (dollars in thousands)


                                                For the three months
                                                  ended March 31,
                                              -------------------------
                                                 1996          1995
                                              ----------      ---------

Cash flows from operating activities:

Net income                                       $ 4,905        $ 4,658
Adjustments to reconcile net income to
  net cash provided by operating activities:
    Depreciation                                     566            489
    Provision for possible loan losses               864            377
    Net amortization and accretion                   602            956
    Gain on sales of investment securities           (86)          (106)
    Deferred income taxes                           (125)          (119)
    Other - net                                        4              7
    Increase or decrease in assets and
      liabilities:
        Interest receivable                         (878)            15
        Other assets                                (888)        (1,419)
        Interest payable                            (488)          (101)
        Other liabilities                          3,021          2,244
                                                ---------      --------
 Net cash provided by operating activities         7,497          7,001
                                                ---------      --------
 Investing Activities:
    Investment securities held to maturity:
      Payments for purchases                      (6,378)        (3,234)
      Proceeds from maturities and calls          29,456         17,977
    Investment securities available for sale:
      Payments for purchases                     (58,846)
      Proceeds from sales                         15,234         12,307
      Proceeds from maturities, calls
        and prepayments                            8,211          8,142
    Net increase in loans                         (5,903)        (8,927)
    Purchases of premises and equipment-net         (868)           (51)
                                               ----------     ---------
 Net cash provided (used) by investing
    activities                                   (19,094)        25,562
                                               ----------     ---------
 Financing activities:
    Net increase in certificates of deposit       11,790         19,481
    Net decrease in demand and savings accounts   (9,155)       (28,086)
    Decrease in federal funds purchased
      and repurchase agreements                   (2,619)       (16,113)
    Increase (decrease) in short-term
      borrowings                                   5,560         (2,041)
    Dividends paid                                (2,125)        (1,909)
    Net purchases of treasury stock                 (681)          (703)
                                               ----------     ---------
 Net cash provided (used) by financing
  activities                                       2,770        (28,719)
                                               ----------     ---------
 Net increase (decrease) in cash and cash
  equivalents                                     (8,827)         3,844

Cash and cash equivalents at beginning of
  period                                          63,238         65,013
                                                --------       ---------
Cash and cash equivalents at end of period       $54,411        $68,857
                                                ========       =========


For the three months ended March 31, 1996 and 1995, WesBanco paid
$11,069 and $9,985 in interest on deposits and other borrowings and $0 and $30 for income taxes, respectively.


The accompanying Notes to Consolidated Financial Statements are an integral part of these financial statements.

                                  WESBANCO, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             (dollars in thousands)



NOTE 1 - INVESTMENT SECURITIES:

                                                  March 31,     December 31,
                                                     1996         1995
                                                -------------   -----------
                                                 (Unaudited)

Investments Held to Maturity (at cost):
    U.S. Treasury and Federal
      Agency securities                          $108,298        $133,888
    Obligations of states and
      political subdivisions                      117,653         115,770
    Other debt securities                           1,700           1,358
                                                ---------        ---------
      Total Held to Maturity (market value
        of $228,621 and $253,831, respectively)   227,651         251,016
                                                ---------        ---------
Investments Available for Sale (at market):
    U.S. Treasury and Federal
      Agency securities                           146,847         157,505
    Obligations of states and
      political subdivisions                       12,570           5,667
    U.S. corporate securities                           5               4
    Mortgage-backed securities                     42,245           6,610
    Other debt and equity securities                3,050           2,351
                                                ---------        ---------
      Total Available for Sale                    204,717         172,137
                                                ---------        ---------
      Total Investment Securities                $432,368        $423,153
                                                =========        =========

NOTE 2 - LOANS:
- ---------------


                                                  March 31,    December 31,
                                                    1996          1995
                                                 -----------  ------------
                                                 (Unaudited)

Loans:
    Commercial                                   $167,972        $172,270
    Real Estate-Construction                       16,226          15,493
    Real Estate-Mortgage                          393,269         392,681
    Installment                                   284,906         277,934
                                                 --------        --------
      Total Loans                                 862,373         858,378
                                                 --------        --------
Deduct:
    Unearned income                                (6,317)         (7,810)
    Reserve for possible loan losses (Note 3)     (13,186)        (12,747)
                                                 ---------       ---------
      Net Loans                                  $842,870        $837,821
                                                 =========       =========

- --------------------------

           Impaired loans are as follows:
                                            March 31,     December 31,
                                              1996            1995
                                           ----------    --------------

Nonaccrual                                  $4,982            $5,199
Renegotiated and other                       2,642             2,092
                                            -------          -------
    Total impaired loans                    $7,624            $7,291
                                            =======          ========


   Related reserves for possible loan losses on impaired loans were $176 and $334 as of March 31, 1996 and December 31, 1995, respectively.
   The average balances of impaired loans during the periods ended
March 31, 1996 and December 31, 1995 were approximately $7,624 and $6,773, respectively. For the periods ended March 31, 1996 and December 31, 1995, the interest income recognized on impaired loans did not have a material effect on the results of operations.



NOTE 3 - RESERVE FOR POSSIBLE LOAN LOSSES:
- ------------------------------------------
(Unaudited)
                                                     For the three months
                                                       ended March 31,
                                                     --------------------
                                                        1996         1995
                                                     ---------     --------
Balance at beginning of period                       $12,747       $12,317
Recoveries credited to reserve                            121           230
Provision for possible loan losses                        864           377
Losses charged to reserve                                (546)         (334)
                                                      --------      -------
Balance at end of period                              $13,186       $12,590
                                                      ========      ========


NOTE 4 - ADOPTION OF NEW ACCOUNTING STANDARD: (unaudited)
- ----------------------------------------------

   The Corporation adopted FAS No. 121 "Accounting for the Impairment of Long-lived Assets and for Long-lived Assets to be Disposed Of," on January 1,

- ---------------------------------------------------------

1996. Under the new standard, assets are to be reviewed for impairment whenever circumstances indicate that the carrying amount may not be recoverable. An impairment loss is recognized when the sum of expected future cash flows from an impaired asset, on a discounted basis, is less than the asset's carrying amount. The adoption of FAS No. 121 did not have a material impact on the Corporation's financial position or results of operations.


NOTE 5 - INCOME TAXES: (Unaudited)
- ----------------------

   A reconciliation of the average federal statutory tax rate to the reported effective tax rate attributable to income from operations follows:



                                                     For the three months
                                                        ended March 31,
                                                 --------------------------
                                                       1996        1995
                                                 ------------   ------------
Federal statutory tax rate                        $2,482  35%    $2,317  35%
Tax-exempt interest income from
  securities of states and political
  subdivisions                                      (571) (9)      (571) (9)
State income tax - net of federal
  tax effect                                         208   3        185   3
All other - net                                       69   2         32   1
                                                 ------------   -----------
Effective tax rate                                $2,188  31%    $1,963  30%
                                                 ============   ============


MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
- ---------------------------------------------------------------
RESULTS OF OPERATIONS (Dollars in thousands except per share amounts)
- ---------------------

Financial Condition
- -------------------

   Total assets of WesBanco as of March 31, 1996 were $1,380,065 as compared to $1,371,793 as of December 31, 1995.

   Investment securities increased by $9,215 between March 31, 1996 and December 31, 1995. During the period, maturities, calls, prepayments and sales aggregated $52,901, while investment purchases totaled $65,224. Investment purchases consisted primarily of mortgage-backed securities, which represented a yield advantage over other investments during the first quarter of 1996.

   The market value adjustments, before tax effect, in the available for sale investment portfolio resulted in unrealized net losses of $1,193 and unrealized net gains of $1,392 on available for sale securities as of March 31, 1996 and December 31, 1995, respectively. These adjustments represent market value fluctuations caused by general changes in market rates and the length of time to respective maturity dates. If these securities are held until their respective maturity date, no market value adjustment would be realized.

   Net loans increased $5,049 or .6% between March 31, 1996 and December 31, 1995. Overall loan growth was primarily attributable to the installment loan portfolio. During the first quarter of 1996 and throughout 1995, WesBanco experienced steady growth in this area as a result of offering attractive rates on automobile loans.

   Total deposits increased $2,635 between March 31, 1996 and December 31, 1995. The deposit increase, which occurred primarily in certificates of deposit, can be attributed to the new retail banking program called "Good Neighbor Banking." The program is designed to build customer relationships by offering a series of pricing bonuses, which vary according to the customer's number of qualifying services. This relationship building is key to long term growth and customer profitability. There was also a shift in deposit mix from demand deposits, which decreased $9,387 or 2.5% during the three month period between March 31, 1996 and December 31, 1995, to certificates of deposit, which increased $11,790 or 2.6% during the same period. The shift to certificates of deposit from demand deposits reflect the customer's preference for higher-yielding products. The certificate of deposit increase occurred primarily in the Good Neighbor Banking products which offer a tiered pricing structure based on balance and number of qualifying services.

Comparison of the three months ended March 31, 1996 and 1995
- ------------------------------------------------------------
Earnings Summary
- ----------------

   Net income for the three months ended March 31, 1996 was $4,905, a 5.3% increase over the same period in 1995. Earnings per share of common stock for the three months ended March 31, 1996 and 1995 were $.58 and $.54 respectively. Net income increased primarily due to an increase in net interest income, a decrease in overhead expenses and an increase in trust fees for the three months ended March 31, 1996 as compared to March 31, 1995.
   Return on average assets was 1.42% and 1.40% for the three months ended March 31, 1996 and 1995, respectively. Return on average equity was 11.51% compared to 11.72% for the three months ended March 31, 1996 and 1995, respectively.

Net Interest Income
- -------------------

    Net interest income for the three months ended March 31, 1996 increased $638 or 4.6% over the same period for 1995. The increase resulted from a
 .1% increase in the net tax equivalent yield combined with volume growth in both average earning assets of $30,700 or 2.5% and interest bearing liabilities of $45,331 or 4.4%. Average earning assets increased primarily due to loan growth. As interest rates generally declined during 1995, lower rates on mortgage and consumer loans contributed to a 9.3% increase in average loans. During the three months ended March 31, 1996, most banks' primary lending rates averaged 8.3% compared to 8.8% for the corresponding period in 1995. Average interest bearing liabilities increased primarily due to growth in certificates of deposit and repurchase agreements.

   Net tax equivalent yield increased to 4.8% from 4.7% for the three months ended March 31, 1995. The increase in the net yield was due to a shift in the mix of assets from investment securities to higher-yielding loans as well as a reduction of interest rates on demand and savings products in January 1996.

Interest Income
- ---------------

   Total interest income increased $1,336 or 5.6% between the three month periods ended March 31, 1996 and 1995. Interest and fees on loans increased $1,980 or 11.9% primarily due to both an increase in the average rates earned and the average balance of loans outstanding. Average rates earned on loans increased approximately .20% and average loan balances increased by approximately $71,803 or 9.3%. Interest on taxable investments decreased $590 or 11.9%. The decline was due to a decrease in the average outstanding balance of approximately $44,913, partially offset by an increase in the average yield of .08% between the three month period ending March 31, 1996 and 1995. The decrease in taxable investments resulted from the funding of excess loan demand with scheduled investment maturities. Matured, called or sold investment securities represent a primary source of liquidity. Interest earned on nontaxable investments remained stable. Increases in the average balance of this type of investment approximated $5,881 while the average yield declined .25%.


Interest Expense
- ----------------

  Total interest expense increased $698 or 7.0% between the three month periods ended March 31, 1996 and 1995. Interest expense on deposits increased $543 or 5.9% during the period as the average rate on interest-bearing deposits increased to 3.9% from 3.8% and average interest-bearing deposit balances increased by approximately $20,516.
The increase in average
interest-bearing deposit balances resulted from growth in certificates of deposit of $42,111. Customers were attracted to the higher-yielding certificate of deposit products and the introduction of the Good Neighbor Banking Program in the fourth quarter of 1995. Interest expense on certificates of deposit increased $1,209 or 23% reflecting this growth in average balances. Interest expense on interest bearing demand deposits decreased $322 or 17.7% primarily due to a decrease in the average balances of approximately $6,716 and a decrease in the average rates of
 .44%. Interest on savings accounts decreased $344 or 16.4% primarily due to a decrease in the average balances of $14,878 combined with a .33% average rate decrease. Interest on other borrowings, which primarily includes repurchase agreements, increased $155 or 21% due to an increase in average balances outstanding of $24,814. Rates paid on repurchase agreements closely follow the direction of interest rates in the federal funds market.

Provision for Possible Loan Losses
- ----------------------------------

   The provision for possible loan losses increased due to an increase in net charge-offs and due to management's evaluation of the credit risk in the loan portfolio and analysis of underlying collateral value. Net charge-offs increased to $425 as of March 31, 1996 from $104 as of March 31, 1995. The reserve for possible loan losses was 1.54% of total loans as of March 31, 1996 and 1.50% as of December 31, 1995. Nonperforming loans consisting of nonaccrual, renegotiated, and other impaired loans totalled $7,624 or
 .9% of loans as of March 31, 1996 as compared to $7,291 or .9% as of December 31, 1995, an increase of $333. Other real estate totaled $4,283 as of March 31, 1996, compared to $4,137 as of December 31, 1995. Loans past due 90 days or more increased to $4,821 or .6% of total loans as of March 31, 1996 from $3,006 or .4% of total loans as of December 31, 1995.

   Lending by WesBanco banks is guided by written lending policies which allow for various types of lending. Normal lending practices do not include the acquisition of high yield non-investment grade loans or "highly leveraged transactions" ("HLT") from out of the primary market area.


Other Income
- ------------

   Other income increased $97 or 3.4%. Trust fee income increased $176 primarily due to increases in the market values and new trust business during the first three months of 1996. The market value of trust assets approximated $1,410,007 as of March 31, 1996, an increase of $254,600 or 22% over March 31, 1995. Service charges and other income decreased $59 between the three month periods ended March 31, 1996 and 1995. Service charge discounts offered through the Good Neighbor Banking program, coupled with a change to the service charge policies at a WesBanco affiliate, contributed to the decline. Net securities transaction gains decreased $20 between the three months ended March 31, 1996 and 1995. In 1995, the Corporation recognized security gains of approximately $85, resulting from a decision to divest an equity position which no longer had a strategic value.


Other Expenses
- --------------

    Total other expenses decreased $224 or 2.3%.  Salary expense increased
$41 or .9% while employee benefits decreased $121 during this period primarily due to a reduction in pension expense of $192. The reduction of pension expense resulted from an increase in the market value of Pension
Plan assets, combined with a change in the method of calculating benefits. Premise and equipment expense increased $136 or 11.6% due to the installation of a local area network and other technological advancements designed to enhance customer service. Other operating expenses decreased
$281 or 9.0% primarily due to a reduction in FDIC insurance expense of $624. However, the decrease was partially offset by the recognition of renovation costs totalling $265, at a nonbank subsidiary of WesBanco Bank Wheeling during the first quarter of 1996. The nonbank subsidiary is comprised of real estate held for resale.

                         FINANCIAL STATEMENTS for
                          INCLUSION IN FORM S-4
                            BANK OF WEIRTON
                        March 31, 1996 and 1995

Bank of Weirton
STATEMENTS OF CONDITION (UNAUDITED)
(In thousands)
- -----------------------------------------------------------------------------

                                                           March 31     December 31
                                                             1996           1995
                                                          ----------   -------------
     ASSETS

Cash and due from banks                                   $    5,564        $ 5,155
Federal funds sold                                            25,000         23,000
Investment securities held to maturity - at cost
(market value $98,629 at March 31, 1996 and $99,929 at
December 31, 1995, respectively)                              98,446         99,135

Loans, net of allowance for loan losses of $697 at
March 31, 1996 and $692 at December 31, 1995, respectively    43,717         42,659

Bank premises and equipment - net                              5,302          5,369

Accrued interest receivable and other assets                   2,327          1,908
                                                          -----------     ----------
               TOTAL ASSETS                                 $180,356       $177,226
                                                          ===========     ==========


     LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits
     Demand, non-interest bearing                           $ 17,805       $ 16,704
     NOW and money market                                     25,039         26,266
     Savings                                                  59,145         58,885
     Time - $100,000 and over                                  4,933          4,433
     Other time                                               34,500         33,084
                                                           ----------     ----------
               Total deposits                                141,422        139,370
Accrued expenses and other liabilities                         1,710            899
                                                           ----------     ----------
               Total liabilities                             143,132        140,269

Stockholders' equity
     Common stock - $100 par value; 13,000
     shares authorized, issued and outstanding                 1,300          1,300
     Surplus                                                   7,700          7,700
     Undivided profits                                        28,224         27,957
                                                            ---------     ----------
        Total stockholders' equity                            37,224         36,957
                                                            ---------     ----------

        TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY          $180,356       $177,226
                                                           ==========     ==========

The accompanying notes are an integral part of these statements.

Bank of Weirton
STATEMENTS OF INCOME (UNAUDITED)
Three Months Ended
(In thousands, except per share data)
- -------------------------------------------------------------------------------

                                                             March 31,
                                                       -----------------------
                                                         1996           1995
                                                      ----------   ----------

Interest income
     Interest and fees on loans                         $   840        $   664
     Interest on investment securities
          Taxable                                         1,166          1,213
          Exempt from federal income tax                    193            241
     Interest on federal funds sold                         329            372
                                                       ---------       --------
               Total interest income                      2,528          2,490

Interest expense
     Interest on deposits                                 1,229          1,097
                                                       ---------       --------
               Total interest expense                     1,229          1,097
                                                       ---------       --------
               Net interest income                        1,299          1,393

Provision for loan losses                                     5              4
Net interest income after provision for loan losses       1,294          1,389

Other Operating income
     Service charges on deposit accounts                     54             54
     Other operating income                                  51             44
                                                       ---------       --------
               Total operating income                       105             98
Other Operating expenses
     Salaries and employee benefits                         337            351
     Occupancy expense                                      189            182
     Data processing fees                                    49             43
     FDIC assessment                                          1             82
     Supplies                                                31             32
     Other expenses                                         146            140
                                                       ---------       --------
               Total operating expenses                     753            830
                                                       ---------       --------
               Income before income taxes                   646            657

Provision for income taxes                                  178            129
                                                       ---------      ---------
               NET INCOME                              $    468       $    528
                                                       =========      =========
Earnings per common share                              $  36.00       $  40.68
                                                       =========      =========

The accompanying notes are an integral part of these statements.

Bank of Weirton
STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (UNAUDITED)
Three months ended March 31, 1996 and 1995
(In thousands)
- -----------------------------------------------------------------------------
                                    Common            Undivided
                                    Stock    Surplus   Profits     Total
                                   -------   -------  ---------   -------
Balance at January 1, 1996         $ 1,300   $ 7,700   $ 27,957   $36,957

Dividends declared ($15.50 per share)                      (201)     (201)

Net income                                                  468       468
                                   --------  --------   --------   -------
Balance at March 31, 1996          $ 1,300   $ 7,700   $ 28,224    $37,224
                                   ========  ========  =========   =======

                                    Common            Undivided
                                    Stock     Surplus  Profits      Total
                                   --------  -------- ----------   -------
Balance at January 1, 1995         $ 1,300   $ 7,700   $ 26,674    $35,674

Dividends declared ($14 per share)                         (182)      (182)

Net income                                                  528        528
                                   --------  --------  ---------   --------
Balance at March 31, 1995          $ 1,300   $ 7,700   $ 27,020    $36,020
                                   ========  ========  =========   ========



The accompanying notes are an integral part of these statements.

Bank of Weirton
STATEMENT OF CASH FLOWS (UNAUDITED)
Three Months Ended
(In thousands)
- ---------------------------------------------------------------------------


                                                            March 31,
                                                      ----------------------
                                                       1996           1995
Cash flows from operating activities:                 -------       --------
     Net income                                       $   468        $   528
Adjustments to reconcile net income to net cash provided
          by operating activities
     Depreciation and amortization of premises and
     equipment                                             77             75
     Provision for loan losses                              5              4
     Net amortization of investment securities
     premiums                                             310            368
     Increase in accrued interest receivable and
     other assets                                        (419)           (39)
     Increase in accrued expenses and other
     liabilities                                          811            664
                                                       -------        -------
          Total adjustments                               784          1,072
                                                       -------        -------
          Net cash provided by operating activities     1,252          1,600
                                                       -------        -------


Cash flows from investing activities:
    Purchase of investment securities held to maturity (8,621)        (2,438)
    Proceeds from maturities and calls of investment
          securities held to maturity                   9,000          8,200
     Net increase in loans                             (1,063)        (2,274)
     Capital expenditures                                 (10)            -
                                                       --------       -------
      Net cash (used) provided by investing activities   (694)         3,488
                                                       --------       -------
Cash flows from financing activities:
    Net increase (decrease) in deposits other than time   134         (2,810)
    Net increase (decrease) in time deposits            1,918           (480)
     Dividends paid                                      (201)          (182)
                                                       -------       --------
     Net cash provided (used) by financing activities   1,851         (3,472)
                                                       -------       --------
     Net increase in cash and cash equivalents          2,409          1,616

Cash and cash equivalents at January 1                 28,155         29,236
                                                      --------       --------
Cash and cash equivalents at March 31,               $ 30,564       $ 30,852
                                                     =========      =========
Supplemental disclosures of cash flow information:
    Cash paid during the three months ended March 31 for:
          Interest                                   $    685       $    544
          Income taxes                                     -              91




The accompanying notes are an integral part of these statements.

Bank of Weirton
NOTES TO  FINANCIAL STATEMENTS
(UNAUDITED) March 31, 1996 and 1995
(In thousands)
- ----------------------------------------------------------------------------
NOTE A - BASIS OF PRESENTATION

These interim financial statements should be read in conjunction with the annual financial statements of the Bank of Weirton and accompanying footnotes. In the opinion of management, the unaudited interim financial statements include all adjustments (consisting of only normal recurring adjustments) necessary for the fair presentation of the accompanying statement of condition as of March 31, 1996 and the related statements of income, changes in stockholders' equity and cash flows for the three months ended March 31, 1996 and 1995. The results of the three months ended March 31, 1996 and 1995 are not necessarily indicative of the results to be expected for the entire year.


NOTE B - ALLOWANCE FOR LOAN LOSSES

Transactions in the allowance for loan losses for the three months ended March 31, are summarized as follows:

                                              1996        1995
                                              ----        ----
Balance at January 1                          $692        $643
Loans written off                               -         (172)
Loans recovered                                 -           -
Provision for loan losses                        5           4
                                              ----        ----
Balance at March 31                           $697        $475
                                              ====        ====
Loans written off in the first quarter of 1995 were recovered in the third quarter of 1995.

NOTE C - PROPOSED BUSINESS COMBINATION

On February 9, 1996, the Bank entered into a definitive Agreement and Plan of Merger providing for the merger of the Bank with Wesbanco Inc.
Under the terms of the definitive Agreement and Plan of Merger, Wesbanco
Inc. will exchange 130 shares of Wesbanco Inc. common stock for each share of the Bank's common stock. The merger, which is subject to, among other things, approval by the appropriate regulatory authorities and the stockholders of the Bank, is expected to be completed during the third quarter of 1996.

BANK OF WEIRTON
MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS
- -----------------------------------------------------------------------------
THREE MONTHS ENDED MARCH 31, 1996 AND 1995

RESULTS OF OPERATIONS
- ---------------------
Net income for the first three months of 1996 was $468 thousand, down $60 thousand from the comparable 1995 period. Earnings per share declined from $40.68 to $36.00. Return on average assets for the respective quarters was 1.05% in 1996 compared to 1.17% in 1995. A reduction in net interest income of $94 thousand in 1996 was offset by reduced levels of FDIC insurance compared to 1995. Income tax expense also increased in 1996 due to higher effective tax rates.

Net interest margin declined 17 basis points in the first quarter of 1996 compared to year end 1995 as interest rates on deposits increased faster than rates on interest earning assets. Compared to the first quarter of 1995 this decline was 25 basis points. The Bank raised its rates on savings deposits by 50 basis points in March of 1995. The Bank's Interest sensitivity analysis at March 31, 1996 and December 31, 1995 indicated the Bank was negatively gapped in the three month maturity range, so the rise in short term interest rates produced the expected results on net interest income. Mitigating the decreasing margin was growth in interest earning assets which increased in 1996 over levels at December 31, 1995 due to continued mortgage loan growth. Average deposits also increased compared to December 31, 1995 levels.

The following schedule compares net interest income on a tax equivalent basis for the three months ended March 31, 1996 and 1995.

                                                          Average Balance Sheets and Net Interest Analysis
                                                ----------------------------------------------------------------------
                                                       1st Quarter 1996                         1st Quarter 1995
                                               -------------------------------        --------------------------------
                                                Average     Income/   Yield or         Average     Income/   Yield or
                                               Balance(a)   Expense   Rate(b)         Balance(a)   Expense   Rate(b)
                                               ----------   --------  --------        ----------   --------  ---------
                                                                 (Dollar Amounts in Thousands)
         Assets
Interest-earning assets:
    Investment securities                      $   97,897   $  1,458     5.96%        $  106,506   $  1,578    5.93%
    Federal funds sold                             23,338        329     5.64%            25,077        372    5.93%
    Loans, net of unearned Income                  43,481        841     7.74%            34,932        665    7.61%
                                               ----------   --------    -------       ----------   --------    ------
    Total interest-earning assets                 164,716      2,628     6.38%           166,515      2,615    6.28%
                                               ----------   --------    -------       ----------   --------    ------

Noninterest-earning assets
    Average cash & other assets                    12,878                                 13,648
    Reserve for loan losses                           694                                    499
                                               ----------                             ----------
    Total noninterest-earning assets               13,572                                 14,147
                                               ----------                             ----------
         Total Assets                          $  178,288                             $  180,662
                                               ==========                             ==========


  Liabilities and Shareholders' Equity
Interest-bearing liabilities:
    Interest-bearing demand deposits           $   25,510   $   210      3.29%        $  26,691    $    200    3.00%
    Savings Deposits                               58,679       558      3.80%           60,304         538    3.57%
    Time Deposits                                  38,673       461      4.77%           39,200         359    3.66%
                                               ----------   -------     ------        ---------    --------    -----
        Total interest-bearing liabilities        122,862     1,229      4.00%          126,195       1,097    3.48%
                                               ----------   -------     ------        ---------    --------    -----

Noninterest-bearing liabilities:
    Noninterest-bearing deposits and
        other liabilities                          18,338                                18,622
    Shareholders' Equity                           37,088                                35,845
                                               ----------                             ---------
        Total noninterest-bearing
            funding sources                        55,426                                54,467
                                               ----------                             ---------
        Total Liabilities and
            Shareholders' Equity               $  178,288                             $ 180,662
                                               ==========                             =========
Interest Spread                                                          2.38%                                 2.80%
                                                                        ======                                ======
Net Interest Income and Net
   Yield on Interest-earning Assets                         $  1,399     3.40%                     $  1,518    3.65%
                                                            ========    ======                     ========   ======

(a) Average principally calculated on a weekly basis which, in the opinion of management, approximates daily averages.

(b) Yields on interest-earning assets have been computed on a tax equivalent basis using the 34% Federal income tax statutory rate in all years.


ALLOWANCE FOR LOAN LOSSES
- -------------------------
The provision for loan losses was comparable in both interim periods.
There has been no significant changes in credit quality in the period ended March 31, 1996 compared to December 31, 1995. Allowance for loan losses stood at 1.57% of total outstanding loans at March 31 compared to 1.60% at December 31. Past due loans (over 90 days) were only $6 thousand at March 31, 1996 compared to $28 thousand at December 31, 1995.

STATEMENTS OF CONDITION
- -----------------------
At March 31, 1996 loans and deposits continued to increase from December 31, 1995 levels. Liquidity remained high as federal funds sold and investments remained constant while deposits increased over all categories. Stockholders' equity increased from retention of earnings net of dividends. Capital ratios remained at levels well above peers and the Bank continues to be "well capitalized" under regulatory guidelines as follows at March 31, 1996.

      Tier I Capital: Stockholders' Equity                         $37,224
      Tier II Capital: Allowable allowance for loan losses             602
                                                                  --------
                   Total Capital                                  $ 37,826
                                                                  ========
      Risk Weighted Assets                                        $ 48,142
      Capital ratios                                              ========
             Tier I Risk Weighted                                   77.4 %
             Total Risk Weighted                                    78.6 %
             Leverage                                               20.9 %
      Capital in excess of minimum regulatory requirements        $ 31,875
                                                                  ========

                               FINANCIAL STATEMENTS for
                                INCLUSION IN FORM S-4
                                   BANK OF WEIRTON
                          DECEMBER 31, 1993, 1994, and 1995

             REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Board of Directors
Bank of Weirton

We have audited the accompanying statement of condition of the Bank of Weirton as of December 31, 1995 and the related statements of income, changes in stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Bank of Weirton as of December 31, 1995, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.


                                        GRANT THORNTON LLP

Pittsburgh, Pennsylvania
April 11, 1996

Bank of Weirton
STATEMENT OF CONDITION
December 31, 1995 and 1994
(In thousands)
- ------------------------------------------------------------------------------

                                                          1995         1994
                                                          ----         ----
     ASSETS                                                        (Unaudited)

Cash and due from banks                              $    5,155     $    6,236

Federal funds sold                                       23,000         23,000

Investment securities held to maturity - at cost
(market value $99,929 and $108,180 at December 31,
1995 and 1994, respectively)                             99,135        111,075

Loans, net of allowance for loan losses of
$692 and $643, respectively                              42,659         33,613

Bank premises and equipment - net                         5,369          5,632

Accrued interest receivable and other assets              1,908          2,308
                                                       ---------     ----------
     TOTAL ASSETS                                      $ 177,226     $ 181,864
                                                       =========     =========
              LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits
     Demand, non-interest bearing                     $  16,704      $  18,801
     NOW and money market                                26,266         26,365
     Savings                                             58,885         60,999
     Time - $100,000 and over                             4,433          4,907
     Other time                                          33,082         34,296
                                                     ----------      ---------
               Total deposits                           139,370        145,368

Accrued expenses and other liabilities                      899            822
                                                     ----------      ---------
               Total liabilities                        140,269        146,190

Stockholders' equity
    Common stock - $100 par value; 13,000 shares
    authorized, issued and outstanding                    1,300          1,300
     Surplus                                              7,700          7,700
     Undivided profits                                   27,957         26,674
                                                     ----------      ---------
               Total stockholders' equity                36,957         35,674
                                                     ----------      ---------
     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY       $ 177,226      $ 181,864
                                                     ==========      =========

The accompanying notes are an integral part of these statements.

Bank of Weirton
STATEMENT OF INCOME
Years ended December 31, 1995, 1994 and 1993
(In thousands, except per share data)
- ---------------------------------------------------------------------------


                                             1995        1994      1993
                                          ---------   ---------  ---------
                                                         (--Unaudited--)

Interest income
     Interest and fees on loans           $  3,053     $  2,280    $  2,019
     Interest on investment securities
          Taxable                            4,918        4,832       4,597
          Exempt from federal income tax       863        1,289       1,667
     Interest on federal funds sold          1,349        1,295       1,328
                                         ---------    ---------    --------
               Total interest income        10,183        9,696       9,611

Interest expense
     Interest on deposits                    4,700        4,032       4,343
                                         ---------    ---------    --------
               Total interest expense        4,700        4,032       4,343
                                         ---------    ---------    --------
               Net interest income           5,483        5,664       5,268

Provision for loan losses                       18           18          18
                                         ---------    ---------    --------
Net interest income after provision
    for loan losses                          5,465        5,646       5,250

Other operating income
     Service charges on deposit accounts       223          231         223
     Other operating income                     46           47          49
                                         ---------    ---------    --------

         Total operating income                269          278         272

Other operating expenses
     Salaries and employee benefits          1,613        1,566       1,532
     Occupancy expense                         695          676         643
     Data processing fees                      172          170         172
     FDIC assessment                           168          341         335
     Supplies                                  121          120         118
     Other expenses                            374          353         362
                                         ---------    ---------   ---------
               Total operating expenses      3,143        3,226       3,162
                                         ---------    ---------   ---------
               Income before income taxes    2,591        2,698       2,360

Provision for income taxes                     476          503         484
                                         ---------   ----------   ---------
               NET INCOME                $   2,115     $  2,195    $  1,876
                                         =========   ==========   =========

Earnings per common share                $  162.71     $ 168.87    $ 144.29
                                         =========   ==========   =========


The accompanying notes are an integral part of these statements.

Bank of Weirton
STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
Years ended December 31, 1995, 1994 and 1993
(In thousands, expect per share data) (Amounts for years other than 1995 are unaudited)
- ----------------------------------------------------------------------------

                                     Common             Undivided
                                     Stock     Surplus   Profits     Total
                                   --------    --------  --------  --------
Balance at January 1, 1993         $ 1,300     $ 7,700   $ 24,189  $ 33,189

Dividends declared - $60 per share    -            -         (780)     (780)

Net income for the year               -            -        1,876     1,876
                                  --------     --------  --------  --------
Balance at December 31, 1993         1,300        7,700    25,285    34,285

Dividends declared - $62 per share    -            -         (806)     (806)
Net income for the year               -            -        2,195     2,195
                                  ---------    --------   --------  --------
Balance at December 31, 1994         1,300        7,700    26,674    35,674

Dividends declared ($64 per share)    -            -         (832)     (832)

Net income for the year               -            -        2,115     2,115
                                  ---------    --------   -------  -------
Balance at December 31, 1995       $ 1,300      $ 7,700  $ 27,957  $ 36,957
                                  =========    ========  ========  ========



The accompanying notes are an integral part of these statements.

Bank of Weirton
STATEMENT OF CASH FLOWS
Year ended December 31, 1995, 1994 and 1993
(In thousands)
- ----------------------------------------------------------------------------


                                                1995       1994       1993
                                               -----      -----      -----
                                                          (---Unaudited---)
Cash flows from operating activities:
Net income                                    $ 2,115    $ 2,195    $ 1,876
Adjustments to reconcile net income to
  net cash provided by operating activities
    Depreciation and amortization of
    premises and equipment                        303        302        298
  Provision for loan losses                        18         18         18
  Deferred income tax benefit                    (100)         -          -
  Net amortization of investment
     securities premiums                        1,460      1,624      1,460
  Decrease (Increase) in accrued interest
     receivable and other assets                  500        (54)       296
  Increase (Decrease) in accrued expense
     and other liabilities                         77        135       (142)
                                              -------    -------    --------
        Total adjustments                       2,258      2,025      1,930
                                              -------    -------    --------
     Net cash provided by operating
       activities                               4,373      4,220      3,806
                                              -------    -------    --------
Cash flows from investing activities:
     Purchase of investment securities
         held to maturity                     (10,520)   (33,278)   (46,359)
     Proceeds from maturities and calls of
         investment securities held to
           maturity                            21,000     30,800     38,000
     Net (increase) decrease in loans          (9,064)   (10,602)       866
     Capital expenditures                         (40)       (28)       (13)
                                              --------   --------   ---------

     Net cash provided (used) by
       investing activities                      1,376    (13,108)    (7,506)
                                              --------   --------   ---------
Cash flows from financing activities:
     Net (decrease) increase in
         deposits other than time              (4,310)      (660)     5,037
     Net decrease in time deposits             (1,688)    (6,045)    (3,120)
     Dividends paid                              (832)      (806)      (780)
                                              --------  ---------  ----------
     Net cash (used) provided
       by financing activities                 (6,830)    (7,511)     1,137
                                              --------  ---------  ----------

       NET DECREASE IN CASH AND
         CASH EQUIVALENTS                      (1,081)   (16,399)    (2,563)

Cash and cash equivalents at
   beginning of year                           29,236     45,635     48,198

Cash and cash equivalents at end of year      $28,155    $29,236    $45,635

Supplemental disclosures of cash flow information:
     Cash paid during the year for:
          Interest                            $ 4,616    $ 4,065   $ 4,417
          Income taxes                            598        460       549



The accompanying notes are an integral part of these statements.

Bank of Weirton
NOTES TO  FINANCIAL STATEMENTS
December 31, 1995, 1994 and 1993
(Data related to December 31, 1994 and 1993 is unaudited)
- ----------------------------------------------------------------------------
NOTE A - SUMMARY OF ACCOUNTING POLICIES

The financial reporting and accounting policies of the Bank of Weirton
("the Bank") conform to practices within the banking industry and are based on generally accepted accounting principles. In preparing financial statements in conformity with generally accepted accounting principles, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates. A summary of those significant policies consistently applied in the preparation of the accompanying financial statements follows:

Investment Securities

Debt securities that the Bank has the positive intent and ability to hold to maturity are classified as held-to-maturity and reported at amortized cost. Debt and equity securities that are bought and held principally for the purpose of selling them in the near term are classified as trading securities and reported at fair value, with unrealized gains and losses included currently in income. Debt and equity securities classified as neither held-to-maturity or trading securities are classified as available-for-sale and reported at fair value, with unrealized gains and losses excluded from income and reported as a separate component of stockholders' equity. The Bank has classified its investment securities as held-to maturity at December 31, 1995, 1994 and 1993. Market premiums and discounts are amortized to interest income over the estimated lives of the securities using the straight-line method which approximates the interest method.

Loans and Allowance for Possible Loan Losses

Loans are reported at their principal amounts, net of unearned discount and an allowance for loan losses. Unearned discount on installment loans is recognized as income over the terms of the loans by the sum-of-the-months-digits which approximates the interest method. The determination of the balance in the allowance for possible loan losses is based on an analysis of the loan portfolio and reflects an amount which, in management's judgment, is adequate to provide for potential loan losses after giving consideration to the character of the loan portfolio, current economic conditions, past loan experience and such other factors that deserve current recognition in estimating loan losses. The provision for loan losses is charged to operations.

At December 31, 1995, the Bank does not have any loans considered to be impaired as defined under Statement of Financial Accounting Standards No. 114, Accounting by Creditors for Impairment of a Loan.


The accompanying notes are an integral part of these statements.

Bank of Weirton
NOTES TO  FINANCIAL STATEMENTS - CONTINUED
December 31, 1995, 1994 and 1993
(Data related to December 31, 1994 and 1993 is unaudited)
- -----------------------------------------------------------------------------

NOTE A - SUMMARY OF ACCOUNTING POLICIES - Continued

Bank Premises and Equipment

Depreciation is provided in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives on a straight-line basis. Estimated service lives are as follows:

          Buildings                          30 years
          Furniture and Equipment            5 to 7 years


Other Real Estate Owned

Other real estate owned acquired in foreclosure is recorded at the lower of cost or net realizable value. The Bank did not hold any other real estate at December 31, 1995 or 1994.

Income Taxes

Deferred income taxes are provided using the liability method in accordance with Statement of Financial Accounting Standards No. 109. Under this method, the tax effects of temporary differences between the financial statement and income tax basis of assets and liabilities are recorded at the enacted tax rates that would apply in the period in which the taxes become payable or recoverable, subject to a valuation allowance where uncertainty exists as to the recoverability of deferred tax assets. These temporary differences relate principally to depreciation of bank premises and equipment, allowance for loan losses and accrued pension liability.

Statement of Cash Flows

The Bank has defined cash equivalents as cash on hand, cash items, amount due from banks, and federal funds sold. Generally, federal funds are sold for one-day periods.

Earnings Per Share

Earnings per share is computed by dividing net income by the weighted average number of shares outstanding during periods. The weighted average number of shares outstanding for the years ended December 31, 1995, 1994 and 1993 was 13,000.



The accompanying notes are an integral part of these statements.

Bank of Weirton
NOTES TO  FINANCIAL STATEMENTS - CONTINUED
December 31, 1995, 1994 and 1993
(Data related to December 31, 1994 and 1993 is unaudited)
- ------------------------------------------------------------------------------

NOTE  B - INVESTMENT SECURITIES HELD TO MATURITY

The amortized cost (carrying amount), estimated fair value and gross unrealized gains and losses of investment securities held to maturity at December 31, are as follows:

                                               1995 (In thousands)
                              -------------------------------------------------
                                              Gross        Gross     Estimated
                              Amortized     Unrealized   Unrealized     Fair
                                Cost           Gains       Losses      Value
                             ----------    ------------  -----------  ---------
U.S. Treasury securities      $ 85,831        $   711      $  204     $ 86,338
Obligations of States and
     Political Subdivisions     13,304            299          12       13,591
                              ---------    ------------  ----------  ----------
                               $99,135        $ 1,010      $  216     $ 99,929
                              =========    ============  ==========  ==========
Pledged Securities             $ 3,783                                $  3,883
                              =========                              ==========


                                               1994 (In thousands)

                                              Gross        Gross     Estimated
                             Amortized     Unrealized    Unrealized     Fair
                               Cost          Gains         Losses      Value
                             ----------   ------------   ----------  ----------
U.S. Treasury securities      $  94,770     $     41       $ 3,422    $ 91,389
Obligations of States and
     Political Subdivisions      16,305          486            -       16,791
                             ----------   -----------    ----------  ----------
                              $ 111,075     $    527       $ 3,422    $108,180
                             ==========   ===========    ==========  ==========
Pledged Securities            $   3,885                               $  4,000
                             ==========                              ==========



There were no sales of investments held to maturity during 1995, 1994 or 1993.



The accompanying notes are an integral part of these statements.

Bank of Weirton
NOTES TO  FINANCIAL STATEMENTS - CONTINUED
December 31, 1995, 1994 and 1993
(Data related to December 31, 1994 and 1993 is unaudited)
- ------------------------------------------------------------------------------

NOTE  B - INVESTMENT SECURITIES HELD TO MATURITY - Continued

The contractual amortized cost and estimated fair value of debt securities as of December 31, 1995, by contractual maturity are shown below. Expected maturities may differ from contractual maturities as borrowers may call or prepay obligations.

                                                              Estimated
                                              Amortized         Fair
                                                Cost            Value
                                            -------------   -------------
                                                            (In thousands)

Within one year                                 $ 35,991        $ 36,070
After one year but within five years              54,340          54,851
After five years but within ten years              8,404           8,607
After ten years                                      400             401
                                              -----------      ----------
                                                $ 99,135        $ 99,929
                                              ===========      ==========

NOTE C - LOANS AND ALLOWANCE FOR POSSIBLE LOAN LOSSES

The Bank grants real estate, installment, commercial and other loans to customers principally in the Weirton, New Cumberland and New Manchester, West Virginia and Paris, Pennsylvania areas. Although the Bank has a diversified portfolio, exposure to credit loss can be adversely impacted by downturns in local economic and employment conditions. Loans consist of the following at December 31,:

                                                  1995           1994
                                               -----------   -------------
                                                    (In thousands)


Conventional real estate                          $32,236      $24,557
Consumer installment                                6,174        4,752
Commercial secured                                  3,226        3,207
Commercial unsecured                                1,279        1,291
Construction and land development                   1,051          841
Overdrafts                                             34           65
                                                 ---------    ---------
                                                   44,000       34,713


The accompanying notes are an integral part of these financial statements.

      Less:  Unearned discount                        649          457
             Allowance for possible loan losses       692          643
                                                  --------     --------
                                                  $42,659       $33,613
                                                  ========     ========





The accompanying notes are an integral part of these statements.

Bank of Weirton
NOTES TO  FINANCIAL STATEMENTS - CONTINUED
December 31, 1995, 1994 and 1993
(Data related to December 31, 1994 and 1993 is unaudited)
- ------------------------------------------------------------------------------

NOTE C - LOANS AND ALLOWANCE FOR POSSIBLE LOAN LOSSES - Continued

Transactions in the allowance for loan losses for the years ended December 31, are summarized as follows:


                                               1995        1994       1993
                                            ---------   ---------   ---------
                                                      (In thousands)

Balance at beginning of year                   $ 643       $ 632      $ 670
Loans written off                               (184)         (8)       (61)
Loans recovered                                  215           1          5
Provision for loan losses                         18          18         18
                                              --------     --------   --------
Balance at end of year                         $ 692       $ 643      $ 632
                                              ========     ========   ========

NOTE D - RELATED PARTY TRANSACTIONS

The Bank makes loans, in the normal course of business, to its directors and officers and companies which are partially or substantially owned by directors/officers of the Bank. Related party loans are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons. Related party loan transactions in 1995 are summarized as follows:

                                                    (In thousands)

          Balance at the beginning of year               $3,986
          New loans                                       2,883
          Repayments                                     (2,886)
                                                        --------
          Balance at the end of year                     $3,983
                                                        ========

The accompanying notes are an integral part of these statements.

Bank of Weirton
NOTES TO  FINANCIAL STATEMENTS - CONTINUED
December 31, 1995, 1994 and 1993
(Data related to December 31, 1994 and 1993 is unaudited)
- ---------------------------------------------------------------------------
NOTE E - DEPOSITS

The total of individual interest bearing time deposits issued in amounts of $100,000 or greater was $4,433,000 and $4,907,000 at December 31, 1995 and 1994. Interest expense on these deposits was approximately $213,000, $202,000 and $232,000 for the years ended December 31, 1995, 1994 and 1993, respectively.

NOTE F - BANK PREMISES AND EQUIPMENT

Bank premises and equipment at December 31, 1995 and 1994 is summarized as follows:
                                                  1995        1994
                                               ---------   ----------
                                                  (In thousands)

Bank buildings and improvements                   $6,129    $6,129
Equipment, furniture and fixtures                  1,218     1,178
                                                 -------   -------
                                                   7,347     7,307
     Less accumulated depreciation                 2,434     2,131
                                                 -------   -------
                                                   4,913     5,176

Land                                                 456       456
                                                 -------   -------
                                                  $5,369    $5,632
                                                 =======   =======



In March 1995, the Financial Accounting Standards Board issued Statement No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of (FAS No. 121). The Bank is required to adopt FAS No. 121 in its fiscal year beginning January 1, 1996, the effect of which management estimates will not have a material impact on the Bank's statements of condition or income.



NOTE G - EMPLOYEE BENEFIT PLANS

The Bank has a non-contributory defined benefit pension plan covering employees who have attained age 20 1/2 and have completed six months of service. The plan's benefit formula is based upon an average final compensation method. Pension costs are funded to the extent they are deductible for federal income tax purposes and meet ERISA funding standards. Plan assets consist primarily of government notes, government agency and corporate bonds.

The accompanying notes are an integral part of these statements.

Bank of Weirton
NOTES TO  FINANCIAL STATEMENTS - CONTINUED
December 31, 1995, 1994 and 1993
(Data related to December 31, 1994 and 1993 is unaudited)
- -----------------------------------------------------------------------------

NOTE G - EMPLOYEE BENEFIT PLANS - Continued

A schedule of the funded status of the plan as of December 31, follows:
(In thousands)                                          1995        1994
                                                       ------      ------
Accumulated benefit obligation including vested
benefits of $3,458 and $3,185 at December 31, 1995
and 1994, respectively                             $    3,570   $    3,280
Effects of projected future compensation increases        307          239
                                                    ---------    ---------
Projected benefit obligation                            3,877        3,519

Plan assets at fair value                               3,551        3,183
                                                    ---------    ---------
Under-funded status                                       326          336

Unrecognized net gain                                     368          361

Prior service cost not yet recognized                     (67)         (78)

Remaining unrecognized net obligation
at date of adoption of FAS 87                            (185)        (216)
                                                     ---------    ---------
Accrued liability at December 31, 1995              $     442    $     403
                                                     =========    =========

The assumed rate of return at on assets was 8.5%, 8.0% and 8.0%
in 1995, 1994 and 1993, respectively.  The rate used to
discount the projected benefit obligation was 8.0%, 7.25% and
7.25% at December 31, 1995, 1994 and 1993, respectively.  Rates of compensation increases are based on a decreasing percentage scale as age increases.  The components of net periodic pension expense are as follows for the year ended December 31,:
(In thousands)                                    1995      1994      1993
                                                  ----      ----      ----
Service cost                                   $    38   $    43   $    52
Interest cost                                      268       262       252
Return on assets                                  (259)     (261)     (248)
Net amortization and deferral                       41        42        41
                                                ------    ------    ------
                                               $    88   $    86   $    97
                                                ======    ======    ======
The accompanying notes are an integral part of these statements.

Bank of Weirton
NOTES TO  FINANCIAL STATEMENTS - CONTINUED
December 31, 1995, 1994 and 1993
(Data related to December 31, 1994 and 1993 is unaudited)
- ----------------------------------------------------------------------------
NOTE H - INCOME TAXES

Income tax expense (benefit) for the years ended December 31, 1995, 1994 and 1993 consist of the following:

                                                 1995      1994      1993
                                                 ----      ----      ----
                                                      (In thousands)
Current
     Federal                                    $ 478     $ 381     $ 365
     State                                         98       122       119
Deferred benefit                                 (100)       -         -
                                                  ----     ----      ----
Total                                             $476     $503      $484
                                                  ====     ====      ====
Income tax expense is less than that obtained by using the U.S. Federal Statutory rate due to the following:
                                                  1995     1994      1993
                                                  ----     ----      ----
Expected tax at statutory rate                    34.0%    34.0%     34.0%
 Tax exempt interest (principally on securities) (11.1)   (15.2)    (22.5)
 State income taxes, net of federal benefit        3.4      2.6       3.0
 AMT credit carryforward recognized               (4.6)     (.8)       -
 Effect of change in valuation allowance
  and other                                       (3.3)    (2.0)      6.0
                                                  ----     ----      ----
          Effective tax rate                      18.4%    18.6%     20.5%
                                                  ====     ====      ====

 The accompanying notes are an integral part of these statements.

Bank of Weirton
NOTES TO  FINANCIAL STATEMENTS - CONTINUED
December 31, 1995, 1994 and 1993
(Data related to December 31, 1994 and 1993 is unaudited)
- ----------------------------------------------------------------------------
NOTE H - INCOME TAXES - Continued

Deferred tax assets and liabilities consist of the following at December 31,:

                                                         1995        1994
                                                         ----        ----
                                                          (In thousands)

Deferred tax assets arising from temporary differences
related to:
      Allowance for possible loan losses              $    99     $    96
      Depreciation of premises and equipment               66          58
      Alternative minimum tax and other tax
       credit carryforwards                             1,321       1,439
      Accrued liabilities                                 160         118
          Less valuation allowance                     (1,546)     (1,711)
                                                      -------      -------
      Net deferred tax assets                        $    100     $    -
                                                      =======      =======
At December 31, 1995, the Company has credits for prior year minimum taxes of approximately $1,321,000 available in future years to reduce regular taxes payable. The Company has established a valuation allowance for that portion of the carryforwards and deferred tax assets where the ultimate recoverability is uncertain.

NOTE I - COMMITMENTS

The Company is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to make loans, stand-by letters of credit, and unused lines of credit. As of December 31, 1995 and 1994, the Bank did not own or trade any other financial instruments with significant off-balance sheet risk, including derivatives such as futures, forwards, option contracts or similar instruments. The Bank uses the same credit policies in making commitments and conditional obligations as they do for on-balance sheet instruments. The Bank evaluates each customer's credit-worthiness on an individual basis, and the amount of collateral obtained is based upon credit evaluation.
Collateral may include, but is not limited to, accounts receivable, inventory, property and equipment, stocks, bonds, deposit accounts, real estate and vehicles. Personal guarantees of business owners may be required.

 The accompanying notes are an integral part of these statements.

Bank of Weirton
NOTES TO  FINANCIAL STATEMENTS - CONTINUED
December 31, 1995, 1994 and 1993
(Data related to December 31, 1994 and 1993 is unaudited)
- -----------------------------------------------------------------------------
NOTE I - COMMITMENTS - Continued

The commitments to extend credit generally have fixed
expiration dates or other termination clauses and may require payment of a fee.  As some of the commitments may not be
utilized, or utilized in amounts less than the total committed, the total commitment amounts do not necessarily represent
future cash requirements. The estimated commitments as of
December 31, 1995 and 1994 are summarized as follows:
                                                         1995      1994
                                                         ----      ----
Unused lines of credit                                 $ 2,386   $ 2,798
Unfunded loans in process                                  999     1,841
Stand-by letters of credit                                  25       105
                                                         -----     -----
                                                       $ 3,410   $ 4,744
                                                         =====     =====

Since many commitments to make loans expire without being used, the amounts above do not necessarily represent future cash commitments. Collateral obtained upon exercise of the commitment is determined using management's credit evaluation of the borrower and may include commercial and residential real estate and other business and consumer assets.

NOTE J - REGULATORY RESTRICTIONS

The Bank is required to meet specific reserve requirements established by regulatory agencies based on withdrawable deposits and cash on hand. At December 31, 1995 and 1994, the amount so restricted was approximately $663,000 and $671,000. The Bank is required to maintain minimum levels of "risked based capital" and "leverage capital" as defined by banking regulations. At December 31, 1995 the Bank's ratios exceed the minimum requirements (10%) in order to be considered "well capitalized" as defined in the Federal Deposit Insurance Corporation Improvement Act of 1991.
West Virginia banking regulations limit the amount of dividends, a state bank may declare in any calendar year, to the retained net profits of that year combined with the retained net profits for the preceding two calendar years. Maximum dividends that could be declared amounted to approximately $3,768,000 and $3,784,000 at December 31, 1995 and 1994.

The accompanying notes are an integral part of these statements.

Bank of Weirton
NOTES TO  FINANCIAL STATEMENTS - CONTINUED
December 31, 1995, 1994 and 1993
(Data related to December 31, 1994 and 1993 is unaudited)
- -----------------------------------------------------------------------------

NOTE K - FAIR VALUE OF FINANCIAL INSTRUMENTS

The financial statements include estimated fair value information as of December 31, 1995 and 1994, as required by Statement of Financial Accounting Standard No. 107 (FAS 107). Such information, which pertains to the Bank's financial instruments, is based on the requirements set forth in FAS 107 and does not purport to represent the aggregate net fair value of the Bank. Further, the fair value estimates are based on various assumptions, methodologies and subjective considerations, which vary widely among different financial institutions and which are subject to change.
The following methods and assumptions were used by the Bank in estimating financial instrument fair values:

     Cash and cash equivalents and federal funds sold
     ------------------------------------------------
     The balance sheet carrying amounts for cash and federal funds sold approximate the estimated fair values of such assets.

     Investment securities - Held to Maturity
     ----------------------------------------
     Fair values for investment securities are based on quoted market prices, if available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments.

     Loans
     -----
     For demand loans and overdrafts which entail no significant change in credit risk, fair values are based on the carrying values. The estimated fair values of fixed-rate loans are estimated based on discounted cash flow analyses using interest rates currently offered for loans with similar terms to borrowers of similar credit quality. The carrying amount of accrued interest receivable approximates its fair value.

     Off-balance sheet instruments
     -----------------------------
     Estimated fair values for the Bank's lending commitments are based on fees currently charged to enter into similar agreements, considering the remaining terms of the agreements and the counterparties' credit standing. Such amounts are not significant.

The accompanying notes are an integral part of these statements.

Bank of Weirton
NOTES TO  FINANCIAL STATEMENTS - CONTINUED
December 31, 1995, 1994 and 1993
(Data related to December 31, 1994 and 1993 is unaudited)
- ----------------------------------------------------------------------------


NOTE K - FAIR VALUE OF FINANCIAL INSTRUMENTS - Continued

     Deposit liabilities
     -------------------
     The fair values estimated for demand deposits (e.g., interest and non-interest bearing checking accounts, and certain types of money market accounts) are, by definition, equal to the amount payable on demand at the reporting date (i.e., their carrying amounts). The carrying amounts of variable rate time deposits approximate their fair values at the reporting date. Fair values of fixed rate time deposits are estimated using discounted cash flow analyses using interest rates currently offered to a schedule of aggregated expected time deposit maturities. The carrying amount of accrued interest payable approximates its fair value.

The following table presents the carrying values and estimated fair values of the Bank's financial instruments at December 31, 1995 and 1994.

                                                     December 31, 1995
                                                     -----------------
   (In thousands)                                                Estimated
                                                    Carrying       Fair
                                                     Amount        Value
                                                    --------     ---------
   Financial assets
   ----------------
   Cash and due from banks                          $  5,155      $  5,155
   Federal funds sold                                 23,000        23,000
   Investments held to maturity                       99,135        99,929
   Loans                                              42,659        43,420

   Financial liabilities
   ---------------------
   Deposits
        Demand, non-interest bearing                  16,704        16,704
        NOW and money market                          26,266        26,266
        Savings                                       58,885        58,885
        Time                                          37,515        37,306

The accompanying notes are an integral part of these statements.

Bank of Weirton
NOTES TO  FINANCIAL STATEMENTS - CONTINUED
December 31, 1995, 1994 and 1993
(Data related to December 31, 1994 and 1993 is unaudited)
- -----------------------------------------------------------------------------

NOTE K - FAIR VALUE OF FINANCIAL INSTRUMENTS - Continued


                                                    December 31, 1994
                                                    -----------------
   (In thousands)                                              Estimated
                                                  Carrying       Fair
                                                   Amount        Value
                                                  --------     ---------
   Financial assets
   ----------------
   Cash and due from banks                       $   6,236     $   6,236
   Federal funds sold                               23,000        23,000
   Investments held to maturity                    111,075       108,180
   Loans                                            33,613        34,839

   Financial liabilities
   ---------------------
   Deposits
        Demand, non-interest bearing                18,801        18,801
        NOW and money market                        26,365        26,365
        Savings                                     60,999        60,999
        Time                                        39,203        38,984

NOTE L - SUBSEQUENT EVENT

On February 9, 1996, the Bank entered into a definitive Agreement and Plan of Merger providing for the merger of the Bank with Wesbanco Inc. Under the terms of the definitive Agreement and Plan of Merger, Wesbanco Inc. will exchange 130 shares of Wesbanco Inc. common stock for each share of the Bank's common stock. The merger, which is subject to, among other things, approval by the appropriate regulatory authorities and the stockholders of the Bank, is expected to be completed during the third quarter of 1996.

The accompanying notes are an integral part of these statements.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS
- ----------------------------------------------------------------------------
BANK OF WEIRTON THREE YEARS IN THE PERIOD ENDED DECEMBER 31, 1995

EARNINGS REVIEW
- ---------------
Net income for 1995 was $2.1 million, down slightly from $2.2 million in 1994. However, this was a $239 thousand increase over 1993's income of $1.9 million. Earnings per share was $162.71 in 1995 compared to $168.87 in 1994 and $144.29 in
1993. Return on average assets, the most common measurement of bank profitability, remained constant and 1.18% in 1995 and 1994, compared to 1.01% in 1993.

Net interest income, the most significant component of earnings, is the amount by which interest generated from earning assets exceeds interest expense on deposits. Net interest income was $5.48 million in 1995 down from $5.66 million in 1994 but increased from $5.27 million in 1993. A decrease in net interest margin (on a tax equivalent basis) of six basis points in 1995, partially offset by an increase of almost $10 million in average loans, was the primary cause for the decline in net interest income of $181 thousand from 1994 to 1995. Net interest income in 1994 increased by $396 thousand over 1993 due to an increase of four basis points in the net interest margin combined with an increase in average outstanding loans of almost $6 million.

Total interest earning assets declined in 1995 from 1994 due to reduced levels of federal funds sold and investments. Maturing investments and federal funds were used to fund deposit runoffs and loan growth. Net earning assets increased from 1993 to 1994 due to loan growth and a slight increase in deposits. Substantially all loan are made at fixed rates with maximum maturities of twenty-five years. As interest rates rose during the latter part of 1994 and into 1995, average rates on loans and federal funds increased. This was offset by similar increases in cost of certificates of deposit and an increase in passbook savings interest of one-half of one percent in March, 1995.

The following is an analysis of the average balance sheets and net interest income, on a tax equivalent basis for 1993 to 1995.

                                                              Average Balance Sheets and Net Interest Analysis
                                     ----------------------------------------------------------------------------------------------
                                                 1995                           1994                            1993
                                     ----------------------------------------------------------------------------------------------
                                     Average   Income/  Yield or     Average  Income/  Yield or     Average   Income/  Yield or
                                    Balance(a) Expense  Rate (b)   Balance(a) Expense  Rate (b)    Balance(a) Expense  Rate (b)
                                    ---------  -------  --------   ---------  -------  --------    ---------  -------  --------
          Assets                                                   (Dollar Amounts in Thousands)
          ------
Interest-earning assets:
  Investment securities              $104,956 $ 6,229     5.93%     $114,150  $ 6,791    5.95%     $104,854  $ 7,130     6.80%
  Federal funds sold                   22,238   1,349     6.07%       31,212    1,295    4.15%       42,638    1,328     3.11%
  Loans, net of unearned income        39,007   3,056     7.83%       29,345    2,284    7.78%       23,533    2,025     8.60%
                                      -------  ------     ----       -------   ------    ----       -------   ------     ----
  Total interest-earning assets       166,201  10,634     6.40%      174,707   10,370    5.94%      171,025   10,483     6.13%
                                      -------  ------     ----       -------   ------    ----       -------   ------     ----
Noninterest-earning assets
  Average cash & other assets          14,979                         12,614                         16,739
  Reserve for loan losses                (497)                          (416)                          (421)
                                      -------                        -------                        -------
  Total noninterest-earning assets     14,482                         12,198                         16,318
                                      -------                        -------                        -------
      Total Assets                   $180,683                       $186,905                       $187,343
                                      =======                        =======                        =======

Liabilities and Shareholders' Equity
- ------------------------------------
Interest-bearing liabilities:
  Interest-bearing demand deposits   $ 27,023 $   866     3.20%     $ 28,361  $   816    2.88%     $ 28,090  $   817     2.91%
  Savings Deposits                     59,571   2,205     3.70%       61,377    1,864    3.04%       58,614    1,875     3.20%
  Time Deposits                        36,277   1,629     4.49%       42,322    1,352    3.19%       47,190    1,651     3.50%
                                      -------   -----     ----       -------    -----    ----       -------    -----     ----
  Total interest-bearing liabilities  122,871   4,700     3.83%      132,060    4,032    3.05%      133,894    4,343     3.24%
                                      -------   -----     ----       -------    -----    ----       -------    -----     ----
Noninterest-bearing liabilities:
  Noninterest-bearing deposits
    and other liabilities              21,496                         19,907                         19,965
  Shareholders' Equity                 36,316                         34,938                         33,754
                                      -------                        -------                        -------
      Total noninterest-bearing
        funding sources                57,812                         54,845                         53,449
                                      -------                        -------                        -------
      Total Liabilities and
        Shareholders' Equity         $180,683                       $186,905                       $187,343
                                      =======                        =======                        =======
Interest Spread                                           2.57%                          2.89%                           2.89%
                                                          ====                           ====                            ====
Net Interest Income and Net
  Yield on Interest-earning Assets             $5,934     3.57%                $6,338    3.63%                $6,140     3.59%
                                                =====     ====                  =====    ====                  =====     ====
(a) Averages principally calculated on a weekly basis which, in the opinion of management, approximates daily averages.

(b) Yields on interest-earning assets have been computed on a tax equivalent basis using the 34% Federal income tax statutory rate in all years.


The following is a summary of the changes in net interest income due to rates and volumes. Net interest income is computed on a tax equivalent basis.

                                        Analysis of Year-to-Year Changes in Net Interest Income
                                   ------------------------------------------------------------------
                                         1995 Change from 1994              1994 Change from 1993
                                   -------------------------------    -------------------------------
                                    Total   Change Due  Change Due     Total   Change Due  Change Due
                                    Change   to Volume   to Rate       Change   to Volume   to Rate
                                   -------  ----------  ----------    -------  ----------  ----------
                                                      (Dollar Amounts in thousands)
Interest-earning assets:
  Investment securities            $ (562)    $ (547)     $  (15)     $ (339)    $  632      $ (971)
  Federal funds sold                   54       (372)        426         (33)      (355)        322
  Loans                               772        752          20         259        500        (241)
                                     ----       ----        ----        ----       ----        ----
  Total Interest Income               264       (167)        431        (113)       777        (890)
                                     ----       ----        ----        ----       ----        ----
Interest-bearing liabilities:
  Interest bearing demand deposits $   50     $  (39)     $   89      $   (1)    $    8      $   (9)
  Savings deposits                    341        (55)        396         (11)        88         (99)
  Time deposits                       277       (193)        470        (299)      (170)       (129)
                                     ----       ----        ----        ----       ----        ----
  Total Interest Expense              668       (287)        955        (311)       (74)       (237)
                                     ----       ----        ----        ----       ----        ----
  Net Interest Income              $ (404)    $  120      $ (524)     $  198     $  851      $ (653)
                                     ====       ====        ====        ====       ====        ====

PROVISION FOR LOAN LOSSES
- -------------------------
The Bank's policy is to provide allowances for loan losses to adequately protect the bank against potential unidentified or known loan losses consistent with prudent banking practice and regulatory guidelines. Historically the Bank has experienced an insignificant level of net charge-offs which compares favorably with its peers. The bank has provided $18 thousand for possible loan losses in each of the three years ended December 31, 1995. As a majority of the loans consist of well secured single family residential mortgages, management does not anticipate the need to substantially increase the allowance for loan losses in the near future. Loan growth is anticipated to focus on mortgage and commercial lending in the Bank's traditional market area surrounding Weirton, WV. Management continues to focus its lending under existing guidelines that limit higher risk or out of area loans. Management believes the allowance for possible loan losses is adequate to support future loan growth.

The following tables summarize the Bank's charge-off and recovery history and past due and non-performing loans at December 31, 1993, 1994 and 1995. The adoption of Statement of Financial Accounting Standard No. 114 "Accounting by Creditors for Impairment of a Loan" in 1995 did not have a material impact on the financial statements of the bank as there were no non-accrual or impaired loans as of December 31, 1995.

                                  Changes in allowance for Possible Loan Loss
                                  -------------------------------------------
                                          1995        1994        1993
                                          ----        ----        ----
                                          (Dollar Amounts in Thousands)
Beginning balance                        $ 643       $ 632       $ 670
Charge offs
        Commercial                        (173)         -          (42)
        Installment                        (11)         (8)        (19)
Recoveries
        Commercial                         173          -           -
        Installment                         42           1           5
                                          ----        ----        ----
    Net (charge-offs) recoveries            31          (7)        (56)
Provision charged to
  expense                                   18          18          18
                                          ----        ----        ----
Ending balance                           $ 692       $ 643       $ 632
                                          ====        ====        ====
Allowance for loan losses as a
  percentage of average loans             1.77%       2.19%       2.69%
                                          ====        ====        ====


                                    Nonperforming Loans and Effect on Interest
                                            Income Due to Nonaccrual
                                    ------------------------------------------
                                            1995        1994        1993
                                            ----        ----        ----
                                            (Dollar Amounts in Thousands)
Loans on nonaccrual basis                  $  -        $ 174       $ 174
Past due loans (over 90 days)                 28          21         192
Renegotiated loans                            -           -           -
                                             ---         ---         ---
  Total nonperforming loans                $  28       $ 195       $ 366
                                            ====         ===         ===
Nonperforming loans as percentage
  of total loans                            0.06%       0.57%       1.55%
                                            ====        ====        ====

                                             692         643         632
Reserve as a percentage of
  nonperforming loans                       2471%        330%        173%
                                            ====         ===         ===
Gross income that would have been
  recorded at original rates                   1          17          25
Interest that was reflected in income          1           1           9
                                            ----        ----        ----
Net reduction in interest income due
  to nonaccrual                            $  -        $  16       $  16
                                            ====        ====        ====

The following table shows the allocation of the allowance for possible loan losses at December 31, 1995 and 1994.
Information for prior years is not available.

                                      Allocation of Loan Loss Allowance
                                  ----------------------------------------
                                         1995                  1994
                                  ------------------   -------------------
                                   Amount   Percent     Amount   Percent
                                  --------  --------   --------  ---------
                                       (Dollars Amounts in Thousands)
Commercial and Land development     $  17        2%      $  16        3%
Loans secured by 1-4 family
  residential                         150       22%        120       19%
Other real estate loans               105       15%         60        9%
Commercial and Industrial              70       10%         80       12%
Loans to individuals                   50        7%         40        6%
Other loans                            10        2%         50        8%
Unallocated                           290       42%        277       43%
                                      ---      ---         ---      ---
  Totals                            $ 692      100%      $ 643      100%
                                      ===      ===         ===      ===


OTHER OPERATING EXPENSES
- ------------------------
Non-interest expense decreased $83 thousand to $3.143 million in 1995 compared to $3.226 million in 1994. This contrasts with an increase in other operating expenses in 1994 of $64 thousand compared to 1993. As a percentage of average assets, other operating expenses were 1.75%, 1.74% and 1.70% in 1995, 1994 and 1993, respectively. These ratios compare favorably with the Bank's peers. The bank had 39 full time equivalent employees as of December 31, 1995 which has not changed significantly in recent years. 1995 also benefited from reduced levels of FDIC insurance beginning June 1 at the rate of $.04 per $100 of deposits which reduced this expense $173 thousand in 1995. The reduced level of premium is expected to continue through the second quarter of 1996. Other expenses increased nominally from 1994 to 1995 and from 1993 to 1994 due primarily to increased maintenance expenses and real estate taxes.

PROVISION FOR INCOME TAXES
- --------------------------
Income tax expense for 1995 was $476 thousand compared to $503 in 1994 and $484 in 1993. The effective tax rate was 18.4%, 18.6% and 20.5%, respectively. The reduced effective rate in 1995 and 1994 compared to 1993 was due principally to utilization of alternative minimum tax credit carryforwards which had not been previously recognized as deferred tax assets. (See note H to the financial statements.) Beginning in 1995, the Bank has reduced its valuation allowance for deferred tax assets as it has started to utilize the tax credit carryforwards and anticipates continued usage in the future.

STATEMENTS OF CONDITION
- -----------------------
Total assets at December 31, 1995 declined to $177 million from $182 million at December 31, 1994 or two and one-half percent. This decline was primarily caused by a decline in deposits from 1994 to 1995, although deposits have increased subsequent to December 31, 1995. Beginning in 1993 the Bank has had significant growth in loans, principally residential real estate. This growth has been funded by maturing investments and available federal funds sold.

The following tables summarize loans outstanding by classification for the last three years and maturites and sensitivities to changes in interest rates as of December 31, 1995. Bank management expects to continue to focus its efforts on loan growth in its traditional lending area surrounding Weirton, West Virginia.

                                         Loans By Classification
                          ----------------------------------------------------
                                 1995             1994              1993
                          ----------------- ----------------- ----------------
                           Amount  Percent   Amount  Percent   Amount  Percent
                          -------  -------- -------  -------- -------  -------
                                       (Dollars Amounts in Thousands)

Commercial, financial,    $ 4,551     10%    $ 4,761     14%  $ 3,839     16%
  agricultural and other    1,051      2%        841      2%      551      2%
Real estate-Construction    4,908     12%      3,882     11%    2,643     11%
Real estate-residential    28,613     65%     21,638     62%   14,113     59%
Loans to individuals        4,877     11%      3,591     11%    2,799     12%
                           ------    ---      ------    ---    ------    ---
  Gross loans and leases   44,000    100%     34,713    100%   23,945    100%
                                     ===                ===              ===
  Unearned income            (649)              (457)            (284)
                           ------             ------             ----
  Total loans and leases,
      net of unearned
      income              $43,351            $34,256          $23,661
                           ======             ======           ======

                                        Maturities of Loans
                           -------------------------------------------------
                            Within One      One to     After
                               Year        5 Years    5 Years     Total
                           ------------  -----------  ---------  ---------
                                    (Dollar Amounts in Thousands)
Commercial, financial,
  agricultural and other     $ 3,339       $ 1,212      $   -      $ 4,551
Real estate - Construction     1,051           -            -        1,051
Real estate - Commercial         -             119        4,789      4,908
Other                            578         6,593       26,319     33,490
                              ------        ------       ------     ------
        Totals               $ 4,968       $ 7,924      $31,108    $44,000
                              ======        ======       ======     ======
Loans at fixed interest
  rates                                    $ 7,924      $31,108
                                            ======       ======

INVESTMENTS
- -----------
The objective of the Bank's investment portfolio is to combine liquidity, earnings and safety in a prudent manner in accordance with regulatory guidelines so as to protect the depositors and generate a favorable return to the stockholders.
The Bank has historically invested only in U.S. Treasury securities and Municipal Securities.


Beginning in 1993 the Bank began to reduce its investments in municipal securities in order to accelerate taxable income in order to utilize existing alternative minimum tax credit carryforwards. This trend continued through 1995. As existing securities mature, the funds will be proportionally reinvested or used to fund anticipated loan growth.


The following table summarizes investment maturities at December 31, 1995.

                             Maturity Distribution of Investment Securities
                             ----------------------------------------------
                            U.S. Treasury
                            and other U.S.
                             Government     States and               Weighted
                            Agencies and    Political    Total Book  Average
                            Corporations   Subdivisions    Value      Yield*
                            -------------  ------------  ----------  --------

Within 1 year                  $  34,491     $  1,500      $  35,991    7.52%
After 1 but within 5 years        51,340        3,000         54,340    7.07%
After 5 but within 10 years         -           8,404          8,404    8.15%
After 10 years                      -             400            400    7.58%
                                  ------       ------         ------    ----
        Total                  $  85,831     $ 13,304      $  99,135    7.32%
                                  ======       ======         ======    ====
December 31, 1994              $  94,770     $ 16,305      $ 111,075
                                  ======       ======        =======
December 31, 1993              $  88,206     $ 22,015      $ 110,221
                                  ======       ======        =======
* Yields are calculated on a tax-equivalent basis.

ASSET AND LIABILITY MANAGEMENT
- ------------------------------
In general, financial institutions are vulnerable to an increase in interest rates to the extent interest bearing liabilities mature or reprice more rapidly than interest earning assets. The lending activities of the Bank have historically emphasized five to twenty-five year, fixed rate loans secured by single family residences. The primary source of funds has been deposits, which are subject to repricing within a shorter period of time. This factor, combined with substantial investments in U.S. Treasury securities which mature principally in the next three to five years, has historically caused the Bank's net interest margin to decline in a period of rising rates and increase in periods of lower interest rates. This potential for future declines in net interest income is mitigated by high levels of capital relative to total assets, significant amounts of federal funds sold, which reprice daily, and savings deposits which historically have not been sensitive to interest rate changes.

The schedule following shows the Bank's interest sensitivity analysis as of December 31, 1995. The interest rate gaps reported in the table result when assets are funded with liabilities having different repricing intervals. For this analysis, savings accounts are considered as only ten percent sensitive to interest rate changes, therefore if short term interest rates were to change by 100 basis points, the interest rates on savings would change by 10 basis points.


                                          Gap Analysis Schedule
                                -----------------------------------------
                                           After 3 Months
                                 Within 3   but within 1    Over 1
                                  Months       Year          Year     Total
                                ---------  --------------  --------  -------
                                       (Dollar Amounts in Thousands)
Interest-earning assets:
  Investment securities          $ 10,518      $ 25,473    $ 63,144  $ 99,135
  Federal funds sold               23,000          -           -       23,000
  Loans                             4,598           370      39,032    44,000
                                  -------       -------     -------   -------
  Total interest-earning assets    38,116        25,843     102,176   166,135
                                  =======       =======     =======   =======
Interest-bearing liabilities:
Interest bearing demand
    deposits                     $ 26,266      $   -       $   -     $ 26,266
  Savings Deposits                  5,889          -         52,996    58,885
  Time Deposits                    14,120        14,309       9,086    37,515
                                  -------       -------     -------   -------
  Total interest-bearing
    liabilities                  $ 46,275      $ 14,309    $ 62,082  $122,666
                                  =======       =======     =======   =======
    Interest sensitivity GAP     $ (8,159)     $ 11,534    $ 40,094
    Cumulative GAP               $ (8,159)        3,375      43,469
    Sensitivity Ratio                82%          106%        135%


While the traditional gap approach shows the Bank to be liability sensitive within the next three months, net interest margins have remained relatively stable over the last three years, and only declined $181 thousand (6 basis points) in 1995.


LIQUIDITY AND CAPITAL RESOURCES
- -------------------------------
The Bank's liquidity is represented by cash, due from banks and federal funds sold. It is a function of daily operating, investing and financing cash flows. Primary sources of funds are from deposits, payments on loans and maturities of investment securities. Although the Bank has historically held all securities to maturity, approximately 36% mature within one year. When funds are invested in fixed rate U.S. Treasury securities or municipal obligation, maturites are "laddered" in order to provide repricing at appropriate intervals.

While scheduled loan payments and maturing investment securities are predictable sources of funds, deposit flows and mortgage loan prepayments are influenced by general interest rates, economic conditions in the Bank's market area, and competition. The Bank has historically maintained high levels of federal funds sold to meet loan demands and deposits outflows. The Bank manages the pricing of its deposits to attempt to maintain a steady deposit balance. Certificates of deposit are more sensitive to interest rate movement, although the Bank has been able to retain most of its maturing deposits by offering competitive rates. Management believes that a significant portion of maturing deposits, including certificates issued in amounts over $100,000, will remain with the Bank.

The following summarizes maturites of certificates of deposits issued in denominations of over $100,000 at December 31, 1995 and 1994.


                                           Maturity Distribution of Large
                                             Certificates of Deposit
                                        ------------------------------------
                                                1995                1994
                                        -----------------  -----------------
                                         Amount   Percent   Amount   Percent
                                        -------   -------  -------   -------
                                            (Dollar Amounts in Thousands)
Remaining Maturity:
3 months or less                        $ 1,339      30%   $ 1,717      35%
Over 3 months through 12 months           1,424      32%     2,990      61%
Over 12 months                            1,670      38%       200       4%
                                          -----     ----     -----     ----
    Total                               $ 4,433     100%   $ 4,907     100%
                                          =====     ====     =====     ====

REGULATORY CAPITAL REQUIREMENTS
- -------------------------------
Under regulations issued by the State of West Virginia and the Federal Deposit Insurance Corporation (FDIC), the Bank is required to maintain certain minimum capital ratios. These ratios also limit the amounts of dividends that can be paid to current and prior two years earnings. Under FDIC rules the Bank's capital is measured relative to total assets and to total risk-weighted assets which include off-balance sheet commitments. The Bank is required to maintain total risk-based capital of 8% of which 4% must be core capital, as defined. Capital to total assets (leverage ratio) must generally exceed 3%. The following summarizes the Bank of Weirton's capital ratios at December 31, 1995 and 1994. (dollar amounts in thousands)


                                                    1995          1994
                                                    ----          ----
      Tier I Capital: Stockholders' Equity       $ 36,957      $ 35,674
      Tier II Capital: Allowable allowance for
                         loan losses                  587           535
                                                   ------        ------
                Total Capital                    $ 37,544      $ 36,209
                                                   ======        ======
      Risk Weighted Assets                       $ 46,972      $ 42,873
      Capital ratios                               ======        ======
             Tier I Risk Weighted                    78.7%         83.2%
             Total Risk Weighted                     79.9%         84.5%
             Leverage                                20.6%         19.2%
      Capital in excess of minimum regulatory
        requirements                             $  31,577      $ 30,102
                                                    ======        ======
      Undivided Profits available for dividends  $   3,768      $  3,784
                                                    ======        ======


INFLATION AND CHANGING PRICES
- -----------------------------
Substantially all the Bank's assets and liabilities are monetary in nature, therefore interest rates have a more significant impact on financial results than the effects of general levels of inflation. Inflation can more directly impact non interest expenses such as salaries, employee benefits and supplies. These expenses are monitored by management on an ongoing basis.

                           APPENDIX I

W.Va. Code Annot. Section  31-1-123

     (a) Any shareholder electing to exercise his right to dissent, pursuant to section one hundred twenty-two ( 31-1-122) of this article, shall file with the Corporation, prior to or at the meeting of shareholders at which such proposed corporate action is submitted to a vote, a written objection to such proposed corporate action. If such proposed corporate action be approved by the required vote and such shareholder shall not have voted in favor thereof, such shareholder may, within ten days after the date on which the vote was taken or if a corporation is to be merged without a vote of its shareholders into another corporation, any of its shareholders may, within fifteen days after the plan of such merger shall have been mailed to such shareholders, make written demand on the Corporation, or, in the case of a merger or consolidation, on the surviving or new corporation, domestic or foreign, or payment of the fair value of such shareholder's shares, and, if such proposed corporate action is effected, such corporation shall pay to such shareholder, upon surrender of the certificate or certificates representing such shares, the fair value thereof as of the day prior to the date on which the vote was taken approving the proposed corporate action, excluding any appreciation or depreciation in anticipation of such corporate action. Any shareholder failing to make demand within the ten-day period shall be bound by the terms of the proposed corporate action. Any shareholder making such demand shall thereafter be entitled only to payment as in this section provided and shall not be entitled to vote or to exercise any other rights of a shareholder.

     (b) No such demand may be withdrawn unless the Corporation shall consent thereto. If, however, such demand shall be withdrawn upon consent, or if the proposed corporate action shall be abandoned or rescinded or the shareholders shall revoke the authority to effect such action, or if, in the case of a merger, on the date of the filing of the articles of merger, the surviving corporation is the owner of all the outstanding shares of the other corporations, domestic and foreign, that are parties to the Merger, or if no demand or petition for the determination of fair value by a court of general civil jurisdiction have been made or filed within the time provided in subsection (e) of this section, or if a court of general civil jurisdiction shall determine that such shareholder is not entitled to the relief provided by this section, then the right of such shareholder to be paid the fair value of his shares shall cease and his status as a shareholder shall be restored, without prejudice to any corporate proceedings which may have been taken during the interim.

     (c) Within ten days after such corporate action is effected, the corporation, or, in the case of a merger or consolidation, the surviving or new corporation, domestic or foreign, shall give written notice thereof to each dissenting shareholder who has made demand as herein provided, and shall make a written offer to each shareholder to pay for such shares at a specified price deemed by such Corporation to be fair value thereof. Such notice and offer shall be accompanied by a balance sheet of the Corporation the shares of which the dissenting shareholder holds, as of the latest available date and not more than twelve months prior to the making of such offer, and a profit and loss statement of such corporation for the twelve months' period ended on the date of such balance sheet.

     (d) If within thirty days after the date on which such corporate action is effected the fair value of such shares is agreed upon between any such dissenting shareholder and the Corporation, payment therefor shall be made within ninety days after the date on which such corporate action was effected, upon surrender of the certificate or certificates representing such shares. Upon payment of the agreed value, the dissenting shareholder shall cease to have any interest in such shares.

     (e) If within such period of thirty days, a dissenting shareholder and the corporation do not so agree, then the corporation shall within thirty days after receipt of written demand from any dissenting shareholder, which written demand must be given within sixty days after the date on which such corporate action was effected, file a complaint in a court of general civil jurisdiction requesting that the fair value of such shares be found and determined, or the corporation may file such complaint at any time within such sixty-day period at its own election. Such complaint shall be filed in any court of general civil jurisdiction in the county in which the principal office of the corporation is situated, or, if there be no such office in this State, in the county in which any dissenting shareholder resides or is found or in which the property of such corporation, or any part of it, may be. If the corporation shall fail to institute such proceedings, any dissenting shareholder may do so in the name of the Corporation. All dissenting shareholders wherever residing, may be made parties to the proceedings as an action against their shares quasi in rem. A copy of the complaint shall be served on each dissenting shareholder who is a resident of this State in the same manner as in other civil actions. Dissenting shareholders who are nonresidents of this State shall be served a copy of the complaint by registered or certified mail, return receipt requested. In addition, service upon such nonresident shareholders shall be made by publication, as provided in Rule 4(e)(2) of the West Virginia Rules of Civil Procedures. All shareholders who are parties to the proceeding shall be entitled to judgment against the Corporation for the amount of the fair value of their shares. The court may, if it so elects, appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers shall have such power and authority as shall be specified in the order of their appointment or any subsequent appointment. The judgment shall be payable only upon and concurrently with the surrender to the Corporation of the certificate or certificates representing such shares. Upon payment of the judgment, the dissenting shareholder shall cease to have any interest in such shares.

     The judgment shall include an allowance for interest at such rate as the court may find to be fair and equitable in all the circumstances, from the date on which the vote was taken on the proposed corporate action to the date of payment.

     The costs and expenses of any such proceeding shall be determined by the court and shall be assessed against the Corporation, but all or any part of such costs and expenses may be apportioned and assessed as the court may deem equitable against any or all of the dissenting shareholders who are parties to the proceeding to whom the Corporation shall have made an offer to pay for the shares if the Court shall find that the action of such shareholders in failing to accept such offer was arbitrary or vexatious or not in good faith. Such expenses shall include reasonable compensation for and reasonable expenses of the appraisers, but shall exclude the fees and expenses of counsel for any experts employed by any part; but if the fair value of the shares as determined materially exceeds the amount which the corporation offered to pay therefore, or if no offer was made, the court in its discretion may award to any shareholder who is a party to the proceeding such sum as the court may determine to be reasonable compensation to any expert or experts employed by the shareholder in the proceeding. Any party to the proceeding may appeal any judgment or ruling of the court as in other civil cases.

     (f) Within twenty days after demanding payment for his shares, each shareholder demanding payment shall submit the certificates representing his shares to the Corporation for notation thereon that such demand has been made. His failure to do so shall, at the option of the Corporation, terminate his rights under this section unless a court of general civil jurisdiction, for good and sufficient cause shown, shall otherwise direct. If shares represented by a certificate on which notation has been so made shall be transferred, each new certificate issued therefor shall bear similar notation, together with the name of the original dissenting holder of such shares, and a transferee of such shares shall acquire by such transfer no rights in the Corporation other than those which the original dissenting shareholder had after making demand for payment of the fair value thereof.

     (g) Shares acquired by a corporation pursuant to payment of the agreed value therefor or to payment of the judgment entered therefor, as in this section provided, may be held and disposed of by such corporation as in the case of other treasury shares, except that, in the case of a merger or consolidation, they may be held and disposed of as the plan of merger or consolidation may otherwise provide.

                                  PART II

             INFORMATION NOT REQUIRED IN THE PROSPECTUS

        Item 20.  Indemnification of Directors and Officers.

     Wesbanco's Bylaws provide, and West Virginia law permits (Code + 31-1-9) the indemnification of directors and officers against certain liabilities. Officers and Directors of Wesbanco and its subsidiaries are indemnified generally against expenses reasonably incurred in connection with proceedings in which they are made parties by reason of their being or having been directors or offices of the corporation, except in relation to matters as to which a recovery may be obtained by reason of an officer or director having been finally adjudged derelict in such action or proceeding in the performance of his duties.

     A.   Excerpts from the Article VI of the Bylaws of Wesbanco:

Indemnification of Directors and Officers

Each director and officer, whether or not then in office, shall be indemnified by the corporation against all costs and expenses reasonably incurred by and imposed upon him in connection with or resulting from any action, suit or proceeding, to which he may be made a party by reason of his being or having been a director or officer of the corporation, or of any other company which he served at the request of the corporation, except in relation to matters as to which a recovery shall be had against him by reason of his having been finally adjudged derelict in such action, suit or proceeding, in the performance of his duties as such Director of officer, and the foregoing right of indemnification shall not be exclusive of other rights to which he may be entitled as a matter of law.

     B.   West Virginia Corporation Law, Code Section 31-1-9:

Section 31-1-9.  Indemnification of officers, directors,
employees and agents.

     (a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines, taxes and penalties and interest thereon, and amounts paid in settlement actually and reasonably incurred by him in connection with such action or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contrendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, that such person did have reasonable cause to believe that his conduct was unlawful.

     (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding by or in the right of the corporation to procure judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter, including, but not limited to, taxes or any interest penalties thereon, as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

     (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action or proceeding referred to in subsections (a) or (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him in connection therewith.

     (d) Any indemnification under subsections (a) or (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Subsections (a) or (b). Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action or proceeding, or (2) if such a quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, (3) by the shareholders or members.

     (e) Expenses (including attorney's fees) incurred in defending a civil or criminal action or proceeding may be paid by the corporation in advance of the final disposition of such action or proceeding as authorized in the manner provided in Subsection (d) upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this section.

     (f) The indemnification provided by this section shall not be deemed exclusive of any other rights to which any shareholder or member may be entitled under any bylaw, agreement, vote of shareholders, members or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

     (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section. (1961,c.15; 1974,c.13; 1975,c.118.)

     Wesbanco does provide indemnity insurance to its officers and directors. Such insurance will not, however, indemnify officers or directors for willful misconduct or gross negligence in the performance of a duty to Wesbanco.

Item 21.  Exhibits and Financial Statement Schedules.

NUMBER              TITLE                                    PAGE NO.

2    Agreement and Plan of Merger, By and Between
     Wesbanco, Inc., Bank of Weirton and Wesbanco
     Bank Wheeling, dated February 8, 1996

3.1 Articles of Incorporation of Wesbanco Restated as of November 17, 1995

3.2  Bylaws of Wesbanco, Inc. (1)                                *

4.1  Specimen Certificate of Wesbanco Common Stock (1)           *

5 Opinion of Phillips, Gardill, Kaiser & Altmeyer as to the Legality of the Shares Being Registered

8    Opinion of Kirkpatrick & Lockhart as to Certain          (To be
     Tax Matters                                             provided
                                                           by Amendment)

10.1 Stockholder Agreement By and Between Wesbanco,
     Inc. and Certain Stockholders of Bank of Weirton
     Dated February 8, 1996

10.2 The Restated Wesbanco Directors' Deferred
     Compensation Plan Effective December 15, 1994

10.3 Employment Agreement Between Robert H. Martin,
     First National Bank in Fairmont and Wesbanco
     Dated February 28, 1994(2)                                  *

10.4 Employment Agreement Between Patrick L.
     Schulte, First National Bank in Fairmont and
     Wesbanco Dated February 28, 1994(2)                         *

10.5 Employment Agreement Between Frank R.
     Kerekes, First National Bank in Fairmont and
     Wesbanco Dated February 28, 1994(2)                         *

10.6 Employment Agreement Between Robert E.
     Moran, Bridgeport Bank and Wesbanco Dated
     February 28, 1994(2)                                        *

NUMBER              TITLE                                     PAGE NO.

10.7 Addendum Agreement Between Frank K.
     Abruzzino, FirstBank and Wesbanco Dated
     February 28, 1994, and Employment Contract
     Dated November 1, 1990, Between FirstBank
     Shinnston and Frank K. Abruzzino(2)                         *

10.8 Employment Agreement Effective January 1,
     1993, By and Between Edward M. George,
     Wesbanco and Wesbanco Bank Wheeling(2)                      *

10.9 Employment Agreement Effective January 1,
     1993, By and Between Paul M. Limbert,
     Wesbanco and Wesbanco Bank Wheeling(2)                      *

10.10 Employment Agreement Effective January 1,
     1993, By and Between Dennis P. Yaeger,
     Wesbanco and Wesbanco Bank Wheeling(2)                      *

10.11 Employment Agreement Effective January 1,
     1993, By and Between Jerome B. Schmitt,
     Wesbanco and Wesbanco Bank Wheeling(2)                      *

10.12 Employment Agreement Effective December 2,
     1991, By and Between Stephen F. Decker,
     Albright National Bank of Kingwood, and
     Wesbanco(2)                                                 *

10.13 Employment Agreement Effective December 2,
     1991, By and Between Rudy F. Torjak, Albright
     National Bank of Kingwood, and Wesbanco(2)                  *

10.14 Employment Agreement Effective November 14,
     1990, By and Between Jerry A. Halverson, First
     National Bank of Wheeling and Wesbanco, Inc.(2)             *

10.15 Employment Agreement Effective December 1,
     1993, By and Between Thomas L. Jones, Wesbanco
     and Wesbanco Bank South Hills(2)                            *

NUMBER              TITLE                                     PAGE NO.

10.16 Employment Agreement Effective December 1,
     1993, By and Between Larry L. Dawson, Wesbanco
     and Wesbanco Bank South Hills(2)                             *

10.17 Employment Agreement Effective January 1,
     1993, By and Between John W. Moore, Jr.,
     Wesbanco and Wesbanco Bank Wheeling(2)                       *

10.18 Employment Agreement Effective January 2,
     1991, By and Between Albert A. Pietz, Jr.,
     Wesbanco and Wesbanco Bank Wheeling(2)                       *

11.1 Computation of Per Share Earnings of
     Wesbanco (Included in Pro Forma Data)

11.2 Computation of Per Share Earnings of Bank
     of Weirton (Included in Pro Forma Data)                      *

12.1 Computation of Earnings to Combined Fixed
     Charges of Wesbanco, Bank of Weirton and
     Pro Forma

13.1 Wesbanco Annual Report to Shareholders for
     the Year Ended December 31, 1995
     (incorporated by reference)                                  *

13.2 Wesbanco Annual Report on Form 10-K for the
     Year Ended December 31, 1995 (incorporated
     by reference)                                                *

13.3 Wesbanco Proxy Statement for the Annual
     Meeting of Shareholders Held on April 17,
     1996 (incorporated by reference)                             *

13.4 Wesbanco Quarterly Report on Form 10-Q for
     the Quarterly Period Ended March 31, 1996
     (incorporated by reference)                                  *

NUMBER              TITLE                                      PAGE NO.

21   Subsidiaries of Wesbanco

23.1 Consent of Price Waterhouse LLP

23.2 Consent of Phillips, Gardill, Kaiser & Altmeyer

23.3 Consent of Frankovitch & Anetakis

23.4 Consent of Kirkpatrick & Lockhart LLP                (To be provided
                                                           by Amendment)

23.5 Consent of Grant Thornton LLP

24   Power of Attorney (Incorporated in the
     Registration Statement)                                      *

99.1 Bank of Weirton Form of Proxy

* Indicates document provided elsewhere or incorporated by reference.

(1) This exhibit is being incorporated by reference with respect to a prior Registration Statement filed by the Registrant on Form S-4 under Registration No. 33-42157 which was filed with the Securities and Exchange Commission on August 9, 1991.

(2) This exhibit is being incorporated by reference with respect to a prior Registration Statement filed by the Registrant on Form S-4 under Registration No. 33-72228 which was filed with the Securities and Exchange Commission on November 30, 1993.

Item 22.  Undertakings.

     The undersigned registrant hereby undertakes as follows:

     (a) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the Prospectus, to each person to whom the Prospectus is sent or given, the latest report to security holders that is incorporated by reference in the Prospectus and furnished pursuant to and meeting the requirements of Rule 14(a)-3 or Rule (c)-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the Prospectus, to deliver or cause to be delivered, to each person to whom the Prospectus is sent or given the latest quarterly report that is specifically incorporated by reference in the Prospectus to provide such interim financial information.

     (b) The undersigned registrant hereby undertakes as follows: That prior to any public reoffering of the securities registered hereunder through use of a Prospectus which is a part of this Registration Statement, by any person party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering Prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     (c) The registrant undertakes that every Prospectus (i) that is filed pursuant to Paragraph (b) immediately preceding, or
(ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities & Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (e) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one (1) business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

     (f) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

     (g) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934), that is incorporated by reference in the Registration Statement, shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h)  The undersigned registrant hereby undertakes.:

          (1)  To file, during any period in which
     offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the Effective Date of the Registration Statement
     (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration
     Statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                         SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wheeling, West Virginia, on May 15, 1996.

                              WESBANCO, INC.


                              By /s/ Edward M. George
                              -----------------------
                              Its President and Chief Executive
                              Officer


                         POWER OF ATTORNEY

     We, the undersigned officers and directors of Wesbanco, Inc., hereby severally constitute James C. Gardill and Edward M. George, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names and in the capacities indicated below, the Registration Statement filed herewith and any and all such things in our name and behalf in our capacities as officers and directors to enable Wesbanco, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities Act of 1933, as amended, hereby ratifying and confirming our signatures as they may be signed by our attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and Power of Attorney have been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                     TITLE                         DATE
- ---------                     -----                         ----

/s/ James C. Gardill     Chairman, Director               May 15, 1996
James C. Gardill

/s/ Edward M. George     President, Chief Executive       May 15, 1996
Edward M. George         Officer & Director
                         (Principal Executive Officer)

/s/ Paul M. Limbert      Executive Vice President         May 15, 1996
Paul M. Limbert          & Chief Financial Officer
                         (Principal Financial and
                         Accounting Officer)

SIGNATURE                     TITLE                         DATE
- ---------                     -----                         ----

/s/ John W. Kepner           Director                     May 15, 1996
John W. Kepner

/s/ Frank R. Kerekes         Director                     May 15, 1996
Frank R. Kerekes

/s/ Robert H. Martin         Director                     May 15, 1996
Robert H. Martin

________________________     Director                     May __, 1996
Melvin C. Snyder, Jr.

/s/ Joan C. Stamp            Director                     May 15, 1996
Joan C. Stamp

/s/ John A. Welty            Director                     May 15, 1996
John A. Welty

/s/ James E. Altmeyer        Director                     May 15, 1996
James E. Altmeyer

/s/ Charles J. Bradfield     Director                     May 15, 1996
Charles J. Bradfield

/s/ Christopher V. Criss     Director                     May 15, 1996
Christopher V. Criss

/s/ Stephen F. Decker        Director                     May 15, 1996
Stephen F. Decker

/s/ Roland L. Hobbs          Director                     May 15, 1996
Roland L. Hobbs

________________________     Director                     May __, 1996
Eric Nelson

________________________     Director                     May __, 1996
James L. Wareham

________________________     Director                     May __, 1996
Frank K. Abruzzino

SIGNATURE                     TITLE                          DATE
- ---------                     -----                          ----

________________________     Director                     May __, 1996
Earl C. Atkins

/s/ Ray A. Byrd              Director                     May 15, 1996
Ray A. Byrd

________________________     Director                     May __, 1996
James D. Entress

________________________     Director                     May __, 1996
Carter W. Strauss

/s/ Thomas L. Thomas         Director                     May 15, 1996
Thomas L. Thomas

/s/ William E. Witschey      Director                     May 15, 1996
William E. Witschey

                            EXHIBIT INDEX

NUMBER                 TITLE                                    PAGE NO.
- ------                 -----                                    --------
2      Agreement and Plan of Merger, By and Between
       Wesbanco, Inc., Bank of Weirton and Wesbanco
       Bank Wheeling, dated February 8, 1996                      162

3.1    Articles of Incorporation of Wesbanco Restated
       as of November 17, 1995                                    232
3.2    Bylaws of Wesbanco, Inc. (1)                                 *

4.1    Specimen Certificate of Wesbanco Common Stock (1)            *

5      Opinion of Phillips, Gardill, Kaiser & Altmeyer
       as to the Legality of the Shares Being Registered          241

8      Opinion of Kirkpatrick & Lockhart as to Certain      (To be provided
       Tax Matters                                           by Amendments)

10.1   Stockholder Agreement By and Between Wesbanco,
       Inc. and Certain Stockholders of Bank of Weirton
       Dated February 8, 1996                                     242

10.2   The Restated Wesbanco Directors' Deferred
       Compensation Plan Effective December 15, 1994              246

10.3   Employment Agreement Between Robert H. Martin,
       First National Bank in Fairmont and Wesbanco
       Dated February 28, 1994(2)                                   *

10.4   Employment Agreement Between Patrick L.
       Schulte, First National Bank in Fairmont and
       Wesbanco Dated February 28, 1994(2)                          *

10.5   Employment Agreement Between Frank R.
       Kerekes, First National Bank in Fairmont and
       Wesbanco Dated February 28, 1994(2)                          *

10.6   Employment Agreement Between Robert E.
       Moran, Bridgeport Bank and Wesbanco Dated
       February 28, 1994(2)                                         *

NUMBER              TITLE                                        PAGE NO.
- ------              -----                                        --------

10.7   Addendum Agreement Between Frank K.
       Abruzzino, FirstBank and Wesbanco Dated
       February 28, 1994, and Employment Contract
       Dated November 1, 1990, Between FirstBank
       Shinnston and Frank K. Abruzzino(2)                          *

10.8   Employment Agreement Effective January 1,
       1993, By and Between Edward M. George,
       Wesbanco and Wesbanco Bank Wheeling(2)                       *

10.9   Employment Agreement Effective January 1,
       1993, By and Between Paul M. Limbert,
       Wesbanco and Wesbanco Bank Wheeling(2)                       *

10.10  Employment Agreement Effective January 1,
       1993, By and Between Dennis P. Yaeger,
       Wesbanco and Wesbanco Bank Wheeling(2)                       *

10.11  Employment Agreement Effective January 1,
       1993, By and Between Jerome B. Schmitt,
       Wesbanco and Wesbanco Bank Wheeling(2)                       *

10.12  Employment Agreement Effective December 2,
       1991, By and Between Stephen F. Decker,
       Albright National Bank of Kingwood, and
       Wesbanco(2)                                                  *

10.13  Employment Agreement Effective December 2,
       1991, By and Between Rudy F. Torjak, Albright
       National Bank of Kingwood, and Wesbanco(2)                   *

10.14  Employment Agreement Effective November 14,
       1990, By and Between Jerry A. Halverson, First
       National Bank of Wheeling and Wesbanco, Inc.(2)              *

10.15  Employment Agreement Effective December 1,
       1993, By and Between Thomas L. Jones, Wesbanco
       and Wesbanco Bank South Hills(2)                             *

NUMBER              TITLE                                        PAGE NO.
- ------              -----                                        --------

10.16  Employment Agreement Effective December 1,
       1993, By and Between Larry L. Dawson, Wesbanco
       and Wesbanco Bank South Hills(2)                             *

10.17  Employment Agreement Effective January 1,
       1993, By and Between John W. Moore, Jr.,
       Wesbanco and Wesbanco Bank Wheeling(2)                       *

10.18  Employment Agreement Effective January 2,
       1991, By and Between Albert A. Pietz, Jr.,
       Wesbanco and Wesbanco Bank Wheeling(2)                       *

11.1   Computation of Per Share Earnings of
       Wesbanco (Included in Pro Forma Data)                        *

11.2   Computation of Per Share Earnings of Bank
       of Weirton (Included in Pro Forma Data)                      *

12.1   Computation of Earnings to Combined Fixed
       Charges of Wesbanco, Bank of Weirton and
       Pro Forma                                                  253

13.1   Wesbanco Annual Report to Shareholders for
       the Year Ended December 31, 1995
       (incorporated by reference)                                  *

13.2   Wesbanco Annual Report on Form 10-K for the
       Year Ended December 31, 1995 (incorporated
       by reference)                                                *

13.3   Wesbanco Proxy Statement for the Annual
       Meeting of Shareholders Held on April 17,
       1996 (incorporated by reference)                             *

13.4   Wesbanco Quarterly Report on Form 10-Q for
       the Quarterly Period Ended March 31, 1996
       (incorporated by reference)                                  *

NUMBER              TITLE                                       PAGE NO.


21     Subsidiaries of Wesbanco                                   254

23.1   Consent of Price Waterhouse LLP                            255

23.2   Consent of Phillips, Gardill, Kaiser & Altmeyer            256

23.3   Consent of Frankovitch & Anetakis                          257

23.4   Consent of Kirkpatrick & Lockhart LLP              (To be provided
                                                            by Amendment)

23.5   Consent of Grant Thornton LLP                              258

24     Power of Attorney (Incorporated in the
       Registration Statement)                                      *

99.1   Bank of Weirton Form of Proxy                              259

* Indicates document provided elsewhere or incorporated by reference.

(1) This exhibit is being incorporated by reference with respect to a prior Registration Statement filed by the Registrant on Form S-4 under Registration No. 33-42157 which was filed with the Securities and Exchange Commission on August 9, 1991.

(2) This exhibit is being incorporated by reference with respect to a prior Registration Statement filed by the Registrant on Form S-4 under Registration No. 33-72228 which was filed with the Securities and Exchange Commission on November 30, 1993.

[TYPE]  EX-2
[DESCRIPTION]  WESBANCO, INC. S-4

                                               Exhibit 2
                                               ---------

               AGREEMENT AND PLAN OF MERGER
               ----------------------------
    THIS AGREEMENT AND PLAN OF MERGER (hereinafter called "Agreement"), made and entered into as of the 8th day of Februrary, 1996, by and between WESBANCO, INC., a West Virginia corporation, with its principal place of business located at Bank Plaza, Wheeling, West Virginia (hereinafter called "Wesbanco"), party of the first part, and BANK OF WEIRTON, a West Virginia banking corporation, with its principal place of business located at 333 Penco Road, Weirton, West Virginia, 26062, (hereinafter called "Weirton") party of the second part, and WESBANCO BANK WHEELING (hereinafter called "Wheeling"), a West Virginia banking corporation and a wholly-owned subsidiary of Wesbanco, party of the third part.
     WHEREAS, Wesbanco is a West Virginia corporation duly organized and validly existing under the laws of the State of West Virginia, and is a registered bank holding company under the Bank Holding Company Act of 1956, as amended, and
     WHEREAS, Weirton is a West Virginia banking corporation duly organized and validly existing under the laws of the State of West Virginia, and
     WHEREAS, Wheeling is a West Virginia banking corporation duly organized and validly existing under the laws of the State of West Virginia which corporation shall be a party to the merger contemplated by this Agreement, and
     WHEREAS, the Board of Directors of Wesbanco, by a majority vote of all the members thereof, has approved this Agreement and has authorized the execution hereof in counterparts; the Board of Directors of Wheeling by a majority vote of all of the members and shareholders thereof, has approved this Agreement and authorized the execution hereof in counterparts, and

     WHEREAS, the Board of Directors of Weirton, by a majority vote of all of the members thereof, has approved this Agreement and has determined that, subject to all of the conditions of this Agreement, including but not limited to the requirement that certain tax rulings and fairness opinions be obtained, it would be in the best interests of Weirton and its shareholders for Weirton to enter into this Agreement to become affiliated with Wesbanco, and
     WHEREAS, it is proposed that Wesbanco, Weirton and Wheeling enter into this Agreement whereby Weirton will merge with and into Wheeling and the outstanding shares of common stock of Weirton ("Weirton Common Stock") will be converted into shares of common stock of Wesbanco ("Wesbanco Common Stock"),
     NOW, THEREFORE, for and in consideration of the mutual promises and covenants hereinafter set forth, and in accordance with the provisions of applicable law, and intending to be legally bound hereby, the parties hereto do hereby agree as follows:

                          SECTION 1
                          ---------

                           WHEELING
                           --------
     1.1  Execution of Agreement. Wesbanco shall cause
Wheeling to take all necessary and proper action to ratify, approve, adopt and execute the Agreement and to undertake the performance of all of the terms and conditions of the Agreement to be performed by Wheeling.
     1.2 Voting of Wheeling Shares. Wesbanco, as sole shareholder of Wheeling, shall vote all of the shares of Wheeling in favor of the Merger.

                        SECTION 2
                        ---------
                       THE MERGER
                       ----------
   2.1  The Merger.  At the Effective Time (as defined in
Section 2.5), subject to the provisions of this Agreement,
Weirton shall merge with Wheeling (the "Merger"), under the
charter of Wheeling.  Wheeling shall be the surviving
corporation (hereinafter sometimes called the "Surviving Corporation").
     2.2  Effect of Merger.  At the Effective Time, the
corporate existence of Wheeling, with all of its purposes,
powers and objects, and all of its rights, assets,
liabilities and obligations, shall continue unaffected and
unimpaired by the Merger, and Wheeling as the Surviving
Corporation shall continue to be governed by the laws of the
State of West Virginia. Wheeling as the Surviving
Corporation shall also succeed to all of the rights, assets, liabilities and obligations of Weirton in accordance with
the West Virginia Corporation Act ("WVCA").  Upon the
Effective Date, (as defined in Section 11.5 hereof), the
separate existence and corporate organization of Weirton
shall cease.
     2.3  Closing.  Wesbanco, Weirton and Wheeling will
jointly request the Secretary of State of West Virginia to
issue a Certificate of Merger on the date of the closing
described in Section     11.4 hereof (the "Closing" and the
"Closing Date").
     2.4 Weirton's Obligations. Weirton shall at any time, or from time to time, as and when requested by the Surviving
Corporation, or by its successors and assigns, execute and deliver, or cause to be executed and delivered in its name by its last acting officers, or by the corresponding officers of the Surviving Corporation, all such conveyances, assignments, transfers, deeds, or other instruments, and shall take or cause to be taken such further or other action as the Surviving Corporation, its successors or assigns, may deem necessary or desirable in order to evidence the transfer, vesting or devolution of any property, right, privilege or franchise or to vest or perfect in or confirm to the Surviving Corporation, its successors and assigns, title to and possession of all the property, rights, privileges, powers, immunities, franchises and interests referred to in this Agreement and otherwise to carry out the intent and purposes hereof, all at the expense of the Surviving Corporation.
     2.5 Articles of Merger. Subject to the terms and conditions herein provided, Articles of Merger, incorporating this Agreement, shall be executed to comply with the applicable filing requirements of the WVCA at the Closing and on the Closing Date. On the Closing Date, such
Articles of Merger shall be filed with the Secretary of State of the State of West Virginia, who will duly issue a Certificate of Merger. The Surviving Corporation shall record said Certificate of Merger in the offices of the Clerks of the County Commissions of Ohio and Hancock
Counties.  The Merger shall become effective on the date
(the "Effective Date") and at the time (which time is hereinafter called the "Effective Time") when such Certificate of Merger is issued by the Secretary of State.


                       SECTION 3
                       ---------

              ARTICLES OF INCORPORATION;
         BYLAWS; BOARD OF DIRECTORS AND OFFICERS
         ---------------------------------------

     3.1  Wheeling.  The Articles of Incorporation of
Wheeling, as organized, shall constitute the Articles of Incorporation of the Surviving Corporation. The Bylaws of
Wheeling as in effect on the Effective Date shall constitute the Bylaws of the Surviving Corporation. The directors and officers of Wheeling on the Effective Date shall become the directors and officers of the Surviving Corporation, except that George M. Molnar and Donald R. Donell shall be elected, as of the Effective Date, as additional Directors of Wheeling. Any vacancy in the Board of Directors or officers may be filled in the manner provided in the Bylaws of the Surviving Corporation. The directors and officers shall hold office as prescribed in the Bylaws.
     3.2 Wesbanco Directors. Wesbanco covenants and agrees that as of the Effective Date it will appoint as directors of Wesbanco George M. Molnar and R. Peterson Chalfant, or, if one or more of them should be unwilling or unable to serve, a person or persons to be designated by Weirton ("Substituted Person"), and acceptable to Wesbanco. Such individuals shall serve until the next annual meeting of shareholders, and Wesbanco shall include such persons on the list of nominees for the position of director presented by the Wesbanco Board of Directors and for which said Board shall solicit proxies at its next annual meeting of shareholders, with such persons to be nominated for such terms as are available under Wesbanco's Bylaws, except that such Directors shall be elected to separate classes of Wesbanco's classified Board of Directors to the extent feasible; and provided that in the event that one or more of the Weirton nominees are nominated as set forth above by the Wesbanco Board of Directors for less than full three year terms, upon the expiration of any such lesser term, Wesbanco covenants and agrees that it will again include such person or persons on the list of nominees for the position of Wesbanco director presented by its Board of Directors for a full three year term and shall solicit proxies for said person or persons for the annual meeting or meetings of shareholders at which such election or elections shall be held.
     3.3 Wesbanco Executive Committee. Wesbanco also covenants and agrees that as of the Effective Date it will appoint George M. Molnar as a member of the Executive

Committee of the Board of Directors of Wesbanco, and covenants and agrees that it will continue to appoint or elect George M. Molnar
(or the designated Substituted Person for the said George M.
Molnar if he should be unable to serve) for so long as at least one person serves as a Director of Wesbanco pursuant to the requirements of Section 3.2. If the foregoing named individual or his Substituted Person should be unwilling or unable to serve as such, then Wesbanco shall appoint the next Substituted Person as designated pursuant to Section
3.2, to such Executive Committee.


                           SECTION 4
                           ---------

                    SHAREHOLDER APPROVALS
                    ---------------------

     4.1 Weirton Shareholders' Meeting. Subject to the receipt by Weirton of the fairness opinion described in
Section 11.3(c) hereof, Weirton shall submit the Agreement to its shareholders in accordance with the WVCA at a meeting duly called, properly noticed and held at the earliest practicable date (considering the regulatory approvals required to be obtained) after the receipt of such opinion. In connection with such meeting, Weirton shall send to its shareholders the Proxy Statement referred to in Section 13.1 hereof. Subject to the fiduciary duties of the Board of Directors of Weirton to Weirton and its shareholders, the Board of Directors of Weirton shall recommend a vote in favor of the Merger and shall use its best efforts to obtain at such meeting the affirmative vote of the Weirton shareholders required to effectuate the transactions contemplated by the Agreement.
     4.2 Wheeling Shareholder Meeting. Wheeling shall promptly submit the Agreement to its shareholder, Wesbanco, for approval in accordance with the WVCA.

                      SECTION 5
                      ---------

                 CONVERSION OF SHARES
                 --------------------

     5.1 Conversion, Ratio and Option. The manner of converting or exchanging the shares of Wheeling and Weirton shall be as follows:
       (a) Each share of Weirton Common Stock issued and outstanding immediately prior to the Effective
     Time, except shares of Weirton Common Stock issued and held in treasury of Weirton or beneficially owned by Wheeling or Wesbanco, other than in a fiduciary capacity by them for others, and shares as to which dissenters' rights are exercised pursuant to W.Va. Code
     Annot. Section 31-1-122,
     shall by virtue of the Merger and at the Effective Time of the Merger:
               (i)  Be exchanged for and become,
          without action on the part of the holder thereof, 130 (One Hundred Thirty) shares of the Common Stock of Wesbanco, having equal rights and privileges with respect to all other Common Stock of Wesbanco issued and outstanding as of the Effective Time of the Merger.
               (ii) No fractional shares of
          Wesbanco Common Stock will be issued
          in connection with the Merger.  In
          lieu thereof each stockholder of
          Weirton otherwise entitled to a
          fractional share of Wesbanco will
          receive cash therefore in
          an amount based on a value of $27.00 per whole share of Wesbanco stock, at the time of the exchange, or at the election of such holder, shall be entitled to purchase the remaining fraction of such share from Wesbanco based on such price.
               (iii)     In the event of any
          change in Wesbanco Common Stock by
          reason of stock dividends, split-ups,
          mergers, recapitalizations,
          combinations, exchanges of shares or



          the like, the type and number of
          shares to be issued pursuant to
          Section 5.1(b)(i) and (ii) hereof
          shall be adjusted proportionately.
     5.2  Shares Owned by Weirton, Wesbanco or Wheeling.   Each
share of Weirton Common Stock issued and held in the treasury of Weirton or beneficially owned by Wesbanco or Wheeling, other than in a fiduciary capacity, at the Effective Time of the Merger shall be canceled and retired, and no shares of stock or the securities of Wesbanco shall be issuable with respect thereto.
     5.3 Exchange for Stock. On and after the Effective Date of the Merger, each holder of Weirton Common Stock, upon presentation and surrender of a certificate or certificates therefore to the Exchange Agent (Wheeling), shall be entitled to receive in exchange therefore a certificate or certificates representing the number of shares of Wesbanco Common Stock to which he or she is entitled as provided herein, and payment in cash for any fractional share of common stock which he or she is entitled to receive, without interest, should such shareholder not elect to purchase the remaining fraction of such share of common stock at the price above set forth. Until so presented and surrendered in exchange for a certificate representing Wesbanco Common Stock, each certificate which represented issued and outstanding shares of Weirton Common Stock immediately prior to the Effective Time shall be deemed for all purposes to evidence ownership of the number of shares of Wesbanco Common Stock into which such shares of stock have been converted pursuant to the Merger. Until surrender of such certificates in exchange for certificates representing the converted stock, the holder thereof shall not receive any dividend or other distribution payable to holders of shares of such stock; provided, however, that upon surrender of such certificates representing such converted stock in exchange for certificates representing the stock into which it has been converted, there shall be paid to the record holder of the certificate representing Wesbanco Common Stock issued upon such surrender, the amount of dividends or other distributions (without interest) which theretofore became payable with respect to the number of shares of such stock represented by the certificate or certificates to be issued upon such surrender, together with payment of cash for any fractional share to which such holder is entitled, as above set forth.
     5.4 Closing of Stock Transfer Books. On the Effective Date, the stock transfer books of Weirton shall be closed, and no shares of Weirton Common Stock outstanding the day prior to the Effective Date shall thereafter be transferred.
     5.5 Directors' Qualifying Shares. Immediately upon completion of the conversion provided for above, the continuing Directors of Weirton shall maintain at least the minimum number of shares of common stock of Wesbanco as are required to be held as directors' qualifying shares under applicable law for continued membership on the Board of Directors of Wheeling.


                       SECTION 6
                       ---------

                   DISSENTERS RIGHTS
                   -----------------

     6.1 Subject to the rights of Wesbanco and Weirton, as permitted by Section 11.1(i) of the Agreement, to terminate the Agreement and abandon the Merger in the event that the number of Objecting Shares (as hereinafter defined) shall exceed 10% of the shares of Weirton issued and outstanding on the date of the shareholders' meeting described in Sections 4.1 and 13.1 of this Agreement and entitled to vote on this Agreement (hereinafter, "Voting Shares"), the rights and remedies of a dissenting shareholder under the WVCA shall be afforded to any shareholder of Weirton who objects to the Merger in a timely manner in accordance with the WVCA, and who takes the necessary steps in a timely manner in accordance with the WVCA to perfect such shareholder's rights as a dissenting shareholder (such shareholder being hereafter referred to as a "Dissenting Shareholder"). The Surviving Corporation will make such payments as are required to be made to Dissenting Shareholders in the exercise of such rights. The term "Objecting Shares" shall mean the shares of those holders of Weirton Common Stock who shall file written objections with respect to such shares, in a timely manner in accordance with the WVCA, to the Agreement, shall not vote in favor of the Agreement, and have made written demand for the fair value of such shares within ten days, in accordance with WVCA Section 31-1-123. The Objecting Shares held by shareholders who do not become Dissenting Shareholders shall be converted into Wesbanco Common Stock in accordance with Section 5 hereof.

                         SECTION 7
                         ---------

     REPRESENTATIONS, WARRANTIES AND COVENANTS OF WEIRTON
     ----------------------------------------------------

     Weirton represents and warrants to and covenants with Wesbanco and Wheeling, that:
     7.1 Organization and Qualification of Weirton. Weirton is a corporation duly organized, validly existing and in good standing under the laws of the State of West Virginia and has the full corporate power and authority to own all of its properties and assets and to carry on its business as it is now being conducted, and neither the ownership of its property nor the conduct of its business requires it to be qualified to do business in any other jurisdiction, except where the failure to be so qualified, considering all such cases in the aggregate, does not involve a material risk to the business, properties, financial position or results of operations of Weirton taken as a whole.
     7.2 Authorization of Agreement. The Board of Directors of Weirton has authorized the execution of this Agreement as set forth herein, and subject to the approval of this Agreement by the shareholders of Weirton as provided in the Articles of Incorporation and Bylaws of Weirton and West Virginia Code 31-1
117, Weirton has the corporate power and is duly authorized to merge with Wheeling pursuant to this Agreement, and this Agreement is a valid and binding agreement of Weirton enforceable in accordance with its terms, except as enforceability may be subject to applicable bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and to any equitable principles limiting the right to obtain specific performance of certain obligations thereunder.

     7.3 No Violation of Other Instruments. Subject to obtaining any required consent (which consents will be obtained by Weirton prior to Closing), the execution and delivery of this Agreement do not, and the consummation of the Merger and the transactions contemplated hereby will not, violate any provisions of Weirton's Articles of Incorporation or Bylaws, or any provision of, or result in the acceleration of any obligation under, any material mortgage, deed of trust, note, lien, lease, franchise, license, permit, agreement, instrument, law, order, arbitration award, judgment or decree or in the termination of any material license, franchise, lease or permit to which Weirton is a party or by which it is bound. After the approval of this Agreement by the shareholders of the common stock of Weirton, the Board of Directors and the shareholders of Weirton will have taken all corporate action required by applicable law, the Articles of Incorporation of Weirton, its Bylaws or otherwise to authorize the execution and delivery of this Agreement and to authorize the Merger of Weirton and Wheeling pursuant to this Agreement.
     7.4  Financial Statements.  Weirton has delivered to
Wesbanco copies of its consolidated statements of condition as of December 31, 1995, 1994, and 1993, and its consolidated statements of income, consolidated statements of changes in shareholders' equity and consolidated statements of changes in financial position for the three year period ended December 31, 1995, together with the notes thereto, accompanied by appropriate reviews relating to the financial statements for the three years ended December 31, 1995, 1994 and 1993, of Grant Thorton, independent auditor, and its unaudited consolidated statement of condition, consolidated statement of income, consolidated statement of changes in shareholders' equity and consolidated statement of changes in financial condition for any interim periods ending prior to the Effective
Date. Such statements, together with the related notes to all of said financial statements, present fairly the consolidated financial position of Weirton and the consolidated results of its operations as of the dates and for the periods ended on the dates specified in accordance with generally accepted accounting principles consistently applied throughout the periods indicated, except as may be specifically disclosed in those financial statements, including the notes to the financial statements attached thereto and subject to normal recurring year end adjustments.
      7.5 Subsidiaries of Weirton. Weirton maintains no subsidiary corporations.
     7.6  No Action, Etc.  Except as disclosed in the
Disclosure Schedule of Weirton dated not more than 30 days from the date hereof (the "Weirton Disclosure Schedule"), and as supplemented on the Effective Date, there are no suits, actions, proceedings, claims or investigations (formal or informal) pending, or to the knowledge of Weirton, threatened against or relating to Weirton, its business or any of its properties or against any of its officers or directors (in their capacity as such) in law or in equity or before any governmental agency. There are no suits, actions, proceedings, claims or investigations against Weirton, its properties or against any of its officers or directors (in their capacity as such) in law or in equity or before any governmental agency which, individually or in the aggregate, would, or is reasonably likely to, if determined adversely to such party, materially adversely affect the financial condition (present or prospective), businesses, properties or operations of Weirton or the ability of Weirton to conduct its business as presently conducted or to consummate the transaction contemplated hereby, and Weirton does not know of any basis for any such action or proceeding. Except as disclosed in the Weirton Disclosure Schedule, Weirton is not a party or subject to any cease and desist order, agreement or similar arrangement with a regulatory authority which restricts its operations or requires any action, and Weirton is not transacting business in material violation of any applicable law, ordinance, requirement, rule, regulation or order.

     7.7 Capitalization. The authorized capital stock of Weirton consists of 13,000 shares of common stock, par value of $100.00 per share, of which 13,000 shares are duly authorized, validly issued and outstanding and are fully paid and nonassessable as of the date hereof. There are no options, warrants, calls or commitments of any kind entitling any person to acquire, or securities convertible into, Weirton Common Stock.
     7.8 Copies of All Contracts, Leases, Etc. Weirton has furnished to Wesbanco true and complete copies of all material contracts, leases and other agreements to which Weirton is a party or by which it is bound and of all employment, pension, retirement, stock option, profit sharing, deferred compensation, consultant, bonus, group insurance or similar plan with respect to any of the directors, officers or other employees of Weirton. A list of all such documents is set forth in the Weirton Disclosure Schedule, and as updated on the Effective Date.
     7.9 Materially Adverse Contracts. Weirton is not a party to or otherwise bound by any contract, agreement, plan, lease, license, commitment or undertaking which is materially adverse, materially onerous or materially harmful to Weirton taken as a whole. There is no breach or default by any party of or with respect to any material provision of any material contract to which Weirton is a party that would have a material adverse effect upon the financial condition, operations, results of operations, business or prospects of Weirton taken as a whole.
     7.10 Undisclosed Liabilities. Weirton has no material liabilities other than those liabilities disclosed on or provided for in the financial statements delivered pursuant to Section

7.4 hereof, or as disclosed in the Weirton Disclosure
Schedule attached hereto and made a part hereof.
     7.11 Title to Properties. Except for capitalized leases, liens and encumbrances not material to the property and liens and encumbrances on property acquired by Weirton in foreclosure of loans and existing at the time of foreclosure, Weirton has good and marketable title to all of the property, interests in properties and other assets, real and personal, set forth in its consolidated balance sheet as of December 31, 1995, and applicable interim period balance sheet or acquired since the date thereof, other than property disposed of since such date, subject to no material liens, mortgages, pledges, encumbrances or charges of any kind except liens reflected on said balance sheet or set forth in the financial statements delivered pursuant to Section 7.4 hereof, and all of its material leases are in full force and effect and Weirton is not in material default thereunder. No asset included in the financial statements referred to above has been valued in such statements in excess of its cost less depreciation or, in the case of investment securities, in excess of cost, adjusted for amortization of premiums or accretion of discounts. All material real and tangible personal property owned by Weirton and used or leased by Weirton in its business is in good condition, normal wear and tear excepted, and is in good operating order. All of such property is insured against loss for at least 80% of the full replacement value thereof (less applicable deductibles) by reputable insurance companies authorized to transact business in the State of West Virginia.
     7.12 Proxy Statement.  The Proxy Statement referred to in
Section 13 or any amendment or supplement thereto mailed to the holders of the common stock of Weirton will not contain any untrue statement of a material fact concerning Weirton or omit to state a material fact concerning Weirton required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading with respect to Weirton, and will comply, as to form in all material respects, with the requirements of federal and West Virginia securities laws and any other applicable Blue Sky Laws.
     7.13 ERISA. Except as disclosed in the Weirton Disclosure Schedule, (i) each employee benefit plan subject to Titles I and/or IV of ERISA and established or maintained for persons including employees or former employees of Weirton, (hereinafter referred to as "Plan") has been maintained, operated, administered and funded in accordance with its terms and with all material provisions of ERISA and the Internal Revenue Code ("IRC") applicable thereto; (ii) no event reportable under Section 4043 of ERISA has occurred and is continuing with respect to any Plan; (iii) no liability to PBGC has been incurred with respect to any Plan, other than for premiums due and payable, and all premiums required to have been paid to PBGC as of the date hereof have and as of the Effective Date will have been paid; (iv) no Plan has been terminated, no proceedings have been instituted to terminate any Plan, and no decision has been made to terminate or institute proceedings to terminate any Plan; (v) no Plan is a multi-employer Plan; (vi) there has been no cessation of, and no decision has been made to cease, operations at a facility or facilities where such cessation could reasonably be expected to result in a separation from employment of more than 20% of the total number of employees who are participants under any plan;
(vii) each Plan which is an employee pension plan meets the requirements of "qualified plans" under Section 401(a) of the IRC; (viii) no accumulated funding deficiency within the meaning of Section 412 of the IRC or Section 302 of ERISA has been incurred with respect to any Plan subject to the funding standards of those provisions; (ix) with respect to each Plan, there have been no prohibited transactions as defined in
Section 406 of ERISA or Section 4975 of the IRC, and there are no actions, suits or claims with respect to the assets thereof (other than routine claims for benefits) pending or threatened; and (x) all required reports, descriptions and notices (including, but not limited to, Form 5500 Annual Reports, Summary Annual Reports and Summary Plan Descriptions) have been appropriately filed or distributed with respect to each Plan.
   7.14 Labor Disputes. Except as disclosed in the Weirton Disclosure Schedule, Weirton is not directly or indirectly involved in or threatened with any labor dispute, including, without limitation, matters regarding discrimination by reason of race, creed, sex, handicap or national origin, which would materially and adversely affect its financial condition, assets, businesses or operations taken as a whole. No collective bargaining representatives represent any employees of Weirton, and no petition for election of any collective bargaining representative has been filed, and to the knowledge of Weirton, no organizational campaign on behalf of any collective bargaining unit has been undertaken by or on behalf of the employees of Weirton.
     7.15 Reserve for Possible Loan Losses. The reserve for possible loan losses shown on the consolidated balance sheet of Weirton as of December 31, 1995, delivered pursuant to this Agreement is adequate in all material respects as of the respective date thereof.
     7.16 Taxes.  Except as disclosed in the Weirton Disclosure
Schedule:
          (a)  Weirton has timely and properly filed
     all Federal Income Tax Returns and all other federal, state, municipal and other tax returns which it is required to file, either on its own behalf or on behalf of its employees or other persons or entities, all such returns and reports being true and correct and complete in all material respects, and has paid all taxes, including penalties and interest, if any, which have become due pursuant to such returns or reports or forms or pursuant to assessments received by it;
          (b)  Neither the Internal Revenue Service
     nor any other taxing authority is now asserting against Weirton, or, to its knowledge, threatening to assert against it, any material deficiency or claim for additional taxes, interest or penalty;
          (c)  There is no pending or, to its
     knowledge, threatened examination of the Federal
     Income Tax Returns of Weirton, and, except for tax years still subject to the assessment and collection of additional Federal income taxes under the three year period of limitations prescribed in IRC Section 6501(a), no tax year of Weirton remains open to the assessment and collection of additional material Federal Income
     Taxes; and
          (d)  There is no pending or, to its
     knowledge, threatened examination of the West
     Virginia Business Franchise Tax Returns of
     Weirton, and, except for tax years still subject to the assessment and collection of additional
     Business Franchise Taxes under the three year period of limitations prescribed in W.Va. Code
     Annot. Section 11-10-15, no tax year of Weirton remains open to the assessment and collection of additional Business Franchise Taxes.
          (e)  Weirton has properly accrued and
     reflected on its December 31, 1995, consolidated balance sheet, delivered pursuant to Section 7.4 hereof, and has thereafter to the date hereof properly accrued, and will from the date hereof through the Closing Date properly accrue, all liabilities for taxes and assessments, and will timely and properly file all such federal, state, local and foreign tax returns and reports and forms which it is required to file, either on its own behalf or on behalf of its employees or other persons or entities, all such returns and reports and forms to be true and correct and complete in all respects, and will pay or cause to be paid when due all taxes, including penalties and interest, if any, which have become due pursuant to such returns or reports or forms or pursuant to assessments received by it, all such accruals being in the aggregate sufficient for payment of all such taxes and assessments.
     7.17 Absence of Certain Changes. Except as may be disclosed in the Weirton Disclosure Schedule, or except in connection with the transactions contemplated by this Agreement, since December 31, 1995:
         (a) There has been no change in the material assets, financial condition or liabilities
     (contingent or otherwise), business, or results of operations of Weirton which has had, or changes which in the aggregate have had, a materially adverse effect on such material assets, financial condition or results of operations of Weirton taken as a whole, nor to its knowledge, has any event or condition occurred which may result in such change or changes;

          (b)  There has not been any material damage,
     destruction or loss by reason of fire, flood, accident or other casualty (whether insured or not insured) materially and adversely affecting the assets, financial condition, business or operations of Weirton taken as a whole;
          (c) Other than in the ordinary course of business, Weirton has not disposed of, or agreed to dispose of, any of its material properties or assets, nor has it leased to others, or agreed to so lease, any of such material properties or assets;
          (d) There has not been any change in the authorized, issued or outstanding capital stock of Weirton except as provided for in this Agreement, nor any material change in the outstanding debt of Weirton, other than changes due to payments in accordance with the terms of such debt or changes in deposits, Federal funds purchased, repurchase agreements or other short- term borrowings in the ordinary course of business;
          (e) Except as otherwise disclosed in this Agreement, Weirton has not granted any warrant, option or right to acquire, or agreed to repurchase, redeem or otherwise acquire, any shares of its capital stock or any other of its securities whatsoever;
          (f)  Weirton has, and shall have at Closing,
     personnel sufficient to adequately staff all key positions within its operations. There has not been any material increase in the compensation or fees payable by Weirton to its respective directors or officers for services in their capacities as such, other than increases in the regular course of business in accordance with past practices or the personnel policies of Weirton;
          (g) Weirton has not made any material loan or advance other than in the ordinary course of business;
          (h) Weirton has not made any expenditure or major commitment for the purchase, acquisition, construction or improvement of any material asset or assets which in the aggregate would be material other than in the ordinary course of business;
          (i)  Weirton has not entered into any other
     material transaction, contract or lease or incurred any other material obligation or liability other than in the ordinary course of business; and
          (j) There has not been any other event, condition or development of any kind which materially and adversely affects the material assets, financial condition or results of operations of Weirton, taken as a whole, and Weirton has no knowledge of any such event, condition or development which may materially and adversely affect the assets, financial condition or results of operations of Weirton, taken as a whole.
7.18 Fidelity Bonds. Weirton has continuously maintained fidelity bonds insuring it against acts of dishonesty by its officers and employees in such amounts as are required by law and as are customary, usual and prudent for banks of its size. Since January 1, 1995, there have been no claims under such bonds and, except as disclosed in the Weirton Disclosure Schedule,

Weirton is not aware of any facts which would form the basis of a claim under such bonds. Weirton has no reason to believe that its fidelity coverage will not be renewed by the applicable carrier on substantially the same terms as its existing coverage.
     7.19 Negative Covenants. Except as otherwise contemplated
hereby, between the date hereof and the Effective Date, or the time when this Agreement terminates as provided herein, Weirton will not, except as contemplated by this Agreement, without the prior written approval of Wesbanco:
          (a) Make any change in its authorized capital stock;
         (b)  Issue any shares of its common stock,
      securities convertible into its common stock, or any long term debt securities;
        (c)  Issue or grant any options, warrants or
     other rights to purchase shares of its common stock;
          (d)  Declare or pay any dividends or other
     distributions on any shares of common stock other than cash dividends which do not in the aggregate exceed the lesser of $64.00 (Sixty-four Dollars) per share per year (to be paid on a quarterly basis in such proportions as are consistent with past practices) or 45% of the after- tax income of Weirton for the tax years in which paid;
          (e)  Purchase or otherwise acquire, or agree
     to acquire, for a consideration any share of its capital stock (other than in a fiduciary capacity);

          (f)  Except as otherwise contemplated by
     this Agreement or as disclosed in or permitted by or under the conditions set forth in Section 7.17(f) above and except for any amendments required by law, enter into or amend any employment, pension, retirement, stock option, profit sharing, deferred compensation, consultant, bonus, group insurance or similar plan in respect of any of its directors, officers or other employees for services in their capacities as such or materially increase its contribution to any pension plan, except as disclosed in the Weirton
     Disclosure Schedule, regarding pension or retirement plans or increases in accordance with past practices;
          (g)  Take any action materially and
     adversely affecting the financial condition
     (present or prospective), businesses, properties or operations of Weirton, taken as a whole;
          (h)  Acquire or merge with any other company
     or acquire any branch or, other than in the ordinary course of business, any assets of any other company;
          (i)  Except in the ordinary course of
     business as heretofore conducted, and except as hereinabove provided, mortgage, pledge or subject to a lien or any other encumbrance any of its material assets, dispose of any of its material assets, incur or cancel any material debts or claims, or increase any compensation or benefits payable to its officers or employees (other than as permitted in Sections 7.17(f) and 7.19(f) hereof), except in the ordinary course of business as heretofore conducted, or take any other action not in the ordinary course of its business as heretofore conducted or incur any material obligation or enter into any material contract; or
          (j)  Amend its Articles of Incorporation or
     Bylaws, except as may be necessary to carry out this Agreement or as required by law.
     7.20. Additional Covenants. Except as otherwise contemplated by this Agreement, Weirton covenants and agrees:
          (a)  That it will promptly advise
          Wesbanco in writing of the name and address of, and the number of shares of Weirton Common
          Stock held by, each stockholder who elects to exercise his or her right to dissent to the Merger pursuant to West Virginia Code Annot.
          Sections 31-1-122 and 123;
          (b)  Subsequent to the date of this
     Agreement and prior to the Effective Date, that it will operate its business only in the ordinary course and in a manner consistent with past practice;
          (c)  To the extent consistent with the
     fiduciary duties of the Board of Directors to Weirton and its shareholders and in compliance with applicable law, that it will use its best efforts to take or cause to be taken all action required under this Agreement on its part to be taken as promptly as practicable so as to permit the consummation of the Merger at the earliest possible date and to cooperate fully with the other parties to that end;
          (d)  Weirton will not, and will not permit
     any person acting on behalf of Weirton to, directly or indirectly, initiate or solicit any acquisition proposal by any person, corporation or entity. For the purposes of this subsection, "acquisition proposal" means any proposal to merge or consolidate with, or acquire all or any substantial portion of the assets of, Weirton, or any tender or exchange offer (or proposal to make any tender or exchange offer) for any shares of stock of Weirton, or any proposal to acquire more than 5% of the outstanding shares of stock of Weirton or any options, warrants or rights to acquire, or securities convertible into or exchangeable for, more than 5% of the outstanding shares of stock of Weirton. Weirton will give
     Wesbanco notice by telephone, promptly after receipt thereof, of all material facts relating to any acquisition proposal or any inquiry with respect to any acquisition proposal and shall confirm such notice in writing immediately thereafter;
          (e)  To promptly advise Wesbanco of any
     material adverse change in the financial condition, assets, businesses or operations of Weirton, taken as a whole, or any material changes or inaccuracies in data provided to Wesbanco pursuant to this Agreement;
          (f)  To maintain in full force and effect
     its present fire, casualty, public liability, employee fidelity and other insurance coverages or replacement insurance coverage at substantially the same premium and insurance levels;
          (g)  To cooperate with Wesbanco in
     furnishing such information concerning the business and affairs of Weirton and its respective directors and officers as is reasonably necessary or requested in order to prepare and file any application for regulatory or governmental approvals, including, but not limited to, an application to the Federal Reserve
     Board and the West Virginia Department of Banking for prior approval of the acquisition of Weirton by Wesbanco as contemplated hereunder. Consistent with its fiduciary duties, Weirton will use its best efforts to obtain the approval or consent of any federal, state or other regulatory agency having jurisdiction and of any other party to the extent that such approvals or consents are required to effect the Merger and the transactions contemplated hereby or are required with respect to the documents described in
     Section 7.3 hereof; and
          (h) To cooperate with Wesbanco in furnishing such information concerning the business of Weirton as is reasonably necessary or requested in order to prepare and file any Registration
     Statement to be prepared in connection with the issuance of Wesbanco Common Stock as provided in
     Section 13 hereof.


                          SECTION 8
                          ---------

               REPRESENTATIONS, WARRANTIES AND
             COVENANTS OF WESBANCO AND WHEELING
             ----------------------------------

     Wesbanco and Wheeling represent and warrant to Weirton and covenant with Weirton that:
   8.1 Corporate Organization of Wesbanco and Subsidiaries. Wesbanco and Wheeling are corporations duly organized, validly existing and in good standing under the laws of the State of West Virginia, with full corporate power and authority to carry on their businesses as they are now being conducted and as contemplated by the Agreement and to own the properties and assets which they own, and neither the ownership of their property nor the conduct of their business requires them, or any of their subsidiaries, to be qualified to do business in any other jurisdiction except where the failure to be so qualified, considering all such cases in the aggregate, does not involve a material risk to the business, properties, financial position or results of operations of Wesbanco, Wheeling and their subsidiaries taken as a whole. Each of Wesbanco's subsidiaries ("Wesbanco Subs"), is a West Virginia or Ohio banking corporation, duly organized and validly existing in good standing under the laws of Ohio or West
Virginia, as the case may be, with full corporate power and authority to carry on its business as it is now being conducted and to own the properties and assets which it owns. All issued and outstanding shares of stock of Wesbanco Subs are held, beneficially and of record, by Wesbanco and have been fully paid, were validly issued and are nonassessable. There are no options, warrants to purchase or contracts to issue, or contracts or any other rights entitling anyone to acquire, any other stock of or any of the Wesbanco Subs or securities convertible into shares of stock of the Wesbanco Subs.
     8.2 Corporate Power and Action. The Board of Directors of Wesbanco has authorized the execution of this Agreement as set forth herein, and subject to its Bylaws and the WVCA, Wesbanco has the corporate power and is duly authorized to execute this Agreement, and this Agreement is a valid and binding agreement of Wesbanco enforceable in accordance with its terms, except as enforceability may be subject to applicable bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and to any equitable principles limiting the right to obtain specific performance of certain obligations thereunder. Upon execution hereof by Wheeling and subject to the approval hereof by Wesbanco as its sole shareholder, Wheeling has the corporate power to execute and deliver this Agreement and has taken all action required by law, its Articles of Incorporation, its Bylaws or otherwise to authorize and approve such execution and delivery, the performance of the Agreement, the Merger and the consummation of the transactions contemplated hereby; and this Agreement is a valid and binding agreement of Wheeling enforceable in accordance with its terms, except as enforceability may be subject to applicable bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and to any equitable principles limiting the right to obtain specific performance of certain obligations thereunder.
     8.3 Transfer of Securities to Exchange Agent Prior to, or as of the Closing Date. Prior to, or at the Closing Date, Wesbanco will deliver to the Exchange Agent, Wheeling, for the benefit of the holders of the common stock of Weirton, an amount of common stock of Wesbanco and cash sufficient to meet the necessary amount of securities and cash required pursuant to Section 5.
     8.4 No Violation of Other Instruments. Subject to obtaining any required consents (which consents will be obtained by Wesbanco prior to the Closing), the execution and delivery of this Agreement do not, and the consummation of the Merger and the transactions contemplated hereby will not, violate any provision of the Articles of Incorporation or Bylaws of Wesbanco or any of the Wesbanco Subs or any provision of, or result in the acceleration of any obligation under, any material mortgage, Deed of Trust, note, lien, lease, franchise, license, permit, agreement, instrument, law, order, arbitration award, judgment or decree, or in the termination of any material license, franchise, lease or permit, to which Wesbanco or any of the Wesbanco Subs, is a party or by which it is bound.
     8.5 Approval by Wheeling. Wesbanco shall cause Wheeling to execute and enter into this Agreement and cause Wheeling to take such action as is provided in this Agreement on Wheeling's part to be taken.
     8.6 Good Faith. Wesbanco shall use its best efforts in good faith to take or cause to be taken all action required under this Agreement on its part to be taken as promptly as practicable so as to permit the consummation of this Agreement at the earliest possible date and cooperate fully with the other parties to that end.
     8.7  Exchange Act Reports.  Wesbanco has delivered to
Weirton true and correct copies of its Form 10-K (Annual
Report) for the year ended December 31, 1994, and its Forms 10-
Q (Quarterly Report) for the quarters ended March 31, 1995,
June 30, 1995, and September 30, 1995, as filed with the SEC, all of which were prepared and filed in accordance with the applicable requirements and regulations of the SEC. Wesbanco has also delivered to Weirton true and correct copies of all documents and reports filed by Wesbanco with the SEC pursuant to the Exchange Act since January 1, 1995 (the "Wesbanco Reports"). Wesbanco has filed and will continue to file all reports and other documents required to be filed with the SEC pursuant to the Exchange Act in a timely manner. All of the Wesbanco Reports complied in all material respects with the Act and did not contain, as of their respective dates, any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made.

     8.8 Subsidiaries of Wesbanco. In addition to Wheeling, the subsidiaries of Wesbanco are Wesbanco Bank South Hills, a West Virginia banking corporation, Wesbanco Bank Fairmont, a West
Virginia banking corporation, Wesbanco Bank Parkersburg, a West
Virginia banking corporation, Wesbanco Bank Kingwood, a West
Virginia corporation, and Wesbanco Bank Barnesville, an Ohio banking corporation. All have the requisite corporate power and authority to own and lease their respective properties and to conduct their respective businesses as they are now being conducted and are currently contemplated to be conducted.
Wesbanco owns 100% of the issued and outstanding stock of all such corporations.
     8.9 Registered Bank Holding Company. Wesbanco is a duly registered bank holding company under the Bank Holding Company
Act of 1956, as amended.
     8.10 Authority to Issue Shares. The shares of common stock of Wesbanco to be issued pursuant to this Agreement will be duly authorized at the time the Merger is consummated. When issued upon the terms and conditions specified in this Agreement, such shares shall be validly issued, fully paid, and nonassessable. The shareholders of Wesbanco have, and will have, no preemptive rights with respect to the issuance of the shares of Wesbanco to be authorized and issued in the transaction contemplated in this Agreement.
     8.11 Financial Statements.  Wesbanco has delivered to
Weirton copies of its consolidated balance sheets as of December 31, 1995, 1994 and 1993 and any applicable interim period, its consolidated statements of income, consolidated statements of changes in shareholders' equity and consolidated statements of changes in financial position for the three year period ended December 31, 1995, and any applicable interim period, together with the notes thereto, accompanied by an audit report of Price Waterhouse, independent auditors. Such statements and the related notes to all of said financial statements, present fairly the consolidated financial position of Wesbanco and its consolidated subsidiaries and the consolidated results of their operations as of the dates and for the periods ended on the dates specified in accordance with generally accepted accounting principles consistently applied throughout the periods indicated, except as may be specifically disclosed in those financial statements, including the notes to the financial statements attached thereto, and subject to normal recurring year end adjustments.
     8.12 No Action, Etc..  Except as disclosed in the Wesbanco
Disclosure Schedule, dated not more than 30 days from the date hereof (the "Wesbanco Disclosure Schedule"), and as supplemented on the Effective Date, there are no suits, actions, proceedings, claims or investigations (formal or informal) pending, or to the knowledge of Wesbanco pending or threatened, against or relating to Wesbanco, its subsidiaries, its businesses or any of its properties or against any of their officers or directors (in their capacity as such) in law or in equity or before any governmental agency. There are no suits, actions, proceedings, claims or investigations against or relating to Wesbanco, its subsidiaries, its businesses, its properties or against any of their officers or directors (in their capacity as such) in law or in equity or before any governmental agency, which, individually or in the aggregate, would, or is reasonably likely to, if determined adversely to such party, materially adversely affect the financial condition
(present or prospective), businesses, properties or operations of Wesbanco or its subsidiaries or the ability of Wesbanco or its subsidiaries to conduct its business as presently conducted or consummate the transaction contemplated hereby, and Wesbanco does not know of any basis for any such action or proceeding.
Neither Wesbanco nor any of its subsidiaries are a party or subject to any cease and desist order, agreement or similar arrangement with a regulatory authority which restricts its operations or requires any action and neither Wesbanco nor any of its subsidiaries are transacting business in material violation of any applicable law, ordinance, requirement, rule, order or regulation.
     8.13 Capitalization. The authorized capital stock of Wesbanco consists of 25,000,000 shares of common stock, par value of $2.0833 per share, of which 8,495,972 shares are duly authorized, validly issued and outstanding (as of December 31, 1995) and are fully paid and nonassessable, and 1,000,000 shares of preferred stock, without par value, none of which are issued and outstanding. There are no options, warrants, calls or commitments of any kind entitling any person to acquire, or securities convertible into, Wesbanco Common Stock. At
December 31, 1995, Wesbanco held 186,131 shares of its common stock as treasury stock. Wesbanco has no other reserve commitments with respect to its common stock.
     Upon execution hereof by Wheeling, the authorized capital stock of Wheeling consists of 391,000 shares of common stock, par value of $20.00 per share, of which all such shares are duly authorized and validly issued and outstanding and fully paid and nonassessable. There are no options, warrants, calls or commitments of any kind relating to, or securities convertible into Wheeling Common Stock.
     8.14 Copies of All Contracts, Leases, Etc. Wesbanco has furnished to Weirton true and complete copies of all material contracts, leases and other agreements to which Wesbanco is a party or by which it is bound and of all employment, pension, retirement, stock option, profit sharing, deferred compensation, consultant, bonus, group insurance and similar plans with respect to any of the directors, officers or other employees of Wesbanco. A list of all such documents is set forth in the Wesbanco Disclosure Schedule, and as supplemented on the Effective Date.
     8.15 Materially Adverse Contracts. Neither Wesbanco nor any of its subsidiaries are a party to or otherwise bound by any contract, agreement, plan, lease, license, commitment or undertaking, which is materially adverse, materially onerous, or materially harmful to Wesbanco or its subsidiaries taken as a whole. There is no breach or default by any party of or with respect to any material provision of any material contract to which Wesbanco or its subsidiaries is a party that would have a material adverse effect upon the financial condition, operations, results of operations, business or prospects of Wesbanco or its subsidiaries taken as a whole.
     8.16 Undisclosed Liabilities.  Wesbanco and the Wesbanco
Subs have no material liabilities other than those liabilities disclosed on or provided for in the financial statements delivered pursuant to Section 8.11 of this Agreement, or on the Wesbanco Disclosure Schedule.
     8.17 Title to Properties. Except for capitalized leases and liens and encumbrances not material to the property and liens and encumbrances on property acquired by Wesbanco Subs in foreclosure of loans and existing at the time of foreclosure, Wesbanco and its subsidiaries have good and marketable title to all of the property, interest in properties and other assets, real or personal, set forth in its consolidated balance sheet as of December 31, 1994, and applicable interim periods, or acquired since that date, subject to no material liens, mortgages, pledges, encumbrances, or charges of any kind except liens reflected on said balance sheets, and all of its leases are in full force and effect and neither Wesbanco nor any of its subsidiaries is in material default thereunder.

   No asset included in the financial statements referred to above has been valued in such statements in excess of cost less depreciation or, in the case of investment securities, in excess of cost, adjusted for amortization of premiums or accretion of discounts. All real and tangible personal property owned by Wesbanco or its subsidiaries and used or leased by Wesbanco or its subsidiaries, or for its business is in good condition, normal wear and tear excepted, and is in good operating order. All of such property is insured against loss for at least 80% of the full replacement value thereof
(less applicable deductibles) by reputable insurance companies authorized to transact business in the State of West Virginia.
     8.18 Registration Statement. The Registration Statement referred to in Section 13.2 of this Agreement or any amendment or supplement thereto mailed to the holders of the common stock of Weirton will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading with respect to Wesbanco, and will comply as to form in all material respects with the requirements of federal and West
Virginia securities laws and any other applicable Blue Sky laws.
     8.19 Taxes.  Except as disclosed in the Wesbanco
Disclosure Schedule:
        (a) Wesbanco and its subsidiaries have timely and properly filed all Federal Income Tax Returns and all other federal, state, municipal and other tax returns which they are required to file, either on their own behalf or on behalf of their employees or other persons or entities, all such returns and reports being true and correct and complete in all material respects, and have paid all taxes, including penalties and interest, if any, which have become due pursuant to such returns or reports or forms or pursuant to assessments received by them;
          (b) Neither the Internal Revenue Service nor any other taxing authority is now asserting against Wesbanco or any of its subsidiaries, or, to its knowledge, threatening to assert against them, or any of them, any material deficiency or claim for additional taxes, interest or penalty;
          (c)  There is no pending or, to its
     knowledge, threatened examination of the Federal
     Income Tax Returns of Wesbanco or any of its subsidiaries, and, except for tax years still subject to the assessment and collection of additional federal income taxes under the three-year period of limitations prescribed in IRC
     Section 6501(a), no tax year of Wesbanco or any of its subsidiaries remains open to the assessment and collection of additional material Federal
     Income Taxes; and
          (d)  There is no pending or, to its
     knowledge, threatened examination of the West
     Virginia Business Franchise Tax Returns of
     Wesbanco or any of its subsidiaries, and, except for tax years still subject to the assessment and collection of additional Business Franchise Taxes under the three year period of limitations prescribed in W.Va. Code Annot. Section 11-10-15, no tax year of Wesbanco or any of its subsidiaries remains open to the assessment and collection of additional Business
     Franchise Taxes.

          (e)  Wesbanco, and its subsidiaries, have
     properly accrued and reflected on their December
     31, 1995, consolidated balance sheet, delivered pursuant to Section 8.11 hereof, and have thereafter to the date hereof properly accrued, and will, from the date hereof, through the Closing Date, properly accrue all liabilities for taxes and assessments, and will timely and properly file all such federal, state, local and foreign tax returns and reports and forms which they are required to file, either on their own behalf or on behalf of their employees or other persons or entities, all such returns and reports and forms to be true and correct and complete in all respects, and will pay or cause to be paid when due all taxes, including penalties and interest, if any, which have become due pursuant to such returns or reports or forms or pursuant to assessments received by them, all such accruals being in the aggregate sufficient for payment of all such taxes and assessments.
     8.20 Absence of Certain Changes. Except as may be disclosed in the Wesbanco Disclosure Schedule, or except in connection with the transactions contemplated by this Agreement, since
December 31, 1995:
         (a) There has been no change in the material assets, financial condition, liabilities
       (contingent or otherwise), business or results of operation of Wesbanco and its subsidiaries which has had, or changes in the aggregate which have had, a materially adverse effect on the material assets, financial condition or results of operations of Wesbanco, nor, to its knowledge, has any event or condition occurred which may result in such change or changes;
          (b)  There has not been any material damage,
     destruction, or loss by reason of fire, flood, accident or other casualty (whether insured or not insured) materially and adversely affecting the assets, financial condition, business or operations of Wesbanco or any of its subsidiaries taken as a whole;
          (c) Other than in the ordinary course of business, neither Wesbanco nor any of its subsidiaries have disposed of, or agreed to dispose of, any of their material properties or assets, nor have they leased to others, or agreed to so lease, any of such material properties or assets;
          (d) There has not been any change in the authorized, issued or outstanding capital stock of Wesbanco, except as provided for in this Agreement, or any material change in the outstanding debt of Wesbanco or any of its subsidiaries, other than changes due to payments in accordance with the terms of such debt or changes in deposits, federal funds purchased, repurchase agreements or other short-term borrowings in the ordinary course of business;
          (e) Except as otherwise disclosed in this Agreement, Wesbanco has not granted any warrant, option or right to acquire, or agreed to repurchase, redeem or otherwise acquire, any shares of its capital stock or any other of its securities whatsoever;

(f) Neither Wesbanco nor any of its subsidiaries have made any material loan or advance other than in the ordinary course of business;
          (g)  Neither Wesbanco nor any of its
     subsidiaries has entered into any other material transaction, contract or lease or incurred any other material obligation or liabilities other than in the ordinary course of business;
          (h) Neither Wesbanco nor any of its subsidiaries have made any expenditure or major commitment for the purchase, acquisition, construction or improvement of any material asset or assets which in the aggregate would be material other than in the ordinary course of business;
          (i)  There have not been any dividends or
     other distributions declared or paid on any shares of Wesbanco Common Stock which, taken in the aggregate with all other such distributions declared or paid in the same tax year, exceed 45% of the after-tax income of Wesbanco for the tax year in which paid;
          (j) Business has been conducted by Wesbanco in the ordinary course and in a manner consistent with past practice;
          (k) There has been no change in the Articles of Incorporation or Bylaws of Wesbanco which would in the reasonable opinion of Weirton have a material adverse effect on the rights of holders of Wesbanco Common Stock; and

          (l) There has not been any other event, condition or development of any kind which materially and adversely affects the material assets, financial condition or results of operations of Wesbanco or any of its subsidiaries, and neither Wesbanco nor any of its subsidiaries have knowledge of any such event, condition or development which may materially and adversely affect the material assets, financial condition or results of operations of Wesbanco and its subsidiaries.
     8.21 Fidelity Bonds. Each of the Wesbanco Subs has continuously maintained fidelity bonds insuring it against acts of dishonesty by each of its officers and employees in such amounts as are required by law and as are customary, usual and prudent for a bank of its size. Since January 1, 1995, there have been no claims under such bonds (except as disclosed in the Wesbanco Disclosure Schedule) and, except as disclosed in writing to Weirton, neither Wesbanco nor any Wesbanco Subs are aware of any facts which would form the basis of a claim under such bonds. Neither Wesbanco nor any Wesbanco Subs have any reason to believe that any fidelity coverage will not be renewed by their carriers on substantially the same terms as the existing coverage.
     8.22 ERISA.  Except as disclosed in the Wesbanco
Disclosure Schedule (i) each employee benefit plan subject to Titles I and/or IV of ERISA and established or maintained for persons including employees or former employees of Wesbanco, or any of its subsidiaries, (hereinafter referred to as "Plan") has been maintained, operated, administered and funded in accordance with its terms and with all material provisions of ERISA and the IRC applicable thereto; (ii) no event reportable under Section 4043 of ERISA has occurred and is continuing with respect to any Plan; (iii) no liability to PBGC has been incurred with respect to any Plan, other than for premiums due and payable and all premiums required to have been paid to PBGC as of the date hereof have been and as of the Effective
Date will have been paid; (iv) other than the termination of the defined benefit pension plans of Wheeling Dollar Bank, First National Bank and Trust Company, Wirt County Bank, First-
Tyler Bank & Trust Company, Brooke National Bank, First
National Bank of Barnesville and Albright National Bank, no
Plan has been terminated, no proceedings have been instituted to terminate any Plan, and no decision has been made to terminate or institute proceedings to terminate any Plan; (v) with respect to the termination of the defined benefit pension plans of Wheeling Dollar Bank, First National Bank and Trust
Company, Wirt County Bank, First-Tyler Bank & Trust Company,
Brooke National Bank, First National Bank of Barnesville and
Albright National Bank, all required governmental and regulatory approvals of such terminations have been obtained, all participants in such Plans or their beneficiaries have received single premium annuity contracts or other benefits which will provide those participants or beneficiaries with the retirement income calculated under the terms and conditions of such Plans, all liabilities of such Plans have been paid, released, discharged or merged, and any surplus assets remaining in such Plans after satisfaction of all of its liabilities have been recovered by Wesbanco or its subsidiaries; (vi) neither Wesbanco nor any of its subsidiaries currently are a participating employer in any multiemployer or multiple employer employee benefit pension plan (including any multiemployer plans as defined in Section 3(37) of ERISA) and, with respect to any multiemployer or multiple employer plan in which Wesbanco or any of its subsidiaries was a participating employer, all contributions due from Wesbanco or any of its subsidiaries to any such multiemployer or multiple employer plan have been timely paid and any additional contributions due on or before the Effective Date shall have been paid;
(vii) with respect to any multiemployer pension plan subject to the Multiemployer Pension Plan Amendments Act of 1980 in which Wesbanco or any of its subsidiaries was a participating employer, neither Wesbanco nor any of its subsidiaries have incurred or will incur any withdrawal liability, complete or partial, under Section 4201, 4203, or 4205 of ERISA, as a consequence of discontinuing participating in such multiemployer pension plan; (viii) there has been no cessation of, and no decision has been made to cease, operations at a facility or facilities where such cessation could reasonably be expected to result in a separation from employment of more than 20% of the total number of employees who are participants under any Plan;
(ix) each Plan which is an employee pension plan meets the requirements of "qualified plans" under Section 401(a) of the IRC; (x) no accumulated funding deficiency within the meaning of Section
412 of the IRC or Section 302 of ERISA has been incurred with respect to any Plan subject to the funding standards of those provisions; (xi) with respect to each Plan, there have been no prohibited transactions as defined in Section 406 of ERISA or
Section 4975 of the IRC, and there are no actions, suits or claims with respect to the assets thereof (other than routine claims for benefits) pending or threatened; and (xii) all required reports, descriptions and notices (including, but not limited to, Form 5500 Annual Reports, Summary Annual Reports and Summary Plan Descriptions) have been appropriately filed with the government or distributed to participants with respect to each Plan.
     8.23 Labor Disputes.  Except as disclosed in the Wesbanco
Disclosure Schedule, neither Wesbanco nor any of its subsidiaries are directly or indirectly involved in or threatened with any labor dispute, including, without limitation, matters regarding discrimination by reason of race, creed, sex, handicap or national origin, which would materially and adversely effect their financial condition, assets, businesses or operations taken as a whole. No collective bargaining representatives represent any Wesbanco, or Wesbanco
Subs, employees and no petition for election of any collective bargaining representative has been filed and, to the knowledge of Wesbanco and its subsidiaries, no organizational campaign on behalf of any collective bargaining unit has been undertaken by or on behalf of any Wesbanco, or Wesbanco Subs employees.
     8.24 Reserve for Possible Loan Losses. The reserve for possible loan losses shown on the consolidated balance sheet of Wesbanco and its subsidiaries as of December 31, 1995, delivered pursuant to this Agreement is adequate in all material respects as of the date thereof.
     8.25 Additional Covenants. Except as otherwise contemplated by this Agreement, Wesbanco covenants and agrees:
        (a) That it will use its best efforts in good faith to take, or cause to be taken all action required under this Agreement on its part, or Wheeling's part, to be taken as promptly as practicable so as to permit the consummation of the Merger at the earliest possible date and to cooperate fully with the other parties to that end, and that it will, in all such efforts, give priority to this acquisition of Weirton;
          (b)  To deliver to Weirton all Forms 10-K,
     10Q and 8-K filed for periods ending after the date of this Agreement within seven (7) days after the filing of each such report with the SEC;

          (c)  To promptly advise Weirton of any
     material adverse change in the financial condition, assets, businesses or operations of Wesbanco or any of its subsidiaries, or any material changes or inaccuracies in data provided to Weirton pursuant to this Agreement or any "acquisition proposal" with respect to Wesbanco received by Wesbanco;
          (d)  To cooperate with Weirton in furnishing
     such information concerning the business and affairs of Wesbanco and its subsidiaries and its directors and officers as is reasonably necessary or requested in order to prepare and file any application for regulatory or governmental approvals, including but not limited to an application to the Federal Reserve Board and the West Virginia Department of Banking for prior approval of the acquisition of Weirton by Wesbanco as contemplated hereunder. Wesbanco will use its best efforts to obtain the approval or consent of any federal, state or other regulatory agency having jurisdiction and of any other party to the extent that such approvals or consents are required to effect the Merger and the transactions contemplated hereby or are required with respect to the documents described in Section 8.4 hereof; and
          (e)  To cooperate with Weirton in furnishing
     such information concerning the business of Wesbanco and its subsidiaries as is reasonably necessary or requested in order to prepare any Proxy Statement to be prepared in connection with the Merger.

                          SECTION 9

                        INVESTIGATION
                        -------------

     Subject to the conditions set forth in this Section 9, prior to the Effective Time, Wesbanco and Weirton may directly and through their representatives, make such investigation of the assets and business of Wesbanco and Weirton, and Wesbanco's subsidiaries, as each deems necessary or advisable. Wesbanco and Weirton and their representatives, including their accountants, shall have, at reasonable times after the date of execution by Wesbanco and Weirton hereof, full access to the premises and to all the property, documents, material contracts, books and records of each, and its subsidiaries, and to all documents, information and working papers concerning each held by such party's accountants, without interfering in the ordinary course of business of such entity, and the officers of each will furnish to the other such financial and operating data and other information with respect to the business and properties of each other and their subsidiaries as each shall from time to time reasonably request; provided, however, that neither party shall be required to give such access or information to the other party to the extent that it is prohibited therefrom by rule, regulation, or order of any regulatory body, and further provided that confidential information of individual banking customers shall not be photocopied or removed from the premises of such institution. All data and information received by Wesbanco and its authorized representatives from Weirton and by Weirton and its authorized representatives from Wesbanco shall be held in strict confidence by such party and its authorized representatives, and neither party nor its authorized representatives will use such data or information or disclose the same to others except with the written permission of the other party.

For a period of 30 days after the date of execution hereof, or prior completion of the investigation herein provided, this Agreement may be terminated by each such corporation if such investigation reveals to the other any information concerning the other which in the opinion of such corporation would have a material adverse effect on the present or future value of the other such corporation and its subsidiaries' assets, net worth, business or income taken as a whole. Each such corporation shall provide prompt written notice to the other of such decision and the matters relied on therefore.



                         SECTION 10

        NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES
        ----------------------------------------------

    The representations and warranties included or provided herein shall not survive the Effective Date.


                         SECTION 11

        CONDITIONS PRECEDENT; CLOSING DATE AND EFFECTIVE DATE
        -----------------------------------------------------

     11.1 Conditions Precedent of Wesbanco and Weirton. The consummation of this Agreement by Wesbanco and Weirton and the Merger is conditioned upon the following:
         (a) The shareholders of Weirton and Wesbanco shall have approved this Agreement by such vote as required by law;
          (b)  The West Virginia Banking Board shall
     not, within 120 days from the date of Wesbanco's submission to the Banking Board pursuant to West
     Virginia Code Section 31A-8A- 4(a), have entered an order disapproving the acquisition of Weirton by Wesbanco and its merger with and into Wheeling pursuant to this Agreement;

          (c)  The Secretary of State of West Virginia
     shall have issued a Certificate of Merger for the
     merger of Weirton with and into Wheeling;
          (d)  The Board of Governors of the Federal
     Reserve System shall have approved the
     application of Wesbanco to acquire Weirton; and
     of Weirton to merge with and into Wheeling
     pursuant to this Agreement;
          (e)  The Registration Statement of Wesbanco
     shall still be effective on the date of the
     Closing and all  post-effective amendments filed
     shall have been declared effective or shall have
     been withdrawn by that date.  No stop orders
     suspending the effectiveness thereof shall have
     been issued which remain in effect on the date of
     the Closing or shall have been threatened, and no proceedings for that purpose shall, before the
     Closing, have been initiated or, to the knowledge
     of Wesbanco, threatened by the SEC. All state securities and "Blue Sky" permits or approvals required (in the opinion of Wesbanco and Weirton
     to carry out the transaction contemplated in this Agreement) shall have been received.
          (f)  No order to restrain, enjoin or
     otherwise prevent the consummation of the
     transaction contemplated in this Agreement shall
     have been entered by any court or administrative
     body which remains in effect on the date of the
     Closing.
          (g)  Wesbanco, Weirton and Wheeling shall
     have received, in form and substance satisfactory
     to Wesbanco's and Weirton's counsel, all
     consents, federal, state, governmental,
     regulatory and other approvals and
     permissions and the satisfaction of all the requirements prescribed by law which are necessary to the carrying out of the transactions contemplated
     hereby shall have been procured, including the
     filing of an effective Registration Statement
     with the Securities and Exchange Commission and
     the West Virginia Securities Commissioner, and
     in addition, Wesbanco and Weirton shall have
     received any and all consents required with
     respect to the documents described pursuant to
     Section 7.3 and Section 8.4 hereof;
          (h)  All delay periods and all periods for
     review, objection or appeal of or to any of the consents, approvals or permissions required with respect to the consummation of the Merger and this Agreement shall have expired;
          (i)  Unless waived by Wesbanco and Weirton,
     the holders of not more than ten percent (10%) of
     the Voting Shares (as defined in Section 6.1 hereof) shall have filed written objections to the Agreement in accordance with the WVCA, not have voted in favor
     of the Agreement at the special meeting of Weirton
     shareholders referred to in Section     13.1 hereof
     and have made written demand
     for the fair value of such Voting Shares within ten days;
          (j) On or before the Closing Date, there shall have been received from the Internal Revenue Service a ruling or rulings, or, at the option of Weirton, in lieu thereof an opinion from counsel for Weirton substantially to the effect that for Federal Income
     Tax purposes:

          (i)  The statutory merger of
     Weirton with Wheeling will constitute a
     reorganization within the meaning of
     Section 368(a)(1) of the Internal Revenue
     Code of 1986 ("IRC"), and Wesbanco,
     Weirton and Wheeling will each be a
     "party to the reorganization" as defined in IRC Section 368(b);
          (ii) No gain or loss will be
     recognized by Wesbanco, Weirton or
     Wheeling as a result of the transactions contemplated in the Agreement;
          (iii)     No gain or loss will be
     recognized by the shareholders of Weirton as a result of their exchange of Weirton's Common Stock for Wesbanco's
     Common Stock except to the extent any
     shareholder receives cash in lieu of a
     fractional share or as a dissenting
     shareholder;
          (iv) The holding period of the
     Wesbanco Common Stock received by each
     holder of Weirton's Common Stock will
     include the period during which the stock of Weirton surrendered in exchange therefor was held, provided such stock was a capital asset in the hands of the holder on the date of exchange; and
          (v)  The Federal Income Tax Basis
     of the Wesbanco Common Stock received by each holder of

     Weirton's Common Stock
     will be the same as the basis of the
     stock exchanged therefore.

     (k)  No action, proceeding, regulation or
legislation shall have been instituted before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain substantial damages with respect to, the Agreement or the consummation of the transactions contemplated hereby, which, in the reasonable judgment of Wesbanco or Weirton, would make it inadvisable to consummate such transactions (it being understood and agreed that a written request by governmental authorities for information with respect to the Merger may not be deemed by either party to be a threat of material litigation or proceeding, regardless of whether such request is received before or after execution of the Agreement).
          (l)  The approvals referred to in subparagraphs
     (b) and (d) of Subsection 11.1 herein shall not have required the divestiture or cessation of any significant part of the present operations conducted by Wesbanco, Weirton or any of their subsidiaries, and shall not have imposed any other condition, which divestiture, cessation or condition Wesbanco reasonably deems to be materially disadvantageous or burdensome.
     11.2 Conditions Precedent of Wesbanco. The consummation of this Agreement by Wesbanco and the Merger is also conditioned upon the following:
          (a)  Unless waived by Wesbanco, the
     representations and warranties of Weirton contained in this Agreement shall be correct on and as of the Effective Date with the same effect as though made on and as of such date, except for representations and warranties expressly made only as of a particular date and except for changes which have been consented to by Wesbanco or which are not, in the aggregate, material and adverse, to the financial condition, businesses, properties or operations of Weirton, or which are the result of expenses or transactions contemplated or permitted by the Agreement, and Weirton shall have performed in all material respects all of its obligations and agreements hereunder theretofore to be performed by it; and Wesbanco and Wheeling shall have received on the Effective Date an appropriate certificate (in affidavit form) dated the Effective Date and executed on behalf of Weirton by one or more appropriate executive officers of Weirton to the effect that such officers have no knowledge of the nonfulfillment of the foregoing condition;
          (b)  Opinion of Weirton Counsel.  An opinion of
     Carl N. Frankovitch, Esq., counsel for Weirton, shall have been delivered to Wesbanco, dated the Closing Date, and in form and substance satisfactory to Wesbanco and its counsel, to the effect that:
               (i)  Weirton is a corporation duly
          organized, validly existing and in good
          standing under the laws of the State of
          West Virginia and has the full
          corporate power and authority to own
          all of its properties and assets and
          to carry on its business as it is
          now being conducted, and neither the
          ownership of its property nor the
          conduct of its business requires it
          to be qualified to do business in
          any other jurisdiction except where
          the failure to be so qualified,
          considering all such cases in the
          aggregate, does not involve a
          material risk to the business,
          properties, financial position or
          results of operations of Weirton,
          taken as a  whole.
          (ii) Weirton has the full corporate
     power to execute and deliver the
     Agreement and Plan of Merger.  All
     corporate action of Weirton required to
     duly authorize the Agreement and Plan of Merger and the actions contemplated thereby has been taken, and the Agreement and Plan of Merger is valid and binding on Weirton in accordance with its terms, subject, as to the enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, or other similar laws affecting the enforcement of creditors' rights generally from time to time in effect, and subject to any equitable principles limiting the right to obtain specific performance of certain obligations thereunder.

          (iii)     All shares of common stock
     of Weirton issued and outstanding as of
     the Effective Date are duly authorized,
     validly issued, fully paid and
     nonassessable.
          (iv) The consummation of the merger
     contemplated by the Agreement and Plan of Merger will not violate any provision of Weirton's Articles of Incorporation or
     Bylaws, or violate any provision of, or
     result in the acceleration of any
     material obligation under, any material
     mortgage, loan agreement, order,
     judgment, law or decree known to such
     counsel to which Weirton is a party or by which it is bound and will not violate or conflict with any other material restriction of any kind or character known to such counsel to which Weirton is subject, which would have a materially adverse effect on the assets, business or operations of Weirton, taken as a whole.
          (v)  To the best of such counsel's
     knowledge, as of the date hereof, Weirton is not involved in any litigation against it (with possible exposure of $100,000.00 or more), pending or threatened, that has not been disclosed to Wesbanco.
     (c)  Unless waived by Wesbanco, on or before
the Effective Date, Price Waterhouse, the independent public accountants for Wesbanco, shall have rendered an opinion to Wesbanco that the Merger will be treated as a "pooling of interest" for accounting purposes.
     (d)  Weirton shall have delivered to Wesbanco a
schedule identifying all persons who may be deemed to be "affiliates" of Weirton under Rule 145 of the Securities Act of 1933, as amended, and shall use its best efforts to cause each affiliate to deliver to Wesbanco prior to the Effective Date a letter substantially in the form attached hereto as Exhibit
"A".
     (e) George M. Molnar shall have duly executed and delivered an employment agreement with Weirton, dated as of the Closing Date, in substantially the form agreed to by the parties thereto.
          (f) Weirton shall have furnished Wesbanco with a certified copy of resolutions duly adopted by the Board of Directors and the shareholders of Weirton approving the Agreement and authorizing the Merger and the transactions contemplated hereby.
          (g)  Unless waived by Wesbanco, on the Closing
     Date, there shall not be pending against Weirton or the officers or directors of Weirton in their capacity as such, any suit, action or proceeding which, in the reasonable judgment of Wesbanco, if successful, would have material adverse effect on the financial condition or operations of Weirton.
11.3 Conditions Precedent of Weirton. The consummation of this Agreement by Weirton and the Merger is also conditioned upon the following:

          (a)  Unless waived by Weirton, the
     representations and warranties of Wesbanco and Wheeling contained in this Agreement shall be correct on and as of the Effective Date with the same effect as though made on and as of such date, except for representations and warranties expressly made only as of a particular date and except for changes which have been consented to by Wheeling or which are not in the aggregate material and adverse to the financial condition, businesses, properties or operations of Wesbanco and Wheeling or which are the result of expenses or transactions contemplated or permitted by this Agreement, and Wesbanco and Wheeling shall have performed in all material respects all of their obligations and agreements hereunder theretofore to be performed by them; and Weirton shall have received on the Effective Date an appropriate certificate (in affidavit form) dated the Effective Date and executed on behalf of Wesbanco and Wheeling by one or more appropriate executive officers of each of them to the effect that such officers have no knowledge of the nonfulfillment of the foregoing conditions;
          (b) Opinion of Wesbanco Counsel. An opinion of Phillips, Gardill, Kaiser & Altmeyer, counsel for
     Wesbanco, shall have been delivered to Weirton, dated the Closing Date, and in form and substance satisfactory to Weirton and its counsel, to the effect that:
               (i)  Wesbanco and Wheeling are
          corporations duly organized, validly existing and in good standing under the laws of the State of West Virginia and have the full corporate power and authority to own all of their properties and assets and to carry on their businesses as they are now being conducted, and neither the ownership of their property nor the conduct of their businesses require them to be qualified to do business in any other jurisdiction except where the failure to be so qualified, considering all such cases in the aggregate, does not involve a material risk to the business, properties, financial position or results of operations of Wesbanco, Wheeling and the Wesbanco Subs, taken as a whole.
               (ii) Wesbanco and Wheeling have the
          full corporate power to execute and
          deliver the Agreement and Plan of Merger.
          All corporate action of Wesbanco and
          Wheeling required to duly authorize the
          Agreement and Plan of Merger and the
          actions contemplated thereby has been
          taken, and the Agreement and Plan of
          Merger is valid and binding on Wesbanco
          and Wheeling in accordance with its
          terms, subject, as to the enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, or other similar laws affecting the enforcement of creditors' rights generally from time to time in effect, and subject to any equitable principles limiting the right to obtain specific performance of certain obligations thereunder.
              (iii)  The shares of common stock
          of Wesbanco into which shares of common
          stock of Weirton shall be converted
          pursuant to the terms of the Agreement
          and Plan of Merger have been duly
          authorized, and when delivered pursuant
          to the terms of the Agreement and Plan of Merger, will have been legally and validly issued, and will be fully paid and nonassessable.
              (iv) The consummation of the merger
          contemplated by the Agreement and Plan of Merger will not violate any provision of Wesbanco's or Wheeling's Articles of
          Incorporation or Bylaws, or violate any
          provision of, or result in the
          acceleration of any material obligation
          under, any material mortgage, loan
          agreement, order, judgment, law or decree known to such counsel to which Wesbanco or Wheeling are a party or by which it is bound, and will not violate or conflict with any other material restriction of any kind or character known to such counsel to which Wesbanco or Wheeling are subject which would have a material adverse effect on the assets, business or operations of Wesbanco and Wheeling, taken as a whole.

              (v)  Each of Wesbanco's subsidiaries
          is duly organized, validly existing and
          in good standing under the laws of the
          state of its organization and has the
          requisite corporate power and authority
          to own and lease its properties and to
          conduct its business as it is now being
          conducted.   To the best of such
          counsel's knowledge, Wesbanco owns 100%
          of the issued and outstanding stock of
          each such corporation.
              (vi) To the best of such counsel's
          knowledge, as of the date hereof, neither
          Wesbanco nor any of its subsidiaries were involved in any litigation against them
          (with possible exposure of $100,000.00 or more), pending or threatened, that has not been disclosed to Weirton.
              (vii)  The Registration Statement
          for the stock to be delivered pursuant to the Agreement and Plan of Merger has become effective under the Securities Act of 1933, and such counsel is not aware of any stop orders in effect with regard to such Registration Statement.
          (c)  Weirton shall arrange for and receive a
     professionally prepared `Fairness Opinion' relative to the transaction(s) contemplated, and/or an updating of any opinion rendered after the date of the Agreement, dated on or prior to the distribution date of the Proxy Statement described in

     Section 13.1 of this Agreement, and at the election of Weirton, updated as of the Closing if the Closing is held more than five (5) days after the Weirton meeting of shareholders, to the effect that the Merger and transactions contemplated by this Agreement are fair, from a financial point of view, to Weirton and its shareholders.
          (d)  Wesbanco and Wheeling shall have
     furnished Weirton with certified copies of resolutions duly adopted by the Boards of Directors of Wesbanco and Wheeling and the shareholders of Wheeling approving the Agreement and authorizing the Merger and transactions contemplated hereby.
          (e)  Unless waived by Weirton, on the Closing
     Date, there shall not be pending against Wesbanco or any of its subsidiaries or the officers or directors of Wesbanco or any of its subsidiaries in their capacity as such, any suit, action or proceeding which, in the reasonable judgment of Weirton, if successful, would have a material adverse effect on the financial condition or operations of Wesbanco or any of its subsidiaries.
          (f) Unless waived by Weirton, there shall not have been any change in control of Wesbanco since
     January 1, 1996.
     11.4 Closing Date. The Closing shall be effected as soon as practicable after all of the conditions contained herein shall have been satisfied on the Closing Date as defined in Section 2.3 hereof, which Closing Date shall be the latest of:

          (a)  The day of the meetings of the
     shareholders of Weirton or Wheeling, whichever is later, at which the Agreement is approved;
         (b)  The fifteenth (15th) day after the
     approval of the acquisition of Weirton by the Board of Governors of the Federal Reserve System (the
     "Federal Reserve Board");
          (c)  The day after any stay of the Federal
     Reserve Board's approval of the acquisition of Weirton shall be vacated or shall have expired or the day after any injunction against the closing of the Merger shall be lifted, discharged or dismissed;
         (d)  The day after the approval of the
     acquisition of Weirton by the West Virginia
     Department of Banking is received by Wesbanco;
          (e)  The date on which the conditions set
      forth in Section 11 are satisfied or waived;
          (f)  Such other date as shall be mutually
     agreed to by Wesbanco and Weirton.
The Closing shall be held in Weirton, West Virginia, at such time and place as the parties may agree upon. The date and time of closing are herein called the "Closing Date". Promptly after the Closing, the Articles of Merger with respect to the Merger shall be filed with the Secretary of State of West Virginia.
     11.5 Effective Date.  The Merger shall become effective (the
"Effective Date") on the date on which the Certificate of Merger approving the Merger is issued by the Secretary of State of West Virginia. The Surviving Corporation shall record said Certificate of Merger in the offices of the Clerks of the County Commissions of Ohio and Hancock Counties.


                          SECTION 12

                  TERMINATION OF AGREEMENT
                  ------------------------

     12.1 Grounds for Termination. This Agreement and the transactions contemplated hereby may be terminated at any time prior to the Closing Date either before or after the meeting of the shareholders of Weirton:
          (a)  By mutual consent of Weirton and
     Wesbanco;
          (b)  By either Weirton or Wesbanco if
     any of the conditions hereto to such party's obligations to close have not been met as of the Closing Date and the same has not been waived by the party adversely affected thereby;
          (c) By either Weirton or Wesbanco if the Merger shall violate any nonappealable final order, decree or judgment of any court or governmental body having competent jurisdiction;
          (d) By Weirton or Wesbanco, if the Closing Date has not occurred by the first anniversary of the date of execution of this Agreement;
          (e) By Weirton, unless waived by Weirton, if the Market Value of Wesbanco stock shall fall below Twenty-six Dollars ($26.00) per share as of the Closing Date. Market Value, for purposes of this paragraph, shall mean the average bid price of

     Wesbanco Common Stock (as quoted on NASDAQ) for the 30 calendar days preceding five business days before the Closing.
          (f) By either party in the event that the shareholders of Weirton vote against consummation of the Merger.
          (g) By Wesbanco or Weirton within 30 days of the date hereof pursuant to the provisions of Section 9 of this Agreement.
12.2 Effect of Terminating; Right to Proceed. In the event this Agreement shall be terminated pursuant to Section 12.1, all further obligations of Wesbanco and Weirton under this Agreement, except Sections 9, 12.1, 12.2, and 19 hereof, shall terminate without further liability of Wesbanco and Wheeling to Weirton, or of Weirton to Wesbanco and Wheeling.
     12.3 Return of Documents in Event of Termination. In the event of termination of this Agreement for any reason, Wesbanco and Weirton shall each promptly deliver to the other all documents, work papers and other material obtained from each other relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, including information obtained pursuant to Section 9 hereof, and will take all practicable steps to have any information so obtained kept confidential, and thereafter, except for any breach of the continuing sections of the Agreement, each party shall be mutually released and discharged from liability to the other party or to any third parties hereunder, and no party shall be liable to any other party for any costs or expenses paid or incurred in connection herewith.

                          SECTION 13

             MEETING OF SHAREHOLDERS OF WEIRTON
             ----------------------------------

     13.1 Subject to receipt by Weirton of the fairness opinion described in Section 11.3(c) hereof, Weirton shall take all steps necessary to call and hold a special meeting of its shareholders, in accordance with applicable law and the Articles of Incorporation and Bylaws of Weirton as soon as practicable (considering the regulatory approvals required to be obtained) for the purpose of submitting this Agreement to its shareholders for their consideration and approval and will send to its shareholders for purposes of such meeting a Proxy Statement which will not contain any untrue statement of a material fact with respect to Weirton or omit to state a material fact with respect to Weirton required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading, and which otherwise materially complies as to form with all applicable laws, rules and regulations.
     13.2 It is understood that as an integral part of the transaction contemplated by this Agreement, Wesbanco shall file a Registration Statement with respect to the offering of its common shares to be issued in the Merger. The term "Registration Statement" as used in this Agreement includes all preliminary filings, post-effective amendments and any Proxy Statement of Weirton. Accordingly, Wesbanco and Weirton agree to assist and cooperate fully with each other in the preparation of the Registration Statement. Both Weirton and Wesbanco further agree to deliver to each other, both as of the Effective Date of the Registration Statement and as of the Closing, a letter, in form and substance satisfactory to the other party and its counsel, stating that, to the best of their knowledge and belief, all of the facts with respect to either Wesbanco or

Weirton, as the case
may be, set forth in the Registration Statement, are true and correct in all material respects, and that the Registration Statement does not omit any material fact necessary to make the facts stated therein with respect to such party not misleading in light of the circumstances under which they were made.


                          SECTION 14

                           BROKERS
                           -------

     Weirton represents and warrants to Wesbanco and Wesbanco represents and warrants to Weirton that no broker or finder has been employed, or is entitled to a fee, commission or other compensation, with respect to this Agreement or the transactions contemplated hereby, other than fees due from Weirton in payment for the rendered `Fairness Opinion'.


                         SECTION 15

                GOVERNING LAW; SUCCESSORS AND

            ASSIGNS; COUNTERPARTS; ENTIRE AGREEMENT
            ---------------------------------------

     This Agreement (a) shall be governed by and construed under and in accordance with the laws of the State of West Virginia; (b) shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, provided, however, that this Agreement may not be assigned by any party without the written consent of the other parties hereto; (c) may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective and binding as to Wesbanco, Wheeling and Weirton when one or more counterparts shall have been signed and delivered by Wesbanco, Wheeling and Weirton; and (d) embodies the entire Agreement and understanding of the parties with respect to the subject matter hereof; and (e) supersedes all prior agreements and understandings, written or oral, between Weirton and Wesbanco relating to the subject matter hereof.



                          SECTION 16

                      EFFECT OF CAPTIONS
                      ------------------

     The captions of this Agreement are included for convenience only and shall not in any way affect the interpretation or construction of any of the provisions hereof.


                         SECTION 17

                          NOTICES
                          -------

     Except as specifically provided in Section 7.20(d) hereof, any notices or other communication required or permitted
hereunder shall be sufficiently given if delivered personally or sent by first class, registered or certified mail postage
prepaid, with return receipt requested addressed as follows:
     To Weirton:
          Bank of Weirton
          333 Penco Road
          Weirton, WV 26062
          ATTENTION:  George M. Molnar, President
     With a copy to:
          Carl N. Frankovitch, Esq.
          337 Penco Road
          Weirton, WV  26062

     To Wesbanco:
          Wesbanco, Inc.
          One Bank Plaza
          Wheeling, WV  26003
          ATTENTION:  Edward M. George, President

     With a copy to:
          Phillips, Gardill, Kaiser & Altmeyer 61
          Fourteenth Street
          Wheeling, WV  26003
          ATTENTION:  James C. Gardill, Esq.

or such other addresses as shall be furnished in writing by either party to the other party. Any such notice or communication shall be deemed to have been given as of the date so mailed.


                          SECTION 18

                          AMENDMENTS
                          ----------

     Any of the terms or conditions of the Agreement may be waived at any time by the party which is, or the shareholders of which are, entitled to the benefit thereof, by action taken by the Board of Directors of such party, or any of such terms or conditions may be amended or modified in whole or in part at any time as follows. This Agreement may be amended in writing (signed by all parties hereto) before or after the meeting of Weirton shareholders at any time prior to the Closing Date with respect to any of the terms contained herein, provided, however, that if amended after such meeting of shareholders, the conversion ratio per share at which each share of common stock of Weirton shall be converted in the Merger and any other material terms of the Merger shall not be amended after the meeting of Weirton shareholders unless the amended terms are resubmitted to the shareholders for approval. Neither the Agreement nor any provisions hereof, may be changed, waived, discharged or terminated orally, or by the passage of time, except by a statement in writing signed by the party against which the enforcement of such change, waiver, discharge or termination is sought.

                          SECTION 19

                           EXPENSES
                           --------

     Each party to this Agreement shall pay its own legal and accounting fees and other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby.


                        SECTION 20

                      MISCELLANEOUS
                      -------------

     20.1 Publicity. The parties will not publicly release any information about the transactions contemplated hereby except as they may mutually agree or as may be required by law.
     20.2 Incorporation by Reference. Any and all schedules, exhibits, annexes, statements, reports, certificates or other documents or instruments referred to herein or attached hereto are incorporated herein by reference as though fully set forth at the point referred to in the Agreement.
     20.3 Material Adverse Change. In determining whether there has been a material adverse change for purposes of this Agreement, costs and expenses of the transactions contemplated hereby shall not be taken into account provided, however, that only the first $50,000 of such expenses shall be so excluded.
     20.4 Binding Date. This Agreement is effective and binding as to Wesbanco, Wheeling and Weirton upon the date first above written.

     IN WITNESS WHEREOF, Wesbanco, Wheeling and Weirton have each caused this Agreement to be executed on its behalf by its officers thereunto duly authorized all as of the day and year first above written.
                              WESBANCO, INC., a West Virginia
                              corporation



                                   By_____________________________
                                      Its ____________________
(SEAL)

ATTEST:

____________________________________
                        Secretary



                              BANK OF WEIRTON, a West Virginia
                              corporation



                              By___________________________________
                                   Its ______________________

(SEAL)



ATTEST:

____________________________________
                     Secretary

                              WESBANCO BANK WHEELING, a West
                              Virginia corporation

                              By______________________________
                                   Its _______________________
(SEAL)

ATTEST:

___________________________________
                     Secretary

                            EXHIBIT A
                            --------

                         AFFILIATE LETTER
                         ----------------

Wesbanco, Inc.
Bank Plaza
Wheeling, WV  26003

Gentlemen:

     Reference is made to the Agreement and Plan of Merger (the "Agreement"), dated as of the _____ day of ____________, 1996, by and between Wesbanco, Inc. ("Wesbanco") and Bank of Weirton ("Weirton") providing for the merger ("Merger") of Weirton with Wesbanco Bank Wheeling ("Wheeling"), a wholly owned subsidiary of Wesbanco, whereby Wesbanco shall acquire all of the outstanding common stock of Weirton through and as a result of such Merger in exchange for shares of the common stock of Wesbanco. The undersigned stockholder of Weirton has been identified as a person who may be an "Affiliate" of Weirton for purposes of Rule 145 of the Securities Act of 1933, as amended (the "Act"). As a result of the transactions contemplated by the Agreement, the undersigned stockholder will receive shares of Wesbanco stock. In consideration of the receipt of such shares, the undersigned stockholder warrants and covenants as follows:

          (1) Until the expiration of the limitation on the transfer as provided in Rule 145 of the shares of Wesbanco Common Stock received as a result of the Merger, the undersigned stockholder will not sell, transfer or assign, and Wesbanco shall not be required to give effect to any attempted sale, transfer or assignment, except pursuant to (i) a Registration Statement then in effect under the Act, (ii) a transaction permitted by Rule 145 as to which Wesbanco has received evidence of compliance with the provisions of Rule 145 reasonably satisfactory to it, or (iii) a transaction which, in the opinion of counsel or as described in a "no action" or interpretive letter from the staff of the Securities and Exchange Commission, in either case in form and substance reasonably satisfactory to Wesbanco, is exempt from or otherwise complies with the registration requirements of the Act.

          (2) Until the expiration of any limitation on the transfer of the Wesbanco Common Stock as provided in Rule 145(d), each certificate the undersigned receives for Wesbanco Common Stock as a result of the Merger may bear a restrictive legend in substantially the following form:

          "The shares represented by this certificate have been issued to the registered holder as a result of a transaction to which Rule 145 under the Securities Act of 1933 (the "Act") as amended, applies. The shares represented by this certificate may not be sold, transferred, or assigned, and the issuer shall not be required to give effect to any attempted sale, transfer or assignment, except pursuant to (i) the Registration Statement then in effect under the Act, (ii) a transaction permitted by said Rule 145 reasonably satisfactory to it, or (iii) a transaction which, in the opinion of counsel or as described in a `no action' or interpretive letter from the staff of the Securities and Exchange Commission, in each case satisfactory in form and substance to the issuer, is exempt from the registration requirements of the Act."

                              Very truly yours,
                              _____________________________________


ACCEPTED this _____ day of
_______________, 1996.

WESBANCO, INC.


By________________________
     Its________________

[TYPE] EX-3.1
[DESCRIPTION]  WESBANCO, INC.  S-4


                                              Exhibit 3.1
                                              -----------
Filing Fee:    $10.00
License Tax:   None

            RESTATED ARTICLES OF INCORPORATION
                           OF
                     WESBANCO, INC.

     Pursuant to the provisions of Section 33, Article 1, Chapter 31 of the Code of West Virginia, the undersigned corporation, pursuant to a resolution duly adopted by the Board of Directors, hereby adopts the following Restated Articles of Incorporation:
          I.   The name of the Corporation shall be
     Wesbanco, Inc.

          II.  The principal office of the Corporation
     shall be located at Bank Plaza, in the City of Wheeling, County of Ohio, State of West Virginia.
     The Corporation will have no chief works.

          III. The objects for which this Corporation is formed are as follows:

               (1)  To acquire, by purchase or otherwise,
          own, hold, sell, assign,
     exchange, transfer or in any manner
     dispose of, shares of the capital stock
     and other securities of, and bonds or
     other evidences of indebtedness created
     by, other corporations, and the rights,
     privileges, and property, tangible or
     intangible, of any person, firm,
     association or corporation; to pay for
     the same in cash or in stock of the
     Corporation, or in any other manner, or
     to acquire the stock of another
     corporation in exchange for stock of this Corporation; to exercise all rights and privileges inhering in or incidental to, any stock, securities or other property, tangible or intangible, held or owned by the Corporation; and to operate, conduct, manage and supervise and provide services and assistance to, any corporation, firm, or business that may be owned or controlled, directly or indirectly, by the Corporation, or in which the Corporation may have any interest of any kind whatsoever.
          (2)  To buy, sell, own, rent and
     lease all real estate, personal property and equipment necessary for, or appropriate to, the conduct of the business of the Corporation or the furtherance of any of its objects and activities.
          (3)  To borrow or raise money for
     the conduct of the business of the
     Corporation, and the accomplishment of
     its objectives and purposes, and from
     time to time, without limit as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures, and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment thereof and of the interest thereon by mortgage, pledge, conveyance or assignment in trust or otherwise of the whole or any part of the property and assets of the Corporation, and to sell, pledge, or otherwise dispose of such notes, bonds, and other obligations of the Corporation for its corporate purposes.
          (4)  To do and perform all acts and
     things which may be necessary for, or
     suitable to, the conduct of the business of the Corporation, and the accomplishment of its objects and purposes, or which shall be conducive to, or expedient for, the benefit or protection of the Corporation.
     IV.  The total number of shares of all
classes of capital stock which the Corporation shall have authority to issue shall be 26,000,000 shares, which shall be divided into 25,000,000 shares of common stock, of the par value of $2.0833 per share, and 1,000,000 shares of preferred stock, without par value.

         (1)  The designations, powers,
     rights and preferences, and the
     qualifications, limitations and
     restrictions, of the preferred stock shall be as fixed and determined, from time to time, by the Board of Directors, and the Board of Directors is authorized and empowered at any time, and from time to time, to direct and provide for the issuance of shares of preferred stock in one or more classes or series, with such voting powers, full or limited, but not to exceed one vote per share, or without voting power, and with such dividend rights, rates and conditions, and such designations, preferences and relative, participating, option or other special rights, and qualifications, limitations or restrictions thereof, as shall be fixed and determined, by the Board of Directors, by resolution or resolutions duly adopted.

     V.   The existence of this Corporation shall
be perpetual.

     VI.  No holder of any share or shares of the
capital stock of any class of the Corporation shall have any preemptive right to subscribe to any shares or additional issues of any class of stock of the Corporation, or to any obligations convertible into stock of the Corporation, other than such as the Board of Directors, in its judgment and discretion, from time to time, may determine.

     VII. Beginning with the annual meeting of the stockholders to be held on the 4th Wednesday of March, 1981, the Board of Directors shall be divided into three classes, as nearly equal in number as the total number of Directors to be elected will permit, with the term of office of one class expiring at the termination of each of the next three succeeding years. The term of office of the members of the first class to be elected at the said meeting shall expire at the annual meeting of the stockholders to be held in 1982. The term of office of the members of the second class to be elected at the said meeting shall expire at the annual meeting of the stockholders to be held in 1983, and the term of office of the members of the third class to be elected at the said meeting shall expire at the annual meeting of the stockholders to be held in 1984. At the annual meeting of the stockholders in the year 1982, and at each annual stockholders meeting thereafter, the successors of the members of the class of Directors whose term expires at each such meeting shall be elected to serve for a term of three years.

          VIII. The affirmative vote of the holders of not less than 75 percent of the outstanding shares of the voting stock of the Corporation shall be required to amend, alter, change, or repeal Section VII and this section, being
     Section VIII, of these Articles of Incorporation.
     The foregoing Restated Articles of Incorporation correctly set forth without change the corresponding provisions of the Articles of Incorporation as heretofore amended, and supersede the original Articles of Incorporation and all amendments thereto.
     IN WITNESS WHEREOF, WESBANCO, INC. has caused this Certificate to be signed by Edward M. George, its President, and attested by Shirley A. Bucan, its Secretary, this ____ day of _________________, 1995.
                              WESBANCO, INC.

                              By_______________________________________
                                             Its President
                                  And
                                _______________________________________
                                             Its Secretary


(CORPORATE SEAL)

STATE OF WEST VIRGINIA,
COUNTY OF OHIO, TO-WIT:
     The foregoing instrument was acknowledged before me this _____ day of ____________, 1995, by Edward M. George, President of WESBANCO, INC., a West Virginia corporation, on behalf of the corporation.

                               _________________________________________
                                               Notary Public
My commission expires:
___________________




STATE OF WEST VIRGINIA,
COUNTY OF OHIO, TO-WIT:
     The foregoing instrument was acknowledged before me this ______ day of ______________, 1995, by Shirley A. Bucan,
Secretary of WESBANCO, INC., a West Virginia corporation, on behalf of the corporation.

                              _________________________________________
                                            Notary Public


My commission expires:

____________________












This Restated Articles of Incorporation of Wesbanco, Inc. was prepared by James C. Gardill, Esq., PHILLIPS, GARDILL, KAISER &
ALTMEYER, 61-14th Street, Wheeling, WV, 26003.

                   ARTICLES OF AMENDMENT TO THE
           ARTICLES OF INCORPORATION OF WESBANCO, INC.
           -------------------------------------------

     Wesbanco, Inc., a corporation, organized and existing under the laws of the State of West Virginia (hereinafter referred to as "Wesbanco"), in accordance with the provisions of W.Va. Code Annot. 31-1-83, does hereby certify as follows:
          (1)  The Articles of Incorporation, as
      amended, of the corporation (the "Articles of Incorporation") fix the total number of shares of all classes of capital stock which the corporation shall have the authority to issue at Twenty-six
     Million (26,000,000) shares, of which One Million (1,000,000) shares shall be shares of preferred stock, without a stated par value, and Twenty-five
     Million (25,000,000) shares shall be shares of common stock, par value $2.0833 per share.
          (2) The Articles of Incorporation expressly grant to the Board of Directors of the corporation authority to provide for the issuance of preferred stock in one or more classes or series, with such voting powers, full or limited, but not to exceed one vote per share, or without voting power, and with such dividend rights, rates and conditions, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed by resolution or resolutions providing for the issuance of such stock adopted by the Board of Directors of the corporation.

          (3) Pursuant to the authority conferred upon the Board of Directors by the Articles of Incorporation, the Board of Directors, by action duly taken on February 17, 1994, adopted a resolution providing for the issuance of preferred stock to be designated as "Series A 8% Cumulative Preferred Stock", which was issued in exchange for all of the outstanding First Fidelity Bancorp, Inc. Series A 8%
     Cumulative Preferred Stock in accordance with the provisions of that certain Agreement and Plan of Merger dated August
     26, 1993, by and between said corporations, and a Certificate of Designation, Preferences and Rights of Series A 8% Cumulative Preferred Stock of Wesbanco was issued in the form of a Certificate of Amendment to the Articles of Incorporation issued by the Secretary of State of the State of West Virginia on February 28, 1994.
          (4) Pursuant to the authority conferred upon the Board of Directors by said form of Certificate of Designation, Preferences and Rights of Series A 8% Cumulative Preferred
     Stock of Wesbanco, the Board of Directors of Wesbanco on October 19, 1995, approved resolutions calling for the redemption of the Wesbanco Series A 8% Cumulative Preferred
     Stock on November 15, 1995, and accordingly, effective as of November 15, 1995, said Wesbanco Series A 8% Cumulative
     Preferred Stock is hereby deemed to be redeemed and as of such date, all rights of the holders thereof as shareholders of the corporation shall cease and terminate, and such shares shall be deemed to return to the status of authorized but unissued shares of preferred stock undifferentiated as to series and available for issuance as provided in Article
     IV of the corporation's Articles of Incorporation.
     IN WITNESS WHEREOF, WESBANCO, INC. has caused this
Certificate to be signed by Edward M. George, its President, and attested by Shirley A. Bucan, its Secretary, this ____ day of November, 1995.
                              WESBANCO, INC.
                              By_______________________________________
                                                 Its President

                              And_______________________________________
                                                 Its Secretary

(CORPORATE SEAL)

STATE OF WEST VIRGINIA,
COUNTY OF OHIO, TO-WIT:
     The foregoing instrument was acknowledged before me this _______ day of ______________, 1995, by Edward M. George,
President of WESBANCO, INC., a West Virginia corporation, on behalf of the corporation.

                                    _________________________________________
                                             Notary Public

My commission expires:

____________________




STATE OF WEST VIRGINIA,
COUNTY OF OHIO, TO-WIT:
     The foregoing instrument was acknowledged before me this _____ day of ______________, 1995, by Shirley A. Bucan, Secretary of WESBANCO, INC., a West Virginia corporation, on behalf of the corporation.

                                     _________________________________________
                                             Notary Public

My commission expires:

____________________

  These Articles of Amendment to the Articles of Incorporation of Wesbanco, Inc. were prepared by James C. Gardill, Esq., PHILLIPS,
GARDILL, KAISER & ALTMEYER, 61-14th Street, Wheeling, WV, 26003.

[TYPE]  EX-5
[DESCRIPTION]  WESBANCO, INC.  S-4


                                               Exhibit 5
                                               ---------

                           May 8, 1996




Wesbanco, Inc.
One Bank Plaza
Wheeling, WV 26003

           RE:  Proposed Acquisition of Bank of Weirton

Gentlemen:

     In connection with the Registration of the Common Stock of Wesbanco, Inc. (hereinafter "Wesbanco") under the provisions of the Securities Act of 1933, you have requested our opinion regarding the legality of the securities of Wesbanco to be issued as a result of the Agreement and Plan of Merger by and between Wesbanco, Bank of Weirton and Wesbanco Bank Wheeling, dated February 8, 1996 (hereinafter "Agreement").

      In conjunction with this opinion, we have examined such corporate records of Wesbanco, the Agreement, and such other agreements and instruments, certificates of public officials, certificates of officers and representatives of Wesbanco, and other documents, as we have deemed necessary for purposes of issuing the opinion hereinafter expressed. All legal proceedings taken thus far in connection with the issuance of these shares have been in form and substance satisfactory to us.
     It is our opinion that Wesbanco is duly organized and validly existing under the laws of the State of West Virginia as a bank holding company and that, when the exchange of stock is completed as contemplated in the foregoing Agreement, and the effectiveness of the Registration Statement to be filed with regard thereto is confirmed by the Securities & Exchange Commission, the securities being registered will be legally issued, fully paid and nonassessable under the laws of the State of West Virginia and of the United States.
     We hereby consent to the inclusion of this opinion as an exhibit to the above-mentioned Registration Statement and to the reference to this firm and its opinions included in the Registration Statement.
                              Yours very truly,
                              PHILLIPS, GARDILL, KAISER & ALTMEYER


                                By

JCG/mmr

[TYPE]  EX-10.1
[DESCRIPTION]  WESBANCO, INC.  S-4

                                                Exhibit 10.1
                                                ------------

                     STOCKHOLDER AGREEMENT
                     ---------------------

     STOCKHOLDER AGREEMENT, dated as of February 8, 1996, by and among WESBANCO, INC. (the "Acquiror"), a West Virginia corporation, and certain stockholders of BANK OF WEIRTON (the "Company"), a West
Virginia banking corporation, named on Schedule A attached hereto
(collectively the "Stockholders").

     WITNESSETH: that for and in consideration of the mutual promises and covenants hereinafter contained, the parties hereto do hereby agree as follows:

     WHEREAS, the Acquiror and the Company have entered into an Agreement and Plan of Merger, dated as of the date hereof (the "Agreement"), which is being executed simultaneously with the execution of this Stockholder Agreement and provides for, among other things, the merger of the Company with and into an affiliate bank of the Acquiror (the "Merger"); and

     WHEREAS, in order to induce the Acquiror to enter into the Agreement, each of the Stockholders agrees to, among other things, vote in favor of the Agreement in their capacities as stockholders of the Company;

     NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements set forth herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. Ownership of Company Common Stock. Each Stockholder represents and warrants that the Stockholder has or shares the right to vote and dispose of the number of shares of common stock of the Company, par value $100.00 per share ("Company Common Stock"), set forth opposite such Stockholder's name on Schedule A attached hereto.

     2. Agreements of the Stockholders. Each Stockholder covenants and agrees that:
              (a)   such Stockholder shall, at any meeting
     of the Company's stockholders called for the purpose, vote, or cause to be voted, all shares of Company Common Stock in which such stockholder has the right to vote (whether owned as of the date hereof or hereafter acquired) in favor of the Agreement and against any plan or proposal pursuant to which the Company is to be acquired by or merged with, or pursuant to which the Company proposes to sell all or substantially all of its assets and liabilities to, any person, entity or group (other than the Acquiror or any affiliate thereof);

              (b)   except as otherwise expressly
     permitted hereby, such Stockholder shall not, prior to the meeting of the Company's stockholders referred to in Section 2(a) hereof or the earlier termination of the Agreement in accordance with its terms, sell, pledge, transfer or otherwise dispose of the Stockholder's shares of Company Common Stock;

              (c)   such Stockholder shall not in his
     capacity as a stockholder of the Company directly or indirectly encourage or solicit or hold discussions or negotiations with, or provide any information to, any person, entity or group (other than the Acquiror or an affiliate thereof) concerning any merger, sale of substantial assets or liabilities not in the ordinary course of business, sale of shares of capital stock or similar transactions involving the Company or any subsidiary of the Company (provided that nothing herein shall be deemed to affect the ability of any Stockholder to fulfill his duties as a director or officer of the Company); and

              (d)   such Stockholder shall use his best
     efforts to take or cause to be taken all action, and to do or cause to be done all things, necessary, proper or advisable under applicable laws and regulations to consummate and make effective the agreements contemplated by this Stockholder
     Agreement.

     3. Successors and Assigns. A Stockholder may sell, pledge, transfer or otherwise dispose of his shares of Company Common Stock, provided that such Stockholder obtains the prior written consent of the Acquiror and that any acquiror of such Company Common Stock agree in writing to be bound by the terms of this Stockholder Agreement.

     4. Termination. The parties agree and intend that this Stockholder Agreement be a valid and binding agreement enforceable against the parties hereto and that damages and other remedies at law for the breach of this Stockholder Agreement are inadequate. This Stockholder Agreement may be terminated at any time prior to the consummation of the Merger by mutual written consent of the parties hereto and shall be automatically terminated in the event that the Agreement is terminated in accordance with its terms.

     5. Notices. Notices may be provided to the Acquiror and the Stockholders in the manner specified in Section 17 of the Agreement, with all notices to the Stockholders being provided to them at the Company in the manner specified in such section.
     6. Governing Law. This Stockholder Agreement shall be governed by the laws of the State of West Virginia without giving effect to the principles of conflicts of laws thereof.
       7. Counterparts. This Stockholder Agreement may be executed in one or more counterparts, all of which shall be considered one and the same and each of which shall be deemed an original.

     8. Headings and Gender. The Section headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Stockholder Agreement.
Use of the masculine gender herein shall be considered to represent the masculine, feminine or neuter gender whenever appropriate.

      IN WITNESS WHEREOF, the Acquiror, by a duly authorized officer, and each of the Stockholders have caused this Stockholder Agreement to be executed as of the day and year first above written.

                              WESBANCO, INC.
                              By /s/ Edward M. George
                                     Its President & CEO
                              /s/ George M. Molnar
                              GEORGE M. MOLNAR

                              /s/ C. R. Cattrell
                              C. R. CATTRELL

                              /s/ R. Peterson Chalfant
                              R. PETERSON CHALFANT

                              /s/ Donald R. Donell
                              DONALD R. DONELL

                              /s/ Carl Frankovitch
                              CARL FRANKOVITCH

                              /s/ James White, Jr.
                              JAMES WHITE, JR.

                              /s/ James Thompson
                              JAMES THOMPSON

                                SCHEDULE A
                                ----------
               NUMBER OF SHARES OF COMPANY COMMON STOCK
               ----------------------------------------

     NAME OF STOCKHOLDER                      BENEFICIALLY OWNED
     -------------------                   -----------------------
     George A. Molnar                                  400
     C. R. Cattrell                                     70
     R. Peterson Chalfant                               35
     Donald R. Donell                                  320
     Carl Frankovitch                                  209
     James White, Jr.                                   30
     James G. Thompson                                   8

(1) Does not include shares held in a fiduciary capacity by the Bank, or by any of such shareholders.
(2) Information is presented as of December 31, 1995 and is subject to update.

[TYPE]  EX-10.2
[DESCRIPTION]  WESBANCO, INC.  S-4

                                                   Exhibit 10.2
                                                   ------------

THE RESTATED WESBANCO, INC. AND WESBANCO AFFILIATE BANKS DIRECTORS

               DEFERRED COMPENSATION PLAN
               --------------------------

     Section 1 - THE PLAN. Wesbanco, Inc. hereby establishes a deferred compensation plan to be known and described as "Wesbanco, Inc. and Wesbanco Affiliate Banks Directors Deferred Compensation Plan". The Plan is an unfunded deferred compensation plan and it is the intention of the parties that the arrangements herein set forth be unfunded for tax purposes and for purposes of Title I of ERISA. Amounts deferred pursuant to the Plan shall remain unrestricted assets, at all times, of the Corporation. Participants in the Plan have the status of general unsecured creditors of the Corporation and the Plan constitutes a mere promise by the Corporation to make benefit payments in the future.
        Section 2 - DEFINITIONS. As used herein, the terms hereinafter set forth shall be construed as follows:
          (a) The term "Plan" shall mean the Wesbanco, Inc. and Wesbanco Affiliate Banks Directors Deferred Compensation Plan.
          (b) The term "Corporation" shall mean Wesbanco, Inc., and each wholly owned subsidiary of Wesbanco, Inc. which adopts the Plan on behalf of its Directors and establishes accounts for the benefit of such Directors.
          (c) The term "Board of Directors" and the term "Board" shall mean the Board of Directors of the Corporation (exclusive of Honorary Directors).
          (d) The term "Director" shall mean a duly elected member of the Board of Directors.
          (e) The term "account" shall mean a deferred compensation account established under and pursuant to the Plan.
          (f) The term "fees" shall include all compensation, as fixed and determined by the Board of Directors, which is payable to a member of the

     Board for attendance at meetings,
     whether regular or special, of the Board of Directors, the Executive Committee, and all other Committees which have been established, or in the future may be established, by the Board of Directors.
          (g) The term "Trust" shall mean the Wesbanco, Inc. and Wesbanco Affiliate Banks Directors Deferred Compensation Plan Trust. Such Trust and the assets held by the Trust to assist the Corporation in meeting its obligations under the Plan shall conform to the terms of the model trust as described in Revenue Procedure 92-64, 1992-2 C.B. 422.
          (h) The term "Unforeseeable Emergency" shall mean an unanticipated emergency that is caused by an event beyond the control of the participant or beneficiary and that would result in severe financial hardship to the individual if early withdrawal were not permitted.
     Section 3 - ELIGIBILITY TO PARTICIPATE. The right to participate in the Plan shall be limited to members of the Board of Directors.
     Section 4 - ELECTION TO PARTICIPATE. Any member of the Board of Directors who desires to participate in the Plan may elect for any year, on or before the 31st day of December of the preceding year, to defer all or a specified part of the fees which thereafter shall be payable to him for services in the succeeding year. Additionally, such an election may be made at any time within thirty (30) days following the date on which a person is elected to the Board of Directors if such person was not a member of the Board on the preceding December 31st, provided that such election shall apply only for fees earned for services performed subsequent to the election for such calendar year. A Director may also make such an election within thirty
(30) days following adoption of the Plan by such subsidiary of Wesbanco, Inc. which had not previously participated in the Plan, provided that such election shall apply only for fees earned for services performed subsequent to the election for such calendar year.

     Section 5 - MANNER OF MAKING ELECTION. An election to participate in the Plan shall be made by written notice, on such form as may be prescribed by the Corporation, which shall be signed by the electing Director and filed with the Corporation.
     Section 6 - ACCOUNTING AND ADMINISTRATION.  The
Corporation, and each adopting subsidiary thereof, shall establish and maintain on its books a deferred compensation account for, and in the name of, each Director who elects to participate in the Plan, each such account to be known and designated as "The Deferred Compensation Account of ___________________," and shall credit to each such account all fees that are payable, and otherwise should be paid directly, to the Director in whose name the account is established. Each such credit shall be entered in the account as of the date on which the fee represented thereby is payable.
     Section 7 - INTEREST. Interest shall be credited to each account, during the period that the person in whose name such account is carried is a member of the Board of Directors, at the rate from time to time determined by Wesbanco Bank Wheeling (or other adopting subsidiary) for, and payable on, funds on deposit in the Money Market Accounts maintained by the bank. Interest computation shall be made, and the amount of each computation entered in the account as a credit, on the same dates that interest is computed by the bank on the aforesaid Money Market Accounts.
     Section 8 - WESBANCO COMMON STOCK.  Alternatively, a
Director may elect to designate that such account be deemed to be invested in Wesbanco Common Stock. Such election may be made as to all or part of such credits and may be made for existing account balances. In the event such an election is made, such designated account balances or credits shall be deemed to be invested in such common stock and the electing Director's account shall be credited with such shares and the subsequent dividends reinvested therein as if they had been so invested from the date of such election.
     Section 9 - TERMINATION OF ELECTION TO PARTICIPATE. An election to defer fees pursuant to the Plan may be terminated as of the 1st day of any month by written notice, signed by the participating Director, delivered to the Corporation not less than thirty (30) days prior to the date on which such termination is to become effective. In the absence of such termination, an election shall remain in effect as long as the participating Director continues to be a member of the Board of Directors of the Corporation.
     Section 10 - PAYMENT OF DEFERRED COMPENSATION. No payments shall be made from any account as long as the Director in whose name such account has been established continues to be a member of the Board of Directors provided, however, that in the event of an Unforeseeable Emergency, benefits may be payable, upon approval of the Corporation, without termination of Board membership, but only to the extent necessary to meet the emergency. When a participating Director ceases to be a member of the Board, the Corporation shall pay to him, in equal annual installments, or at his irrevocable election, in one lump sum, the aggregate cash account amount or securities deemed held therein, standing to his credit in the account maintained for his benefit as of the close of business on the date of the termination of his membership on the Board, with interest thereon, until paid in full, at the rate payable on Wesbanco Bank Wheeling (or other adopting subsidiary) Money Market Accounts for cash accounts Such annual installments, together with interest as above provided, shall be paid over a period of years, with a maximum of ten years, that shall equal in number the number of full calendar years that such Director was a participant in the Plan. The first of such installments (or the lump sum distribution) shall be due and payable on the 2nd day of the calendar year immediately following the year in which the participating Director ceases to be a member of the Board, and the remaining installments shall be due and payable on the 2nd day of January in each succeeding calendar year during the period that such installments are to be paid. In the event a participating Director has elected to deem to invest part or all of his account balance or credits in Wesbanco Common Stock pursuant to Section 8 hereof, the Corporation shall delay any plan distribution to such Director for a period of six months from the date such Director ceases to be a member of the Board of Directors or such lesser period as may be necessary to comply with the provisions of Section 16b of the Securities Exchange Act of 1934 or the rules promulgated by the Securities and Exchange Commission under Section 16b.
     Section 11 - DEATH OF PARTICIPATING DIRECTOR. In the event of the death of a participating Director prior to the receipt in full of all funds or common stock credited to his account, the aggregate amount so credited, as of the close of business on the date of such Director's death, shall be paid, by the Corporation, in one sum, or distributed by the Corporation in the event of common stock, to such Directors' surviving spouse, or, if there be no surviving spouse, to the estate of such Director; provided, that in the event a participating Director has elected to deem to invest part or all of his account balance or credits in Wesbanco Common Stock pursuant to Section 8 hereof, the Corporation shall delay any plan distribution from such account to such surviving spouse or such estate, as the case may be, for a period of six months from the date of such Director's death or such lesser period as necessary to comply with the provisions of Section 16b of the Securities Exchange Act of 1934 or the rules promulgated by the Securities and Exchange Commission under Section 16b.
     SECTION 12 - OPTIONAL METHODS OF PAYMENT. In lieu of an installment payment pursuant to Section 10, or in lieu of a lump sum payment pursuant to Section 11, a participating Director shall have the right, by instrument in writing filed with the Corporation, to select an optional method of payment:
          (a) Payment in one sum to such person, or in specified shares to such persons, as such Director shall designate; or
          (b) Payment in annual installments (if the amount to be distributed is not less than $1,000 or consisting of stock with a fair market value of at least $1,000), with interest on the deferred cash portion until paid in full at the rate payable on Wesbanco Bank Wheeling (or other adopting subsidiary)
     Money Market Accounts, to such person as such Director shall designate, as follows:

                              5

               (i)  If death occurs while such
          Director is a member of the Board, payment in annual installments, with a maximum of 10, over a period of years that shall equal the number of full calendar years that such Director was a participant in the Plan. The first of such installments shall be due and payable on the 2nd day of January in the year immediately following the year of death, and the remaining installments shall be due and payable on the 2nd day of January in each of the succeeding years during the said period.
               (ii)  If death occurs subsequent to the
          termination of such Director's membership on the Board, and after the payment to such Director of one or more of the annual installments provided in Section 10 hereof, payment of the remaining annual installments to such designated beneficiary.
     A participating Director must elect either of the foregoing options at such time as the deferral election is made pursuant to
Section 4 of the Plan. Such election must be made by instrument in writing filed with the Corporation and upon such filing shall be irrevocable. In the event a Director fails to make a timely election, the benefits under this Plan shall be distributed in annual installments if paid pursuant to Section 10, or in a lump sum if paid pursuant to Section 11.
       Section 13 - DEATH OF BENEFICIARY OF PARTICIPATING DIRECTOR. In the event that any person who is designated as a beneficiary of a participating Director, pursuant to Section 11 hereof, should predecease such Director, the designation of such person as a beneficiary shall be rendered completely inoperative, and of no force or effect whatsoever. In the event that any such person should survive such participating Director but should die before the receipt of all funds payable to such person pursuant to the election by the said Director of the option set forth in
Section 12(b) hereof, the balance of such funds shall be paid to the estate of such person.

     Section 14 - FUNDS AND INTEREST NONASSIGNABLE. Benefits payable to Plan participants and their beneficiaries under this Plan may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered, or subjected to attachment, garnishment, levy, execution or other legal or equitable process.
     Section 15 - PAYMENT TO MINOR BENEFICIARIES. In the event that any person designated as a beneficiary by a participating Director is a minor, the Corporation may make payment of any funds or common stock to which such minor is entitled hereunder by making such payment to such minor, or to the parent, guardian, or person having custody of, such minor, and the receipt of such parent, guardian or other person shall be a full and sufficient discharge to the Corporation for such payment.
     Section 16 - AMENDMENT, MODIFICATION OR TERMINATION OF
PLAN. The Plan, as hereinabove set forth, may be amended, modified, or terminated, at any time, by the Board of Directors of the Corporation; provided, however, that any such amendment, modification, or termination shall be prospective only in its operation and effect, and shall not affect or prejudice the rights and interests of any participating Director, or other person, as fixed and determined prior to the adoption thereof.
In the event the Plan is terminated, any amounts credited to the participant's account shall be distributed in accordance with the provisions of the Plan.
     Section 17 - EFFECTIVE DATE. The effective date of this Plan, which is a successor to the previously adopted Wesbanco, Inc. Directors Deferred Compensation Plan and Wesbanco Bank Wheeling (formerly Wheeling Dollar Savings & Trust Co.) Directors Deferred Compensation Plan, and into which these prior Plans shall be merged, is December 15, 1994, subject to obtaining a favorable ruling from the Internal Revenue Service for such new plan.
                              WESBANCO, INC.

                              By_______________________________
                              Its_______________________

[TYPE]  EX-12.1
[DESCRIPTION]  WESBANCO, INC.  S-4

                                                        Exhibit 12.1
                                                        ------------

                              Computation of Ratio of
                             Earnings to Fixed Charges
                           (Dollar amounts in thousands)
                                     (Unaudited)
WEIRTON
- -------
                             For the three
                              months ended           For the years ended
                               March 31,                   December 31,
                            ---------------     ----------------------------
                             1996    1995        1995      1994      1993
                             ----    ----        ----      ----      ----
Net Income                   $468    $528       $2,115    $2,195    $1,876

Provision for income taxes    178     129          476       503       484
                             ----    ----        -----     -----     -----
Earnings before provision
  for income taxes            646     657        2,591     2,698     2,360
                             ----    ----        -----     -----     -----
Ratio of pretax income to
  net income (x's)           1.38    1.24         1.23      1.23      1.26
                             ====    ====         ====      ====      ====



PRO FORMA COMBINED
- ------------------
                             For the three
                             months ended           For the years ended
                               March 31,                December 31,
                            ---------------   ------------------------------
                             1996     1995       1995      1994      1993
                             ----     ----       ----      ----      ----
Net Income                  $5,373   $5,186    $20,304   $17,892   $19,718
Provision for income taxes   2,366    2,092      7,656     6,283     7,071
                             -----    -----     ------    ------    ------
Earnings before provision
  for income taxes           7,739    7,278     27,960    24,175    26,789
                             -----    -----     ------    ------    ------
Preferred stock dividend
  requirements                   0       46        164       183       184

Ratio of pretax income to
  net income (x's)            1.44     1.40       1.38      1.35      1.36
                             -----    -----      -----     -----     -----
Preferred dividend factor       $0      $65       $226      $247      $250

Ratio of earnings to
  preferred dividends (x's)    0.0     12.7      123.8      97.8     107.2
                             =====    =====      =====     =====     =====

[TYPE]  EX-21
[DESCRIPTION]  WESBANCO, INC.  S-4


                                                  EXHIBIT 21
                     WESBANCO SUBSIDIARIES        ----------
                     ---------------------


Wesbanco, Inc.
     Wesbanco Properties, Inc. (non-bank)
     Wesbanco Mortgage Company (non-bank)
     Wesbanco Bank Wheeling
          McLure Hotel, Inc. (non-bank)
     Wesbanco Bank Kingwood, Inc.
     Wesbanco Bank South Hills
     FFB Corporation
          Wesbanco Bank Fairmont, Inc.
     Wesbanco Bank Barnesville
     Wesbanco Bank Parkersburg

[TYPE]  EX-23.1
[DESCRIPTION]  WESBANCO, iNC.  S-4


                                                  Exhibit 23.1
            CONSENT OF INDEPENDENT ACCOUNTANTS    ------------
            ----------------------------------


     We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 of WesBanco, Inc. of our report dated January 25, 1996, except as to Note 19, which is as of February 9, 1996 which appears on page 24 of WesBanco, Inc.'s 1995 Annual Report to Shareholders, which is incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1995. We also consent to the reference to us under the heading "Experts" in such Prospectus.

Price Waterhouse LLP
Pittsburgh, Pennsylvania
May 10, 1996

[TYPE]  EX-23.2
[DESCRIPTION]  WESBANCO, INC.  S-4


                                                  EXHIBIT 23.2
                                                  ------------

           CONSENT OF PHILLIPS, GARDILL, KAISER & ALTMEYER
           -----------------------------------------------

     We hereby consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement on Form S-4 of Wesbanco, Inc.

                              PHILLIPS, GARDILL, KAISER & ALTMEYER



                                By

May 8, 1996

[TYPE]  EX-23.3
<DESCRPTION>  WESBANCO, iNC.  S-4

                                                  EXHIBIT 23.3
                                                  ------------




                  CONSENT OF FRANKOVITCH & ANETAKIS
                  ---------------------------------



     We hereby consent to the reference to our firm under the

caption "Legal Matters" in the Registration Statement on Form S-4

of Wesbanco, Inc.

                              FRANKOVITCH & ANETAKIS





                                By

May 8, 1996

[TYPE]  EX-23.5
[DESCRIPTION]  WESBANCO, INC.  S-4


                                                      Exhibit 23.5
                                                      ------------



        CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
        ---------------------------------------------------


     We have issued our report dated April 11, 1996, accompanying the 1995 financial statements of Bank of Weirton contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned reports in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts".


                              /s/ GRANT THORNTON LLP
Pittsburgh, Pennsylvania
May 13, 1996

[TYPE]  EX-99.1
[DESCRIPTION]  WESBANCO, INC.  S-4

                                             Exhibit 99.1
                                             ------------
                                             Form of Proxy Card

                       BANK OF WEIRTON
                        333 PENCO ROAD
                WEIRTON, WEST VIRGINIA 26062

    Proxy for Special Meeting of Shareholders on August ____, 1996
     This Proxy is Solicited on Behalf of the Board of Directors

     The undersigned hereby appoints George M. Molnar and James G. Thompson and each of them, as proxies, with the power of substitution, and hereby authorizes either of them to represent and to vote, as designated below, all of the shares of common stock, par value $100.00 per share of Bank of Weirton ("Weirton"), that the undersigned is entitled to vote at the Special Meeting of Shareholders of Weirton (the "Special Meeting") to be held in the 2nd Floor Board Room of Weirton, 333 Penco Road, Weirton, West Virginia, 26062, on August ___, 1996, at 4:00 p.m., local time or any adjournment or postponement thereof as follows:

     Proposal to approve and adopt the Agreement and Plan of Merger, dated as of February 8, 1996, between Weirton, Wesbanco,
Inc. and Wesbanco Bank Wheeling.

          FOR ___          AGAINST ___         ABSTAIN ___

     In their discretion the proxies are authorized to vote upon such other business as may properly come before the Special
Meeting.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no directions are specified, this Proxy will be voted FOR the Proposal set forth above.

                               DATED_______________________

                               _________________________________________
                                            SIGNATURE

                               _________________________________________
                                            SIGNATURE

                              Please sign exactly as name or names
                              appear hereon. When signing as attorney, hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Please complete, date, sign and mail this Proxy in the enclosed postage prepaid envelope.